                                  SCHEDULE 14A

                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.   )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:


[ ]  Preliminary proxy statement.               [ ]  Confidential, for use of the Commission
                                                only (as permitted by Rule 14a-6(e)(2)).
[X]  Definitive proxy statement.
[ ]  Definitive additional materials.
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-2.


                          BURLINGTON RESOURCES INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        Common shares of Poco Petroleums Ltd.
        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:


        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):





        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:


        ------------------------------------------------------------------------

     (5)  Total fee paid:


        ------------------------------------------------------------------------


[X]  Fee paid previously with preliminary materials.


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

BURLINGTON RESOURCES LOGO                                              POCO LOGO
------------------------------------------

                  NOTICE OF SPECIAL MEETING OF STOCKHOLDERS OF
                           BURLINGTON RESOURCES INC.

                          TO BE HELD NOVEMBER 18, 1999


                                   -- AND --

                     JOINT MANAGEMENT INFORMATION CIRCULAR
                              AND PROXY STATEMENT
                    WITH RESPECT TO AN ARRANGEMENT INVOLVING

                           BURLINGTON RESOURCES INC.

                                   -- AND --

                              POCO PETROLEUMS LTD.


                                October 13, 1999

                              BURLINGTON RESOURCES
             ------------------------------------------------------


                                                                October 13, 1999


Dear Fellow Shareholder:

     We invite you to participate in a special meeting of the shareholders of Burlington Resources Inc.

     On August 16, 1999, BR agreed to acquire Poco Petroleums Ltd., one of Canada's premier independent oil and gas exploration and production companies. The purpose of the special meeting is for BR shareholders to approve the issuance of BR common stock in connection with the transaction. THE BR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THIS PROPOSAL.

     We believe that the acquisition of Poco is an important step towards accomplishing our fundamental objective of building long-term shareholder value. The transaction will establish a major presence for us in western Canada, a region that has emerged as one of the most promising areas for natural gas exploration and production in North America. Moreover, we believe the acquisition will further strengthen our leadership position among independent exploration and production companies worldwide and that the combined company will be able to create substantially more shareholder value than could be achieved by the companies individually.

     The agreement between BR and Poco contemplates that Poco shareholders will exchange each of their Poco shares for 0.25 of an exchangeable share of Burlington Resources Canada Inc., a Canadian subsidiary of BR. Each exchangeable share will have economic and voting rights equivalent to one share of BR common stock and may be exchanged for one share of BR common stock at any time. Upon completion of the transaction, former Poco shareholders will effectively own approximately 18% of the outstanding BR common stock.


     The transaction also requires approval by the shareholders of Poco. Each company has scheduled a special shareholders' meeting on November 18, 1999. We invite you to attend our meeting, details of which are included in the enclosed Notice of the Meeting. REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER YOU PLAN TO ATTEND THE MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED. VOTING INSTRUCTIONS ARE INCLUDED IN THIS BOOKLET.


     This booklet also contains detailed information about the proposed transaction, including a discussion of the benefits of the transaction to BR. We encourage you to read this material carefully.

     On behalf of your Board of Directors, I thank you for your support and urge you to vote FOR approval of the stock issuance.

Sincerely,

/s/ Bobby Shackouls

Bobby S. Shackouls

Chairman of the Board, President and Chief Executive Officer



                                                   Mailing Date October 15, 1999

                           BURLINGTON RESOURCES INC.

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                          To be Held November 18, 1999


TO THE STOCKHOLDERS:


     A Special Meeting of Stockholders of Burlington Resources Inc. will be held on Thursday, November 18, 1999 at 10:00 a.m. (Houston time) in the Ambassador Room, The Luxury Collection Hotel, 1919 Briar Oaks Lane, Houston, Texas, for the following purposes:


     1. To approve the issuance of shares of Burlington Resources Inc. common stock, par value $.01 per share, in connection with the acquisition of Poco Petroleums Ltd.; and

     2. To transact any other business which may be properly brought before the meeting.


     Only stockholders of record at the close of business on October 13, 1999 are entitled to notice of, and to vote at, the meeting and any adjournment thereof.


     YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE PROMPTLY, OR AUTHORIZE THE INDIVIDUALS NAMED ON YOUR PROXY CARD TO VOTE YOUR SHARES BY CALLING THE TOLL-FREE TELEPHONE NUMBER OR USING THE INTERNET AS DESCRIBED IN THE INSTRUCTIONS INCLUDED WITH YOUR PROXY CARD.

                                          By Order of the Board of Directors,

                                          /s/ Wendi S. Zerwas
                                          Wendi S. Zerwas
                                          Corporate Secretary


October 13, 1999

                               TABLE OF CONTENTS

CHAPTER ONE -- THE TRANSACTION..............................    1
  QUESTIONS AND ANSWERS ABOUT THE TRANSACTION...............    1
  SUMMARY...................................................    4
     The Companies..........................................    4
     The Combined Company...................................    4
     Reasons for the Transaction............................    5
     Recommendations to Shareholders........................    5
     What Poco Shareholders Will Receive in the
      Transaction...........................................    5
     Comparative Per Share Market Price Information.........    5
     Listing of BR Common Stock and Exchangeable Shares.....    5
     Who Can Vote at the Meetings...........................    6
     Shareholder Votes Required.............................    6
     Appraisal Rights.......................................    6
     Interests of Poco Officers and Directors...............    6
     Accounting Treatment...................................    6
     Regulatory Approvals...................................    6
     Conditions to the Completion of the Transaction........    6
     Termination of the Combination Agreement...............    7
     Termination Fees.......................................    7
     No Solicitation........................................    8
     The Transaction Documents..............................    8
     Opinions of Financial Advisors.........................    8
     Tax Consequences of the Transaction....................    8
     Exchange Rate of Canadian and U.S. Dollars.............    9
     Comparative Per Share Data.............................   10
     Summary Unaudited Pro Forma Combined Financial Data....   11
     Summary Historical Consolidated Financial Data of BR...   12
     Summary Historical Consolidated Financial Data of Poco
      Under Canadian GAAP...................................   13
     Summary Historical Consolidated Financial Data of Poco
      Under U.S. GAAP -- Full Cost Method...................   14
  CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING
     STATEMENTS.............................................   15
  RISK FACTORS..............................................   16
     Transaction Risks......................................   16
     The Oil and Gas Market.................................   16
     Our Operations.........................................   16
     Oil and Gas Industry...................................   16
     Change of Control......................................   16
  DESCRIPTION OF THE TRANSACTION............................   17
     Background.............................................   17
     Reasons for the Transaction............................   19
     Recommendations of Boards of Directors.................   22
     Opinion of RBC Dominion Securities Inc.................   23
     Opinion of Morgan Stanley..............................   27
     Transaction Mechanics and Description of Exchangeable
      Shares................................................   33
     Voting and Exchange Trust Agreement....................   39
     Support Agreement......................................   40
     Delivery of BR Common Stock............................   41
     The Combination Agreement..............................   41
     Dissenting Shareholders' and Optionholders' Rights.....   45
     Anticipated Accounting Treatment.......................   46
     Procedures for Transfer by Poco Shareholders and Poco
      Optionholders.........................................   47
     Stock Exchange Listings................................   47

     Eligibility for Investment in Canada...................   48
     Regulatory Matters.....................................   48
     Resales of Exchangeable Shares and BR Common Stock.....   48
     Interests of Certain Persons in the Transaction........   50
CHAPTER TWO -- CERTAIN FINANCIAL AND OTHER INFORMATION ABOUT
  THE COMPANIES.............................................   51
  BUSINESS OF BR............................................   51
  BUSINESS OF POCO..........................................   51
  THE COMBINED COMPANY......................................   52
  CERTAIN FINANCIAL INFORMATION.............................   52
     Comparative Per Share Market Price Data................   52
     Unaudited Pro Forma Combined Condensed Financial
      Statements............................................   53
CHAPTER THREE -- INFORMATION ABOUT THE BR COMMON STOCK AND
  THE EXCHANGEABLE SHARES...................................   60
  BR SHARE CAPITAL..........................................   60
     BR Common Stock........................................   60
     Preferred Stock........................................   60
     Special Voting Stock...................................   60
     BR Rights Agreement....................................   61
     Provisions Affecting Control...........................   61
  BR CANADA SHARE CAPITAL...................................   63
     Common Shares of BR Canada.............................   63
     Exchangeable Shares....................................   63
  COMPARISON OF SHAREHOLDER RIGHTS..........................   65
CHAPTER FOUR -- INFORMATION ABOUT TAX CONSIDERATIONS........   71
  CANADIAN FEDERAL INCOME TAX CONSIDERATIONS TO POCO
     SHAREHOLDERS...........................................   71
     Introduction...........................................   71
     Shareholders Resident in Canada........................   71
     Shareholders Not Resident in Canada....................   76
  CANADIAN FEDERAL INCOME TAX CONSIDERATIONS TO POCO
     OPTIONHOLDERS..........................................   77
  UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS TO POCO
     SHAREHOLDERS...........................................   77
CHAPTER FIVE -- INFORMATION ABOUT THE MEETINGS AND VOTING...   85
  THE BR SPECIAL MEETING -- INFORMATION FOR BR
     SHAREHOLDERS...........................................   85
  THE POCO SPECIAL MEETING -- INFORMATION FOR POCO
     SHAREHOLDERS...........................................   86
CHAPTER SIX -- CERTAIN LEGAL AND OTHER INFORMATION..........   88
  AUDITORS, TRANSFER AGENT AND REGISTRAR....................   88
  LEGAL MATTERS.............................................   88
  AVAILABLE INFORMATION.....................................   88
  DOCUMENTS INCORPORATED BY REFERENCE.......................   89

ANNEX A--  Form of Arrangement Resolution
ANNEX B--  Amended and Restated Combination Agreement
ANNEX C--  Interim Order
ANNEX D--  Plan of Arrangement
ANNEX E--  Share Capital and Other Provisions
ANNEX F--  Form of Support Agreement
ANNEX G--  Voting and Exchange Trust Agreement
ANNEX H--  RBC Dominion Securities Inc. Fairness Opinion
ANNEX I--  Morgan Stanley & Co. Incorporated Fairness Opinion
ANNEX J--  Section 184 of the ABCA
ANNEX K--  Additional Documents Included:
           Proxy Statement and Information Circular for Poco's Annual
             and Special Meeting of Shareholders held on May 6, 1999.
           Poco's Annual Information Form dated April 21, 1999.
           Poco Selected Historical Financial Data under Canadian and
             U.S. GAAP.
           Poco Management's Discussion and Analysis of Financial
             Condition and Results of Operations.
           Poco Audited Financial Statements for the years ended
             December 31, 1998, 1997 and 1996 and Unaudited Financial
             Statements for the periods ended June 30, 1999 and June
             30, 1998.

     UNLESS OTHERWISE INDICATED, ALL DOLLAR AMOUNTS IN THIS JOINT PROXY STATEMENT ARE EXPRESSED IN U.S. DOLLARS.

                         CHAPTER ONE -- THE TRANSACTION

                  QUESTIONS AND ANSWERS ABOUT THE TRANSACTION

QUESTIONS FOR ALL SHAREHOLDERS

Q:  WHEN AND WHERE ARE THE SHAREHOLDER MEETINGS?


A: Both meetings will take place on Thursday, November 18, 1999. The BR special meeting will be held at 10:00 a.m. (Houston time) at the Ambassador Room, The Luxury Collection Hotel, 1919 Briar Oaks Lane, Houston, Texas. The Poco special meeting will be held at 9:00 a.m. (Calgary time) at the Metropolitan Centre, 333 - 4th Avenue S.W., Calgary, Alberta.


Q:  WHAT DO I NEED TO DO NOW?


A: Just indicate on your proxy card how you want to vote, and sign and mail it in the enclosed return envelope as soon as possible, so that your shares may be represented at your meeting. BR shareholders may also complete proxies by calling the toll-free telephone number or using the internet as described in the instructions included with your proxy card. If you sign and send in your proxy and do not indicate how you want to vote, your proxy will be counted as a vote in favor of the transaction or the BR stock issuance, as the case may be. You may also choose to attend your meeting and vote your shares in person. If you are a shareholder or optionholder of Poco, your proxy must be received by 5:00 p.m. on November 17, 1999 to be effective.


Q:  WHAT DO I DO IF I WANT TO CHANGE MY VOTE?

A: Just send in a later-dated signed proxy card to your company's Secretary, or you can attend your meeting in person and vote. You may also revoke your proxy by sending a notice of revocation to your company's Secretary at the address under "The Companies" on page 4.

Q: IF MY SHARES OF STOCK ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will vote your shares only if you provide instructions on how to vote. Without instructions, your shares will not be voted. You should instruct your broker to vote your shares, following the directions provided by your broker.

Q:  WHAT VOTES ARE REQUIRED TO COMPLETE THE TRANSACTION?

A: The transaction requires the approval of the holders of at least two-thirds of the shares and options of Poco present and voting at the Poco special meeting. The issuance of BR common stock in connection with the transaction requires the approval of a majority of the shares of BR common stock present and voting at the BR special meeting.

Q:  WHAT ARE THE OTHER MATERIAL CONDITIONS TO COMPLETION OF THE TRANSACTION?

A: The transaction is subject to the receipt of required governmental and regulatory approvals, including approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (United States), the Competition Act (Canada), the Investment Canada Act (Canada) and approval of the plan of arrangement giving effect to the transaction by the Court of Queen's Bench of Alberta. The transaction is also subject to other customary conditions.

Q:  WHEN DO YOU EXPECT THE TRANSACTION TO BE COMPLETED?


A: We are working toward completing the transaction as quickly as possible. We hope to complete the transaction on November 18, 1999.

QUESTIONS FOR BR SHAREHOLDERS

Q:  WHY IS BR ENTERING INTO THIS TRANSACTION?

A: BR believes the transaction is an important step towards accomplishing BR's fundamental objective of building long-term shareholder value. BR believes the Poco acquisition will:

     -  establish a meaningful presence for BR in western Canada;

     - extend BR's North American natural gas position into a promising new area for BR;

     - expand BR's portfolio of opportunities for growth through exploration and development;

     - create a platform for future expansion in Canada through exploration and strategic acquisitions; and

     - be immediately accretive to earnings, excluding the impact of one-time transaction related charges, and to cash flow per share.

Q:  WHO DO I CALL IF I HAVE MORE QUESTIONS?

A:  For questions about voting and proxies, BR shareholders may call:

        D.F. King & Co., Inc.
        (800) 758-5378
        (212) 269-5550 (banks and brokers only)

    For other information, BR shareholders may call:


        Burlington Resources Inc.

        Investor Relations
        (800) 262-3456
        (713) 624-9500

QUESTIONS FOR POCO SHAREHOLDERS AND OPTIONHOLDERS

Q:  WHY IS POCO ENTERING INTO THIS TRANSACTION?

A: Poco believes the transaction is in the best interest of Poco shareholders and optionholders. The benefits of the transaction include:

     - a premium to the trading price of Poco common shares prior to the announcement of the transaction;

     -  enhancement of the potential for future growth as a result of:

       -  a stronger balance sheet and more financial flexibility;

       -  a larger and more diversified asset base;

       - an experienced management team and greater human and technological resources; and

       - participation in the largest natural gas holdings in North America of any independent exploration and production company;

     -  tax deferral for most shareholders;

     -  participation in a stock that has historically paid dividends; and

     - participation in a liquid market for BR common stock which is widely held and listed on the NYSE.

Q:  WHAT WILL I RECEIVE AS A RESULT OF THIS TRANSACTION?

A: You will receive 0.25 exchangeable shares issued by Burlington Resources Canada Inc., a Canadian subsidiary of BR, for each Poco common share.

       CHAPTER ONE -- THE TRANSACTION

Q:  WHAT ARE THE EXCHANGEABLE SHARES?

A: Each exchangeable share has economic and voting rights equivalent to one share of BR common stock. Exchangeable shareholders will be entitled to:

     - exchange their shares for BR common stock at any time on a one-for-one basis;

     -  vote at meetings of BR shareholders; and

     -  receive dividends on the same basis as BR shareholders.

Q:  WILL THE EXCHANGEABLE SHARES BE LISTED ON A STOCK EXCHANGE?


A:  Yes. An application for listing has been made to the TSE.


Q:  AS A CANADIAN WHY WOULD I CONTINUE TO HOLD EXCHANGEABLE SHARES?


A: The exchangeable share structure has been designed to be attractive to Canadian shareholders. The structure provides tax deferral opportunities for most Canadian resident holders. The exchangeable shares will be listed on the TSE, and as long as they remain listed on a Canadian stock exchange, they will qualify as Canadian property for RRSP, RRIF, RESP and other savings and pension plans.


Q:  AS A U.S. SHAREHOLDER WHY WOULD I CONTINUE TO HOLD EXCHANGEABLE SHARES?

A: The exchangeable share structure has been developed primarily for Canadian residents for Canadian tax and investment reasons. In addition, it may be advantageous for Poco shareholders subject to U.S. federal income tax laws to hold exchangeable shares.

Q:  HOW DO I EXCHANGE MY EXCHANGEABLE SHARES FOR BR COMMON STOCK?

A: You may exchange your shares as soon as we complete the transaction if you check the relevant box on the Poco letter of transmittal to indicate that you wish to exchange your shares immediately. If you want to exchange your shares at a later date, you must deposit your share certificate, duly endorsed, with CIBC Mellon Trust Company. If your shares are held in "street name" your broker will handle the exchange.

Q:  HOW LONG WILL IT TAKE TO RECEIVE BR COMMON STOCK?

A: It will take three business days to receive your certificate representing BR common stock following deposit of your exchangeable share certificate, duly endorsed, with CIBC Mellon Trust Company.

Q:  WHO DO I CALL IF I HAVE MORE QUESTIONS?

A: For questions about voting, proxies or completing the letter of transmittal, Poco shareholders may call:

       CIBC Mellon Trust Company
        1-800-387-0825 (Canada and U.S.)
       (416) 643-5500 (outside Canada and U.S. call collect)

    For other information, Poco shareholders may contact:

       Mr. John W. Ferguson
        Vice President and Chief Financial Officer
        Phone: (403) 260-8059
        Fax: (403) 263-2708
       E-mail: ir@pocopete.ca or john_ferguson@pocopete.ca

                                           CHAPTER ONE -- THE TRANSACTION

                                    SUMMARY

THE COMPANIES

Burlington Resources Inc.
5051 Westheimer, Suite 1400
Houston, Texas 77056
(713) 624-9500

     BR is engaged in exploring for, developing, producing and marketing crude oil and natural gas. BR is the largest U.S. independent oil and gas company based on total proved U.S. reserves, and the second largest U.S. independent oil and gas company based on total proved worldwide reserves, which were estimated at 8.0 trillion cubic feet of gas equivalent at December 31, 1998. Approximately 90% of BR's year-end 1998 total proved oil and gas reserves were U.S. reserves. Natural gas comprised approximately 80% of BR's total worldwide reserves.

     BR's U.S. operations are focused in several strategic areas including the San Juan Basin of New Mexico, the Mid-Continent region including the Rocky Mountains, the Gulf Coast onshore and the deepwater province of the Gulf of Mexico. International activities are concentrated in the East Irish Sea, the U.K. and Dutch sectors of the North Sea, northern South America and north Africa.

Poco Petroleums Ltd.
Suite 3700, 250 - 6th Avenue, S.W.
Calgary, Alberta T2P 3H7
(403) 260-8000

     Poco's principal business is the acquisition of interests in crude oil and natural gas rights and the exploration for, development, production and marketing of crude oil and natural gas. Poco is one of Canada's top five independent natural gas producers. At December 31, 1998, Poco's proved reserves, converting oil to natural gas on a one barrel to six thousand cubic feet basis, totaled nearly 1.9 trillion cubic feet of natural gas equivalent, with natural gas comprising approximately 77% of the total.

     Poco is one of the few large independent Canadian producers that has consistently focused on natural gas. Its operations are concentrated in western Canada with an emphasis on the deeper part of the Western Canadian Sedimentary Basin.

THE COMBINED COMPANY

     The combined company will be the leading independent oil and gas company worldwide on the basis of proved reserves. At December 31, 1998, BR and Poco had combined pro forma worldwide proved reserves of approximately 9.9 trillion cubic feet of natural gas equivalent, ranking the combined entity as the largest independent exploration and production company in the world and the third largest holder of North American gas reserves among all oil and gas companies. Converting oil to natural gas on a one barrel to six thousand cubic feet basis, 79% of the combined reserves were natural gas and 21% were oil and condensate.

     The combined company had:

     - 1998 worldwide gas production of 2.1 billion cubic feet per day;

     - 1998 oil production of approximately 106 thousand barrels per day;

     - 1998 year end total net worldwide undeveloped acreage position of 17.9 million acres, with 3.1 million acres in Canada;

     - June 30, 1999 long-term debt which comprised only 45% of the aggregate book capitalization; and


     - pro forma combined 1998 operating cash flow of approximately $1 billion.


       CHAPTER ONE -- THE TRANSACTION

REASONS FOR THE TRANSACTION (SEE PAGE 19)

     BR. BR believes that the acquisition of Poco is an important step toward accomplishing BR's fundamental objective of building long-term shareholder value. BR believes that western Canada represents a major new growth area for BR's oil and gas exploration and production activities. BR believes that Poco is an excellent vehicle for BR's entry into Canada as Poco's extremely attractive asset base provides an outstanding fit with BR's existing assets. The combination of the two companies should result in a balanced portfolio of exploration, exploitation and producing assets, with greater opportunities for growth in reserves and production than would be provided by BR's existing portfolio.

     Poco. Poco believes that by joining forces with BR, Poco will become a major part of a combined enterprise with the size and scope, operating skills and financial resources to pursue more aggressively the growth opportunities both companies have identified in Canada, the United States and around the world. At the same time, Poco shareholders will receive a premium to the trading price of Poco common shares prior to the announcement of the transaction and will participate in the future growth of the combined company by holding exchangeable shares which are the economic equivalent of BR common stock. Poco shareholders will also continue to be exposed to the North American natural gas market through ownership of BR common stock.

RECOMMENDATIONS TO SHAREHOLDERS

     To BR shareholders:

     THE BR BOARD BELIEVES THAT THE TRANSACTION IS FAIR TO YOU AND IN YOUR BEST INTEREST AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ISSUANCE OF BR COMMON STOCK IN CONNECTION WITH THE TRANSACTION.

     To Poco shareholders:

     THE POCO BOARD BELIEVES THAT THE TRANSACTION IS FAIR TO YOU AND IN YOUR BEST INTEREST AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE ARRANGEMENT TO GIVE EFFECT TO THE TRANSACTION.

WHAT POCO SHAREHOLDERS WILL RECEIVE IN THE TRANSACTION (SEE PAGE 33)

     As a result of the transaction, Poco shareholders will receive 0.25 of an exchangeable share of BR Canada for each Poco common share. Each exchangeable share will have economic and voting rights equivalent to one share of BR common stock and will be exchangeable at any time for one share of BR common stock.


     Based on the number of Poco common shares outstanding on October 13, 1999, the former Poco shareholders will effectively own approximately 38,383,644 shares of BR common stock, or approximately 18% of the outstanding BR common stock. BR will not issue any fractional exchangeable shares. Poco shareholders will receive a cash payment instead of the fractional share.


COMPARATIVE PER SHARE MARKET PRICE INFORMATION


     BR common stock is listed on the NYSE. Poco common shares are listed on The Toronto Stock Exchange and the Montreal Exchange. On August 13, 1999, the last full trading day for Poco before the public announcement of the transaction, Poco common shares closed at C$13.15 on the TSE. On August 16, 1999, the last full trading day for BR before the public announcement of the transaction, BR common stock closed at $45 5/16. On October 12, 1999, BR closed at $37 1/64 on the NYSE and Poco closed at C$13.45 on the TSE.


LISTING OF BR COMMON STOCK AND EXCHANGEABLE SHARES


     BR will apply to list the shares of BR common stock issuable upon the exchange of the exchangeable shares on the NYSE. BR Canada has applied to list the exchangeable shares on the TSE. On October 4, 1999, the TSE conditionally approved the listing of the exchangeable shares.


                                           CHAPTER ONE -- THE TRANSACTION

WHO CAN VOTE AT THE MEETINGS


     BR. Only record holders of BR common stock at the close of business on October 13, 1999 are entitled to notice of and to vote at the BR special meeting. On October 12, 1999, 177,564,685 shares of BR common stock were outstanding. Each share will have one vote on each matter at the BR special meeting.



     Poco. Only registered holders of Poco common shares and Poco options at the close of business on October 13, 1999 are entitled to notice of and to vote at the Poco special meeting. Transferees of Poco common shares after that date who comply with the procedures described in the Notice of Special Meeting of Shareholders and Optionholders accompanying this joint proxy statement are also entitled to vote. On October 13, 1999, 153,536,574 Poco common shares and 10,189,650 Poco options were outstanding. Each Poco common share and Poco option will have one vote on each matter at the Poco special meeting.


SHAREHOLDER VOTES REQUIRED

     BR. Approval of the issuance of BR common stock in connection with the transaction requires a majority of the votes cast by holders of BR common stock.

     Poco. Approval of the transaction requires two-thirds of the votes cast by holders of Poco common shares and options, voting as a single class.

APPRAISAL RIGHTS (SEE PAGE 45)

     The holders of Poco common shares and options have statutory rights to dissent and be paid the judicially determined fair value of their shares or options. The holders of BR common stock do not have any right to an appraisal of the value of their shares in connection with the transaction.

INTERESTS OF POCO OFFICERS AND DIRECTORS (SEE PAGE 50)

     When you consider the recommendation of the Poco board that Poco shareholders and optionholders vote in favor of the transaction, you should be aware that a number of Poco directors and officers have interests in the transaction that may differ from those of Poco shareholders and optionholders generally.

ACCOUNTING TREATMENT (SEE PAGE 46)

     BR and Poco expect the transaction to qualify as a pooling of interests under U.S. generally accepted accounting principles, which means that we will treat our companies as if they had always been combined for accounting and financial reporting purposes. Each of BR and Poco will use commercially reasonable efforts to obtain a letter from its independent public accounting firm concurring with the conclusion of each company's management that the company is eligible to enter into a combination that qualifies for pooling-of-interests accounting treatment under U.S. GAAP.

REGULATORY APPROVALS (SEE PAGE 48)


     The arrangement requires approval by the Court of Queen's Bench of Alberta. In addition, we cannot complete the transaction until the applicable waiting periods expire under the Hart-Scott-Rodino Act and the Competition Act, and we receive the required approvals under the Investment Canada Act. Early termination of the waiting period under the Hart-Scott-Rodino Act was granted on October 4, 1999. The applications under the Investment Canada Act and the Competition Act have been filed. We expect to complete all required regulatory filings and receive all required regulatory approvals promptly.


CONDITIONS TO THE COMPLETION OF THE TRANSACTION (SEE PAGE 41)

     The completion of the transaction depends upon meeting a number of conditions, including:

     -  the approval of the issuance of BR common stock by the BR shareholders;

     - the approval of the arrangement by the Poco shareholders and optionholders;

       CHAPTER ONE -- THE TRANSACTION

     -  the approval of the arrangement by the Alberta Court of Queen's Bench;

     -  the receipt of all required consents and regulatory approvals;

     -  there must not be any law or court order prohibiting the transaction;

     - the representations and warranties of the parties must be materially accurate as of the closing;

     - the parties must perform their obligations under the combination agreement; and

     - the listing of the exchangeable shares on the TSE or another recognized Canadian stock exchange.

     Each party has the right to waive the conditions to its obligations under the combination agreement.

TERMINATION OF THE COMBINATION AGREEMENT (SEE PAGE 43)

     Either BR or Poco can terminate the combination agreement if any of the following occurs:

     - there has been a material breach of the combination agreement by the other party, subject to notice and cure provisions;

     - all closing conditions have not been satisfied or waived by March 31, 2000;

     - the required approvals of BR shareholders and Poco shareholders and optionholders are not obtained at the shareholder meetings; or

     -  a law or court order prohibits the transaction.

     BR can terminate the combination agreement if any of the following occurs:

     - the Poco board withdraws or modifies adversely to BR its recommendation or fails to reaffirm its recommendation upon request by BR or after a competing acquisition proposal is announced; or

     - the Poco board accepts a superior acquisition proposal in compliance with the combination agreement.

     Poco can terminate the combination agreement if:

     -  the BR board withdraws or modifies adversely to Poco its recommendation.

TERMINATION FEES (SEE PAGE 44)

     Poco must pay BR a termination fee of U.S. $7 million in cash if:

     - BR terminates the combination agreement because of a material breach by Poco which is not cured; or

     - BR or Poco terminates the combination agreement because Poco shareholders and optionholders do not approve the transaction.

     Poco must pay BR a termination fee of U.S. $61 million in cash if:

     - an acquisition proposal by a third party in respect of Poco is publicly announced, BR or Poco terminates the combination agreement because Poco shareholders and optionholders do not approve the transaction, and within 12 months Poco accepts an alternative acquisition proposal or consummates an alternative acquisition transaction.

     Poco must pay BR a termination fee of U.S. $68 million in cash if:

     - BR terminates the combination agreement because the Poco board withdraws or modifies adversely to BR its recommendation or fails to reaffirm its recommendation when required to do so or after an acquisition proposal is announced; or

     - Poco terminates the combination agreement in order to accept a superior acquisition proposal.

                                           CHAPTER ONE -- THE TRANSACTION

     BR must pay Poco a termination fee of U.S. $7 million in cash if:

     - Poco terminates the combination agreement because of a material breach by BR which is not cured; or

     - BR or Poco terminates the combination agreement because BR shareholders do not approve the issuance of BR common stock in connection with the transaction.

     BR must pay Poco a termination fee of U.S. $68 million if:

     - Poco terminates the combination agreement because the BR board withdraws or modifies adversely to Poco its recommendation.


NO SOLICITATION (SEE PAGE 42)


     Poco may not solicit or encourage any competing acquisition proposals. However, if a superior acquisition proposal is made, the Poco board may enter into discussions and negotiations with, and provide information to, the party making the superior proposal. BR has the right to match any superior acquisition proposal.

THE TRANSACTION DOCUMENTS

     We have included the combination agreement and the plan of arrangement as Annexes B and D to this joint proxy statement. We encourage you to read these agreements as they are the principal legal documents that govern the transaction.

OPINIONS OF FINANCIAL ADVISORS (SEE PAGE 23)

     In deciding to approve the transaction, each board considered the opinion of its financial advisor. Poco received an opinion from RBC Dominion Securities Inc. as to the fairness from a financial point of view as of August 16, 1999 of the terms of the transaction to holders of Poco common shares. BR received an opinion from Morgan Stanley & Co. Incorporated as to the fairness from a financial point of view as of August 16, 1999 of the exchange ratio of 0.25 exchangeable shares for each Poco common share. These opinions are attached as Annexes H and I. We encourage you to read these opinions.


TAX CONSEQUENCES OF THE TRANSACTION (SEE PAGES 48 AND 71)



     The transaction structure provides tax deferral opportunities for most Canadian resident holders of Poco common shares through the exchange of Poco common shares for exchangeable shares of BR Canada. This tax deferral will continue as long as they continue to hold the exchangeable shares. In addition, while the exchangeable shares are listed on a Canadian stock exchange they will qualify as an investment and will not be foreign property for RRSP, RRIF, RESP and other savings and pension plans.



     In the opinion of BR's U.S. tax counsel, it is more likely than not that Poco shareholders subject to U.S. federal income tax laws that exchange their Poco common shares for exchangeable shares will not recognize gain or loss on the exchange, except as described in "Information About Tax Considerations -- United States Federal Income Tax Considerations To Poco Shareholders." There is however, no direct authority addressing the proper treatment of the transaction for U.S. federal income tax purposes, and, therefore, that conclusion is subject to significant uncertainty.


       CHAPTER ONE -- THE TRANSACTION

EXCHANGE RATE OF CANADIAN AND U.S. DOLLARS


     On October 12, 1999, the exchange rate for one Canadian dollar expressed in U.S. dollars based on the noon buying rate of the Federal Reserve Bank of New York was 0.6781.


     For each period, the following table provides the high and low exchange rates for one Canadian dollar expressed in U.S. dollars, the average of these exchange rates on the last day of each month during the period, and the exchange rate at the end of the period, based upon the noon buying rate in New York City for cable transfers in Canadian dollars, as certified for customer purposes by the Federal Reserve Bank of New York:


                                     SIX-MONTH PERIOD
                                      ENDED JUNE 30,      TWELVE-MONTH PERIOD ENDED DECEMBER 31,
                                     ----------------   ------------------------------------------
                                           1999          1998     1997     1996     1995     1994
                                     ----------------   ------   ------   ------   ------   ------
High...............................       0.6891        0.7105   0.7487   0.7513   0.7527   0.7632
Low................................       0.6535        0.6341   0.6945   0.7235   0.7023   0.7103
Average............................       0.6703        0.6748   0.7222   0.7333   0.7288   0.7320
Period End.........................       0.6787        0.6504   0.6999   0.7301   0.7323   0.7128



     On October 12, 1999, the exchange rate for one U.S. dollar expressed in Canadian dollars based on the noon spot rate of the Bank of Canada was 1.475.


     For each period, the following table provides the high and low exchange rates for one U.S. dollar expressed in Canadian dollars, the average of these exchange rates on the last day of each month during such period, and the exchange rate at the end of such period, based upon the noon spot rate of the Bank of Canada:

                                SIX-MONTH PERIOD
                                 ENDED JUNE 30,         TWELVE-MONTH PERIOD ENDED DECEMBER 31,
                                ----------------    ----------------------------------------------
                                      1999           1998      1997      1996      1995      1994
                                ----------------    ------    ------    ------    ------    ------
High..........................       1.5298         1.5765    1.4392    1.3860    1.4235    1.4074
Low...........................       1.4505         1.4075    1.3353    1.3316    1.3282    1.3102
Average.......................       1.4923         1.4836    1.3849    1.3638    1.3725    1.3664
Period End....................       1.4720         1.5305    1.4291    1.3696    1.3652    1.4028

                                           CHAPTER ONE -- THE TRANSACTION

COMPARATIVE PER SHARE DATA


     The following table sets forth certain historical per common share data for BR and Poco and unaudited pro forma and equivalent pro forma combined per common share data after giving effect to the proposed transaction under the pooling-of-interests method at the exchange ratio of 0.25 exchangeable shares for each Poco common share. Basic and Diluted Earnings (Loss) per Common Share and Cash Dividends per Common Share are presented for the six months ended June 30, 1999 and for each of the three years in the period ended December 31, 1998. Book Value per Common Share and Payout Ratio are presented as of June 30, 1999 and December 31, 1998.



     These data should be read in conjunction with the selected historical consolidated financial data and the unaudited pro forma combined financial statements included in this joint proxy statement and the separate historical consolidated financial statements of BR and Poco, including the notes thereto, incorporated by reference or included in this joint proxy statement. POCO'S HISTORICAL DATA HAVE BEEN ADJUSTED TO CONFORM TO U.S. GAAP UNDER THE FULL COST METHOD OF ACCOUNTING FOR OIL AND GAS PROPERTIES AND ARE EXPRESSED IN CANADIAN DOLLARS. THE PRO FORMA DATA REFLECT ADJUSTMENTS TO CONFORM TO THE SUCCESSFUL EFFORTS METHOD OF ACCOUNTING FOR OIL AND GAS PROPERTIES USED BY BR. The unaudited pro forma combined financial data are not necessarily indicative of the operating results or financial position that would have occurred had the transaction been consummated at the beginning of the earliest period presented and should not be construed as indicative of future operations.



                                                      SIX MONTHS
                                                        ENDED
                                                       JUNE 30,    FOR THE YEARS ENDED DECEMBER 31,
                                                      ----------   ---------------------------------
                                                         1999       1998         1997         1996
                                                      ----------   -------      -------      -------
Historical -- BR
  Basic Earnings per Common Share(a)................   $   .03     $   .48      $  1.80      $  1.89
  Diluted Earnings per Common Share(a)..............       .03         .48         1.79         1.88
  Cash Dividends per Common Share...................       .275        .55          .46          .44
  Book Value per Common Share(b)....................   $ 16.84     $ 17.01
Historical -- Poco -- U.S. GAAP -- Full Cost
  Basic Net Earnings (Loss) per Common Share(a).....   C$  .17     C$(2.02)     C$  .50     C$   .37
  Diluted Net Earnings (Loss) per Common Share(a)...       .17       (2.02)         .49          .37
  Cash Dividends per Common Share(c)................        --          --           --           --
  Book Value per Common Share(b)....................   C$ 6.02     C$ 5.83
Pro Forma per Common Share Data -- Successful
  Efforts
  Basic Earnings (Loss) per Common Share(d).........   $   .11     $ (1.14)     $  1.69      $  1.71
  Diluted Earnings (Loss) per Common Share(d).......       .11       (1.14)        1.68         1.70
  Cash Dividends per Common Share(e)................       .275        .55          .46          .44
  Payout Ratio(f)...................................        258%       (48)%
  Book Value per Common Share.......................   $ 15.67     $ 15.72
Equivalent Pro Forma per Common Share Data(g)
  Basic Earnings (Loss) per Common Share............       .03        (.29)         .42          .43
  Diluted Earnings (Loss) per Common Share..........       .03        (.29)         .42          .43
  Cash Dividends per Common Share...................       .07         .14          .12          .11
  Book Value per Common Share.......................   $  3.92     $  3.93


---------------


(a) The Historical Basic Earnings (Loss) per Common Share is based upon the weighted average number of common shares of BR and Poco outstanding for each period. The Historical Diluted Earnings (Loss) per Common Share is based upon the weighted average number of common shares and equivalent common shares outstanding for each period.



(b) The Historical Book Value per Common Share is computed by dividing stockholders' equity by the number of shares of common stock outstanding at the end of each period.


       CHAPTER ONE -- THE TRANSACTION

(c) Poco neither declared nor paid a dividend during any of the periods presented.


(d) The unaudited Pro Forma Earnings per Common Share Data are based upon the weighted average number of common shares and equivalent common shares outstanding of BR and Poco for each period at the exchange ratio of 0.25 exchangeable shares for each Poco common share.


(e) The unaudited Pro Forma Cash Dividends per Common Share is calculated based upon the historical cash dividends paid by BR.


(f) The unaudited Pro Forma Payout Ratio is based upon BR's current annual dividend of $.55 multiplied by the total weighted average common shares outstanding after applying the exchange ratio of 0.25 divided by the pro forma net income.


(g) The unaudited Equivalent Pro Forma per Common Share Data are calculated by multiplying the Pro Forma per Common Share Data by the exchange ratio of 0.25.

SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL DATA


     THE FOLLOWING TABLE SETS FORTH SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL DATA WHICH ARE PRESENTED TO GIVE EFFECT TO THE ACQUISITION OF POCO BY BR UNDER THE POOLING-OF-INTERESTS METHOD OF ACCOUNTING. The income statement data for each of the three years in the period ended December 31, 1998 and the six months ended June 30, 1999 assume that the transaction had been consummated on January 1, 1996. The balance sheet data assume that the transaction had been consummated on June 30, 1999.


     The unaudited pro forma combined financial data do not reflect any cost savings or other synergies which may result from the transaction and are not necessarily indicative of the results of operations or the financial position which would have occurred had the transaction been consummated on January 1, 1996, nor are they necessarily indicative of future results of operations or financial position. THE UNAUDITED PRO FORMA COMBINED FINANCIAL DATA ARE PRESENTED IN ACCORDANCE WITH U.S. GAAP ON THE SUCCESSFUL EFFORTS METHOD OF ACCOUNTING IN U.S. DOLLARS. The unaudited pro forma combined financial data should be read in conjunction with the historical consolidated financial statements of BR and Poco, including the notes thereto, incorporated by reference in this joint proxy statement and the unaudited pro forma combined financial statements contained elsewhere herein.


                                                            SIX MONTHS       FOR THE YEARS ENDED
                                                          ENDED JUNE 30,         DECEMBER 31,
                                                          --------------   ------------------------
                                                               1999         1998     1997     1996
                                                          --------------   ------   ------   ------
                                                           (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA -- SUCCESSFUL EFFORTS
  Revenues..............................................      $  902       $2,009   $2,375   $2,477
  Operating Income (Loss)...............................         140         (289)     606      643
  Net Income (Loss).....................................          23         (241)     353      353
  Basic Earnings per Common Share.......................         .11        (1.14)    1.69     1.71
  Diluted Earnings per Common Share.....................         .11       $(1.14)  $ 1.68   $ 1.70
BALANCE SHEET DATA -- SUCCESSFUL EFFORTS
  Total Assets..........................................       7,140
  Long-term Debt........................................       2,786
  Shareholders' Equity..................................      $3,382


                                           CHAPTER ONE -- THE TRANSACTION

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA OF BR

     The following table sets forth summary historical consolidated financial data for BR as of and for each of the five years in the period ended December 31, 1998 and as of and for the six months ended June 30, 1999 and 1998.

     Such data have been derived from, and should be read in conjunction with, the audited consolidated financial statements and other financial information contained in BR's Annual Report for the year ended December 31, 1998 and the unaudited consolidated interim financial information contained in BR's Quarterly Report on Form 10-Q for the six months ended June 30, 1999, including the notes thereto, incorporated by reference and included in this joint proxy statement. See "Available Information" and "Incorporation of Documents by Reference."

                                     SIX MONTHS
                                   ENDED JUNE 30,         FOR THE YEARS ENDED DECEMBER 31,
                                   ---------------   ------------------------------------------
                                    1999     1998     1998     1997     1996     1995     1994
                                   ------   ------   ------   ------   ------   ------   ------
                                             (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA
  Revenues.......................  $  725   $  844   $1,637   $2,000   $2,200   $1,734   $1,871
  Operating Income (Loss)........      91      163      218      503      580     (397)    (159)
  Net Income (Loss)..............       5       71       86      319      335     (261)     (73)
  Basic Earnings (Loss) per
     Common Share................     .03      .40      .48     1.80     1.89    (1.47)    (.41)
  Diluted Earnings (Loss) per
     Common Share................     .03      .40      .48     1.79     1.88    (1.47)    (.41)
BALANCE SHEET DATA
  Total Assets...................   5,852    5,797    5,917    5,821    5,683    5,608    6,285
  Long-term Debt.................   1,988    1,840    1,938    1,748    1,853    2,042    2,049
  Stockholders' Equity...........   2,988    3,067    3,018    3,016    2,808    2,591    2,920
  Cash Dividends Declared per
     Common Share................  $ .275   $ .275   $  .55   $  .46   $  .44   $  .44   $  .58
  Common Shares Outstanding......     177      177      177      177      177      178      177

       CHAPTER ONE -- THE TRANSACTION

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA OF POCO UNDER CANADIAN GAAP

     The following table sets forth summary historical consolidated financial data for Poco as of and for each of the five years in the period ended December 31, 1998 and as of and for the six months ended June 30, 1999 and 1998. THE SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA HAVE BEEN PRESENTED IN CANADIAN DOLLARS UNDER CANADIAN GAAP UNDER THE FULL COST METHOD OF ACCOUNTING FOR OIL AND GAS PROPERTIES.

     The data set forth should be read in conjunction with the consolidated financial statements and related notes included in Annex K.


                                   SIX MONTHS
                                 ENDED JUNE 30,           FOR THE YEARS ENDED DECEMBER 31,
                                -----------------   ---------------------------------------------
                                 1999      1998      1998      1997      1996      1995     1994
                                -------   -------   -------   -------   -------   -------   -----
                                             (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA
  -- FULL COST
  Revenues...................   C$  265   C$  272   C$  552   C$  519   C$  378   C$  234   C$227
  Net Earnings...............         4        31        50        73        34         4      14
  Basic Net Earnings per
     Common Share............       .03       .24       .37       .57       .30       .05     .15
  Fully Diluted Net Earnings
     per Common Share........       .03       .23       .36       .56       .30       .05     .15
BALANCE SHEET DATA
  -- FULL COST
  Total Assets...............     2,759     2,295     2,761     2,085     1,616     1,024     877
  Long-term Debt.............     1,101       988     1,064       813       506       360     209
  Shareholders' Equity.......   C$1,212   C$  892   C$1,200   C$  846   C$  947   C$  588   C$577
  Common Shares
     Outstanding.............       153       131       153       129       127        95      94


                                           CHAPTER ONE -- THE TRANSACTION

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA OF POCO UNDER U.S. GAAP -- FULL COST METHOD

     The following table sets forth summary historical consolidated income statement data of Poco for each of the three years in the period ended December 31, 1998 and for the six months ended June 30, 1999 and 1998, and balance sheet data as at December 31, 1998 and 1997 and June 30, 1999. THE SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA HAVE BEEN PRESENTED IN CANADIAN DOLLARS AND ADJUSTED TO U.S. GAAP UNDER THE FULL COST METHOD OF ACCOUNTING FOR OIL AND GAS PROPERTIES.

     The data set forth should be read in conjunction with the consolidated financial statements and related notes included in Annex K.

                                                 SIX MONTHS
                                               ENDED JUNE 30,     FOR THE YEARS ENDED DECEMBER 31,
                                              ----------------    ---------------------------------
                                               1999      1998       1998         1997        1996
                                              ------    ------    ---------    --------    --------
                                                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA -- FULL COST
  Revenues..................................  C$ 265    C$ 272     C$  552      C$ 519      C$ 378
  Net Earnings (Loss).......................      27        23        (275)         64          43
  Basic Net Earnings (Loss) per Common
     Share..................................     .17       .18       (2.02)        .50         .37
  Diluted Net Earnings (Loss) per Common
     Share..................................  C$ .17    C$ .18     C$(2.02)     C$ .49      C$ .37


                                                               AS AT
                                                              JUNE 30,    AS AT DECEMBER 31,
                                                              --------    ------------------
                                                                1999       1998       1997
                                                              --------    -------    -------
BALANCE SHEET DATA -- FULL COST
  Total Assets..............................................  C$2,389     C$2,325    C$2,067
  Long-term Debt............................................    1,176       1,140        813
  Shareholders' Equity......................................  C$  923     C$  889    C$  859
  Common Shares Outstanding.................................      153         153        129


       CHAPTER ONE -- THE TRANSACTION

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

     We have made forward-looking statements in this document that are subject to risks and uncertainties. Forward-looking statements include the information in this document regarding:

capital spending
oil and natural gas production
asset portfolios
oil and natural gas reserves after closing the timing for closing the transaction synergies efficiencies cost savings revenue enhancements future earnings capital productivity

     The sections of this booklet which contain forward-looking statements include:

     -  "Questions and Answers About the Transaction";

     -  "Summary";

     -  "Summary Historical and Pro Forma Financial Data";

     -  "Risk Factors";

     -  "Description of the Transaction";

     -  "The Combined Company";

     -  "Certain Financial Information";

     - Poco Management's Discussion and Analysis of Financial Condition and Results of Operations in Annex K; and

     - Burlington Management's Discussion and Analysis of Financial Condition and Results of Operations contained in BR's Annual Report to Shareholders for the year ended December 31, 1998.

     Our forward-looking statements are also identified generally by the use of the future tense and by words such as "believes", "expects", "anticipates", "intends", "estimates" or similar expressions. Statements and calculations concerning oil and gas reserves and their present value also may be deemed to be forward-looking statements in that they reflect the determination, based on certain estimates and assumptions, that oil and gas resources may be profitably exploited in the future.

     For all these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended.

                                           CHAPTER ONE -- THE TRANSACTION

                                  RISK FACTORS

     You should understand that the following important factors, in addition to those discussed elsewhere in this booklet and in the documents which are incorporated by reference, including BR's annual report on Form 10-K for the year ended December 31, 1998, could affect the future results of BR, Poco or the combined company after closing, and cause those results or other outcomes to differ materially from those expressed in our forward-looking statements:

TRANSACTION RISKS

     - The transaction could interrupt or cause a loss of momentum in our business activities.

     -  A departure of key employees could cause significant disruptions.

     - We will be more dependent upon doing business in the United States and internationally than Poco was prior to the transaction, and more dependent upon doing business in Canada than BR was prior to the transaction.

THE OIL AND GAS MARKET

     -  Oil and gas prices fluctuate greatly.

     - Extended periods of low prices for oil or gas could result in the cancelation or delay of planned drilling programs, the curtailment of production or downward adjustments to our estimated reserves.

     - Market prices for crude oil and natural gas may decrease due to changes in regional and worldwide supply and demand, weather related and seasonal factors, and transportation costs.

     - We hedge our exposure to fluctuations in oil and gas prices with derivative instruments. The value of these instruments may change greatly in response to small changes in oil or gas prices.

OUR OPERATIONS

     - Our future growth depends upon our ability to maintain and increase our crude oil and natural gas reserves. Results of future exploration, exploitation and acquisition activities may significantly impact our reserves and our operations.

     - We rely on third parties to provide most of the services and equipment necessary to drill wells. The prices charged by these third parties may increase significantly.

     - Future price decreases may result in reductions in the carrying value of our oil and gas properties.

     - The laws and policies of the U.S. or Canada affecting the oil and gas industry, foreign trade or taxation may harm our operations.

OIL AND GAS INDUSTRY

     - Reserve estimates often differ from the quantities of oil and gas ultimately recovered.

     -  The prices used to estimate future net revenues may not be realized.

     - International operations are subject to a great deal of political and economic uncertainty.

     -  Some of our competitors may have far greater resources.

     - Environmental laws and regulations may result in large penalties or monetary obligations.

CHANGE OF CONTROL

     - BR has charter and other provisions that may make it more difficult to cause a change of control.

       CHAPTER ONE -- THE TRANSACTION

                         DESCRIPTION OF THE TRANSACTION

BACKGROUND

     BR initiated a review of the Canadian oil and gas exploration and production industry in the fall of 1998. The review focused on the natural gas resource base in Canada and on the export markets for Canadian natural gas in the United States. Based upon this review, BR determined that Western Canada represented a major opportunity for BR to expand its North American oil and gas exploration and production business. BR therefore began a review of Canadian exploration and production companies, focusing on companies primarily concentrating on natural gas exploration and production. Poco was identified as one of the top companies in that group. In the spring of 1999 BR decided to contact Poco management to inquire about Poco's interest in a possible business combination.

     Prior to being contacted by BR, the management of Poco periodically reviewed its position with the objective of determining what alternatives were available to enhance shareholder value. While Poco believed that it had positive future prospects on a stand-alone basis, in recent years the management of Poco had considered a range of options to improve its competitive position, including acquisitions or dispositions of assets, joint ventures or other significant transactions.

     On May 3, 1999, on behalf of BR, Robert Rooney and Martin Lambert of Bennett Jones, BR's Canadian legal counsel, met with Craig Stewart, President and Chief Executive Officer of Poco, and Bruce McFarlane, Vice President of Business Development of Poco. Mr. Rooney and Mr. Lambert expressed BR's interest in Poco and provided an introduction for a call from Bobby Shackouls, Chairman, President and Chief Executive Officer of BR, to Mr. Stewart.

     On May 6, at a regularly scheduled Poco board meeting, Mr. Stewart reported the conversation with Mr. Rooney and Mr. Lambert and advised he would keep the board informed of any further discussions.

     Mr. Shackouls contacted Mr. Stewart by telephone on May 21. In the conversation, Mr. Shackouls discussed BR's strategy as a North American natural gas exploration and production company. In connection with that strategy, Mr. Shackouls communicated the strategic importance of a position in the Western Canadian Sedimentary Basin and Poco's attractiveness to BR. Mr. Shackouls suggested a meeting between representatives of BR and Poco to further discuss a possible transaction between the two companies.

     On May 28, Poco retained RBC DS to provide financial advice in connection with alternatives for the company including the discussions with BR.

     Mr. Shackouls and Thomas Nusz, Vice President of Strategic Planning and Engineering for BR, met with Mr. Stewart and John Ferguson, Vice President and Chief Financial Officer for Poco, in Calgary on June 18. Discussions included the future of the industry, the direction of the respective companies, strategies for growth and other general matters. With regard to a possible transaction between the companies, Mr. Shackouls reiterated BR's interest in Poco and expressed BR's preference for a negotiated process. Mr. Stewart responded that he would do what was in the best interest of the Poco shareholders and stated that he was unwilling to start any process without a firm indication of value. The meeting was concluded with an agreement that BR would respond to Poco within two weeks.

     On July 2, Mr. Shackouls contacted Mr. Stewart by telephone. In the conversation, Mr. Shackouls proposed a transaction whereby BR common stock would be exchanged for Poco common shares and generally discussed a range of values. Mr. Stewart responded that he would discuss the proposal with RBC DS.

     During the first three weeks of July 1999, Morgan Stanley and RBC DS discussed transaction issues and possible consideration. Following the announcement of the deep gas exploration joint venture between Poco and Chevron Canada Resources on July 22, 1999, BR management and the financial advisors further discussed the added value of this joint venture. Morgan Stanley and RBC DS conferred with their clients throughout this period.

     On July 26, Mr. Shackouls contacted Mr. Stewart by telephone to discuss the proposed transaction. Mr. Shackouls indicated that BR was willing to consider an exchange of shares that would correspond to a price

                                           CHAPTER ONE -- THE TRANSACTION
per Poco common share of approximately C$16.50. Mr. Stewart concurred with Mr. Shackouls that each company should initiate a due diligence inquiry and further investigate the means for completing a transaction beneficial to the shareholders of both companies.

     During the week of July 26, Mr. Nusz and Mr. Ferguson negotiated confidentiality agreements and a proposed structure for the due diligence process. The confidentiality agreements between BR and Poco were signed on July 30 and provided, among other things, that the parties would negotiate exclusively with each other until August 16. The parties agreed to conduct a due diligence process from July 31 to August 11.

     On July 29, Poco negotiated and executed an agreement with RBC DS to provide financial advisory services to Poco's board in connection with the negotiations with BR and the consideration of alternatives available to Poco. This agreement superceded and replaced the agreement previously entered into on May 28.

     On July 31, members of the senior management team of each of BR and Poco, along with representatives of Morgan Stanley and RBC DS, met in Denver to exchange information. Management representatives of Poco made a presentation regarding their business and responded to questions from BR. BR management also provided preliminary information about BR.

     Numerous phone conversations occurred between July 31 and August 11 and data was exchanged during that time. An additional meeting was held on August 4 to continue discussions and the exchange of information between the companies' management teams with respect to BR's and Poco's businesses. Morgan Stanley and RBC DS were also present at the meeting to discuss the proposed transaction.

     On August 11, Mr. Shackouls contacted Mr. Stewart by telephone. Mr. Shackouls proposed a fixed exchange ratio of 0.245 shares of BR common stock per Poco common share, subject to BR board approval. Mr. Stewart responded that he would present this proposal to Poco's board.

     On the evening of August 11, members of the Poco management team, Burnet, Duckworth & Palmer, Poco's legal counsel, and RBC DS met with the Poco board. Mr. Stewart reviewed the negotiations with BR to that point and requested that formal consideration of the BR proposal be deferred to the board meeting scheduled for August 12. Legal counsel reviewed the Poco board's fiduciary duties and obligations in consideration of the proposed combination. RBC DS reviewed the financial context for the proposed combination and the range of terms of precedent transactions. Extensive discussion ensued concerning the proposed combination and the factors to be considered in responding to BR's proposal.

     At Poco's August 12 board meeting, Mr. Stewart presented BR's proposal. Extensive discussion ensued concerning the proposal and the discussion was concluded with a determination that the offer would have to be in excess of the proposed exchange ratio of 0.245 for Poco to proceed with an exclusive transaction with BR.

     RBC DS contacted Morgan Stanley on the afternoon of August 12 to relay the results of Poco's board meeting. RBC DS stated that the exchange ratio of 0.245 was not acceptable to the Poco board and suggested an exchange ratio of 0.255. Morgan Stanley then contacted BR to relay this information. Mr. Shackouls then conferred with BR's management and financial advisors and contacted Mr. Stewart by telephone. In the conversation, Mr. Stewart and Mr. Shackouls agreed to a fixed exchange ratio of 0.25 shares of BR common stock per Poco common share, subject to the negotiation and execution of a combination agreement, completion of due diligence and board approvals of both companies.

     From August 13 through August 15, representatives of BR and Poco, including their financial and legal advisors, held numerous meetings to complete their factual investigations, resolve various open issues, including the accounting treatment and the exchangeable share structure of the transaction, and finalize the documentation for the transaction. On August 15, RBC DS conducted a due diligence session with members of BR's management.

     On August 16, the BR board met with the senior management of BR and BR's financial and legal advisors to review the proposed transaction. BR's management made presentations regarding Poco and the proposed transaction. Morgan Stanley reviewed the financial aspects of the acquisition and orally delivered its opinion that, as of such date, the exchange ratio was fair to BR from a financial point of view. The material terms of the legal documents to be entered by BR were reviewed. After discussion and consideration of the factors described on

       CHAPTER ONE -- THE TRANSACTION
page 19 under "-- Reasons for the Transaction -- BR's Reasons for the Transaction," the BR board unanimously approved the transaction.

     On August 16, the Poco board met with the senior management of Poco and Poco's financial and legal advisors to review the proposed transaction. Poco's management made presentations regarding BR and the proposed transaction. RBC DS gave its presentation on financial aspects of the acquisition and orally delivered its opinion that, as of such date, the terms of the transaction were fair to Poco shareholders from a financial point of view. The material terms of the legal documentation to be entered into by Poco were reviewed. After discussion and consideration of the factors described on page 21 under "-- Reasons for the Transaction -- Poco's Reasons for the Transaction," the Poco board unanimously approved the transaction.

     On the afternoon of August 16, BR and Poco executed the combination agreement and publicly announced the transaction.

REASONS FOR THE TRANSACTION

     BR'S REASONS FOR THE TRANSACTION. The BR board considered the following material factors in unanimously approving the transaction.

     Complementary Strategic Transaction. BR believes that the acquisition of Poco is an important step towards accomplishing BR's fundamental objective of building long-term shareholder value. BR believes that the Western Canadian Sedimentary Basin, where Poco's activities are focused, represents a major new growth area for BR's North American oil and gas exploration and production activities. The basin is immature relative to many U.S. basins and has excellent resource potential. There is substantial undeveloped and underdeveloped acreage available in known natural gas-producing areas in the basin, providing significant opportunities for further exploration and development in the future. BR believes that the United States and Canada have become a single market for natural gas and that additional infrastructure currently under development, such as the Alliance pipeline in Western Canada, will enhance the value of natural gas from this region.

     Excellent Entry Vehicle. BR believes the acquisition of Poco provides BR with an immediate, substantial presence in Western Canada, with proved reserves at December 31, 1998 of 1,873 billion cubic feet of gas equivalent. Poco's oil and gas properties offer substantial opportunities for growth through continued exploitation of existing properties and exploration for new reserves. Poco's net undeveloped acreage at December 31, 1998 of approximately 3.1 million acres contains numerous exploratory prospects with attractive reserve potential. In addition, Poco provides a strong platform for further expansion in Canada through increased exploratory activity and strategic acquisitions.

     Attractive Asset Base. BR believes that Poco has an extremely attractive asset base that provides an outstanding fit with BR's existing assets. Like BR, Poco's asset base consists primarily of natural gas assets, with natural gas representing 78% of its 1998 production. Poco's producing properties in its western region currently contribute approximately 65% of Poco's production base and provide strong cash flow for further exploitation activity, with up to 150 new wells being drilled annually and approximately 300 locations in the current inventory of drillable prospects. Poco's deep gas exploration joint venture with Chevron complements Poco's existing acreage and seismic data within the region, and will create a combined exploration portfolio of approximately 675,000 undeveloped net acres and will provide access to Chevron's 16,000 kilometers of 2D seismic data and 1,100 square kilometers of 3D seismic data. BR believes that Poco's northern region properties, which contribute approximately 20% of Poco's production base, have the potential to add significant reserves and production in the future.

     Balanced Portfolio; Expanded Growth Opportunities. BR believes that the transaction will combine two companies with highly complementary portfolios. Poco's properties will add substantial exploitation opportunities and high potential exploration and frontier prospects. Those assets will add to BR's balanced portfolio of exploration, exploitation and producing assets and should increase BR's opportunities for growth in reserves and production.

     Well-Managed, Low-Cost Producer. BR believes that Poco is a well-managed, low-cost producer with high quality production. Poco's net revenue per barrel of oil equivalent for the year ended December 31, 1998 of

                                           CHAPTER ONE -- THE TRANSACTION

C$14.13 was one of the highest among its Canadian competitors. For the same period, Poco was one of the lowest-cost producers among the group, with costs per barrel of oil equivalent of C$2.93. As a result, Poco has one of the highest cash netbacks (realized price less operating costs and general and administrative expense) per barrel of oil equivalent among leading Canadian oil and gas companies. In addition, BR believes that Poco's operations maintain high safety and environmental standards.

     Strong Organization. BR believes that Poco's management, technical, operational and administrative personnel provide an excellent base on which to build BR's Canadian operations.

     Transaction Capitalizes on BR's Technological Expertise. BR believes that the value of Poco's assets will be enhanced by BR's expertise in key oil and gas exploration, exploitation and production technologies. Poco's western region provides substantial opportunities for enhanced completion techniques and its western and northern regions offer excellent opportunities for deep drilling. BR has expertise in these technologies, as well as in the 3D seismic, non-conventional reservoir and sour gas treatment technologies. BR believes this expertise is important to the successful exploration and exploitation of Poco's northern region properties.


     Strong Financial Position to Exploit Growth Opportunities. The combined company on a pro forma basis at June 30, 1999 had the lowest debt-to-capital ratio among U.S. independents, with a debt-to-capital ratio of 45% and a debt-to-total market capitalization ratio of 23%. The combined company's 1998 operating cash flow was approximately $1 billion. This strong balance sheet and operating cash flow should permit the combined company to explore and exploit Poco's large inventory of exploration and exploitation prospects more rapidly than Poco alone, while continuing to exploit and expand BR's existing exploration and development opportunities in the U.S. and abroad.



     Immediate Earnings and Cash Flow Accretion. The transaction will be immediately accretive to BR's earnings and operating cash flow per share, excluding one-time charges. See page 32 under "-- Opinion of Morgan Stanley."


     Enhanced Leadership Position. The transaction will enhance BR's leadership position among independent oil and gas companies worldwide and among North American natural gas producers. On a pro forma combined basis, as of December 31, 1998, BR would have ranked first in worldwide proved reserves among all independents, with worldwide proved reserves of 9.9 trillion cubic feet of gas equivalent, and second in worldwide daily production among all independents, with worldwide daily production of 2.8 billion cubic feet of gas equivalent per day. On the same combined basis, as of December 31, 1998, BR would have ranked third in North American natural gas reserves among all oil and gas companies, with combined reserves of 7.3 trillion cubic feet of gas, and fourth in North American natural gas production among all oil and gas companies, with production of 2.1 billion cubic feet of gas per day.

     Transaction Terms. The BR board considered the terms of the combination agreement, including the fact that BR has the right to match any competing offer for Poco. BR will also be entitled to receive a termination fee of U.S. $68 million if the agreement is terminated because of a competing offer for Poco.

     Presentation of BR Management; Advice of Financial Advisor. The BR board considered management's presentation and conclusion that the exchange ratio in the transaction is fair to BR from a financial point of view. BR also considered the financial presentation by Morgan Stanley and Morgan Stanley's opinion that the exchange ratio in the transaction is fair to BR from a financial point of view. See page 27 under "-- Opinion of Morgan Stanley."

     Potential Risks. BR recognized that there are risks associated with the acquisition of Poco, including that some of the potential benefits described above may not be realized or that there may be significant costs associated with realizing these benefits. BR considered the importance of, and risks associated with, retaining Poco's management and key employees, the uncertainty in estimating oil and gas reserves, future exploration and development risks, and the risks resulting from issuing a substantial amount of BR common stock to Canadian investors who historically have not owned BR stock. Canadian investors have a limited ability to hold U.S. securities. However, BR believes that the exchangeable shares will be more attractive to Canadian investors as they qualify as Canadian property. Factors which may affect future operations of the combined company are discussed more fully on page 16 under "Risk Factors."

       CHAPTER ONE -- THE TRANSACTION

     The foregoing discussion describes the material information and factors considered by the BR board. In view of the variety of factors considered in connection with its evaluation of the transaction, the BR board did not find it practicable or necessary to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the BR board may have given different weights to different factors.

     The BR board viewed all of the factors described above, other than those identified under "Potential Risks", as favorable to its approval and recommendation of the transaction. Although the BR board recognized the matters described under "Potential Risks" as negative factors in its evaluation of the transaction, the BR board concluded that the potential benefits of the transaction substantially outweighed these possible risks, although there can be no assurance in this regard.

POCO'S REASONS FOR THE TRANSACTION. The Poco board considered the following material factors in unanimously approving the transaction.

     Premium to Trading Price. The consideration offered under the transaction represents a premium over the recent trading price of Poco common shares.

     Liquidity. The exchangeable shares will be exchangeable for BR common stock which is widely held and listed on the NYSE.

     Improved Balance Sheet. BR's strong balance sheet provides substantial financial flexibility to pursue exploration and development prospects. The combined company will have a low debt-to-capital ratio of 45% and a debt-to-total market capitalization ratio of 23% on a pro forma basis at June 30, 1999. As a result, the Poco board believes that the continuing company should have the financial flexibility to pursue more actively Poco's opportunity base and more fully develop its potential.

     Ability to Participate in the Combined Company. Following the transaction, Poco shareholders, through their ownership of exchangeable shares or shares of BR common stock, will own the equivalent of 18% of BR's common stock. Accordingly, the transaction provides Poco shareholders with the opportunity to participate in a meaningful way in the ongoing development of Poco's properties as well as in the development of BR's properties and to continue to participate in any future improvement in natural gas prices.

     Interest in Larger Entity with More Diversified Holdings. Poco shareholders will acquire an interest in BR which, when combined with Poco's operations, will be the largest independent oil and gas company worldwide, based on proved reserves. Following the transaction, the combined company's assets in the U.S. and Canada and elsewhere in the world will enhance its competitive position and permit it to allocate its resources to take advantage of attractive opportunities around the world.


     Management. The combined company should benefit from the leadership of BR's senior management. This team has a track record of successfully developing and managing a rapidly growing, profitable oil and gas company over a number of years. Additionally, BR has indicated its desire that management of Poco continue to play an important role in the management of the combined company's Canadian operations, providing for continuity of management of Poco's business for the benefit of the combined company.



     Tax Deferral. The transaction is structured to provide tax deferral to most Canadian resident holders of Poco common shares, so long as they continue to hold the exchangeable shares. In addition, while the exchangeable shares are listed on a Canadian stock exchange they will qualify as an investment and will not be foreign property for RRSP, RRIF, RESP and other savings and pension plans.


     Ability to Consider Competing Offers. The combination agreement does not preclude the initiation of competing offers by other potential bidders. If another offer is received by Poco, the Poco board may consider and accept it if the offer is financially superior to the BR transaction and the offeror has demonstrated that the funds or other consideration necessary for the offer are available. The Poco board may only accept the superior offer if it has concluded in good faith that acceptance of the offer is necessary for the board to act in a manner consistent with its fiduciary duties under applicable law. Before accepting the superior offer, Poco must give BR five days' notice. BR has the right to match any superior offer. Poco may only consider and accept a superior offer before the transaction is approved by the Poco shareholders and optionholders. If a superior offer is

                                           CHAPTER ONE -- THE TRANSACTION
accepted by the Poco board, Poco is required to pay BR a cash termination fee of U.S. $68 million. As of the date of this joint proxy statement, Poco has not received any competing offers.

     Dissent Rights. Under the arrangement, the Poco shareholders and Poco optionholders have the right to dissent.

     In reaching its determination, the Poco board also considered and evaluated information presented by the management of Poco with respect to the transaction. In this regard, the Poco board considered, among other things:

     - information concerning the results of operations, performance, financial condition and prospects of and the opportunities available to BR, Poco and the combined company, and the risks involved on a company-by-company basis, and on a combined basis, and the risks involved in achieving the full potential of Poco on a stand-alone basis;

     - the reserve levels, asset quality and cost structure of BR's and Poco's businesses;

     - the results and scope of the due diligence review conducted by Poco's management and RBC DS with respect to BR's business and operations;

     - information with respect to recent and historical trading prices and trading multiples of BR common stock and Poco common shares;

     - information with respect to recent and historical prices and a range of potential future price trends of oil and gas;

     - the terms of the combination agreement and the exchangeable shares, with a view, among other things, to assuring that holding an exchangeable share would be the economic equivalent of holding BR common stock;

     - the presentation by and the opinion of RBC DS, with respect to the fairness from a financial point of view of the terms of the transaction to holders of Poco common shares; and

     - the presentation by and the legal advice of Burnet, Duckworth & Palmer, with respect to the board's fiduciary duties and obligations in considering the transaction.

     Based on all of these matters, and such other matters as the members of the Poco board deemed relevant, the Poco board unanimously approved the combination agreement.

     The foregoing discussion of the information and factors considered and given weight by the Poco board is not intended to be exhaustive but is believed to include all material factors considered by the Poco board. In addition, in reaching the determination to approve and recommend the combination agreement, the Poco board did not assign any relative or specific weights to the foregoing factors which were considered, and individual directors may have given differing weights to different factors.

     The Poco board realized that there are risks associated with the transaction, including that some of the potential benefits set forth above may not be realized or that there may be significant costs associated with realizing such benefits. The Poco board also considered factors such as BR's ability to retain Poco's management and key employees, the volatility of oil and gas prices, the relative volatility of both companies' stock prices, the uncertainty in estimating oil and gas reserves, future exploration and development risk and the risks of conducting business in foreign countries. These factors are discussed more fully in this joint proxy statement on page 16 under "Risk Factors". However, the Poco board believes that the factors in favor of the transaction outweigh the risks and potential disadvantages, although there can be no assurance in this regard.

RECOMMENDATIONS OF BOARDS OF DIRECTORS

     BR. The BR board believes that the transaction is in the best interest of BR shareholders. THE BR BOARD UNANIMOUSLY RECOMMENDS THAT THE BR SHAREHOLDERS VOTE TO APPROVE THE ISSUANCE OF BR COMMON STOCK IN CONNECTION WITH THE TRANSACTION.

       CHAPTER ONE -- THE TRANSACTION

     Poco. The Poco board of directors believes that the transaction is in the best interest of the Poco shareholders and Poco optionholders. THE POCO BOARD UNANIMOUSLY RECOMMENDS THAT THE POCO SHAREHOLDERS AND POCO OPTIONHOLDERS VOTE TO APPROVE THE ARRANGEMENT.

     In reaching the conclusions stated above, the boards of directors of BR and Poco considered a number of factors including certain advantages and disadvantages of proceeding with the transaction. For a discussion of these considerations, see "-- Reasons for the Transaction."

OPINION OF RBC DOMINION SECURITIES INC.

     The following is a summary of the RBC DS opinion. Poco retained RBC DS to act as a financial advisor to provide advice and assistance in evaluating transactions and to provide an opinion with respect to the fairness of a transaction from a financial point of view to the Poco shareholders. RBC DS verbally advised the Poco board on August 16, 1999, which opinion was confirmed in writing as at August 16, 1999, that the terms of the transaction between Poco and BR contemplated by the combination agreement were fair to the holders of Poco common shares from a financial point of view.

     We have attached the full text of the written RBC DS opinion, which sets forth the assumptions made, matters considered and limitations on the review undertaken in connection with the RBC DS opinion, as Annex H to this joint proxy statement. Poco shareholders are urged to, and should, read the RBC DS opinion in its entirety.

     In connection with rendering its opinion, RBC DS reviewed and relied upon:

     -  the combination agreement dated August 16, 1999 between Poco and BR;

     - audited financial statements of Poco and BR for the five years ended December 31, 1998;

     - the unaudited interim reports of Poco and BR for the three and six months ended June 30, 1999;

     - annual reports of Poco and BR for the two years ended December 31, 1997 and 1998;

     - the Notices of Annual Meetings of Shareholders and Management Information Circulars of Poco for the two years ended December 31, 1997 and 1998;

     - the Notice of Annual Meeting of Stockholders and Proxy Statement of BR for the year ended December 31, 1998;

     - annual information forms of Poco for the two years ended December 31, 1997 and 1998;

     -  the Form 10-K of BR for the year ended December 31, 1998;

     - Poco's internal management budgets for the year ending December 31, 1999;

     - selected BR internal management operational and financial estimates and forecasts;

     -  Poco's internal management ten year operational and financial model;

     -  discussions with senior management of Poco and BR;

     -  discussions with both Poco's and BR's auditors and legal counsel;

     - public information relating to the business, operations, financial performance and stock trading history of Poco, BR and other selected public companies considered by RBC DS to be relevant;

     - public information with respect to other transactions of a comparable nature considered by RBC DS to be relevant;

     - a report from Poco regarding Poco's petroleum reserves, with an effective date of December 31, 1998 and updated information with respect to that report to June 30, 1999;

     - information pertaining to Poco's seismic database, natural gas processing facilities, undeveloped land and income tax pools as provided by Poco;

                                           CHAPTER ONE -- THE TRANSACTION

     - information pertaining to the July 22, 1999 farm-in arrangement between Poco and Chevron Canada Resources;


     - representations contained in a certificate addressed to RBC DS, dated as of the date of RBC DS' opinion, from senior officers of Poco as to the completeness and accuracy of the information upon which the RBC DS opinion is based; and


     - such other corporate, industry and financial market information, investigations and analyses as RBC DS considered necessary or appropriate in the circumstances.

     RBC DS relied upon and assumed the completeness, accuracy and fair presentation of all of the information obtained by it from public sources and provided by senior management of Poco, BR and their respective consultants and advisors. The RBC DS opinion is conditional upon the completeness, accuracy and fair presentation of such information. RBC DS has not attempted to verify independently the completeness, accuracy or fair presentation of such information. RBC DS was not able to review a draft proxy statement before rendering its opinion as one had not been prepared at that time. However, RBC DS has subsequently reviewed this joint proxy statement. RBC DS was not, to the best of its knowledge, denied access by Poco or BR to any information requested by RBC DS. RBC DS made a number of assumptions, including that all of the conditions required to implement the arrangement will be met. The RBC DS opinion was rendered on the basis of securities markets, economic, financial and general business conditions prevailing as at the date of the RBC DS opinion and the condition and prospects, financial and otherwise, of Poco, BR and their respective subsidiaries and affiliates, as they were reflected in the information and documents reviewed and as they were represented to RBC DS in discussions with management of Poco and BR, respectively. In its analyses and in preparing the RBC DS opinion, RBC DS made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of RBC DS or any other party involved in the arrangement.

     The following is a brief summary of certain financial analyses used by RBC DS in connection with providing its opinion to the Poco board.

     Net Asset Value Analysis. The net asset value approach ascribes a separate value for each category of asset and liability utilizing the methodology deemed appropriate by RBC DS in each case; the sum of total assets less total liabilities yields the NAV. This approach ascribes value to the proved and probable reserves existing at the time of valuation on the basis of discounted future after-tax cash flows, and does not anticipate the future addition of reserves through an ongoing exploration and development program. This approach is known as a "depletion" or "blowdown" evaluation and is a common method of evaluation of petroleum interests (reserves and related production facilities) in the oil and gas industry. Capital expenditures required to develop existing reserves are deducted from reserve values. Provision is made for general and administrative expenses required to produce the existing reserves as well as for costs associated with future well abandonment and reclamation of sites related to such wells and associated plant and facility equipment. In addition, a value is ascribed for other material assets utilizing the methodology deemed appropriate by RBC DS in each case.

     RBC DS prepared a NAV analysis of Poco utilizing Poco's internal engineering report. The engineering report was run at commodity prices which RBC DS deemed to be reflective of current market views for both natural gas and crude oil. RBC DS reviewed a number of comparable oil and gas companies and calculated their respective weighted average cost of capital and, based on those comparable companies, RBC DS selected discount rates of 8% and 10% to apply to after-tax cash flows calculated based on the Poco engineering report. Other assets including undeveloped land, natural gas processing capacity, tax pools, seismic data bases and the Chevron Canada Resources farm-in were valued based on public information and discussions with Poco management. The NAV approach, including taking into account sensitivity analyses described above, generated values which indicated that the price being paid was a premium to NAV.

     Premiums Paid Analysis. RBC DS also analyzed the premium paid for the Poco common shares under the transaction. On August 13, 1999, the last full trading day for Poco's shares prior to the announcement of the transaction, the Poco common shares and the BR common stock closed trading on the TSE and the NYSE at C$13.15 and $46.6875 per share, respectively. Utilizing a U.S./Canadian dollar exchange rate of 1.4773, the

       CHAPTER ONE -- THE TRANSACTION
value to be received per Poco common share under the transaction is C$17.24, representing a premium of 31.1% to the closing price of the Poco common shares on such date. The 20 day weighted average of the closing price of the BR common stock on the NYSE for the 20 days prior to and including August 13, 1999 was $44.29 per share. Using an average price per share of BR common stock of $44.29 and a 20 day average U.S./Canadian dollar exchange rate of 1.4989, the value of the consideration to be received under the transaction is C$16.60, which represents a premium of approximately 28.9% to the 20 day weighted average of the Poco common shares' closing price on the TSE for the same 20 day period. RBC DS viewed the premiums as being consistent with the range of premiums for recent takeover transactions in the oil and gas sector in Canada.

     Selected Precedent Transaction Multiples Analysis. RBC DS analyzed certain information with respect to precedent corporate transactions in the oil and gas industry which were announced between December 1997 and December 1998 and which RBC DS considered to be the most relevant to the proposed transaction based upon either their comparable size or percentage of natural gas production. The selected transactions were (indicated as purchaser/seller):

     -  Devon Energy Corporation/Northstar Energy Corporation;

     -  Renaissance Energy Ltd./Pinnacle Resources Ltd.;

     -  USX-Marathon Group of USX Corporation/Tarragon Oil and Gas Limited;

     -  Dominion Energy Inc./Archer Resources Ltd.;

     -  Union Pacific Resources Group Inc./Norcen Energy Resources Limited; and

     -  Pioneer Natural Resources Company/Chauvco Resources Ltd.

     For each transaction, RBC DS calculated a transaction value multiple based on different statistics of the target company:

     - equity value as a multiple of forecasted discretionary cash flow ("CF") for the first and second years following the transaction;

     - enterprise value as a multiple of forecasted earnings before interest, taxes, depreciation and amortization ("EBITDA") for the first and second years following the transaction;

     - adjusted enterprise value as a multiple of forecasted daily BOE (barrel of oil equivalent) production for the first and second years following the transaction; and

     - adjusted enterprise value as a multiple of BOE proved, proved and half probable and proved and probable reserves.

     The following table illustrates the various value multiples for each transaction:

                                                          EQUITY VALUE/   ENTERPRISE VALUE/
                                                           FORECASTED        FORECASTED
                                                          -------------   -----------------
                                    EQUITY   ENTERPRISE   1 YR.   2 YR.    1 YR.     2 YR.
DATE    ACQUIROR         TARGET     VALUE      VALUE       CF      CF     EBITDA    EBITDA
----    --------         ------     ------   ----------   -----   -----   -------   -------
                                       (C$ MILLIONS)
Dec-98  Devon Energy     Northstar  $  893     $1,304      6.8     5.1      8.5       6.5
May-98  Renaissance      Pinnacle   $  719     $1,099      6.7     4.7      8.6       6.5
May-98  Marathon Oil     Tarragon   $1,107     $1,603      8.2     6.3     10.7       7.9
Apr-98  Dominion Energy  Archer     $  182     $  211      5.4     4.3      5.7       4.6
Mar-98  Union Pacific    Norcen     $3,723     $4,995      6.8     5.9      7.8       6.8
Dec-97  Pioneer          Chauvco    $1,524     $1,809      8.6     9.5      9.5       n/a
Average                                                    7.1     6.0      8.5       6.5

                                           CHAPTER ONE -- THE TRANSACTION

                                      ADJUSTED ENTERPRISE             ADJUSTED ENTERPRISE
                                       VALUE/FORECASTED               VALUE/BOE RESERVES
                                    -----------------------   -----------------------------------
                                    1 YR. BOE    2 YR. BOE               PROVEN +  1/2   PROVEN +
DATE    ACQUIROR         TARGET     PRODUCTION   PRODUCTION    PROVEN      PROBABLE      PROBABLE
----    --------         ------     ----------   ----------   --------   -------------   --------
                                    (C$/BOE/D)   (C$/BOE/D)   (C$/BOE)     (C$/BOE)      (C$/BOE)
Dec-98  Devon Energy     Northstar   $29,165      $26,629      $10.69        $ 9.04       $ 7.83
May-98  Renaissance      Pinnacle    $22,531      $20,419      $ 7.41        $ 6.38       $ 5.60
May-98  Marathon Oil     Tarragon    $36,376      $29,173      $ 7.60        $ 6.31       $ 5.40
Apr-98  Dominion Energy  Archer      $18,372      $15,310      $10.50        $ 9.13       $ 8.07
Mar-98  Union Pacific    Norcen      $24,624      $22,474      $ 9.90        $ 8.57       $ 7.56
Dec-97  Pioneer          Chauvco     $45,901      $37,017      $15.80        $13.18       $11.30
Average                              $29,495      $25,170      $10.32        $ 8.77       $ 7.63

These calculations assumed a conversion ratio of 10 thousand cubic feet of natural gas to one barrel of oil before royalties.

     RBC DS compared the precedent transaction value multiples to those proposed under the transaction. The following value multiples are generated at a purchase price of C$17.24 per Poco common share:

     - equity value as a multiple of discretionary cash flow of 7.7 and 5.9 for calendar 1999 and 2000, respectively;

     - enterprise value as a multiple of EBITDA of 8.7 and 6.9 for calendar 1999 and 2000, respectively;

     - adjusted enterprise value as a multiple of forecast daily BOE production of C$38,445 and C$35,199 for calendar 1999 and 2000, respectively; and

     - adjusted enterprise value as a multiple of proved BOE reserves and proved and probable BOE reserves of C$12.45 and C$8.79 per BOE, respectively.

     RBC DS concluded that the precedent transaction multiple analysis generated results that are consistent with the price per Poco common share under the transaction.

     Comparable Public Company Analysis. RBC DS also reviewed the trading multiples of public companies involved in oil and gas production from the perspective of whether a public market value analysis might exceed NAV or precedent transaction values. However, RBC DS concluded that public company multiples implied values that were below NAV and precedent transaction values. Given the foregoing, and that public company trading values reflect the value of board lots of shares which represent minority control discount values rather than corporate transaction values which represent the full consideration for purchase of an entire company, RBC DS did not directly rely on this methodology, but used it as a basis for comparison and understanding.

     Pro Forma Analysis of the Transaction. Based upon various analyst equity research forecasts of calendar 1999 and 2000 cash flow and earnings for BR, the transaction, if completed, would be accretive to BR's forecast cash flow per share in calendar 1999 and 2000 and earnings per share in calendar 2000. Further, RBC DS considered and analyzed the potential post announcement trading price of the BR common stock. Consideration was given to several factors including:

     -  post announcement trading premiums/discounts in comparable transactions;

     - the pro forma accretion to BR's cash flow per share in calendar 1999 and 2000;

     - the amount of new BR common stock being issued in aggregate and relative to its float;

     -  BR's research and investor following;

     -  the strategic reasons for the transaction;

     -  the research community's expectations for a transaction of this nature;
        and

     -  the current market conditions.

       CHAPTER ONE -- THE TRANSACTION

     From this analysis, RBC DS considered that the market price of the BR common stock would be an appropriate indicator of the value of the share consideration offered to Poco shareholders under the arrangement.

     RBC DS believes that its analyses must be considered as a whole and that selecting portions of the analyses or the factors considered by it, without considering all factors and analyses together, could create a misleading view of the process underlying the RBC DS opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Any attempt to do so could lead to undue emphasis on any particular factor or analysis. The RBC DS opinion is not to be construed as a recommendation to any Poco shareholder as to whether to vote in favor of the resolution in respect of the transaction. RBC DS is not expressing any opinion as to the price at which the exchangeable shares will trade following the completion of the transaction.

     RBC DS is one of Canada's largest investment banking firms, with operations in all facets of corporate and government finance, mergers and acquisitions, equity and fixed income sales, and trading and investment research. The RBC DS opinion represents the opinion of RBC DS and the form and content thereof have been approved for release by a committee of its directors, each of whom is experienced in merger, acquisition, divestiture and fairness opinion matters. Poco selected RBC DS as its financial advisor because it is a nationally recognized investment banking firm in Canada, has substantial expertise in mergers and acquisitions in the oil and gas sector, and has extensive knowledge of Poco and Poco's business.

     On July 29, 1999, Poco and RBC DS entered into an engagement agreement pursuant to which RBC DS was requested to provide financial advisory services to the Poco board in connection with a transaction. The terms of the engagement agreement provide that RBC DS is to be paid an aggregate fee equal to 0.35% of the consideration paid if the transaction is completed, and a fee of approximately C$0.5 million if the transaction is not completed. Based on RBC DS's estimate of the value of the consideration on the date of the RBC DS opinion, the fee payable upon completion of the transaction would be approximately C$10 million. In addition, RBC DS is to be reimbursed for any reasonable out-of-pocket expenses and to be indemnified by Poco against certain liabilities in certain circumstances.

OPINION OF MORGAN STANLEY

     BR retained Morgan Stanley to act as its financial advisor in connection with the transaction contemplated by the combination agreement. Morgan Stanley was selected based on Morgan Stanley's qualifications, expertise and reputation. At the meeting of the BR board on August 16, 1999, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that as of August 16, 1999, and based upon and subject to the various considerations set forth in the opinion, the exchange ratio pursuant to the combination agreement was fair from a financial point of view to BR.

     THE FULL TEXT OF THE WRITTEN OPINION OF MORGAN STANLEY DATED AUGUST 16, 1999, WHICH SETS FORTH, AMONG OTHER THINGS, ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE SCOPE OF THE REVIEW UNDERTAKEN BY MORGAN STANLEY IN RENDERING ITS OPINION, IS ATTACHED AS ANNEX I TO THIS JOINT PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. HOLDERS OF BR COMMON STOCK ARE URGED TO, AND SHOULD, READ THE WRITTEN OPINION OF MORGAN STANLEY CAREFULLY AND IN ITS ENTIRETY. MORGAN STANLEY'S WRITTEN OPINION:

     - IS DIRECTED TO THE BR BOARD;

     - ADDRESSES ONLY THE FAIRNESS OF THE EXCHANGE RATIO PURSUANT TO THE COMBINATION AGREEMENT FROM A FINANCIAL POINT OF VIEW TO BR AS OF THE DATE OF THE WRITTEN OPINION, AND DOES NOT ADDRESS ANY OTHER ASPECT OF THE TRANSACTION;

     - DOES NOT EXPRESS AN OPINION AS TO THE PRICES AT WHICH THE POCO COMMON SHARES, THE EXCHANGEABLE SHARES OR BR COMMON STOCK WILL TRADE AT ANY TIME; AND

     - DOES NOT CONSTITUTE AN OPINION OR RECOMMENDATION TO ANY SHAREHOLDER OF BR AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE BR SPECIAL MEETING.

                                           CHAPTER ONE -- THE TRANSACTION

     THE SUMMARY OF THE WRITTEN OPINION OF MORGAN STANLEY SET FORTH IN THIS JOINT PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

     In connection with rendering its opinion, Morgan Stanley:

     - reviewed publicly available financial statements and other information of Poco and BR;

     - reviewed internal financial statements and other financial and operating data, including internal reserve estimates, concerning Poco and BR prepared by the managements of Poco and BR;

     -  analyzed financial forecasts prepared by the managements of Poco and BR;

     - discussed the past and current operations and financial condition and the prospects of Poco, including information relating to strategic, financial and operational benefits anticipated from the transaction, with senior executives of Poco;

     - discussed the past and current operations and financial condition and the prospects of BR, including information relating to strategic, financial and operational benefits anticipated from the transaction, with senior executives of BR;

     - reviewed the pro forma impact of the arrangement on BR's earnings per share, cash flow, oil and gas reserves and production, consolidated capitalization and financial ratios;

     - reviewed the reported prices and trading activity for the Poco common shares and the BR common stock;

     - compared the financial performance of Poco and BR and the prices and trading activity of the Poco common shares and the BR common stock with that of other comparable publicly-traded companies and their securities;

     - reviewed the financial terms, to the extent publicly available, of selected comparable acquisition transactions;

     - participated in discussions and negotiations among representatives of Poco and BR and their financial and legal advisors;

     - reviewed the draft combination agreement, plan of arrangement and related documents; and

     - performed such other analyses and considered such other factors as Morgan Stanley deemed appropriate.

     In rendering its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by Morgan Stanley for the purposes of its opinion. With respect to the financial forecasts, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Poco and BR. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Poco or BR, nor was Morgan Stanley furnished with any such appraisals. With respect to the reserve estimates referred to in the above paragraph, Morgan Stanley is not an expert in the engineering evaluation of oil and gas properties and, with the consent of the BR board, has relied, without independent verification, solely upon the internal reserve estimates of Poco and BR. In addition, Morgan Stanley assumed that the transaction would be consummated in accordance with the terms set forth in the combination agreement. Morgan Stanley's opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, August 16, 1999.

     The following is a brief summary of the material analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion letter dated August 16, 1999. These summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

     Historical Share Performance. Morgan Stanley conducted a historical analysis of the Poco common shares' performance as measured by closing prices and trading volumes from January 1, 1996 to August 13, 1999. During this period, based on trading prices on the TSE, the Poco common shares traded at an intra-day

       CHAPTER ONE -- THE TRANSACTION
high of C$17.25 and low of C$8.60 per share. The Poco common shares closed at a price of C$13.40 per share on August 16, 1999. Based on the exchange ratio of
0.25 and BR's common stock closing price of $45.3125 per share on August 16, 1999, the implied acquisition price per Poco common share of C$16.78 represented a premium of approximately 25%.

     Morgan Stanley also compared historical closing prices of the Poco common shares to The Toronto Stock Exchange Oil & Gas Index for the six month, one year, three year and five year periods ended August 12, 1999. Poco performed in line with the TSE Oil & Gas Index for each of the periods analyzed.

     Historical Exchange Ratio Analysis. Morgan Stanley reviewed the daily historical ratios of the closing stock prices per Poco common share divided by the closing prices per share of BR common stock for the period from August 13, 1996 to August 13, 1999 and as of August 16, 1999. Morgan Stanley calculated the weighted average of the historical ratios and computed the premium represented by the exchange ratio of 0.25 over the weighted averages of the historical ratios for various periods. The following table presents the range of historical ratios over the periods covered compared to the exchange ratio in the transaction.

                                                                                       PERCENTAGE
                                                                                        PREMIUM
                                                                  WEIGHTED           REPRESENTED BY
                                                                  AVERAGE          EXCHANGE RATIO OF
TRADING PERIOD                                                HISTORICAL RATIO    0.25 VS. HISTORICAL
--------------                                                ----------------    --------------------
Last 3 years................................................       0.212                  18%
Last 2 years................................................       0.214                  17%
Last 1 year.................................................       0.212                  18%
Last 6 months...............................................       0.184                  36%
Last 3 months...............................................       0.187                  33%
Last 1 month................................................       0.199                  26%
Last 5 days (exclusive of August 16, 1999)..................       0.196                  28%
As of August 16, 1999.......................................       0.200                  25%

     Contribution Analysis. Morgan Stanley reviewed certain historical and projected operating and financial information (including, among other things, oil and gas production volumes and proved reserves, equity market capitalization, market capitalization of equity plus total debt, EBITDA (earnings before interest, taxes, depreciation, amortization and exploration costs), net income and cash flow) for BR, Poco and the pro forma combined entity resulting from the transaction, without giving effect to any potential synergies that may result from the transaction and excluding non-recurring integration related costs or charges which may result from the adoption of the successful efforts method of accounting by Poco. The analysis was performed utilizing publicly available information and securities research analyst estimates for the fiscal years ended 1999 and 2000 for BR and Poco. The analysis indicated that Poco, the shareholders of which will receive approximately 18% of the pro forma combined equity market capitalization of the combined company, would represent 20% of the pro forma combined equity market capitalization plus total debt of the combined company, assuming a 0.25 exchange ratio and the closing stock price as of August 13, 1999 for BR. Morgan Stanley observed that Poco would contribute:

     - to the estimated 1999 financial results based on securities research analyst estimates:
       -  24% of the pro forma combined EBITDA;
       -  25% of the pro forma combined net income; and
       -  23% of the pro forma combined cash flow;

     -  to the actual 1998 financial results:
       -  21% of the pro forma combined EBITDA;
       -  26% of the pro forma combined net income; and
       -  20% of the pro forma combined cash flow;

                                           CHAPTER ONE -- THE TRANSACTION

     - to the estimated 1999 operating results based on securities research analyst estimates:
       -  22% of the pro forma combined oil production;
       -  22% of the pro forma combined natural gas production; and
       -  22% of the pro forma combined total equivalent production;

     -  to the actual 1998 production volumes:
       -  22% of the pro forma combined oil production;
       -  23% of the pro forma combined natural gas production; and
       -  22% of the pro forma combined total equivalent production;

     -  to the proven reserves as of December 31, 1998:
       -  21% of the pro forma combined oil reserves;
       -  18% of the pro forma combined natural gas reserves; and
       -  19% of the pro forma combined total equivalent reserves.

     Public Market Valuation. Morgan Stanley reviewed selected financial information, ratios and public market multiples for the following publicly traded companies:

     -  Alberta Energy Company Ltd.;

     -  Anderson Exploration Ltd.;

     -  Rio Alto Exploration Ltd.;

     -  Berkley Petroleum Corp.;

     -  Paramount Resources Ltd.;

     -  Penn West Petroleum Ltd.;

     -  Canadian Hunter Exploration Ltd.;

     -  Encal Energy Ltd.; and

     -  Ulster Petroleums Ltd.

     The selected companies were chosen because they are publicly traded companies that for purposes of analysis may be considered similar to Poco.

     The multiples and ratios for each of the selected companies were based on the most recent publicly available information and on closing prices per share as of August 12, 1999.

     The results of these analyses are as follows:

                                                                                 SELECTED
                                                       PEER GROUP RANGE       VALUATION RANGE
                                                      -------------------   -------------------
Price/1999E Cash Flow...............................      6.7 - 10.9             6.5 - 7.5
Price/2000E Cash Flow...............................       5.0 - 6.9             4.5 - 5.5
Adjusted Market Capitalization/1999E EBITDA.........      7.0 - 12.0             7.5 - 8.5
Adjusted Market Capitalization/2000E EBITDA.........       5.3 - 7.8             5.5 - 6.5
Adjusted Price/ BOE Proved..........................   C$8.04 - C$17.90      C$10.00 - C$12.00
Adjusted Price/BOE Proved 50% Probable..............   C$6.38 - C$14.30      C$8.00 - C$10.00
Adjusted Price/BOE Daily Production.................  C$26,600 - C$62,100   C$27,500 - C$32,500

     Morgan Stanley applied the selected valuation range in the table above to estimates prepared by the managements of Poco and BR. The analysis resulted in an implied exchange ratio range of 0.23 to 0.29. Morgan Stanley defined adjusted market capitalization as the sum of equity market capitalization, total debt and preferred stock, minus cash and cash equivalents. Cash flow was defined as the sum of net income plus deferred taxes, depletion, depreciation, amortization and dry hole expense. Adjusted price was defined as adjusted market capitalization less an assumed value for non "oil and gas" property, plant and equipment, less working capital and other non-current assets, plus other non-current liabilities (excluding deferred taxes). BOE was defined as a

       CHAPTER ONE -- THE TRANSACTION
barrel of oil equivalent assuming a conversion ratio of 6 thousand cubic feet of natural gas to one barrel of oil after royalties.

     No company utilized in the peer group comparison analysis as a comparison is identical to Poco or BR. In evaluating the peer group, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Poco or BR, such as the impact of competition on the business of Poco, BR or the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of Poco, BR or the industry or in the financial markets in general. Mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using peer group data.

     Net Asset Value Analysis. Morgan Stanley estimated, at a range of discount rates and hydrocarbon pricing scenarios, the present value of the future pre-tax cash flows that Poco could be expected to generate from its proved and probable reserves as of December 31, 1998. In the analysis, Morgan Stanley assumed four alternative cases for future oil and natural gas prices. The first scenario was generated using commodity prices as estimated by Morgan Stanley. The second scenario was generated using the average futures prices listed on NYMEX on August 13, 1999. The third and fourth scenarios were calculated using prices as estimated by the managements of BR and Poco. For each of the four scenarios, Morgan Stanley calculated the unlevered free cash flows that Poco would be expected to generate from its proved and probable reserves during the fiscal years 1999 through 2013 and the value of the remaining proved and probable reserves projected at 2013 based upon engineering projections prepared by the management of Poco. The unlevered free cash flows and remaining value of proved and probable reserves were then discounted to obtain a present value using a range of discount rates from 8% to 12%. Morgan Stanley further adjusted downward the present value of probable reserves by 33.3%. Morgan Stanley added to those estimated values for proved and probable reserves assessments of the value of certain other assets and liabilities of Poco and BR, including, but not limited to, other land and acreage, working capital and the book value of debt. These assessments of the value of certain other assets and liabilities were made by Morgan Stanley based on information and assumptions provided by Poco's and BR's managements and on various industry benchmarks. The analysis resulted in an implied exchange ratio range of 0.23 to 0.27.

     Analysis of Selected Precedent Canadian Corporate Transactions. Morgan Stanley reviewed the prices paid in the following precedent Canadian corporate transactions with a transaction value in excess of C$500 million:

     - the acquisition of Northstar Energy Corporation by Devon Energy Corporation;

     -  the acquisition of Pinnacle Resources Ltd. by Renaissance Energy Ltd.;

     - the acquisition of Tarragon Oil and Gas Limited by USX-Marathon Group of USX Corporation;

     - the acquisition of Norcen Energy Resources Limited by Union Pacific Resources Group Inc.;

     - the acquisition of Chauvco Resources Ltd. by Pioneer Natural Resources Company;

     -  the acquisition of ELAN Energy Inc. by Ranger Oil Limited;

     - the acquisition of Stampeder Exploration Ltd. by Gulf Canada Resources Limited;

     -  the acquisition of CS Resources Limited by PanCanadian Petroleum Ltd.;

     - the acquisition of Wascana Energy Inc. by Canadian Occidental Petroleum Ltd.;

     - the acquisition of Morrison Petroleums Ltd. by Northstar Energy Corporation;

     - the acquisition of Morgan Hydrocarbons Inc. by Stampeder Exploration Ltd.; and

     - the acquisition of Sceptre Resources Limited by Canadian Natural Resources Limited.

     Morgan Stanley observed that the implied transaction multiples for the above transactions represented a range of adjusted market capitalization to last twelve months EBITDA of 5.2 to 10.0 and a range of adjusted price/BOE proved of C$4.79 to C$9.86.

                                           CHAPTER ONE -- THE TRANSACTION

     Morgan Stanley also reviewed the prices paid for the following precedent Canadian corporate transactions involving acquisition targets with natural gas reserves equal to or in excess of 65% of total oil and gas reserves on a BOE basis:

     -  the acquisition of Pan East Petroleum Corp. by Poco Petroleums Ltd.;

     - the acquisition of Northstar Energy Corporation by Devon Energy Corporation;

     -  the acquisition of Canrise Resources Ltd. by Poco Petroleums Ltd.;

     - the acquisition of Paragon Petroleum Corporation by Northrock Resources Ltd.;

     -  the acquisition of Pembina Resources Limited by Talisman Energy Inc.;

     -  the acquisition of HCO Energy Ltd. by Pinnacle Resources Ltd.;

     - the acquisition of Cimarron Petroleum Ltd. by Newport Petroleum Corporation; and

     -  the acquisition of Gardiner Oil and Gas Ltd. by Poco Petroleums Ltd.

     The results of these analyses are as follows:

                                                        COMPARABLE              SELECTED
                                                    TRANSACTIONS RANGE       VALUATION RANGE
                                                    -------------------    -------------------
Price/2000E Cash Flow.............................      4.6 - 12.0              4.5 - 5.5
Adjusted Market Capitalization/Last Twelve Months
  EBITDA..........................................      5.2 - 19.9              8.5 - 9.0
Adjusted Price/BOE Proved.........................    C$6.89 - C$9.59       C$9.00 - C$10.00
Adjusted Price/BOE Proved +50% Probable...........    C$5.79 - C$8.38        C$7.00 - C$8.00
Adjusted Price/BOE Daily Production...............  C$21,300 - C$29,600    C$25,000 - C$30,000
Premium to 20-Day Weighted Average Stock Price....      (4%) - 36%              25% - 35%

     Morgan Stanley applied the selected valuation range in the table above to estimates prepared by the managements of Poco and BR. The analysis resulted in an implied exchange ratio range of 0.22 to 0.26.

     Pro Forma Acquisition Analysis. Morgan Stanley analyzed the pro forma impact of the transaction on BR's projected earnings per share and cash flow per share for the fiscal years ended 1999 and 2000 without giving effect to any potential synergies that may result from the transaction. The analysis was performed utilizing estimates prepared by BR management and publicly available securities research analyst estimates for the fiscal years ended 1999 and 2000 for BR and Poco. Based on these forecasts, and assuming that the transaction is treated as a pooling transaction, the transaction would be expected to be modestly accretive to BR's earnings per share and cash flow per share in 1999 and 2000, excluding non-recurring integration related costs or charges which may result from the adoption of the successful efforts method of accounting by Poco.

     No transaction utilized as a comparison in the precedent transactions analysis is identical to the transaction. In evaluating the transactions listed above, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Poco or BR, such as the impact of competition on Poco, BR or the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of Poco, BR or the industry or in the financial markets in general. Mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using comparable transaction data.

     In connection with the review of the transaction by the BR board, Morgan Stanley performed a variety of financial and comparative analyses for purposes of its opinion given in connection therewith. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any particular analysis or factor considered by it. Furthermore, Morgan Stanley believes that selecting any portion of its analyses or factors considered by it, without considering all analyses and factors as a whole, would create an incomplete view of the process underlying its opinion. In

       CHAPTER ONE -- THE TRANSACTION
addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should therefore not be taken to be Morgan Stanley's view of the actual value of Poco or BR.

     In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Poco or BR. Any estimates contained in Morgan Stanley's analysis are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. The analyses were prepared solely as part of Morgan Stanley's analysis of the fairness of the exchange ratio pursuant to the combination agreement from a financial point of view to BR and were conducted in connection with the delivery of the Morgan Stanley opinion to the BR board. The analyses do not purport to be appraisals or to reflect the prices at which Poco common shares, the exchangeable shares or BR common stock actually may be valued or the prices at which their shares or stock may actually trade in the marketplace. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

     In addition, as described above, Morgan Stanley's opinion and presentation to the BR board was one of many factors taken into consideration by the BR board in making its decision to approve the transaction. Consequently, the Morgan Stanley analyses as described above should not be viewed as determinative of the opinion of the BR board with respect to the value of BR or of whether the BR board would have been willing to agree to a different exchange ratio. The exchange ratio pursuant to the combination agreement and other terms of the combination agreement were determined through arm's-length negotiations between Poco and BR and were approved by the BR board. Morgan Stanley provided advice to BR during the course of such negotiations; however, the decision to enter into the combination agreement and to offer the exchange ratio pursuant to the combination agreement was solely that of the BR board.

     Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking and financial advisory business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of Morgan Stanley's trading, brokerage and financing activities, Morgan Stanley or its affiliates may at any time hold long or short positions, trade or otherwise effect transactions, for its own account or for the account of customers, in the equity or debt securities or senior loans of Poco or BR.


     Pursuant to an engagement letter dated August 15, 1999, Morgan Stanley provided financial advisory services and a financial opinion in connection with the transaction, and BR agreed to pay Morgan Stanley a fee of approximately $9.5 million. BR has also agreed to reimburse Morgan Stanley for its expenses incurred in performing its services. In addition, BR has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of Morgan Stanley's engagement and any related transactions. In the past, Morgan Stanley and its affiliates have provided financial advisory services for BR and have received fees for the rendering of these services.


TRANSACTION MECHANICS AND DESCRIPTION OF EXCHANGEABLE SHARES

     The following is a summary description of the material terms of:

     - the arrangement under section 186 of the Business Corporations Act (Alberta) which will give effect to the transaction;

     - the exchangeable share provisions;

     - the form of the support agreement; and

     - the form of voting and exchange trust agreement.

                                           CHAPTER ONE -- THE TRANSACTION

This summary is qualified in its entirety by the full text of these documents, which we have included in Annexes D, E, F and G, and which are incorporated herein by reference.

     SUMMARY

     Pursuant to the arrangement Poco shareholders will receive:

     - exchangeable shares of BR Canada which have economic rights, including the right to all dividends, and voting attributes, equivalent to BR common stock, but with effectively no economic or voting rights in BR Canada; and

     - the right to receive BR common stock at any time in exchange for exchangeable shares on a one-for-one basis.

     The rights relating to the exchange or redemption of exchangeable shares into BR common stock are:

     - Shareholder Rights to Exchange or Cause Redemption: the rights, which are called exchange put rights and retraction rights, to require an exchange by BR or redemption by BR Canada of exchangeable shares for BR common stock;

     - Automatic Rights: upon the occurrence of specified automatic or triggering events, rights (which are called the automatic redemption right, optional exchange right, liquidation right and automatic exchange right) to receive, by exchange or redemption of exchangeable shares, BR common stock, without any action by the holders of exchangeable shares; and

     - BR Call Rights: overriding call rights (called retraction call rights, liquidation call rights and redemption call rights) granted to BR to require an exchange of exchangeable shares for BR common stock with BR if a holder exercises retraction rights or in any circumstance where BR Canada would redeem the exchangeable shares.

     BR anticipates that it will exercise its call rights, when available, and currently foresees no circumstances under which it would not exercise its call rights. Therefore it is expected that holders of exchangeable shares will only receive BR common stock through an exchange with BR, as opposed to a redemption by BR Canada, of exchangeable shares for BR common stock. While the consideration received upon an exchange or a redemption will be the same, the tax consequences will be substantially different. See "Information About Tax Considerations -- Canadian Federal Income Tax Considerations to Poco Shareholders".

     THE PLAN OF ARRANGEMENT

     The Arrangement. The transaction will be effected by means of an arrangement of Poco under the Business Corporations Act (Alberta) in accordance with the plan of arrangement. We have included a copy of the form of the plan of arrangement as Annex D, which is incorporated by reference into this joint proxy statement.

     Court Approval of the Arrangement and Completion of the Transaction. An arrangement of a corporation under Alberta law requires approval by both the Court of Queen's Bench of Alberta and the shareholders, and, if applicable, optionholders of the subject corporation. Prior to the mailing of this joint proxy statement, Poco obtained the Interim Order of the Court, which is attached as Annex C, providing for the calling and holding of the Poco special meeting and other procedural matters.


     Subject to the approval of the arrangement by the Poco shareholders and Poco optionholders at the Poco special meeting, the hearing in respect of the Final Order is scheduled to take place on November 18, 1999 at 1:00 p.m. (Calgary time) in the Court of Queen's Bench of Alberta at the Court House, 611
- 4th Street S.W., Calgary, Alberta, Canada. All Poco shareholders and optionholders who wish to participate or be represented or to present evidence or arguments at that hearing must serve and file a notice of appearance as set out in the Notice of Petition for the Final Order and satisfy any other requirements. At the hearing of the application in respect of the Final Order, the Court will consider, among other things, the fairness and reasonableness of the arrangement. The Court may approve the arrangement as proposed or as amended in any manner the Court may direct, subject to compliance with such terms and conditions, if any, as the Court deems fit.


       CHAPTER ONE -- THE TRANSACTION

     Assuming the Final Order is granted and the other conditions to the combination agreement are satisfied or waived, it is anticipated that the following will occur substantially simultaneously: articles of arrangement will be filed with the registrar under the Business Corporations Act (Alberta) to give effect to the arrangement, the support agreement between BR Canada and BR substantially in the form of Annex F and the voting and exchange trust agreement between BR Canada, BR and CIBC Mellon Trust Company, as trustee, substantially in the form of Annex G will be executed and delivered, and the various other documents necessary to give effect to the transaction will be executed and delivered.


     Subject to the foregoing, it is presently anticipated that the transaction will become effective on or about November 18, 1999.


     RIGHTS RELATING TO THE EXCHANGE OR REDEMPTION OF EXCHANGEABLE SHARES

     Shareholder Rights to Receive BR Common Stock: BR will grant the exchange put right described below to CIBC Mellon Trust Company, as trustee, for the benefit of the holders of the exchangeable shares. The holders of exchangeable shares also have the right to retract (i.e., require BR Canada to redeem) any or all of their exchangeable shares.

     - Exchange Put Right. A holder of exchangeable shares is entitled to require BR to exchange, which is called an exchange put right, all or any part of the holder's exchangeable shares for an equivalent number of shares of BR common stock, plus the equivalent amount of all BR dividends, payable and unpaid, if any. A holder of exchangeable shares may exercise the exchange put right by presenting written notice to the trustee accompanied by presentation and surrender of a certificate or certificates representing the exchangeable shares the holder desires to have BR redeem, together with such other documents and instruments as may be required to effect a transfer of exchangeable shares as provided in the voting and exchange trust agreement among BR, BR Canada and CIBC Mellon Trust Company as trustee, at the trustee's principal offices in Calgary, Alberta or Toronto, Ontario. An exchange pursuant to this right will be completed not later than the close of business on the third business day following receipt by the trustee of the notice, the certificates and other required documents.

     - Retraction Rights. Subject to applicable law and the retraction call right of BR, holders of the exchangeable shares are entitled at any time to retract (i.e., to require BR Canada to redeem) any or all exchangeable shares owned by them and to receive an equivalent number of shares of BR common stock plus the equivalent amount of all BR dividends, payable and unpaid, if any, subject to the retraction call right of BR described below. Holders of exchangeable shares may effect a retraction by presenting certificates representing the number of exchangeable shares the holder desires to retract to BR Canada or the trustee, together with a duly executed retraction request:

       - specifying the number of exchangeable shares the holder desired to retract;

       - stating the retraction date on which the holder desires to have BR Canada redeem such shares, which must be a business day between five and ten days from the date of delivery of the request; and

       - acknowledging the retraction call right of BR to purchase all but not less than all the retracted shares directly from the holder and that the retraction request will be deemed to be a revocable offer by the holder to sell the retracted shares to BR in accordance with the retraction call right on the terms and conditions described below.

       Upon receipt by BR Canada of a retraction request, BR Canada will promptly notify BR. In order to exercise its retraction call right, BR must notify BR Canada of its determination to do so within two business days of such notification to BR. If BR delivers the call notice within two business days, and provided that the retraction request is not revoked by the holder in the manner described below, BR Canada will not redeem the retracted shares and BR will purchase from the holder and the holder will sell to BR on the retraction date the retracted shares. In the event that BR does not deliver to BR Canada a call notice within the two business days period, and provided that the retraction request is not revoked by the holder in the manner described below, BR Canada will redeem the retracted shares on the retraction date.

                                           CHAPTER ONE -- THE TRANSACTION

       A holder of retracted shares may, by notice in writing given by the holder to BR Canada before the close of business on the business day immediately preceding the date specified by the holders as the retraction date, withdraw its retraction request. If the retraction request is withdrawn, the revocable offer constituted by the retraction request to sell the retracted shares to BR will be deemed to have been revoked.

       If, as a result of liquidity or solvency requirements or other provisions of applicable law, BR Canada is not permitted to redeem all exchangeable shares tendered by a retracting holder, BR Canada will redeem only those exchangeable shares tendered by the holder as would be permitted by applicable law. This right is subject to BR's liquidation call right described below. The holder of any exchangeable shares not redeemed by BR Canada as a consequence of such applicable law or purchased by BR, will be deemed to have required BR to purchase the unretracted shares in exchange for an equal number of shares of BR common stock, plus the equivalent amount of all dividends, payable and unpaid, if any, on the retraction date pursuant to the exchange right provided for in the voting and exchange trust agreement described below.

     Automatic Rights.

     - Redemption of Exchangeable Shares. Subject to applicable law and the redemption call rights of BR described below, on an automatic redemption date, described below, BR Canada will redeem all but not less than all of the then outstanding exchangeable shares in exchange for an equal number of shares of BR common stock, plus the equivalent amount of all BR dividends, payable and unpaid, if any. Notwithstanding any proposed redemption of the exchangeable shares, BR will, pursuant to redemption call rights, have the overriding right to acquire on an automatic redemption date all but not less than all of the outstanding exchangeable shares in exchange for one share of BR common stock for each exchangeable share, plus the equivalent amount of all BR dividends, payable and unpaid, if any. An automatic redemption date is the first to occur of:

       - the date selected by the BR Canada board (but no earlier than the fifth anniversary of the effective date of the arrangement);

       - the date selected by the BR Canada board (but no earlier than the third anniversary of the effective date of the arrangement) at a time when less than 10% of the number of exchangeable shares issuable on the effective date of the arrangement are outstanding (other than exchangeable shares held by BR and entities controlled by BR);

       - the date on which the share purchase rights issued pursuant to the BR rights agreement separate from the BR common stock and become exercisable;

       - the business day prior to the record date for any meeting or vote of the BR Canada shareholders to consider any matter in which the holders of exchangeable shares would be entitled to vote as BR Canada shareholders, but excluding any meeting or vote as described in clause immediately below; or

       - the business day following the day on which the holders of exchangeable shares fail to take the necessary action at a meeting or other vote of holders of exchangeable shares, if and to the extent such action is required, to approve or disapprove, as applicable, any change to, or in the rights of the holders of, exchangeable shares, if the approval or disapproval, as applicable, of such change would be required to maintain the economic and legal equivalence of the exchangeable shares and the BR common stock.

      At least 45 days before an automatic redemption date or before a possible automatic redemption date which may result from a failure of holders of exchangeable shares to take necessary action as described above, BR Canada shall provide the registered holders of exchangeable shares with written notice of the proposed redemption or possible redemption of the exchangeable shares by BR Canada. In the case of any notice given in connection with a possible automatic redemption date, such notice will be given contingently and will be withdrawn if the contingency does not occur.

       CHAPTER ONE -- THE TRANSACTION

     - Optional Exchange Right. Upon the occurrence and during the continuance of a BR Canada insolvency event, described below, a holder of exchangeable shares will be entitled to instruct the trustee to exercise the right, which we refer to as the optional exchange right, with respect to any or all of the holder's exchangeable shares, thereby requiring BR to acquire the exchangeable shares from the holder. Immediately upon the occurrence of a BR Canada insolvency event or any event which may, with the passage of time or the giving of notice, become a BR Canada insolvency event, BR Canada and BR will give written notice to the trustee. The trustee will then promptly notify each holder of exchangeable shares of the event or potential event and will advise the holder of its rights with respect to the optional exchange right. The consideration for each exchangeable share to be acquired under the optional exchange right will be one share of BR common stock plus the equivalent amount of all BR dividends, payable and unpaid, if any.


       "BR Canada insolvency event" means:

       - the institution of, or the consent of BR Canada to the institution of, any proceeding for BR Canada to be adjudicated bankrupt or insolvent or to be dissolved or wound-up, or the filing of a petition, answer or consent seeking dissolution or winding-up under bankruptcy insolvency or analogous laws;

       - the failure of BR Canada to contest in good faith any such proceeding commenced against it within 15 days of becoming aware of the proceeding;

       - the consent of BR Canada to the filing of any such petition or appointment of a receiver;

       - the making by BR Canada of a general assignment for the benefit of creditors, or the admission in writing of its inability to pay its debts generally as they become due; or

       - BR Canada's not being permitted, pursuant to liquidity or solvency requirements of applicable law, to redeem any exchangeable shares pursuant to a retraction request.

       If, as a result of liquidity or solvency requirements or other provisions of applicable law, BR Canada is not permitted to redeem all of the exchangeable shares tendered for retraction by a holder in accordance with the exchangeable share provisions as described under "Retraction Rights" above, the holder will be deemed to have exercised the optional exchange right with respect to the unredeemed exchangeable shares, and BR will be required to purchase such shares from the holder in the manner described above under "Retraction Rights" set forth above.

     - Liquidation Right. Subject to BR's liquidation call right described below, in the event of the liquidation, dissolution or winding-up of BR Canada or any other distribution of assets of BR Canada among its shareholders for the purpose of winding-up its affairs, the holders of exchangeable shares will be entitled to receive for each exchangeable share one share of BR common stock, together with the equivalent amount of all BR dividends, payable and unpaid, if any.

     - Automatic Exchange Right. In the event of a BR liquidation event described below, BR will be deemed to have purchased each outstanding exchangeable share and each holder of exchangeable shares will be deemed to have sold the exchangeable shares held by it on the basis of one share of BR common stock, plus the equivalent amount of all BR dividends, payable and unpaid, if any, for each exchangeable share.

       "BR liquidation event" means:

       - any determination by the BR board of directors to institute voluntary liquidation, dissolution or winding-up proceedings with respect to BR or to effect any other distribution of assets of BR among its shareholders for the purpose of winding-up its affairs; or

       - the earlier of receipt of notice of and BR's otherwise becoming aware of, any threatened or instituted claim or other proceeding with respect to the involuntary liquidation, dissolution or winding-up of BR or to effect any other distribution of assets of BR among its shareholders for the purpose of winding-up its affairs.

                                           CHAPTER ONE -- THE TRANSACTION

     BR Call Rights. In the circumstances described below, BR will have certain overriding rights to acquire exchangeable shares from holders by delivering one share of BR common stock, plus the equivalent amount of all BR dividends, payable and unpaid, if any, for each exchangeable share acquired. Different Canadian federal income tax consequences to a holder of exchangeable shares and to BR Canada may arise depending upon whether the call rights are exercised by BR or whether the relevant exchangeable shares are redeemed by BR Canada pursuant to the exchangeable share provisions. See "Information About Tax Considerations -- Canadian Federal Income Tax Considerations to Poco Shareholders."

     - Retraction Call Right. A holder requesting BR Canada to redeem the exchangeable shares will be deemed to offer such shares to BR, and BR will have an overriding retraction call right to acquire all, but not less than all, of the exchangeable shares that the holder has requested BR Canada to redeem in exchange for one share of BR common stock, plus the equivalent amount of all BR dividends, payable and unpaid, if any, in exchange for each exchangeable share. See "Retraction Rights" above.

     - Liquidation Call Right. BR will be granted an overriding liquidation call right, in the event of and notwithstanding a proposed liquidation, dissolution or winding-up of BR Canada or any other distribution of the assets of BR Canada among its shareholders for the purpose of winding-up its affairs, to acquire all, but not less than all, of the exchangeable shares then outstanding in exchange for BR common stock, plus the equivalent amount of all BR dividends, payable and unpaid, if any. Upon the exercise by BR of the liquidation call right, the holders of the exchangeable shares will be obligated to transfer their shares to BR. The acquisition by BR of all of the outstanding exchangeable shares upon the exercise of the liquidation call right will occur on the effective date of the voluntary or involuntary liquidation, dissolution or winding-up of BR Canada.

     - Redemption Call Right. BR has an overriding redemption call right to acquire on an automatic redemption date all, but not less than all, of the exchangeable shares then outstanding in exchange for BR common stock, plus the equivalent amount of all BR dividends, payable and paid, if any, and, upon the exercise by BR of the redemption call right, the holders of the exchangeable shares will be obligated to transfer their shares to BR.

     - Effect of Call Right Exercise. If BR exercises one or more of its call rights, it will directly issue BR common stock to holders of exchangeable shares and will become the holder of the exchangeable shares. BR will not be entitled to exercise any voting rights attached to the exchangeable shares it so acquires. If BR declines to exercise its call rights when applicable, it will be required to issue BR common stock as BR Canada directs, including to BR Canada, which will, in turn, transfer the stock to the holders of exchangeable shares in consideration for the return and cancellation of the exchangeable shares. In the event BR does not exercise its call rights when applicable and instead delivers BR common stock as BR Canada directs, the consideration received by holders of the exchangeable shares would be the same, while the Canadian tax consequences will be substantially different. See "Certain Income Tax Considerations -- Canadian Federal Income Tax Considerations to Poco Shareholders." However, BR anticipates that it will exercise its call rights, when available, and currently foresees no circumstances under which it would not exercise its call rights. In addition, BR does not anticipate any restriction or limitation on the number of exchangeable shares it would acquire upon the exercise of its call rights.

     ADJUSTMENTS

     The exchangeable shares are subject to adjustment or modification in the event of a stock split or other changes to the capital structure of BR so as to maintain the initial one-to-one ratio between the exchangeable shares and BR common stock.

     TAX ELECTION

     Poco shareholders will be entitled to make an income tax election pursuant to section 85 of the Income Tax Act (Canada) with respect to the transfer of their Poco common shares to BR Canada.

       CHAPTER ONE -- THE TRANSACTION

     STOCK OPTIONS

     Pursuant to the arrangement, each option to purchase Poco common shares granted under Poco's stock option plan will be converted into an option to purchase a number of whole shares of BR common stock equal to the number of Poco common shares subject to such option multiplied by 0.25 at an exercise price per share of BR common stock equal to the exercise price per share of such option divided by 0.25, such exercise price to be converted into U.S. dollars based upon the average Canadian/U.S. dollar exchange rate over a ten trading day period ending on the second day prior to the conversion of the options. If this calculation results in a converted option being exercised for a fractional share of BR common stock, then the number of shares shall be rounded down to the nearest whole number of shares. Such options will vest in accordance with the terms of Poco's stock option plan. The obligations of Poco under the converted options will be assumed by BR and BR will be substituted for Poco under, and as sponsor of, Poco's stock option plan. The term, expiration date, exerciseability and all other terms and conditions of the converted options will be otherwise unchanged.

     SPECIAL VOTING STOCK

     In order to facilitate the completion of the transaction, the arrangement will also include the issuance by BR of one share of preferred stock, designated as special voting stock, to CIBC Mellon Trust Company, the trustee under the voting and exchange trust agreement. This special voting share will allow holders of exchangeable shares to vote as if they were BR shareholders. See "BR Share Capital -- Special Voting Stock" and "-- Voting and Exchange Trust Agreement."

     LETTER OF TRANSMITTAL

     Enclosed with copies of this joint proxy statement delivered to the registered holders of Poco common shares is the Poco letter of transmittal. For the holder to receive the exchangeable shares for his Poco shares, a holder must duly complete, sign and return the letter of transmittal, together with his certificates for Poco shares. See "-- Procedures for Transfer of Share Certificates by Poco Shareholders and Poco Optionholders."

VOTING AND EXCHANGE TRUST AGREEMENT

     The following is a summary description of the material provisions of the voting and exchange trust agreement among BR, BR Canada and CIBC Mellon Trust Company, as trustee, and is qualified in its entirety by reference to the full text of the voting and exchange trust agreement which we have included as Annex G.

     Voting Rights. In accordance with the voting and exchange trust agreement, the arrangement will include the issuance by BR of one share of special voting stock to CIBC Mellon Trust Company, the trustee under the agreement, for the benefit of the holders (other than BR and its subsidiaries) of the exchangeable shares. The special voting stock will carry a number of votes, exercisable at any meeting at which BR shareholders are entitled to vote, equal to the number of outstanding exchangeable shares (other than shares held by BR and its subsidiaries). With respect to any written consent sought from the BR shareholders, each vote attached to the special voting stock will be exercisable in the same manner as set forth above.

     Each holder of an exchangeable share on the record date for any meeting at which BR shareholders are entitled to vote will be entitled to instruct the trustee to exercise one of the votes attached to the special voting stock for such exchangeable share. The trustee will exercise each vote attached to the special voting stock only as directed by the relevant holder and, in the absence of instructions from a holder as to voting, will not exercise such votes. A holder may, upon instructing the trustee, obtain a proxy from the trustee entitling the holder to vote directly at the relevant meeting the votes attached to the special voting stock to which the holder is entitled.

     The trustee will send to the holders of the exchangeable shares the notice of each meeting at which the BR shareholders are entitled to vote, together with the related meeting materials and a statement as to the manner in which the holder may instruct the trustee to exercise the votes attaching to the special voting stock, at the same time as BR sends such notice and materials to the BR shareholders. The trustee will also send to the holders copies of all information statements, interim and annual financial statements, reports and other materials sent by BR to the BR shareholders at the same time as such materials are sent to the BR shareholders. To the extent such materials are provided to the trustee by BR, the trustee will also send to the holders all materials sent by third

                                           CHAPTER ONE -- THE TRANSACTION
parties to BR shareholders, including dissident proxy circulars and tender and exchange offer circulars, as soon as possible after such materials are first sent to BR shareholders.

     All rights of a holder of exchangeable shares to exercise votes attached to the special voting stock will cease upon the exchange of all such holder's exchangeable shares for shares of BR common stock.

     With the exception of administrative changes for the purpose of adding covenants for the protection of the holders of the exchangeable shares, making necessary amendments or curing ambiguities or clerical errors (in each case provided that the board of directors of each of BR and BR Canada is of the opinion that such amendments are not prejudicial to the interests of the holders of the exchangeable shares), the voting and exchange trust agreement may not be amended without the approval of the holders of the exchangeable shares.

     Exchange Put Right, Optional Exchange Right and Automatic Exchange Right. The voting and exchange trust agreement provides for the exchange put right, the optional exchange right and the automatic exchange right.

SUPPORT AGREEMENT

     The following is a summary description of the material provisions of the support agreement and is qualified in its entirety by reference to the full text of the support agreement, which we have included as Annex F.

     Under the support agreement, BR will agree that so long as any exchangeable shares are outstanding:

     - it will not declare or pay dividends on the BR common stock unless BR Canada is able to and simultaneously pays an equivalent dividend on the exchangeable shares;

     - it will cause BR Canada to declare and pay an equivalent dividend on the exchangeable shares simultaneously with BR's declaration and payment of dividends on the BR common stock;

     - it will advise BR Canada in advance of the declaration of any dividend on the BR common stock and ensure that the declaration date, record date and payment date for dividends on the exchangeable shares are the same as that for the BR common stock;


     - it will ensure that the record date for any dividend declared on BR common stock is not less than ten business days after the declaration date for such dividend;


     - it will take all actions and do all things necessary to ensure that BR Canada is able to provide to the holders of the exchangeable shares the equivalent number of shares of BR common stock in the event of a liquidation, dissolution, or winding-up of BR Canada or any other distribution of the assets of BR Canada for the purpose of winding-up its affairs, a retraction request by a holder of exchangeable shares, or a redemption of exchangeable shares of BR Canada; and

     - it will not vote or otherwise take any action or omit to take any action causing the liquidation, dissolution or winding-up of BR Canada.

     The support agreement will also provide that BR will not distribute additional shares of BR common stock or rights to subscribe therefor or other property or assets to all or substantially all holders of shares of BR common stock, nor change the BR common stock nor effect any tender offer, share exchange offer, issuer bid, take-over bid or similar transaction affecting the BR common stock, unless the same or an equivalent distribution on or change to the exchangeable shares (or in the rights of the holders thereof) is made simultaneously.

     BR has agreed that until the expiry of three years from closing, and provided there remain outstanding exchangeable shares not owned by BR or any entity controlled by BR, BR will remain the beneficial owner, directly or indirectly, of all outstanding common shares of BR Canada.

     With the exception of administrative changes for the purpose of adding covenants for the protection of the holders of the exchangeable shares, making necessary amendments or curing ambiguities or clerical errors (in each case provided that the board of directors of each of BR and BR Canada is of the opinion that such amendments are not prejudicial to the interests of the holders of the exchangeable shares), the support agreement may not be amended without the approval of the holders of the exchangeable shares.

       CHAPTER ONE -- THE TRANSACTION

     Under the support agreement, BR has agreed not to exercise any voting rights attached to the exchangeable shares owned by it or any entity controlled by it on any matter considered at meetings of holders of exchangeable shares (including any approval sought from such holders in respect of matters arising under the support agreement).

     In order for BR to perform in accordance with the support agreement, BR Canada must notify BR of the occurrence of the following and other events:

     - the determination by the BR Canada board to take any action which would require the approval of the holders of exchangeable shares;


     - the determination by the BR Canada board of a date for the automatic redemption of the exchangeable shares prior to the fifth anniversary of the effective date of the transaction;



     - the liquidation, dissolution or winding-up of BR Canada or the distribution of the assets of BR Canada for the purpose of winding-up its affairs; and


     - BR Canada's receipt of a retraction request from a holder of exchangeable shares.

DELIVERY OF BR COMMON STOCK

     BR will ensure that all shares of BR common stock to be delivered by it under the support agreement or on the exercise of the rights granted to the trustee under the voting and exchange trust agreement are duly registered, qualified or approved under applicable Canadian and United States securities laws, if required, so that such shares may be freely traded by the holder thereof (other than any restriction on transfer by reason of a holder being a "control person" of BR for purposes of Canadian law or an affiliate of BR for purposes of U.S. law). In addition, BR will take all actions necessary to cause all such shares of BR common stock to be listed or quoted for trading on all stock exchanges or quotation systems on which outstanding shares of BR common stock are then listed or quoted for trading.

THE COMBINATION AGREEMENT

     Exchange Ratio. Under the terms of the combination agreement, if the transaction is completed, each holder of Poco common shares will receive 0.25 exchangeable shares for each Poco common share. Each exchangeable share will have economic and voting rights equivalent to one share of BR common stock and will be exchangeable at any time for one share of BR common stock.

     Conditions to Closing. The combination agreement provides that the respective obligations of each party to complete the transaction are subject to a number of conditions, including the following material conditions:

     - approval of the plan of arrangement by the Poco shareholders and optionholders and approval of the issuance of BR common stock in connection with the transaction by the BR shareholders;

     - receipt of all consents, including the Final Order of the Court of Queen's Bench of Alberta and any other regulatory approvals legally required for the consummation of the transaction;

     - there being no decree or ruling or statute, rule, regulation or order threatened, enacted, entered or enforced by any governmental agency that prohibits or renders illegal the consummation of the transaction;

     - there being no temporary restraining order, preliminary injunction, permanent injunction or other order preventing the consummation of the transaction nor any pending proceeding seeking any of the foregoing;

     - the representations and warranties of the parties being true and correct in all material respects;

     - the parties having performed in all material respects all agreements and covenants to be performed by them under the combination agreement;

                                           CHAPTER ONE -- THE TRANSACTION

     - the BR common stock to be issued upon the exchange of the exchangeable shares having been approved for listing on the NYSE; and

     - the exchangeable shares having been approved for listing on the TSE or, in the absence of a listing on the TSE, another recognized Canadian stock exchange.

     Covenants. Under the combination agreement BR and Poco have covenanted as follows:

     - Consents and Approvals. The parties have agreed to apply for and use their commercially reasonable efforts to obtain all court, regulatory and other consents and approvals required for the consummation of the transaction and to use their commercially reasonable efforts to effect the transactions contemplated by the combination agreement;

     - Interim Operations of Poco and BR. Until the earlier of the termination of the combination agreement or the effective time, Poco has agreed that it will maintain its business, not take actions outside the ordinary course, and use its commercially reasonable efforts to consummate the transaction. BR has agreed to refrain from taking any action which would be reasonably likely to prevent or materially delay the consummation of the transaction; and

     - Stock Exchange Listing. BR will use its commercially reasonable efforts to list the exchangeable shares on the TSE or, in the event that a listing on the TSE is not available, on another recognized Canadian stock exchange.


     No Solicitation. Until the earlier of the effective time or the termination of the combination agreement, Poco will not, and it will not authorize or permit any of its officers, directors, employees, financial advisors, representatives and agents, to directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or participate in or take any other action to facilitate any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to an acquisition proposal from any person, or engage in any discussions, negotiations or inquiries relating thereto or accept any acquisition proposal, whether or not initiated by Poco, and in connection therewith, Poco will exercise all rights to require the return of information regarding Poco previously provided to such parties and will exercise all rights to require the destruction of all materials including or incorporating any information regarding Poco. Notwithstanding the foregoing, Poco may at any time prior to the time the Poco shareholders have voted to approve the transaction, engage in discussions or negotiations with a third party who (without any solicitation, initiation or encouragement, directly or indirectly, by Poco or its subsidiaries or any of their representatives described above) seeks to initiate such discussions or negotiations and may furnish such third party information concerning Poco and its business, properties and assets which has previously been provided to BR, if, and only to the extent that:


     - the third party has first made a bona fide written acquisition proposal that is a "superior proposal". A "superior proposal" is a proposal that is demonstrably financially superior to the transactions contemplated by the combination agreement and the third party has demonstrated that the funds or other consideration necessary are available, as determined in good faith by the Poco board after receiving the written advice of its financial advisors and is not subject to any due diligence conditions other than confirmatory due diligence and the Poco board has concluded in good faith, after considering applicable law and receiving the written advice of outside counsel that such action is necessary for the Poco board to act in a manner consistent with its fiduciary duties under applicable law;

     - prior to furnishing information to or entering into discussions or negotiations with the third party, Poco provides prompt notice orally and in writing to BR specifying the identity of such person or entity and that it is furnishing information or entering into discussions or negotiations with such person or entity in respect of a superior proposal and receives from the third party an executed confidentiality agreement having confidentiality and standstill terms substantially similar to those contained in the confidentiality agreement executed by BR (other than the exclusivity provisions of the BR agreement), providing full details within 24 hours, of all material terms and conditions of the superior proposal and any amendments to the proposal and confirming in writing the determination of the Poco board that the acquisition proposal constitutes a superior proposal;

       CHAPTER ONE -- THE TRANSACTION

     - Poco provides notice within 24 hours to BR at such time as it is terminating any such discussions or negotiations with such person or entity; and

     - Poco promptly provides to BR any information provided to any such person or entity whether or not previously made available to BR.

     In addition, Poco may comply with rules relating to tender or exchange offers under the Securities Exchange Act of 1934 (United States) and similar rules under Canadian securities laws relating to the provision of directors' circulars, and make appropriate disclosure with respect thereto to the Poco shareholders.

     Poco may accept, recommend, approve or implement a superior proposal from a third party, but only if prior to such acceptance, recommendation, approval or implementation, the Poco board has concluded in good faith, after considering provisions of applicable law and after giving effect to all proposals to adjust the terms and conditions of the combination agreement and the arrangement which may be offered by BR during the five day notice period described under "Right to Match" below and after receiving the written advice of outside counsel, that such action is necessary for the Poco board to act in a manner consistent with its fiduciary duties under applicable law and Poco terminates the combination agreement and concurrently therewith pays the fees described below.

     Right to Match. Poco must give BR orally and in writing at least five days' advance notice of any decision by the Poco board to accept, recommend, approve or implement a superior proposal, which notice must identify the party making the superior proposal and must provide full details of all material terms and conditions thereof and any amendments thereto. Poco must inform BR of the status (including all terms and conditions thereof) of any discussions and negotiations with that party. In addition Poco must, and must cause its financial and legal advisors to, negotiate in good faith with BR to make such adjustments in the terms and conditions of the combination agreement and the plan of arrangement as would enable Poco to proceed with the transactions contemplated by the combination agreement. Before executing any agreement to implement a superior proposal, Poco must provide BR with copies of such final documentation executed by the party making the superior proposal. In the event BR proposes to amend the combination agreement and the arrangement to provide equivalent value as is provided under the superior proposal, then Poco cannot enter into any agreement regarding the superior proposal. As used in the combination agreement, "acquisition proposal" means a proposal or offer (other than by BR), whether or not subject to a due diligence condition, whether or not in writing, to acquire in any manner, directly or indirectly, beneficial ownership (as defined under Rule 13(d) of the Securities Exchange Act) of all or a material portion of the assets of Poco or any material subsidiary of Poco or to acquire in any manner, directly or indirectly, more than 9.9% (and for the purposes of the payment of termination fees by Poco to BR, 20%) of the outstanding voting shares of Poco whether by an arrangement, amalgamation, a merger, consolidation or other business transaction, by means of a sale of shares of capital stock, sale of assets, tender offer or exchange offer or similar transaction involving Poco or any of its material subsidiaries, including any single or multi-step transaction or series of related transactions which is structured to permit such third party to acquire beneficial ownership of all or a material portion of the assets of Poco or any material subsidiary of Poco or to acquire in any manner, directly or indirectly, more than 9.9% (and for the purposes the payment of termination fees by Poco to BR, 20%) of the outstanding voting shares of Poco (other than the transactions contemplated by the combination agreement).

     Termination. The combination agreement may be terminated by mutual agreement of the parties at any time prior to the effective time. Also, either party may terminate the combination agreement prior to the effective time if:

     - the other party has breached any representation, warranty, covenant or agreement contained in the combination agreement, and the breach has been or could reasonably be expected to be materially adverse to the terminating party, and such breach has not been cured within 15 business days after notice (except that no cure period shall be provided for a breach which by its nature cannot be cured and in no event shall the cure period extend beyond March 31, 2000);

     - all conditions for closing the transaction have not been satisfied or waived by March 31, 2000 (other than as a result of a breach by the terminating party);

                                           CHAPTER ONE -- THE TRANSACTION

     - any required approval of the securityholders of Poco or the BR shareholders has not been obtained; or

     - any final and non-appealable order has been entered in any action or proceeding before any governmental entity that prohibits or makes illegal the consummation of the transaction.

     BR may terminate the combination agreement at any time prior to the effective time if the Poco board, or any committee thereof, withdraws or modifies adversely to BR its approval or recommendation of the combination agreement or the arrangement, or the Poco board, or any committee thereof, fails to reaffirm its approval or recommendation upon a request by BR to do so or upon an acquisition proposal in respect of Poco being publicly announced or proposed, offered or made to the Poco shareholders or to Poco.

     Poco may terminate the combination agreement at any time prior to the effective time if either the BR board, or any committee thereof, withdraws or modifies adversely to Poco its approval or recommendation of the combination agreement, the other transactions contemplated thereby, or the arrangement, or if, prior to the approval of the combination agreement and the arrangement by the securityholders of Poco, the Poco board accepts, recommends, approves or implements a superior proposal and otherwise complies with the provisions of the combination agreement.

     Upon termination of the combination agreement in accordance with its terms, neither party nor its respective officers or directors shall have any further liability under the agreement except with respect to the termination fees described below, but the confidentiality agreements dated July 30, 1999, will survive any termination and neither party will be released from any liability arising from the willful breach by that party of the combination agreement.

     Termination Fees. Termination fees are payable under the combination agreement as follows:

     - if Poco terminates the combination agreement because there has been a breach of the combination agreement by BR, which has been or could reasonably be expected to be materially adverse to BR, or if either party terminates the combination agreement because the required approval of the BR shareholders has not been obtained, then BR must pay Poco a cash termination fee of U.S. $7 million at the time of termination;

     - if BR terminates the combination agreement because there has been a breach of the combination agreement by Poco which has been or could reasonably be expected to be materially adverse to Poco, or if either party terminates the combination agreement because the required approval of the securityholders of Poco has not been obtained, then Poco must pay BR a cash termination fee of U.S. $7 million at the time of termination;

     - if an acquisition proposal in respect of Poco is publicly announced or is proposed, offered or made to the Poco shareholders or to Poco, either party terminates the combination agreement as a result of the failure of the securityholders of Poco to approve the combination agreement, and within twelve months following such termination Poco enters into an agreement, commitment or understanding with respect to an acquisition proposal, or an acquisition proposal is consummated, then Poco must pay BR a cash termination fee of U.S. $61 million payable immediately once such conditions are satisfied;

     - if Poco terminates the combination agreement in connection with a determination by the Poco board to accept, recommend, approve or implement a superior proposal, or BR terminates the combination agreement upon the withdrawal or adverse modification by the Poco board, or any committee thereof, of its approval or recommendation of the combination agreement, the other transactions contemplated thereby, or the arrangement or because the Poco board, or any committee thereof, has failed to reaffirm its approval or recommendation upon request or upon an acquisition proposal in respect of Poco being publicly announced or proposed, offered or made to the Poco shareholders or to Poco, then Poco must pay BR a cash termination fee of U.S. $68 million at the time of termination; and

     - if Poco terminates the combination agreement as a result of the BR board, or any committee thereof, withdrawing or adversely modifying its approval or recommendation of the combination agreement, the other transactions contemplated thereby, or the arrangement, then BR must pay to Poco a cash termination fee of U.S. $68 million at the time of termination.

       CHAPTER ONE -- THE TRANSACTION

     Representations and Warranties. The combination agreement contains certain customary representations and warranties of each of Poco and BR relating to, among other things:

     -  the parties' organization, capital structures and qualification;

     -  required consents;

     -  periodic securities reports and financial information;

     -  liabilities and litigation;

     -  intellectual property rights;

     -  absence of material adverse changes;

     -  year 2000 compliance;

     -  employee matters;

     -  taxes;

     -  environmental matters;

     -  compliance with necessary regulatory or governmental authorities; and

     - authority to enter into the combination agreement and to consummate the transaction.

     The foregoing is a summary of the material terms of the combination agreement. This summary is qualified in its entirety by reference to the combination agreement, the complete text of which we have included as Annex B to this joint proxy statement.

DISSENTING SHAREHOLDERS' AND OPTIONHOLDERS' RIGHTS

     Under Delaware law, holders of BR common stock will not have appraisal or dissenters' rights relating to the transaction.

     THE FOLLOWING DESCRIPTION OF THE RIGHTS OF DISSENTING HOLDERS OF POCO COMMON SHARES AND POCO OPTIONS IS NOT A COMPREHENSIVE STATEMENT OF PROCEDURES TO BE FOLLOWED BY A DISSENTING SHAREHOLDER OR OPTIONHOLDER WHO SEEKS PAYMENT OF THE FAIR VALUE OF POCO COMMON SHARES OR POCO OPTIONS AND IS QUALIFIED IN ITS ENTIRETY BY THE INTERIM ORDER AND SECTION 184 OF THE BUSINESS CORPORATIONS ACT (ALBERTA) WHICH WE HAVE INCLUDED AS ANNEXES C AND J TO THIS JOINT PROXY STATEMENT. A SHAREHOLDER OR OPTIONHOLDER WHO INTENDS TO EXERCISE THE RIGHT OF DISSENT AND APPRAISAL SHOULD CAREFULLY CONSIDER AND COMPLY WITH THE PROVISIONS OF SECTION 184 AS MODIFIED BY THE INTERIM ORDER AND SHOULD SEEK THEIR OWN LEGAL ADVICE. FAILURE TO COMPLY WITH THE PROVISIONS OF SECTION 184 AS MODIFIED BY THE INTERIM ORDER AND TO ADHERE TO THE PROCEDURES ESTABLISHED THEREIN MAY RESULT IN THE LOSS OF ALL RIGHTS THEREUNDER.

     The Court hearing the application for the Final Order has the discretion to alter the rights of dissent described herein based on the evidence presented at such hearing.

     Under the Interim Order, registered holders of Poco common shares or Poco options are entitled, in addition to any other right they may have, to dissent and to be paid by Poco the fair value of the Poco common shares or Poco options held by them, determined as of the close of business on the last business day before the day on which the resolution from which they dissented was adopted. A shareholder or optionholder may dissent only with respect of all of the shares or options held by the shareholder or optionholder or on behalf of any one beneficial owner and registered in the dissenting shareholder's or optionholder's name. The demand for appraisal must be executed by or for the holder of record, fully and correctly, as such holder's name appears on the holder's share certificates or options. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand should be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or a tenancy in common, the demand should be made by or for all owners of record. An authorized agent, including one or more joint owners, may execute the demand for appraisal for a holder of record; however, such agent must identify the record owner or owners and expressly identify the

                                           CHAPTER ONE -- THE TRANSACTION
record owner or owners, and expressly disclose in such demand that the agent is acting as agent for the record owner or owners.

     ONLY REGISTERED SHAREHOLDERS OR OPTIONHOLDERS MAY DISSENT. BENEFICIAL OWNERS OF POCO COMMON SHARES REGISTERED IN THE NAME OF A BROKER, CUSTODIAN, NOMINEE OR OTHER INTERMEDIARY WHO WISH TO DISSENT, SHOULD BE AWARE THAT THEY MAY ONLY DO SO THROUGH THE REGISTERED OWNER OF SUCH SHARES. A REGISTERED HOLDER SUCH AS A BROKER WHO HOLDS POCO COMMON SHARES AS NOMINEE FOR BENEFICIAL OWNERS, SOME OF WHOM MAY DESIRE TO DEMAND APPRAISAL, MUST EXERCISE DISSENT RIGHTS ON BEHALF OF SUCH BENEFICIAL OWNERS WITH RESPECT TO THE SHARES HELD FOR SUCH BENEFICIAL OWNERS. IN SUCH CASE, THE DEMAND FOR APPRAISAL SHOULD SET FORTH THE NUMBER OF POCO COMMON SHARES COVERED BY IT.

     A dissenting holder of Poco common shares or Poco options must send to Poco a written objection to the resolution in respect of the arrangement, which written objection must be received by the Vice President, General Counsel and Secretary of Poco or the chairman of the Poco special meeting at or before the Poco special meeting. An application may be made to the Court to fix the fair value of the dissenting shareholder's Poco common shares or optionholder's Poco options after the effective date of the transaction. If an application to the Court is made by either Poco or a dissenting shareholder or optionholder, Poco must, unless the Court otherwise orders, send to each dissenting shareholder or optionholder a written offer to pay him an amount considered by the Poco board to be the fair value of the Poco common shares or Poco options. The offer, unless the Court otherwise orders, will be sent to each dissenting shareholder or optionholder at least 10 days before the date on which the application is returnable, if Poco is the applicant, or within 10 days after Poco is served with notice of the application, if a shareholder or optionholder is the applicant. The offer will be made on the same terms to each dissenting holder of Poco common shares or Poco options and will be accompanied by a statement showing how the fair value was determined.

     A dissenting holder of Poco common shares or Poco options may make an agreement with Poco for the purchase of the holder's Poco common shares or Poco options in the amount of Poco's offer (or otherwise) at any time before the Court pronounces an order fixing the fair value of the Poco common shares or options. A dissenting shareholder or optionholder is not required to give security for costs in respect of an application and, except in special circumstances, will not be required to pay the costs of the application or appraisal. On the application, the court will make an order fixing the fair value of the Poco common shares and options of all dissenting shareholders or optionholders who are parties to the application, giving judgment in that amount against Poco and in favor of each of those dissenting shareholders or optionholders and fixing the time within which Poco must pay that amount payable to the dissenting shareholders or optionholders. The court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder or optionholder calculated from the date on which the shareholder or optionholder ceases to have any rights as a shareholder or optionholder until the date of payment.

     After the arrangement becomes effective, or after an agreement between Poco and the dissenting holder of Poco common shares or Poco options is made, or upon the pronouncement of a court order, whichever first occurs, the dissenting shareholder or optionholder will cease to have any rights as a shareholder or optionholder other than the right to be paid the fair value of the Poco common shares or Poco options in the amount agreed between Poco and the dissenting shareholder or optionholder or in the amount of the judgment as the case may be. Until one of these events occurs, the shareholder or optionholder may withdraw his dissent, or Poco may rescind the resolution in respect of the arrangement and, in either event, the dissent and appraisal proceedings in respect of that shareholder or optionholder will be discontinued.

     THE COMBINATION AGREEMENT PROVIDES THAT IT IS A CONDITION TO THE OBLIGATIONS OF BR AND POCO TO COMPLETE THE ARRANGEMENT THAT HOLDERS OF NOT MORE THAN 5% OF THE ISSUED AND OUTSTANDING POCO COMMON SHARES AND POCO OPTIONS, IN THE AGGREGATE, EXERCISE THEIR RIGHT OF DISSENT AS DESCRIBED ABOVE.

ANTICIPATED ACCOUNTING TREATMENT

     BR and Poco expect the transaction to qualify as a pooling of interests under the requirements of Opinion No. 16 (Business Combinations) of the Accounting Principles Board of the American Institute of Certified Public Accountants, the Financial Accounting Standards Board, and the rules and regulations of the SEC. Under the

       CHAPTER ONE -- THE TRANSACTION
pooling-of-interests accounting method, the reported balance sheet amounts and results of operations of the separate companies for prior periods will be combined, reclassified and conformed, as appropriate, to reflect the financial position and results of operations for the combined company. See "Selected Historical and Pro Forma Financial Data".

     Each of BR and Poco will use commercially reasonable efforts to obtain a letter from its independent public accounting firm concurring with the conclusion of the company's management that the company is eligible to enter into a combination that qualifies for pooling-of-interests accounting treatment under U.S. GAAP.

     BR and Poco have entered into affiliates' agreements with each Poco affiliate and BR affiliate. These agreements relate to, among other things, the ability of BR to account for the transaction as a pooling of interests under U.S. generally accepted accounting principles.

PROCEDURES FOR TRANSFER BY POCO SHAREHOLDERS AND POCO OPTIONHOLDERS

     Poco Shareholders. Enclosed with copies of this joint proxy statement delivered to you is a Poco letter of transmittal which, when duly completed and returned together with a certificate for Poco common shares, allows you to receive exchangeable shares equal to the number of Poco common shares you hold multiplied by 0.25. See "-- Transaction Mechanics and Description of Exchangeable Shares."

     No certificates representing fractional exchangeable shares will be issued. In lieu of fractional exchangeable shares, each Poco shareholder who would otherwise be entitled to receive a fraction of an exchangeable share shall be paid by BR Canada an amount of cash (rounded to the nearest whole cent) equal to the Canadian dollar equivalent product of such fraction, multiplied by the average closing price of the BR common stock on the NYSE for the ten trading days ended on the last trading date prior to the effective date of the transaction.

     Any use of the mails to transmit a certificate for Poco common shares and a related Poco letter of transmittal is at the risk of the Poco shareholder. If these documents are mailed, it is recommended that registered mail, with return receipt requested, properly insured, be used.

     If the transaction is completed, certificates representing the appropriate number of exchangeable shares issuable to a former Poco shareholder who has complied with the procedures set out above, together with a cheque in the amount, if any, payable in lieu of fractional exchangeable shares will, as soon as practicable after the later of the effective date of the transaction and the date of receipt of a certificate for Poco common shares and a related Poco letter of transmittal, be forwarded to the holder at the address specified in the Poco letter of transmittal by first class mail or made available at the offices of CIBC Mellon Trust Company for pickup by the holder, if requested by the holder in the Poco letter of transmittal.

     If the transaction does not close, all certificates representing Poco common shares transmitted with a related Poco letter of transmittal will be returned to Poco shareholders.

     Where a certificate for Poco common shares has been destroyed, lost or mislaid, the registered holder of that certificate should immediately contact CIBC Mellon Trust Company regarding the issuance of a replacement certificate.

     Poco optionholders. Pursuant to the arrangement which will give effect to the transaction, each outstanding option to acquire Poco common shares will be automatically converted into an option to acquire BR common stock, without any action on the part of the Poco optionholders. Promptly after the transaction becomes effective, BR will notify each Poco optionholder of all relevant information. See "-- Transaction Mechanics and Description of Exchangeable Shares -- Stock Options."

STOCK EXCHANGE LISTINGS


     The BR common stock currently trades on the NYSE. BR will apply to list the shares of BR common stock issuable upon the exchange of exchangeable share, and upon the exercise of the options held by Poco optionholders on the NYSE. The Poco common shares are currently listed on the Toronto and Montreal exchanges. On October 4, 1999, the TSE accepted notice of the proposed transaction and conditionally approved


                                           CHAPTER ONE -- THE TRANSACTION
the listing and posting for trading of the exchangeable shares, subject to compliance with all of the requirements of the TSE, including distribution of the exchangeable shares to a minimum number of public shareholders.


ELIGIBILITY FOR INVESTMENT IN CANADA


     Exchangeable Shares. In the opinion of Burnet, Duckworth & Palmer, Canadian counsel to Poco, the exchangeable shares, if listed on a prescribed stock exchange in Canada (which currently includes the TSE) and if BR Canada maintains a substantial presence in Canada will be qualified investments and will not be foreign property under the Income Tax Act (Canada) for trusts governed by registered retirement savings plans, registered retirement income funds, registered education savings plans and deferred profit sharing plans, for registered pension plans and for certain other persons to whom Part XI of the Income Tax Act applies.


     BR has indicated that it intends to take all actions necessary to cause BR Canada to maintain the listing of the exchangeable shares. BR Canada will be considered to have a substantial presence in Canada if it satisfies certain asset tests or if it maintains an office in Canada and BR Canada, or a corporation controlled by it, employs more than five employees in Canada full time in an active conduct of a business, other than an investment activity or a business carried on through a partnership of which the corporation is not a majority interest partner. Poco is of the view that following the arrangement BR Canada will satisfy this substantial presence test and expects that BR Canada will continue to satisfy the test.

     Voting Rights and Exchange Rights. The rights of the holders of exchangeable shares to direct the voting of the one share of BR special voting stock by the CIBC Mellon Trust Company, the trustee under the voting and exchange trust agreement, and the rights granted to the trustee to exchange exchangeable shares for BR common stock in certain circumstances, will not be a qualified investment and will be foreign property under the Income Tax Act. However, as indicated under "Canadian Federal Income Tax Considerations to Poco Shareholders -- Shareholders Resident in Canada," each of BR and Poco is of the view that the fair market value of this right is nominal.


     BR Common Stock. The BR common stock will be a qualified investment under the Income Tax Act for trusts governed by registered retirement savings plans, registered retirement income funds, registered education savings plans and deferred profit sharing plans and for pension plans and for certain other persons to whom Part XI of the Income Tax Act applies provided such shares remain listed on the NYSE or another prescribed stock exchange. The BR common stock will be foreign property under the Income Tax Act.


REGULATORY MATTERS


     We cannot complete the transaction until the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (United States) and the Competition Act (Canada) have expired or been terminated. In addition, we must make filings and receive approval under the Investment Canada Act. On September 23, 1999, BR and Poco made pre-merger filings under the act with the Federal Trade Commission and the Antitrust Division of the Department of Justice. Early termination of the waiting period under the Hart-Scott-Rodino Act was granted on October 4, 1999. On October 13, 1999, BR filed a short form notification filing and an application for an advance ruling certificate under the Competition Act. On October 1, 1999 BR made a review application under the Investment Canada Act. BR and Poco expect the applicable waiting period under the Investment Canada Act to expire prior to the BR special meeting and the Poco special meeting.


     We do not expect that any of these regulatory approvals, filings or any other required regulatory filings will delay completion of the transaction.

RESALES OF EXCHANGEABLE SHARES AND BR COMMON STOCK

     United States. The issuance of exchangeable shares to holders of Poco common shares will not be registered under the Securities Act of 1933 (United States). The exchangeable shares will be issued in reliance upon the exemption available pursuant to Section 3(a)(10) of the Securities Act. Section 3(a)(10) exempts securities issued in exchange for one or more outstanding securities from the general requirement of registration where the terms and conditions of the issuance and exchange of such securities have been approved by any court of competent jurisdiction, after a hearing upon the fairness of the terms and conditions of the issuance and exchange at which all persons to whom the securities will be issued have the right to appear. The Court is authorized to conduct a hearing to determine the fairness of the terms and conditions of the arrangement,

       CHAPTER ONE -- THE TRANSACTION
including the proposed issuance of securities in exchange for other outstanding securities. The Court entered the Interim Order on October 13, 1999 and, subject to the approval of the arrangement by Poco shareholders and optionholders, a hearing on the fairness of the arrangement will be held on November 18, 1999 by the Court. See "-- Court Approval of the Arrangement and Completion of the Transaction." Based upon advice of U.S. counsel, BR and Poco believe that the issuance by Poco of the exchangeable shares in exchange for the Poco common shares is exempt under Section 3(a)(10) of the Securities Act.


     The exchangeable shares will be freely transferable under U.S. federal securities laws, except by persons who are affiliates of Poco prior to the transaction. Shares held by Poco affiliates may be resold only in transactions permitted by the resale provisions of Rule 145(d)(1), (2), or (3) under the Securities Act or as otherwise permitted under the Securities Act. Rule 145(d)(1) generally provides that affiliates of Poco may not sell securities of BR received pursuant to the transaction unless pursuant to an effective registration statement or the volume, current public information, manner of sale and timing limitations of Rule 144. These limitations generally require that any sales made by an affiliate in any three-month period not exceed the greater of 1% of the outstanding shares of BR or the average weekly trading volume over the four calendar weeks preceding the placement of the sell order and that sales be made in unsolicited, open market "brokers transactions." Rules 145(d)(2) and (3) generally provide that these limitations lapse for non-affiliates of BR after a period of one or two years, depending upon whether certain information continues to be available with respect to BR.

     BR has agreed that it will file and maintain effective the necessary registration statements covering the issuance of the BR common stock from time to time in exchange for the exchangeable shares. The shares of BR common stock issued from time to time in exchange for the exchangeable shares therefore will be freely transferable under U.S. federal securities laws, subject to restrictions on persons who are affiliates of BR.

     Canada. BR and BR Canada expect to receive rulings or orders of certain provincial and territorial securities regulatory authorities in Canada providing exemptions from the registration and prospectus requirements (and the rights and protections otherwise afforded thereunder):

     -  to permit the issuance of the exchangeable shares to Poco shareholders;

     - to permit the issuance of BR common stock to holders of exchangeable shares upon the exchange thereof;

     - to permit the conversion of the options to acquire Poco common shares into options to acquire BR common stock; and

     - to permit resale of the exchangeable shares, BR common stock issued to holders of exchangeable shares and BR common stock issued on exercise of the options which were converted into options to acquire BR common stock, in those provinces and territories without restriction by a shareholder other than a "control person," provided that no unusual effort is made to prepare the market for any such resale or to create a demand for the securities which are the subject of any such resale and no extraordinary commission or consideration is paid in respect thereof.

     The rulings and orders will provide a rebuttable presumption that a person or company is a control person where the person or company alone or in a transaction with others holds more than 20% of the outstanding voting securities of BR (and for this purpose BR common stock and exchangeable shares will be considered to be of the same class). BR Canada also expects to receive exemptions from statutory financial, insider reporting and other reporting requirements in those provinces and territories on the condition that BR files with the securities regulatory authorities of those provinces and territories copies of certain of the reports filed with the SEC and that holders of exchangeable shares receive materials that are sent to holders of BR common stock. In Quebec, BR and BR Canada have also applied for an exemption from the requirements of Title IV of the Securities Act (Quebec), relating to take-over bids and issuer bids, in respect of the issuance of BR common stock in exchange for exchangeable shares.

                                           CHAPTER ONE -- THE TRANSACTION

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION

     Indemnification of Poco Officers and Directors. Pursuant to the combination agreement, BR has agreed to maintain all rights to indemnification existing at the time of execution of the combination agreement in favor of the directors and officers of Poco and its subsidiaries in accordance with the charter documents and bylaws of each entity and to the fullest extent permitted under the Business Corporations Act (Alberta) and to continue in effect director and officer liability insurance for such persons for a period of six years from the closing.

     Poco Options. Pursuant to the arrangement, all Poco options will vest in accordance with their terms and BR will assume Poco's stock option plan and the obligations of Poco under each Poco option. Each Poco option will be converted into an option to purchase shares of BR Common Stock. See "-- Transaction Mechanics and Description of Exchangeable Shares -- Poco Options."

     Rights on Change of Control. Poco has entered into agreements with nine senior executive officers which provide for a lump sum payment to each of these individuals in the event their employment with Poco is terminated at any time without cause or if within three months after the arrangement becoming effective the officer terminates his employment with Poco. The payment to the officer will be equal to two times the aggregate of the annual base salary then payable to the officer, the largest amount of bonus paid to the officer in either of the two years preceding such termination, the maximum annual contributions of Poco to the savings plan and the pension plan then payable to the account of the officer and any car allowance then payable to the officer. The agreements also provide for the maintenance of Poco's benefit plans for a period of two years following termination, or payment in lieu thereof, and for the payment of the reasonable expense of out placement services, relocation expenses and financial advisory services for the officer following termination. The agreements also provide that upon termination of employment all unexercised and unvested stock options then held by the officer shall forthwith vest and become exercisable for a period of 45 days following termination, subject to any required regulatory approvals.

       CHAPTER ONE -- THE TRANSACTION

                      CHAPTER TWO -- CERTAIN FINANCIAL AND
                     OTHER INFORMATION ABOUT THE COMPANIES

                                 BUSINESS OF BR

     BR is a holding company engaged, through its principal subsidiaries, Burlington Resources Oil & Gas Company and The Louisiana Land and Exploration Company and their affiliated companies, in exploring for, developing, producing and marketing oil and natural gas. BR is the largest U.S. independent oil and gas company based on total proved U.S. reserves, and second largest U.S. independent oil and gas company based on total proved worldwide reserves, which were estimated at 8.0 trillion cubic feet of gas equivalent at December 31, 1998.

     On July 7, 1988, BR common stock began trading publicly on the NYSE under the symbol "BR". BR's principal executive offices are located at 5051 Westheimer, Suite 1400, Houston, Texas 77056 and its telephone number is (713) 624-9500.

     At December 31, 1998, approximately 90% of BR's total proved oil and gas reserves were U.S. reserves. Natural gas comprised approximately 80% of BR's total reserves. BR's U.S. operations are focused in several strategic areas, including the San Juan Basin of New Mexico, the Mid-Continent region including the Rocky Mountains, the Gulf Coast onshore and the deepwater province of the Gulf of Mexico.

     BR's international operations are in the early stages of development. Proved oil and gas reserves associated with BR's international activities accounted for 10% of BR's total proved reserves at December 31, 1998. Operations are concentrated in the East Irish Sea, the U.K. and Dutch sectors of the North Sea, northern South America and north Africa.

     A description of the business of BR is included in BR's Form 10-K for the year ended December 31, 1998.

                                BUSINESS OF POCO

     Poco was incorporated under the Companies Act (Alberta) on November 1, 1979, and was continued under the Business Corporations Act (Alberta) on July 4, 1985.

     The Poco common shares began trading publicly on the TSE in 1981 and on the Montreal Exchange in 1989 under the symbol "POC". Poco's principal executive offices are located at Suite 3700, 250 - 6th Avenue, S.W., Calgary, Alberta, T2P 3H7 and its telephone number is (403) 260-8000.

     Poco's principal business is the acquisition of interests in oil and natural gas rights and the exploration for, development, production, marketing and sale of, oil and natural gas. Poco identifies, acts as operator of, and maintains a large working interest in, a majority of the prospects in which it participates. Poco is one of Canada's top five independent natural gas producers. At December 31, 1998, Poco's proved reserves totaled nearly 1.9 trillion cubic feet of natural gas equivalent, with natural gas comprising approximately 77% of the total.

     Poco is one of the few large independent Canadian producers that has consistently focused on natural gas and natural gas liquids. This strategic direction was established in 1993 by shifting to the deeper part of the Western Canadian Sedimentary Basin to target profitable growth of natural gas production and reserves. This shift was aimed at capturing opportunities in the North American gas arena which was being opened up by deregulation, pipeline expansions and plans for new pipeline capacity for exporting volumes to U.S. markets. In 1998, 78% of average production was natural gas, with the balance being light crude oil.

     A description of the business of Poco is included in Poco's Annual Information Form for the year ended December 31, 1998.

                              THE COMBINED COMPANY

     The combined company will be the leading independent oil and gas company worldwide. At December 31, 1998, BR and Poco had combined pro forma worldwide proved reserves of approximately 9.9 trillion cubic feet of natural gas equivalent, ranking the combined entity as the largest independent exploration and production company in the world and the third largest holder of North American gas reserves among all oil and gas companies. Converting oil to natural gas on a one barrel to six thousand cubic feet basis, 79% of the combined reserves were natural gas and 21% were oil and condensate.

     The combined company had:

     - 1998 worldwide gas production of 2.1 billion cubic feet per day;

     - 1998 oil production of approximately 106 thousand barrels per day;

     - 1998 year end total net worldwide undeveloped acreage position of 17.9 million acres, with 3.1 million acres in Canada;

     - June 30, 1999 long-term debt of only 45% of the aggregate book capitalization; and


     - pro forma combined 1998 operating cash flow of approximately $1 billion.


                         CERTAIN FINANCIAL INFORMATION

COMPARATIVE PER SHARE MARKET PRICE DATA

     The following table sets forth the high and low sales prices and the aggregate volume of BR common stock, traded under the symbol "BR" on the NYSE, and of Poco common shares, traded under the symbol "POC" on the TSE, for the periods indicated. The quotations are as reported in published financial sources.


            BR                HIGH        LOW         VOLUME                    POCO               HIGH       LOW       VOLUME
            --              --------    --------    ----------                  ----              -------   -------   -----------
1997                                                                1997
Quarter ended March 31....    $54 1/2     $42 5/8   36,000,900      Quarter ended March 31......  C$15.40   C$12.55    33,773,888
Quarter ended June 30.....    $48 5/8     $39 3/4   24,041,400      Quarter ended June 30.......   $15.50    $12.70    22,009,978
Quarter ended September                                             Quarter ended September
  30......................    $53 3/16    $43 5/8   44,344,100      30..........................   $14.35    $12.45    35,309,342
Quarter ended December
  31......................    $53 5/8     $42 1/2   36,704,600      Quarter ended December 31...   $15.00    $10.50    33,111,415
1998                                                                1998
Quarter ended March 31....    $49 1/2     $38 15/16 41,444,300      Quarter ended March 31......   $16.25    $10.00    37,482,881
Quarter ended June 30.....    $49 5/8     $38 3/16  35,075,500      Quarter ended June 30.......   $17.25    $13.10    21,969,081
Quarter ended September                                             Quarter ended September
  30......................    $44 1/2     $29 7/16  49,442,900      30..........................   $16.30    $11.00    21,607,425
Quarter ended December
  31......................    $43 1/8     $32       55,974,500      Quarter ended December 31...   $16.00    $11.80    25,542,825
1999                                                                1999
Quarter ended March 31....    $42 5/16    $29 1/2   58,043,100      Quarter ended March 31......   $14.00    $ 8.60    22,587,369
Quarter ended June 30.....    $47 5/8     $38 3/8   49,880,000      Quarter ended June 30.......   $13.00    $10.10    48,274,392
Quarter ended September                                             Quarter ended September
  30......................    $46 3/4     $37 1/8   81,632,400      30..........................   $15.65    $11.50   160,086,051
October (through October                                            October (through October
  12).....................    $37 5/8     $34 3/8    9,893,600      12).........................   $13.60    $12.35     9,252,525



     On August 16, 1999, the last full trading day of BR common stock prior to the public announcement by BR and Poco of the proposed transaction, the last reported sales price on the NYSE of BR common stock was $45 5/16, and the high and low sales prices were $46 1/4 and $44 13/16, respectively. On August 13, 1999, the last full trading day of Poco common shares prior to the public announcement of the proposed transaction, the last reported sales price of Poco common shares on the TSE was C$13.15, and the high and low sales prices were C$13.25 and C$12.85, respectively. On October 12, 1999, the last reported sales price per share of BR common stock was $37 1/64, and the last reported sales price of Poco common shares was C$13.45.


       CHAPTER TWO -- CERTAIN FINANCIAL AND
       OTHER INFORMATION ABOUT THE COMPANIES

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

     THE FOLLOWING UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS ARE PRESENTED TO GIVE EFFECT TO THE ACQUISITION OF POCO BY BR UNDER THE POOLING-OF-INTERESTS METHOD OF ACCOUNTING. The balance sheet assumes that the transaction had been consummated on June 30, 1999. The income statements for each of the three years in the period ended December 31, 1998 and the six months ended June 30, 1999 assume that the transaction had been consummated on January 1, 1996. The unaudited pro forma combined financial statements do not reflect any cost savings or other synergies which may result from the transaction and are not necessarily indicative of future results of operations or financial position. Additionally, the unaudited pro forma combined statements of income exclude non-recurring charges directly attributable to the transaction which will be charged to operations in the quarter in which the transaction is consummated. THESE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS ARE PRESENTED IN ACCORDANCE WITH U.S. GAAP UNDER THE SUCCESSFUL EFFORTS METHOD OF ACCOUNTING FOR OIL AND GAS PROPERTIES. The unaudited pro forma combined financial statements should be read in conjunction with the historical consolidated financial statements of BR and Poco, including the notes thereto, incorporated by reference and included in this joint proxy statement.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET


                                                                  JUNE 30, 1999
                                             -------------------------------------------------------
                                                            POCO           PRO FORMA       PRO FORMA
                                               BR       U.S. GAAP(1)     ADJUSTMENTS(2)    COMBINED
                                             -------    -------------    --------------    ---------
                                                                  (IN MILLIONS)
ASSETS
Current Assets.............................  $   403       $  100                           $  503
Oil and Gas and Other Properties -- Net....    5,327        1,515            $ (379)(a)      6,463
Other Assets...............................      122            6                46(b)         174
                                             -------       ------            ------         ------
          Total Assets.....................  $ 5,852       $1,621            $ (333)        $7,140
                                             =======       ======            ======         ======
LIABILITIES
Current Liabilities........................  $   427       $   59            $   24(c)      $  510
Long-term Debt.............................    1,988          798                            2,786
Deferred Income Taxes......................      200          125              (171)(b)        200
                                                                                 46(b)
Other Liabilities and Deferred Credits.....      249           13                              262
                                             -------       ------            ------         ------
                                               2,864          995              (101)         3,758
                                             -------       ------            ------         ------
STOCKHOLDERS' EQUITY
Common Stock and Paid-in Capital...........    2,995          974                            3,969
Retained Earnings (Deficit)................      995         (280)             (238)           477
Cost of Treasury Stock.....................   (1,002)                                       (1,002)
Accumulated Other Comprehensive Loss --
  Foreign Currency Translation.............                   (68)                6            (62)
                                             -------       ------            ------         ------
Common Stockholders' Equity................    2,988          626              (232)         3,382
                                             -------       ------            ------         ------
          Total Liabilities and Common
            Stockholders' Equity...........  $ 5,852       $1,621            $ (333)        $7,140
                                             =======       ======            ======         ======


   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

                                     CHAPTER TWO -- CERTAIN FINANCIAL AND
                                    OTHER INFORMATION ABOUT THE COMPANIES

           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME


                                                          SIX MONTHS ENDED JUNE 30, 1999
                                               -----------------------------------------------------
                                                            POCO           PRO FORMA       PRO FORMA
                                                BR      U.S. GAAP(1)     ADJUSTMENTS(2)    COMBINED
                                               -----    -------------    --------------    ---------
                                                      (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Revenues.....................................  $ 725       $  177                           $  902
Costs and Expenses...........................    634          128             $ --(a)          762
                                               -----       ------             ----          ------
Operating Income.............................     91           49               --             140
Interest Expense.............................     83           24                              107
Other Income -- Net..........................                  (8)                              (8)
                                               -----       ------             ----          ------
Income Before Income Taxes...................      8           33               --              41
Income Tax Expense...........................      3           15                               18
                                               -----       ------             ----          ------
Net Income...................................  $   5       $   18             $ --          $   23
                                               =====       ======             ====          ======
Basic Earnings per Common Share..............  $ .03          .12                           $  .11
                                               =====       ======                           ======
Diluted Earnings per Common Share............  $ .03          .12                           $  .11
                                               =====       ======                           ======
Weighted Average Number of Common Shares
  Outstanding................................    177          153                              216
                                               =====       ======                           ======
Weighted Average Number of Common Shares
  Outstanding, Including Dilution............    178          154                              217
                                               =====       ======                           ======



                                                           YEAR ENDED DECEMBER 31, 1998
                                              ------------------------------------------------------
                                                            POCO           PRO FORMA       PRO FORMA
                                                BR      U.S. GAAP(1)     ADJUSTMENTS(2)    COMBINED
                                              ------    -------------    --------------    ---------
                                                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Revenues....................................  $1,637       $  372                           $2,009
Costs and Expenses..........................   1,419          621            $  258(a)       2,298
                                              ------       ------            ------         ------
Operating Income (Loss).....................     218         (249)             (258)          (289)
Interest Expense............................     148           44                              192
Other Expense (Income) -- Net...............     (25)          17                               (8)
                                              ------       ------            ------         ------
Income (Loss) Before Income Taxes...........      95         (310)             (258)          (473)
Income Tax Expense (Benefit)................       9         (125)             (116)(a)       (232)
                                              ------       ------            ------         ------
Net Income (Loss)...........................  $   86       $ (185)           $ (142)        $ (241)
                                              ======       ======            ======         ======
Basic Earnings (Loss) per Common Share......  $  .48       $(1.37)                          $(1.14)
                                              ======       ======                           ======
Diluted Earnings (Loss) per Common Share....  $  .48       $(1.37)                          $(1.14)
                                              ======       ======                           ======
Weighted Average Number of Common Shares
  Outstanding...............................     177          136                              211(3)
                                              ======       ======                           ======
Weighted Average Number of Common Shares
  Outstanding, Including Dilution...........     178          136                              211(3)
                                              ======       ======                           ======


   See Accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

       CHAPTER TWO -- CERTAIN FINANCIAL AND
       OTHER INFORMATION ABOUT THE COMPANIES

           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME


                                                           YEAR ENDED DECEMBER 31, 1997
                                              ------------------------------------------------------
                                                            POCO           PRO FORMA       PRO FORMA
                                                BR      U.S. GAAP(1)     ADJUSTMENTS(2)    COMBINED
                                              ------    -------------    --------------    ---------
                                                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Revenues....................................  $2,000       $  375                           $2,375
Costs and Expenses..........................   1,497          249            $   23(a)       1,769
                                              ------       ------            ------         ------
Operating Income............................     503          126               (23)           606
Interest Expense............................     142           32                              174
Other Expense (Income) -- Net...............     (50)          12                              (38)
                                              ------       ------            ------         ------
Income Before Income Taxes..................     411           82               (23)           470
Income Tax Expense..........................      92           36               (11)(a)        117
                                              ------       ------            ------         ------
Net Income..................................  $  319       $   46            $  (12)        $  353
                                              ======       ======            ======         ======
Basic Earnings per Common Share.............  $ 1.80       $  .36                           $ 1.69
                                              ======       ======                           ======
Diluted Earnings per Common Share...........  $ 1.79       $  .35                           $ 1.68
                                              ======       ======                           ======
Weighted Average Number of Common Shares
  Outstanding...............................     177          128                              209(b)
                                              ======       ======                           ======
Weighted Average Number of Common Shares
  Outstanding, Including Dilution...........     178          130                              211(b)
                                              ======       ======                           ======



                                                          YEAR ENDED DECEMBER 31, 1996
                                             -------------------------------------------------------
                                                            POCO           PRO FORMA       PRO FORMA
                                               BR       U.S. GAAP(1)     ADJUSTMENTS(2)    COMBINED
                                             ------    --------------    --------------    ---------
                                                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Revenues...................................  $2,200        $  277                           $2,477
Costs and Expenses.........................   1,620           189            $   25(a)       1,834
                                             ------        ------            ------         ------
Operating Income...........................     580            88               (25)           643
Interest Expense...........................     147            24                              171
                                             ------        ------            ------         ------
Income Before Income Taxes.................     433            64               (25)           472
Income Tax Expense.........................      98            33               (12)(a)        119
                                             ------        ------            ------         ------
Net Income.................................  $  335        $   31            $  (13)        $  353
                                             ======        ======            ======         ======
Basic Earnings per Common Share............  $ 1.89        $  .27                           $ 1.71
                                             ======        ======                           ======
Diluted Earnings per Common Share..........  $ 1.88        $  .27                           $ 1.70
                                             ======        ======                           ======
Weighted Average Number of Common Shares
  Outstanding..............................     177           115                              206(3)
                                             ======        ======                           ======
Weighted Average Number of Common Shares
  Outstanding, Including Dilution..........     178           117                              207(3)
                                             ======        ======                           ======


   See Accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

                                     CHAPTER TWO -- CERTAIN FINANCIAL AND
                                    OTHER INFORMATION ABOUT THE COMPANIES

      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

1.   CONVERSION OF POCO TO U.S. GAAP AND U.S. DOLLARS


     The historical consolidated financial statements of Poco were prepared under Canadian GAAP and in Canadian dollars. For these unaudited pro forma combined financial statements, the historical financial information of Poco has been converted to U.S. GAAP using the full cost method of accounting for oil and gas properties and converted to U.S. dollars using the June 30, 1999 exchange rate (.6787) for the balance sheet and the average exchange rates for the six month periods ended June 30, 1999 (.6703), and the years ended December 31, 1998 (.6748), 1997 (.7222) and 1996 (.7333) for the
     statements of income. See Note 11 to Poco's historical consolidated financial statements included in Annex K for a description of the adjustments to convert Poco's financial statements from Canadian GAAP to U.S. GAAP using the full cost method of accounting for oil and gas properties.



                     U.S. GAAP STATEMENTS OF INCOME -- POCO



                                                            PERIOD ENDED JUNE 30, 1999
                                            ----------------------------------------------------------
                                                                                               POCO
                                                POCO                                        HISTORICAL
                                             HISTORICAL      U.S. GAAP    POCO HISTORICAL   U.S. GAAP
                                            CANADIAN GAAP   ADJUSTMENTS      U.S. GAAP        U.S. $
                                            -------------   -----------   ---------------   ----------
                                                                  (IN MILLIONS)
    Revenues -- Net of Royalties..........      C$265                          C$265           $177
    Costs and Expenses....................        216         C$ (23)            193            128
                                                -----         ------           -----           ----
    Operating Income......................         49             23              72             49
    Interest Expense......................         39             (4)             35             24
    Other Income -- Net...................                       (12)            (12)            (8)
                                                -----         ------           -----           ----
    Income Before Income Taxes............         10             39              49             33
    Income Tax Expense....................          6             16              22             15
                                                -----         ------           -----           ----
    Net Income............................      C$  4         C$  23           C$ 27           $ 18
                                                =====         ======           =====           ====



                                                           YEAR ENDED DECEMBER 31, 1998
                                            ----------------------------------------------------------
                                                                                               POCO
                                                POCO                                        HISTORICAL
                                             HISTORICAL      U.S. GAAP    POCO HISTORICAL   U.S. GAAP
                                            CANADIAN GAAP   ADJUSTMENTS      U.S. GAAP        U.S. $
                                            -------------   -----------   ---------------   ----------
                                                                  (IN MILLIONS)
    Revenues -- Net of Royalties..........      C$552                         C$ 552          $ 372
    Costs and Expenses....................        390         C$ 530             920            621
                                                -----         ------          ------          -----
    Operating Income......................        162           (530)           (368)          (249)
    Interest Expense......................         76            (10)             66             44
    Other Expense -- Net..................                        25              25             17
                                                -----         ------          ------          -----
    Income (Loss) Before Income Taxes.....         86           (545)           (459)          (310)
    Income Tax Expense (Benefit)..........         36           (220)           (184)          (125)
                                                -----         ------          ------          -----
    Net Income (Loss).....................      C$ 50         C$(325)         C$(275)         $(185)
                                                =====         ======          ======          =====


       CHAPTER TWO -- CERTAIN FINANCIAL AND
       OTHER INFORMATION ABOUT THE COMPANIES

    NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS --
                                  (CONTINUED)

     1. CONVERSION OF POCO TO U.S. GAAP AND U.S. DOLLARS (CONTINUED)


                                                          YEAR ENDED DECEMBER 31, 1997
                                              -----------------------------------------------------
                                                                                            POCO
                                                  POCO                         POCO      HISTORICAL
                                               HISTORICAL      U.S. GAAP    HISTORICAL   U.S. GAAP
                                              CANADIAN GAAP   ADJUSTMENTS   U.S. GAAP      U.S. $
                                              -------------   -----------   ----------   ----------
                                                                  (IN MILLIONS)
    Revenues -- Net of Royalties............      C$519                       C$519         $375
    Costs and Expenses......................        346                         346          249
                                                  -----                       -----         ----
    Operating Income........................        173                         173          126
    Interest Expense........................         49          C$ (4)          45           32
    Other Expense -- Net....................                        15           15           12
                                                  -----          -----        -----         ----
    Income Before Income Taxes..............        124            (11)         113           82
    Income Tax Expense......................         51             (2)          49           36
                                                  -----          -----        -----         ----
    Net Income..............................      C$ 73          C$ (9)       C$ 64         $ 46
                                                  =====          =====        =====         ====



                                                          YEAR ENDED DECEMBER 31, 1996
                                              -----------------------------------------------------
                                                                                            POCO
                                                  POCO                         POCO      HISTORICAL
                                               HISTORICAL      U.S. GAAP    HISTORICAL   U.S. GAAP
                                              CANADIAN GAAP   ADJUSTMENTS   U.S. GAAP      U.S. $
                                              -------------   -----------   ----------   ----------
                                                                  (IN MILLIONS)
    Revenues -- Net of Royalties............      C$378                       C$378         $277
    Costs and Expenses......................        264          C$ (5)         259          189
                                                  -----          -----        -----         ----
    Operating Income........................        114              5          119           88
    Interest Expense........................         34             (2)          32           24
                                                  -----          -----        -----         ----
    Income Before Income Taxes..............         80              7           87           64
    Income Tax Expense......................         46             (2)          44           33
                                                  -----          -----        -----         ----
    Net Income..............................      C$ 34          C$  9        C$ 43         $ 31
                                                  =====          =====        =====         ====


                                     CHAPTER TWO -- CERTAIN FINANCIAL AND
                                    OTHER INFORMATION ABOUT THE COMPANIES

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                      FINANCIAL STATEMENTS -- (CONTINUED)


1. CONVERSION OF POCO TO U.S. GAAP AND U.S. DOLLARS (CONTINUED)



                        U.S. GAAP BALANCE SHEET -- POCO



                                                                  JUNE 30, 1999
                                              -----------------------------------------------------
                                                                                            POCO
                                                  POCO                         POCO      HISTORICAL
                                               HISTORICAL      U.S. GAAP    HISTORICAL   U.S. GAAP
                                              CANADIAN GAAP   ADJUSTMENTS   U.S. GAAP      U.S. $
                                              -------------   -----------   ----------   ----------
                                                                  (IN MILLIONS)
    ASSETS
    Current Assets..........................     C$  148                     C$  148       $  100
    Property, Plant and Equipment...........       2,584        C$(351)        2,233        1,515
    Other Assets............................          27           (19)            8            6
                                                 -------        ------       -------       ------
                                                 C$2,759        C$(370)      C$2,389       $1,621
                                                 =======        ======       =======       ======
    LIABILITIES AND SHAREHOLDERS' EQUITY
    Accounts Payable and Accrued
      Liabilities...........................     C$   81        C$   6       C$   87       $   59
    Long-Term Debt..........................       1,101            75         1,176          798
    Deferred Income Taxes...................         346          (162)          184          125
    Other Liabilities.......................          19            --            19           13
    Shareholders' Equity
      Common Shares.........................       1,218            92         1,310          974
      Deficit...............................          (6)         (381)         (387)        (280)
      Accumulated Other Comprehensive
         Loss -- Foreign Currency
         Translation........................                                                  (68)
                                                 -------        ------       -------       ------
                                                 C$2,759        C$(370)      C$2,389       $1,621
                                                 =======        ======       =======       ======


       CHAPTER TWO -- CERTAIN FINANCIAL AND
       OTHER INFORMATION ABOUT THE COMPANIES

2.   PRO FORMA ADJUSTMENTS

(a) The following adjustments were made to reflect the conversion from the full cost method of accounting for oil and gas properties to the successful efforts method of accounting.


                                                           PERIOD ENDED       YEAR ENDED
                                                             JUNE 30          DECEMBER 31
                                                           ------------   -------------------
                                                               1999       1998    1997   1996
                                                           ------------   -----   ----   ----
   Capitalized costs expensed under the successful
     efforts method of accounting........................      $(19)      $ (36)  $(31)  $(18)
   Reversal of impairment of oil and gas properties
     recorded under the full cost method of accounting...                   356
   Impairment of oil and gas properties under the
     successful efforts method of accounting in
     accordance with SFAS No. 121........................                  (585)
   Adjustment to record depreciation, depletion and
     amortization on a field level basis.................        19           7      8     (7)
   Adjustment to reflect tax effect of pro forma
     adjustments.........................................                   116     11     12
                                                               ----       -----   ----   ----
   Decrease net income...................................      $ --       $(142)  $(12)  $(13)
                                                               ====       =====   ====   ====



      The cumulative adjustment to oil and gas properties at June 30, 1999 to reflect the conversion from the full cost method to the successful efforts method was a $379 million reduction to oil and gas properties.



(b) To adjust deferred income taxes by $171 million at June 30, 1999 for the tax effect of the adjustment to convert to the successful efforts method and to reclassify the $46 million deferred tax asset of Poco to other assets.



(c) Reflects the estimated direct costs associated with the transaction between BR and Poco which approximate $35 million ($24 million net of income tax). These non-recurring costs, which are subject to change, will be charged to operations in the quarter in which the transaction is consummated. It is expected that substantially all of the costs related to this transaction will be paid within one year after the transaction is consummated.


3.   PRO FORMA WEIGHTED AVERAGE SHARES OUTSTANDING

      The pro forma weighted average number of Poco common shares outstanding and weighted average number of common shares outstanding, including dilution for each period has been calculated using the exchange ratio of
      0.25 exchangeable shares for each Poco common share.

                                                                         CHAPTER
TWO -- CERTAIN FINANCIAL AND
                                                                           OTHER
INFORMATION ABOUT THE COMPANIES

                     CHAPTER THREE -- INFORMATION ABOUT THE
                  BR COMMON STOCK AND THE EXCHANGEABLE SHARES

                                BR SHARE CAPITAL

     The authorized capital stock of BR consists of 325,000,000 shares of BR common stock and 75,000,000 shares of preferred stock, of which 3,250,000 shares are designated Series A Junior Participating Preferred Stock. As of June 30, 1999, there were 177,493,347 shares of common stock outstanding held by approximately 20,704 holders of record, excluding holders whose shares of record are held by brokers. As of June 30, 1999, there were no shares of preferred stock issued or outstanding.


BR COMMON STOCK


     The holders of BR common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, holders of BR common stock are entitled to receive ratably any dividends declared by the BR board out of legally available funds. In the event of the liquidation, dissolution or winding up of BR, holders of BR common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock. Holders of BR common stock have no preemptive rights and have no rights to convert their BR common stock into any other securities and no redemption provisions apply to the BR common stock. All of the outstanding shares of BR common stock are fully paid and nonassessable.

PREFERRED STOCK

     The BR certificate of incorporation authorizes the BR board to issue shares of preferred stock in one or more series. The BR board is authorized to designate, for each series of preferred stock, the number of shares of such series, the voting powers, if any, of the shares of such series and the designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions.

     BR has no present plans to issue any of the preferred stock, except for the one share of special voting stock and as required under the BR rights agreement.

SPECIAL VOTING STOCK


     A series of preferred stock, consisting of one share, will be designated as special voting stock, having a par value of $.01 per share and a liquidation preference of $.01. Except as otherwise required by law or BR's certificate of incorporation, the one share of special voting stock will possess a number of votes for the election of directors and on all other matters submitted to a vote of BR shareholders equal to the number of outstanding exchangeable shares from time to time not owned by BR or any entity controlled by BR. The holders of shares of BR common stock and the holder of the special voting stock will vote together as a single class on all matters. In the event of any liquidation, dissolution or winding-up of BR, all outstanding exchangeable shares will automatically be exchanged for shares of BR common stock, and the holder of the special voting stock will not be entitled to receive any assets of BR available for distribution to its stockholders. The holder of the special voting stock will not be entitled to receive dividends. Pursuant to the combination agreement, the one share of special voting stock will be issued to CIBC Mellon Trust Company, as trustee, under the voting and exchange trust agreement. At such time as the one share of special voting stock has no votes attached to it because there are no exchangeable shares outstanding not owned by BR or an entity controlled by BR, the share of special voting stock will be canceled.

BR RIGHTS AGREEMENT

     Pursuant to the rights agreement between BR and BankBoston, N.A., as rights agent, dated as of December 16, 1998, each share of BR common stock currently has a right associated with it. Generally, each right consists of the right to purchase, for $200, 1/100 of a share of junior participating preferred stock of BR. The terms of the rights are set forth in the BR rights agreement.

     The rights may be exercised only if the distribution date occurs. The distribution date is the earlier of either:

     - the first date that it is publicly announced that a person or group has acquired 15% or more of the voting power of BR; or

     - the date that is 10 business days (or later date selected by the BR board) after a person or group begins, or announces an intention to begin, a tender or exchange offer for 15% or more of the voting power of BR.

     If a person or group acquires 15% or more of the voting power of BR without the prior approval of the BR board, then the BR shareholders, other than the acquiror, will be entitled to purchase, for $200, shares of BR common stock, or, in certain circumstances, cash, property or other securities of BR, with a market value equal to $400. This is commonly referred to as the "flip-in" feature of the rights.

     If a person or group acquires 15% or more of the voting power of BR without the prior approval of the BR board and then either acquires BR in a merger or other business transaction or causes the sale or transfer of more than 50% of the assets or earning power of BR, then the BR shareholders, other than the acquiror, will be entitled to purchase, for $200, common stock of the acquiror with a market value equal to $400. This is commonly referred to as the "flip-over" feature of the rights.

     The rights will expire automatically on December 16, 2008, but BR has the option of redeeming or exchanging the rights prior to that time.

     BR may redeem all of the rights at any time before a person or group announces that it has acquired 15% or more of the voting power of BR. Each right may be redeemed at the price of $0.01 per right. If BR were to redeem the rights, the rights would no longer be exercisable and would terminate.

     Furthermore, BR may exchange all or a portion of the rights at any time after a person or group acquires 15% or more of the voting power of BR, at an exchange ratio of one share of BR common stock per right. If the BR board were to order the exchange of the rights, the rights would no longer be exercisable and would terminate. Until a right is exercised or exchanged, the holder of that right will not have any rights as a BR shareholder, including the right to vote or receive dividends, simply as a result of being a holder of that right.

     Each 1/100 of a share of junior participating preferred stock that may be issued upon exercise of a right is intended to be comparable to one share of BR common stock with respect to dividend, voting, liquidation and other rights. The junior participating preferred stock will rank junior to all other series of the preferred stock of BR with respect to dividend payments and distributions of assets in liquidation. The junior participating preferred stock will not be redeemable.

PROVISIONS AFFECTING CONTROL

     Certificate of Incorporation. Under Delaware law, the approval by the affirmative vote of the holders of a majority of the outstanding stock of a corporation entitled to vote on the matter is generally required for a merger, consolidation or sale, lease or exchange of all or substantially all the corporation's assets to be consummated. BR's certificate of incorporation provides certain restrictions on business combinations with interested BR shareholders or their affiliates. The BR certificate of incorporation requires the affirmative vote of at least 51% of the voting stock, excluding the vote of any interested BR shareholder, for the adoption or authorization of a business combination unless:

     - the disinterested directors determine that the interested BR shareholder is the beneficial owner of at least 80% of the voting stock and has agreed to vote in favor of the business combination; or

                                   CHAPTER THREE -- INFORMATION ABOUT THE
                              BR COMMON STOCK AND THE EXCHANGEABLE SHARES

     - the fair market value of the consideration per share to be received by the BR shareholders in the business combination is equal to or greater than the consideration paid by an interested BR shareholder in acquiring the largest number of shares of that class of stock previously acquired in any one transaction or series of related transactions and the interested BR shareholder has not received the benefit of any loans, advances, guarantees, pledges or other financial assistance provided by BR.

     Directors. Delaware law permits the certificate of incorporation or the by-laws of a corporation to contain provisions governing the number and qualifications of directors. However, if the certificate of incorporation contains provisions fixing the number of directors, that number may not be changed without amending the certificate of incorporation. BR's by-laws state that the number of directors shall be any number not less than one, determined from time to time by a vote of a majority of the directors then in office. A resolution of the BR board currently fixes the number of directors at twelve. Pursuant to BR's by-laws, directors are elected at the annual meeting of BR shareholders for a term of one year.

     Amendments to the Certificate of Incorporation. Under Delaware law, a proposed amendment to the certificate of incorporation requires a resolution adopted by the board of directors and, unless otherwise provided in the certificate of incorporation, the affirmative vote of the holders of a majority of the outstanding stock entitled to vote thereon and (if applicable) the affirmative vote of the holders of a majority of the outstanding stock of each class entitled to vote thereon as a class. If any amendment would adversely affect the rights of any holders of shares of a class or series of stock, the vote of the holders of a majority of all outstanding shares of the class or series, voting as a class, is also necessary to authorize the amendment. The BR certificate of incorporation provides that no amendment to the certificate of incorporation shall amend, alter or repeal the provisions of Article 14 (action by shareholders without a meeting) or Article 15 (special voting requirements) without the affirmative vote of not less than 51% of the voting stock (as defined in the certificate of incorporation).

     By-Laws. Under Delaware law, the power to adopt, alter and repeal the by-laws is vested in the shareholders, except to the extent that a corporation's certificate of incorporation or by-laws vests this power in the board of directors. However, the conferral of the power to adopt, alter and repeal the by-laws upon the directors does not divest the shareholders of their power to adopt, amend or repeal the by-laws. BR's certificate of incorporation grants the BR board the power to make and alter the by-laws subject to certain restrictions and the provisions of the by-laws. With certain exceptions and subject to the power of the BR shareholders to amend and alter the by-laws, the by-laws may be altered or repealed:

     - by the affirmative vote of the holders of a majority of shares present and entitled to vote at a meeting of BR shareholders; or

     -  by the affirmative vote of a majority of the whole board of directors.

     Special Meetings. The Delaware General Corporation Law provides that a special meeting of shareholders may be called by the board of directors or by any person or persons authorized by a corporation's certificate of incorporation or by-laws. BR's by-laws provide that special meetings may be called only by the BR board, the chairman of the BR board, or the president of BR.

     No Action by Written Consent of Shareholders. BR's certificate of incorporation provides that any action by BR shareholders shall be taken at a meeting of BR shareholders and no action may be taken by written consent of the BR shareholders.

     No Preemptive Rights. The BR certificate of incorporation provides that no holder of stock of any class shall have any preemptive or preferential right with respect to any stock of any class or to any securities convertible into shares of stock.

     Delaware Business Combination Law. Section 203 of the Delaware General Corporation Law generally prohibits a Delaware corporation from engaging in a business combination (defined as a variety of transactions, including mergers, asset sales, issuance of stock and other transactions resulting in a financial benefit to the interested shareholder) with an interested shareholder (generally a person that is the beneficial owner of 15% or

       CHAPTER THREE -- INFORMATION ABOUT THE
       BR COMMON STOCK AND THE EXCHANGEABLE SHARES more of a corporation's outstanding voting stock) for a period of three years following the date that such person became an interested shareholder unless:

     - prior to the date such person became an interested shareholder, the board of directors of the corporation approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder;

     - upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding stock held by directors who are also officers of the corporation and employee stock ownership plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

     - on or subsequent to the date such person became an interested shareholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of shareholders, and not by written consent, by the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock of the corporation not owned by the interested shareholder.

     A corporation may adopt an amendment to its certificate of incorporation or by-laws expressly electing not to be governed by Section 203 if, in addition to any other vote required by law, the amendment is approved by the affirmative vote of a majority of the shares entitled to vote. However, the amendment generally will not be effective until 12 months after its adoption and will not apply to a business combination with an interested shareholder who was such on or prior to the adoption of the amendment. BR has not adopted an amendment to its certificate of incorporation or by-laws by which it elects not to be governed by Section 203.

                            BR CANADA SHARE CAPITAL

     On the completion of the transaction, the share capital of BR Canada will be as summarized below. This summary is qualified in its entirety by reference to the share capital of BR Canada and other provisions included in BR Canada's articles of incorporation which we have attached as Annex E hereto.

COMMON SHARES OF BR CANADA

     The holders of BR Canada common shares will be entitled to receive notice of and to attend all meetings of the shareholders of BR Canada and will be entitled to one vote for each share held of record on all matters submitted to a vote of holders of BR Canada common shares. The holders of BR Canada common shares will be entitled to receive such dividends as may be declared by the BR Canada board of directors out of funds legally available therefor. Holders of BR Canada common shares will be entitled upon any liquidation, dissolution or winding-up of BR Canada, subject to the prior rights of the holders of the exchangeable shares and to any other shares ranking senior to the BR Canada common shares, to receive the remaining property and assets of BR Canada ratably with the holders of the BR Canada common shares.

EXCHANGEABLE SHARES

     Ranking. The exchangeable shares will be entitled to a preference over the BR Canada common shares and any other shares ranking junior to the exchangeable shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of BR Canada.

     Dividends. Holders of exchangeable shares will be entitled to receive dividends equivalent to dividends paid from time to time by BR on shares of BR common stock. The declaration date, record date and payment date for dividends on the exchangeable shares will be the same as that for the corresponding dividends on the BR common stock.

                                   CHAPTER THREE -- INFORMATION ABOUT THE
                              BR COMMON STOCK AND THE EXCHANGEABLE SHARES

     Certain Restrictions. Without the approval of the holders of the exchangeable shares, BR Canada will not:

     - pay any dividend on the BR Canada common shares, or any other shares ranking junior to the exchangeable shares, other than stock dividends payable in such other shares ranking junior to the exchangeable shares;

     - redeem, purchase or make any capital distribution in respect of BR Canada common shares or any other shares ranking junior to the exchangeable shares with respect to the payment of dividends or on any liquidation distribution;

     - except as provided for in the rights, privileges, restrictions and conditions attaching to the exchangeable shares redeem or purchase any other shares of BR Canada ranking equally with the exchangeable shares with respect to the payment of dividends or on any liquidation distribution; or

     - amend the articles or bylaws of BR Canada in any manner that would affect the rights or privileges of the holders of exchangeable shares.

     The restrictions in the first three points above will not apply at any time when the dividends on the outstanding exchangeable shares corresponding to dividends declared on the BR common stock have been declared and paid in full.

     Liquidation. In the event of the liquidation, dissolution or winding-up of BR Canada, a holder of exchangeable shares will be entitled to receive for each exchangeable share one share of BR common stock, together with the equivalent amount of all BR dividends, payable and unpaid, if any.

     Retraction Right, Exchange Put Right and Automatic Redemption Right. The exchangeable share provisions also provide for the retraction right, the exchange put right and the automatic redemption right. See "Description of the Transaction -- Transaction Mechanics and Description of Exchangeable Shares".

     Voting Rights. Except as required by applicable law, the holders of the exchangeable shares will not be entitled as such to receive notice of or attend any meeting of the shareholders of BR Canada or to vote at any such meeting.

     Amendment and Approval. The rights, privileges, restrictions and conditions attaching to the exchangeable shares may be changed only with the approval of the holders thereof. Any such approval or any other approval or consent to be given by the holders of the exchangeable shares will be sufficiently given if given in accordance with applicable law and subject to a minimum requirement that such approval or consent be evidenced by a resolution passed by not less than 66 2/3% of the votes cast thereon at a meeting of the holders of exchangeable shares (other than shares beneficially owned by BR or entities controlled by BR) duly called and held at which holders of at least 20% of the then outstanding exchangeable shares are present or represented by proxy. In the event that no such quorum is present at such meeting within one-half hour after the time appointed therefor, then the meeting will be adjourned to such place and time not less than 10 days later as may be designated by the chairman of such meeting, and the holders of exchangeable shares present or represented by proxy at the adjourned meeting may transact the business for which the meeting was originally called. At the adjourned meeting, a resolution passed by the affirmative vote of not less than 66 2/3% of the votes cast thereon (other than shares beneficially owned by BR or entities controlled by BR) will constitute the approval or consent of the holders of the exchangeable shares.

     Actions of BR Canada under Support Agreement. Under the exchangeable share provisions, BR Canada will agree to take all such actions and do all such things as are necessary or advisable to perform and comply with its obligations under, and to ensure the performance and compliance by BR with its obligations under, the support agreement.

       CHAPTER THREE -- INFORMATION ABOUT THE
       BR COMMON STOCK AND THE EXCHANGEABLE SHARES

                        COMPARISON OF SHAREHOLDER RIGHTS


     If the transaction is consummated, holders of Poco common shares will transfer their Poco common shares to BR Canada in consideration for exchangeable shares. Such holders will have the right to exchange or retract exchangeable shares for an equivalent number of shares of BR common stock. Poco is a corporation governed by Alberta law. BR is a corporation organized under Delaware law. While the rights and privileges of shareholders of an Alberta corporation are, in many instances, comparable to those of stockholders of a Delaware corporation, there are certain differences. These differences arise from differences between Alberta and Delaware law, and between the Poco articles of amalgamation and bylaws and the BR certificate of incorporation and bylaws. For a description of the rights of the holders of BR common stock, see "BR Share Capital."


                               POCO SHAREHOLDER RIGHTS                     BR SHAREHOLDER RIGHTS

VOTE REQUIRED FOR      Under Alberta law, the approval of at      Under Delaware law, the affirmative vote
EXTRAORDINARY          least two-thirds of votes cast at the      of a majority of the outstanding stock
TRANSACTIONS           meeting is required for extraordinary      entitled to vote is required for:
                       corporate actions, including:
                                                                  - mergers;
                       - amalgamations;
                                                                  - consolidations;
                       - continuances;
                                                                  - dissolutions; or
                       - sales, leases or exchanges of all or
                       substantially all of the property of a     - sales of substantially all of the
                         corporation;                             assets of the corporation,
                       - liquidations and dissolutions; and       provided that, unless the corporation's
                                                                  certificate of incorporation requires
                       - arrangements (if ordered by a court).    otherwise, no vote is required where,
                                                                  either:
                       Alberta law may also require the
                       separate approval by the holders of a      - the corporation's certificate of
                       class or series of shares for              incorporation is not amended, the shares
                       extraordinary corporate actions.             of stock of the corporation become
                                                                    equivalent shares of the surviving
                                                                    corporation and the stock of the
                                                                    corporation issued in the merger does
                                                                    not exceed 20% of the previously
                                                                    outstanding stock; or
                                                                  - the merger is with a wholly-owned
                                                                  subsidiary of the corporation for the
                                                                    purpose of forming a holding company
                                                                    and the certificate of incorporation
                                                                    and bylaws of the holding company
                                                                    immediately following the merger will
                                                                    be identical to the certificate of
                                                                    incorporation and bylaws of the
                                                                    corporation prior to the merger.

AMENDMENT TO           Under Alberta law, the approval of at      Under Delaware law, the affirmative vote
GOVERNING DOCUMENTS    least two-thirds of the votes cast at      of the holders of a majority of the
                       the meeting is required to amend the       outstanding stock entitled to vote is
                       articles of the corporation.               required to approve a proposed amendment
                                                                  to the certificate of incorporation,
                                                                  following the adoption of the amendment
                                                                  by the board of directors of the
                                                                  corporation, provided that the
                                                                  certificate of incorporation may provide
                                                                  for a greater vote.

                                   CHAPTER THREE -- INFORMATION ABOUT THE
                              BR COMMON STOCK AND THE EXCHANGEABLE SHARES

                               POCO SHAREHOLDER RIGHTS                     BR SHAREHOLDER RIGHTS

AMENDMENT TO           If the amendment would affect the rights   If the amendment would adversely affect
GOVERNING DOCUMENTS    of any holders of a class or series of     the rights of any holders of a class or
(CONTINUED)            shares differently than other shares the   series of stock, the amendment also
                       amendment also requires the approval of    requires the approval of a majority of
                       a majority of the shares of the class or   the shares of the class or series.
                       series.
                                                                  The BR certificate of incorporation
                                                                  provides that the affirmative vote of
                                                                  not less than 51% of the voting stock is
                                                                  required to amend, alter or repeal the
                                                                  provisions of article 14 (action by
                                                                  stockholders without a meeting) or
                                                                  article 15 (special voting
                                                                  requirements).
                       Under Alberta law, the creation,           Under Delaware law, shareholders are
                       amendment or repeal of bylaws requires     given the power to adopt, alter and
                       that, after being approved by the          repeal by-laws, provided that the
                       directors of the corporation, the          certificate of incorporation may also
                       creation, amendment or repeal of the       provide such power to the board of
                       bylaw must be approved by a majority of    directors.
                       the votes of the shareholders of the
                       corporation at the next shareholder        BR's certificate of incorporation
                       meeting.                                   provides that the BR board may make and
                                                                  alter by-laws, subject to the provisions
                                                                  of the by-laws. The by-laws provide that
                                                                  they may be altered or repealed:
                                                                  - by the affirmative vote of a majority
                                                                  of the shares of BR common stock; or
                                                                  - by the affirmative vote of a majority
                                                                  of the whole board of directors.

DISSENTERS' RIGHTS     Under Alberta law, each of the matters     Under Delaware law, holders of shares
                       listed below will entitle shareholders     may dissent from a merger or
                       to exercise rights of dissent and to be    consolidation by demanding payment equal
                       paid the fair value of their shares;       to the fair value of their shares. These
                                                                  rights of dissent and appraisal only
                       - any amalgamation with another            apply in the event of a merger or
                       corporation (other than with certain       consolidation and not in the case of a
                         affiliated corporations);                sale or transfer of assets or a purchase
                                                                  of assets for stock.
                       - an amendment to the corporation's
                       articles to add, change or remove any
                         provisions restricting or constraining
                         the issue or transfer of that class of
                         shares;
                       - an amendment to the corporation's
                       articles to add, change or remove any
                         restriction upon the business or
                         businesses that the corporation may
                         carry on;
                       - a continuance under the laws of
                       another jurisdiction;
                       - a sale, lease or exchange of all or
                       substantially all the property of the
                         corporation other than in the ordinary
                         course of business;
                       - a court may permit shareholders to
                       dissent in connection with an
                         application to the court for an order
                         approving an arrangement; or
                       - amendments to the articles of a
                       corporation which require a separate
                         class or series vote, provided that a
                         shareholder is not entitled to dissent
                         if an amendment to the articles is
                         effected by a court order approving a
                         reorganization or by a court order
                         made in connection with an action for
                         an oppression remedy.


       CHAPTER THREE -- INFORMATION ABOUT THE
       BR COMMON STOCK AND THE EXCHANGEABLE SHARES

                               POCO SHAREHOLDER RIGHTS                     BR SHAREHOLDER RIGHTS
DISSENTERS'                                                       Under Delaware law, no dissent or
RIGHTS                 Alberta law provides these dissent         appraisal rights are available if the
(CONTINUED)            rights for both listed and unlisted        shares are listed on a national
                       shares.                                    securities exchange or are designated as
                                                                  a national market system security on an
                                                                  interdealer quotation system by the
                                                                  National Association of Securities
                                                                  Dealers, Inc. or are held of record of
                                                                  more than two thousand stockholders,
                                                                  unless the merger or consolidation
                                                                  converts the shares into something other
                                                                  than:
                                                                  - stock of the surviving corporation;
                                                                  - stock of another corporation that is
                                                                  either listed on a national securities
                                                                    exchange or designated as a national
                                                                    market system security on an
                                                                    interdealer quotation system by the
                                                                    National Association of Securities
                                                                    Dealers, Inc. or held of record by
                                                                    more than two thousand stockholders;
                                                                  - cash in lieu of fractional shares; or
                                                                  - some combination of the above.

OPPRESSION REMEDY      Alberta law provides an oppression         Delaware law does not provide for a
                       remedy that allows a complainant who is:   similar remedy.
                       - a present or former shareholder;
                       - a present or former director or
                       officer of the corporation or its
                         affiliates; and
                       - any other person who in the discretion
                       of the court is a proper person to make
                         the application,
                       to apply to court for relief where:
                       - any act or omission of the corporation
                       or an affiliate effects a result;
                       - the business or affairs of the
                       corporation or an affiliate are or have
                         been carried on or conducted in a
                         manner; or
                       - the powers of the directors of the
                       corporation or an affiliate are or have
                         been exercised in the manner,
                       that is oppressive or unfairly
                       prejudicial to or that unfairly
                       disregards the interest of a
                       shareholder, creditor, director or
                       officer.

                                   CHAPTER THREE -- INFORMATION ABOUT THE
                              BR COMMON STOCK AND THE EXCHANGEABLE SHARES

                               POCO SHAREHOLDER RIGHTS                     BR SHAREHOLDER RIGHTS

DERIVATIVE ACTION      Under Alberta law, a complainant may not   Under Delaware law, a stockholder may
                       bring an action in the name of, or on      bring a derivative action in Delaware on
                       behalf of a corporation, or intervene in   behalf of, and for the benefit of, the
                       an existing action on behalf of the        corporation, provided that:
                       corporation, unless the complainant has
                       given reasonable notice to the directors   - the stockholder must state in his
                       of the corporation and the complainant     complaint that he was a stockholder of
                       satisfies the court that:                    the corporation at the time of the
                                                                    transaction that is the subject of the
                       - the directors of the corporation will      complaint; and
                       not bring, diligently prosecute or
                         defend or discontinue the action;        - the stockholder must first make demand
                                                                  on the corporation that it bring an
                       - the complainant is acting in good          action and the demand be refused,
                       faith; and                                   unless it is shown that the demand
                                                                  would have been futile.
                       - it appears to be in the interest of
                       the corporation that the action be
                         brought, prosecuted, defended or
                         discontinued.

SHAREHOLDER CONSENT    Under Alberta law, a written resolution    Under Delaware law, unless otherwise
IN LIEU OF MEETING     signed by all the shareholders of the      provided in the corporation's
                       corporation who would have been entitled   certificate of incorporation, a written
                       to vote on the resolution at a meeting,    consent signed by holders of stock
                       is effective to approve the resolution.    having sufficient votes to approve the
                                                                  matter at a meeting is effective to
                                                                  approve the matter.
                                                                  BR's certificate of incorporation
                                                                  provides that any action by BR
                                                                  shareholders must be taken at a meeting
                                                                  of the BR shareholders and no action may
                                                                  be taken by the written consent of the
                                                                  BR shareholders.

DIRECTOR               Under Alberta law, at least half of the    Delaware law does not have comparable
QUALIFICATIONS         directors of a corporation governed by     requirements.
                       the Business Corporations Act (Alberta)
                       must be resident Canadians. Alberta law
                       also requires that a corporation whose
                       securities are publicly traded must have
                       not fewer than three directors, at least
                       two of whom are not officers or
                       employees of the corporation or any of
                       its affiliates.

FIDUCIARY DUTIES OF    Under Alberta law, directors have a duty   Under Delaware law, directors have a
DIRECTORS              of care and loyalty to the corporation.    duty of care and loyalty to the
                       The duty of care requires that the         corporation and its shareholders. The
                       directors exercise the care, diligence     duty of care requires that the directors
                       and skill that a reasonably prudent        act in an informed and deliberative
                       person would exercise in comparable        manner and inform themselves, prior to
                       circumstances. The duty of loyalty         making a business decision, of all
                       requires directors to act honestly and     material information reasonably
                       in good faith with a view to the best      available to them. The duty of loyalty
                       interests of the corporation.              is the duty to act in good faith in a
                                                                  manner which the directors reasonably
                                                                  believe to be in the best interests of
                                                                  the stockholders.

       CHAPTER THREE -- INFORMATION ABOUT THE
       BR COMMON STOCK AND THE EXCHANGEABLE SHARES

                               POCO SHAREHOLDER RIGHTS                     BR SHAREHOLDER RIGHTS

INDEMNIFICATION OF     Under Alberta law, except in respect of    Delaware law provides that a corporation
OFFICERS AND           an action by or on behalf of a             may indemnify its present and former
DIRECTORS              corporation to procure a judgment in its   directors, officers, employees and
                       favor, which would require court           agents against all reasonable expenses
                       approval, a corporation may indemnify      (including attorneys' fees) and, except
                       present and former directors and           in actions initiated by or in the right
                       officers against costs, charges and        of the corporation, against all
                       expenses (including settlements and        judgments, fines and amounts paid in
                       judgements) provided that:                 settlement of actions brought against
                                                                  them, provided that they:
                       - they acted honestly and in good faith
                       with a view to the best interests of the   - acted in good faith and in a manner
                         corporation; and                         which he or she reasonably believed to
                                                                    be in, or not opposed to, the best
                       - in the case of a criminal or               interests of the corporation; and
                       administrative action they had
                         reasonable grounds for believing that    - in the case of a criminal proceeding,
                         their conduct was lawful.                had no reasonable cause to believe his
                                                                    or her conduct was unlawful.
                       The Poco bylaws provide for                The BR certificate of incorporation
                       indemnification of directors and           provides for indemnification of
                       officers to the fullest extent             directors and officers to the fullest
                       authorized by Alberta law.                 extent authorized by Delaware law.
                       Neither Alberta law nor the Poco bylaws    Delaware law allows for the advance
                       expressly provide for advance payment of   payment of an indemnitee's expenses
                       an indemnitee's expenses.                  prior to the final disposition of an
                                                                  action, provided that the indemnitee
                                                                  undertakes to repay any such amount
                                                                  advanced if it is later determined that
                                                                  the indemnitee is not entitled to
                                                                  indemnification with regard to the
                                                                  action for which the expenses were
                                                                  advanced.
                       Poco has entered into indemnity            BR has entered into indemnity agreements
                       agreements with one of its executive       with each of its directors and certain
                       officers and certain other employees.      of executive officers.

DIRECTOR LIABILITY     Alberta law does not permit the            Delaware law provides that the charter
                       limitation of a director's liability as    of a corporation may include a provision
                       Delaware law does.                         which limits or eliminates the liability
                                                                  of directors to the corporation or its
                                                                  stockholders for monetary damages for
                                                                  breach of a fiduciary duty, provided
                                                                  such liability does not arise from
                                                                  prescribed conduct, including acts or
                                                                  omissions not in good faith or which
                                                                  involve intentional misconduct or which
                                                                  involve a knowing violation of the law.
                                                                  The BR certificate of incorporation
                                                                  contains a provision limiting the
                                                                  liability of its directors to the
                                                                  fullest extent permitted by Delaware
                                                                  law.

                                   CHAPTER THREE -- INFORMATION ABOUT THE
                              BR COMMON STOCK AND THE EXCHANGEABLE SHARES

                               POCO SHAREHOLDER RIGHTS                     BR SHAREHOLDER RIGHTS

ANTI-TAKEOVER          Alberta law does not contain specific      BR is subject to Section 203 of the
PROVISIONS AND         anti- takeover provisions with respect     Delaware General Corporation Law, which
INTERESTED             to business transactions. However, the     provides that, if a person acquires 15%
STOCKHOLDER            policies of Canadian securities            or more of the stock of a Delaware
TRANSACTIONS           regulatory authorities, including Policy   corporation without the approval of the
                       9.1 of the Ontario Securities Commission   board of directors of that corporation,
                       and Policy Q-27 of the Quebec Security     thereby becoming an "interested
                       Commission contain requirements in         shareholder", that person may not engage
                       connection with any transaction by which   in certain transactions with the
                       an issuer, directly or indirectly:         corporation for a period of three years
                                                                  unless one of the following three
                       - acquires or transfers an asset;          exceptions applies:
                       - acquires or issues securities; or        - the board of directors approved the
                       - assumes or transfers a liability,        acquisition of stock or the transaction
                                                                  prior to the time that the person became
                       from or to, as the case may be, a          an interested shareholder;
                       director, senior officer or holder of
                       10% or more of the voting securities of    - the person became an interested
                       the issuer, or an affiliate thereof.       shareholder and 85% owner of the voting
                                                                    stock of the corporation in the
                       Policy 9.1 and Policy Q-27 requires more     transaction, excluding voting stock
                       detailed disclosure in the proxy             owned by directors who are also
                       material sent to security holders in         officers and certain employee stock
                       connection with a transaction as             plans; or
                       described above, including, subject to
                       certain exceptions, the inclusion of a     - the transaction is approved by the
                       formal valuation of the subject matter     board of directors and by the
                       of the transaction and any non-cash          affirmative vote of two- thirds of the
                       consideration offered therefor. Policy       outstanding voting stock which is not
                       9.1 and Policy Q-27 also require,            owned by the interested shareholder.
                       subject to certain exceptions, that the
                       minority shareholders of the issuer        BR's certificate of incorporation
                       separately approve the transaction, by     requires the approval by holders of at
                       either a simple majority or two-thirds     least 51% of the voting stock of any
                       of the votes cast, depending on the        business transaction with an interested
                       circumstances.                             BR shareholder unless:
                                                                  - the disinterested directors determined
                                                                  that the interested BR shareholder holds
                                                                    80% of the voting stock and has agreed
                                                                    to vote in favor of the business
                                                                    transaction; or
                                                                  - the fair market value of the
                                                                  consideration to be received by the BR
                                                                    shareholders in the business
                                                                    transaction is not less than the
                                                                    consideration paid by the interested
                                                                    BR shareholder in acquiring the
                                                                    largest number of shares previously
                                                                    acquired in any one transaction and
                                                                    the interested BR shareholder has not
                                                                    received the benefit of any financial
                                                                    assistance from BR.

SHAREHOLDER RIGHTS     Poco does not have a shareholder rights    Under the BR rights agreement, holders
PLAN                   plan.                                      of BR common stock have one right with
                                                                  respect to each share of BR common stock
                                                                  held. The rights have certain
                                                                  anti-takeover effects. The rights will
                                                                  cause substantial dilution to a person
                                                                  or group that attempts to acquire BR in
                                                                  a manner which causes the rights to
                                                                  become exercisable. See "BR Share
                                                                  Capital -- BR Rights Agreement".


       CHAPTER THREE -- INFORMATION ABOUT THE
       BR COMMON STOCK AND THE EXCHANGEABLE SHARES

              CHAPTER FOUR -- INFORMATION ABOUT TAX CONSIDERATIONS

                   CANADIAN FEDERAL INCOME TAX CONSIDERATIONS
                              TO POCO SHAREHOLDERS

INTRODUCTION


     Subject to the qualifications and assumptions contained herein, in the opinion of Burnet, Duckworth & Palmer, Canadian counsel to Poco, the following is a fair and adequate summary of the material Canadian federal income tax considerations, as of the date of this joint proxy statement generally applicable to Poco shareholders who at all relevant times, for purposes of the Income Tax Act (Canada), hold their Poco common shares and will hold their exchangeable shares and BR common stock as capital property and deal at arm's length with, and are not affiliated with, Poco, BR Canada or BR. This discussion does not apply to a holder with respect to whom BR is a foreign affiliate within the meaning of the Income Tax Act nor to a person who is a financial institution which is subject to the mark-to-market provisions of the Income Tax Act.


     All Poco shareholders should consult their own tax advisors as to whether, as a matter of fact, they hold their Poco common shares and will hold their exchangeable shares and BR common stock as capital property for the purposes of the Income Tax Act. Certain provisions of the Income Tax Act permit, subject to certain conditions, holders of Poco common shares to deem their Poco common shares to be capital property.


     This discussion is based on the current provisions of the Income Tax Act and the regulations thereunder, the current provisions of the Convention Between the United States of America and Canada with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended, and counsel's understanding of the current published administrative practices of Revenue Canada. This discussion takes into account all specific proposed amendments to the Income Tax Act and the regulations thereunder that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof and assumes that all such proposed amendments will be enacted in their present form. No assurances can be given that the proposed amendments will be enacted in the form proposed, if at all. However, the Canadian federal income tax considerations generally applicable to a Poco shareholder with respect to the transaction will not be different in a materially adverse way if the proposed amendments are not enacted.


     Except for the foregoing, this discussion does not take into account or anticipate any changes in law, whether by legislative, administrative or judicial decision or action, nor does it take into account provincial, territorial or foreign income tax legislation or considerations which may differ from the Canadian federal income tax considerations described herein.

     THIS DISCUSSION IS OF A GENERAL NATURE ONLY. THEREFORE, POCO SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THEIR PARTICULAR CIRCUMSTANCES.

     For purposes of the Income Tax Act, all amounts relating to the acquisition, holding or disposition of BR common stock, including dividends, adjusted cost base and proceeds of disposition, must be converted into Canadian dollars based on the prevailing United States dollar exchange rate at the time such amounts arise.

SHAREHOLDERS RESIDENT IN CANADA

     The following portion of this discussion is generally applicable to Poco shareholders who, for the purposes of the Income Tax Act and any applicable income tax treaty or convention, are resident or deemed to be resident in Canada at all relevant times.

     ACQUISITION OF ANCILLARY RIGHTS



     Each of BR and Poco is of the view, and has advised counsel, that any such ancillary rights and benefits have nominal value. The arrangement provides that the sole consideration received by the Poco shareholders for the transfer of their Poco common shares to BR Canada is the exchangeable shares, and that any ancillary rights and benefits associated with the exchangeable shares received by the Poco shareholders in connection with the arrangement is in consideration of the grant by the Poco shareholders to BR of rights in respect of the exchangeable shares and the other rights received by BR from the Poco shareholders (excluding the Poco common shares). Such determinations of value are not binding on Revenue Canada and counsel can express no opinion on matters of factual determination such as this.


    EXCHANGE OF POCO COMMON SHARES FOR EXCHANGEABLE SHARES WHERE NO ELECTION IS MADE UNDER SECTION 85 OF THE INCOME TAX ACT


     Based on the allocation of the consideration for Poco common shares entirely to exchangeable shares, the exchange of Poco common shares for exchangeable shares will qualify as a tax-deferred share-for-share exchange pursuant to section 85.1 of the Income Tax Act, as described below. In order to provide greater certainty as to a tax deferred exchange, Poco shareholders may also effect a tax deferred exchange by making an election under section 85 of the Income Tax Act. Also, certain Poco shareholders to whom this opinion is not specifically addressed and who may be disentitled to the provisions of section
85.1 of the Income Tax Act may avail themselves of the provisions of section 85. Poco shareholders are urged to consult their own tax advisors to determine whether they should make an election under section 85 of the Income Tax Act, as described below.


     Pursuant to section 85.1 of the Income Tax Act, a Poco shareholder will not realize any immediate tax consequences as a result of exchanging Poco common shares for exchangeable shares provided that such Poco shareholder does not make a joint election under section 85 of the Income Tax Act in respect of the exchange as discussed below and does not, in the Poco shareholder's return of income for the taxation year in which the exchange occurs, include in computing the Poco shareholder's income, any portion of the capital gain or capital loss, otherwise determined from such exchange. Instead, the Poco shareholder will be deemed:

     - to have disposed of that holder's Poco common shares for proceeds of disposition equal to the adjusted cost base to the holder of such shares immediately before such exchange; and

     - to have acquired the exchangeable shares at a cost equal to the deemed proceeds of disposition of the holder's Poco common shares.


     The cost of any particular exchangeable shares will generally be averaged with the cost of other exchangeable shares held by such holder. Pursuant to Revenue Canada's current administrative practices, a Poco shareholder who receives cash not exceeding C$200 in lieu of a fraction of an exchangeable share, will have the option of recognizing the capital gain or capital loss arising on the disposition of the fractional share or alternatively of reducing the adjusted cost base of the exchangeable shares acquired by the amount of cash so received.



     Where a Poco shareholder exchanges Poco common shares for exchangeable shares and, in the Poco shareholder's return of income for the taxation year in which such exchange occurs, includes in computing income for that year any portion of the capital gain or capital loss from such exchange, section 85.1 of the Income Tax Act will not apply. In these circumstances, the Poco shareholder will be considered to have disposed of all of the holder's Poco common shares so exchanged for proceeds of disposition equal to the fair market value of the exchangeable shares received on the exchange and to have acquired the exchangeable shares at a cost equal to the fair market value. A Poco shareholder who so chooses to realize a capital gain or capital loss on the exchange will realize a capital gain (or a capital loss) to the extent that the holder's proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base of that holder's Poco common shares immediately before the exchange.


     The consequences to a Poco shareholder of realizing a capital gain or capital loss are as described below under "-- Taxation of Capital Gains and Capital Losses."

       CHAPTER FOUR -- INFORMATION
       ABOUT TAX CONSIDERATIONS

     EXCHANGE OF POCO COMMON SHARES FOR EXCHANGEABLE SHARES WHERE ELECTION IS MADE UNDER SECTION 85 OF THE INCOME TAX ACT

     A Poco shareholder who disposes of Poco common shares to BR Canada and who receives exchangeable shares may obtain a full or partial tax deferral by entering into a joint tax election with BR Canada and filing with Revenue Canada and, where applicable, a provincial tax authority a joint tax election under section 85 of the Income Tax Act in respect of such Poco common shares and specifying therein an elected transfer price within the limits described below.

     The joint tax election must specify the elected transfer price in respect of the Poco common shares transferred to BR Canada. The elected transfer price will be the proceeds of disposition to a former holder of its Poco common shares and the acquisition cost of its exchangeable shares. The elected transfer price may not:

     - be less than the lesser of the Poco shareholder's adjusted cost base of those Poco common shares at the time of disposition and the fair market value of those Poco common shares at that time; and

     - exceed the fair market value of those Poco common shares at the time of disposition.

     Elected transfer prices, which do not otherwise comply with the foregoing limitations, will be automatically adjusted under the Income Tax Act so that they are in compliance.


     BR Canada will execute a joint tax election under subsection 85(1) or (2) of the Income Tax Act and the corresponding provisions of any applicable provincial tax legislation forwarded to it by a Poco shareholder. BR Canada agrees only to execute and to forward such tax election by mail to the Poco shareholder for filing with Revenue Canada and any applicable provincial tax authorities. Compliance with the requirements to ensure the validity of a joint tax election on a timely basis will be the sole responsibility of the Poco shareholder making the election and BR Canada assumes no liability for the failure to execute and file a valid election or for the late filing of any election.


     POCO SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN ADVISORS AS SOON AS POSSIBLE REGARDING THE DEADLINES AND PROCEDURES FOR MAKING THE ELECTION WHICH ARE APPROPRIATE TO THEIR CIRCUMSTANCES.

     TAXATION OF CAPITAL GAINS AND CAPITAL LOSSES


     Three-quarters of any capital gain realized on a disposition of Poco common shares or exchangeable shares must be included in a shareholder's income for the year of disposition. Three-quarters of any capital loss generally must be deducted by the holder from capital gains for the year of disposition. Any capital losses in excess of capital gains for the year of disposition generally may be carried back up to three taxation years or carried forward indefinitely and deducted against net capital gains (capital gains less capital losses) in such other years to the extent and under the circumstances described in the Income Tax Act.



     Capital gains realized by an individual or trust, other than certain specified trusts, may give rise to alternative minimum tax under the Income Tax Act.


     A shareholder that is throughout the relevant taxation year a "Canadian-controlled private corporation", as defined in the Income Tax Act, may be liable to pay an additional refundable tax of 6 2/3% on its "aggregate investment income" for the year which will include an amount in respect of taxable capital gains.

     If the holder of a Poco common share or an exchangeable share is a corporation, the amount of any capital loss arising from a disposition or deemed disposition of such share may be reduced by the amount of dividends received or deemed to have been received by it on such share to the extent and under circumstances prescribed by the Income Tax Act. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns Poco common shares or exchangeable shares or where a trust or partnership of which a corporation is a beneficiary or a member is a member of a partnership or a beneficiary of a trust that owns Poco common shares or exchangeable shares. Shareholders to whom these rules may be relevant should consult their own tax advisors.

                                              CHAPTER FOUR -- INFORMATION
                                                 ABOUT TAX CONSIDERATIONS

     DIVIDENDS ON EXCHANGEABLE SHARES

     In the case of a shareholder who is an individual, dividends received or deemed to be received on the exchangeable shares will be included in computing the shareholder's income, and will be subject to the gross-up and dividend tax credit rules normally applicable to taxable dividends received from taxable Canadian corporations.


     In the case of a shareholder that is a corporation other than a "specified financial institution", as defined in the Income Tax Act, dividends received or deemed to be received on the exchangeable shares normally will be included in the corporation's income and deductible in computing its taxable income.


     A shareholder that is a "private corporation", as defined in the Income Tax Act, or any other corporation resident in Canada and controlled or deemed to be controlled by or for the benefit of an individual or a related group of individuals may be liable under Part IV of the Income Tax Act to pay a refundable tax of 33 1/3% of dividends received or deemed to be received on the exchangeable shares to the extent that such dividends are deductible in computing the shareholder's taxable income.

     The exchangeable shares will be "term preferred shares" as defined in the Income Tax Act. Consequently, in the case of a shareholder that is a specified financial institution, a dividend will be deductible in computing its taxable income only if:

     - the specified financial institution did not acquire the exchangeable shares in the ordinary course of the business carried on by such institution; or

     - in any case, at the time the dividend is received by the specified financial institution, the exchangeable shares are listed on a prescribed stock exchange in Canada (which currently includes the TSE) and the specified financial institution, either alone or together with persons with whom it does not deal at arm's length, does not receive (or is not deemed to receive) dividends in respect of more than 10% of the issued and outstanding exchangeable shares.

     In addition, to the extent that a deemed dividend arises on the redemption of the exchangeable shares by BR Canada, a portion of the dividend may not be subject to the denial of dividend deduction applicable in respect of term preferred shares in accordance with the exceptions outlined above. Specified financial institutions should consult their own tax advisors.

     A shareholder that is throughout the relevant taxation year a "Canadian-controlled private corporation", as defined in the Income Tax Act, may be liable to pay an additional refundable tax of 6 2/3% on its "aggregate investment income" for the year which will include dividends or deemed dividends that are not deductible in computing taxable income.

     REDEMPTION OF EXCHANGEABLE SHARES

     On the redemption (including a retraction) of an exchangeable share by BR Canada, the holder of an exchangeable share will be deemed to have received a dividend equal to the amount, if any, by which the redemption proceeds exceed the paid-up capital at the time of the exchangeable share so redeemed. For these purposes, the redemption proceeds will be the fair market value at the time of the redemption of BR common stock received from BR Canada plus the amount, if any, of all accrued but unpaid dividends on the exchangeable shares paid on the redemption. The amount of such deemed dividend generally will be subject to the same tax treatment accorded to dividends on the exchangeable shares as described above. On the redemption, the holder of an exchangeable share will also be considered to have disposed of the exchangeable share, but the amount of the deemed dividend will be excluded in computing the shareholder's proceeds of disposition for purposes of computing any capital gain or capital loss arising on the disposition. In the case of a shareholder that is a corporation, in some circumstances, the amount of any such deemed dividend may be treated as proceeds of disposition and not as a dividend. The taxation of capital gains and capital losses is described above.

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     EXCHANGE OF EXCHANGEABLE SHARES WITH BR


     On the exchange of an exchangeable share with BR for BR common stock, the holder will generally realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition of the exchangeable share, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the holder of the exchangeable share immediately before the exchange. For these purposes, the proceeds of disposition will be the fair market value at the time of exchange of the BR common stock plus any other amount received by the holder from BR as part of the exchange consideration. The taxation of capital gains and capital losses is described above.


     DIVIDENDS ON BR COMMON STOCK


     Dividends on BR common stock will be included in the recipient's income for the purposes of the Income Tax Act. Such dividends received by an individual shareholder will not be subject to the gross-up and dividend tax credit rules in the Income Tax Act. A shareholder that is a corporation will include such dividends in computing its income and generally will not be entitled to deduct the amount of such dividends in computing its taxable income. A shareholder that is throughout the relevant taxation year a "Canadian-controlled private corporation", as defined in the Income Tax Act, may be liable to pay an additional refundable tax of 6 2/3% on its "aggregate investment income" for the year which will include such dividends. United States non-resident withholding tax on such dividends received by Canadian residents will be generally eligible for foreign tax credit or deduction treatment, where applicable, under the Income Tax Act. See "United States Federal Income Tax Considerations to Poco Shareholders -- Non-U.S. Holders."


     DISPOSITION OF SHARES OF BR COMMON STOCK

     The cost of BR common stock received on a retraction, redemption or exchange of exchangeable shares will be equal to the fair market value of such shares at the time of such event. The adjusted cost base to a holder of BR common stock acquired on a retraction, redemption or exchange of exchangeable shares will be determined by averaging the cost of such shares with the adjusted cost base of all other BR common stock held by such holder as capital property immediately before the retraction, redemption or exchange, as the case may be. A disposition or deemed disposition of BR common stock by a holder will generally result in a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the holder of such shares immediately before the disposition. The taxation of capital gains and capital losses is described above.

     FOREIGN PROPERTY INFORMATION REPORTING

     A holder of BR common stock who is a "specified Canadian entity" for a taxation year or fiscal period and whose total cost amount of "specified foreign property", including such shares, at any time in the year or fiscal period exceeds C$100,000 will be required to file an information return for the year or period disclosing prescribed information, including the shareholder's cost amount, any dividends received in the year, and any gains or losses realized in the year, in respect of such property. With some exceptions, a taxpayer resident in Canada in the year will be a specified Canadian entity. A holder of BR common stock should consult its own advisors about whether it must comply with these rules.

     DISSENTING SHAREHOLDERS

     Poco shareholders are permitted to dissent from the arrangement. A dissenting Poco shareholder will be entitled, in the event the transaction becomes effective, to be paid by Poco the fair value of the Poco common shares held by such holder determined as of the appropriate date. See "Description of the Transaction -- Dissenting Shareholders' and Optionholders' Rights." Such shareholder may be considered to have realized a deemed dividend to the extent that the proceeds of disposition exceed the paid-up capital of the Poco common shares and a capital gain (or a capital loss) to the extent that the proceeds of disposition less the deemed dividend exceed (or are less than) the adjusted cost base of the Poco common shares to the holder immediately before payment of the fair value of the Poco common shares. Alternatively, the entire consideration received may be viewed as proceeds of disposition of the holder's Poco common shares. Additional income tax considerations may be relevant to dissenting Poco shareholders who fail to perfect or withdraw their claims pursuant to the right of dissent. Dissenting Poco shareholders should consult their own tax advisors.

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SHAREHOLDERS NOT RESIDENT IN CANADA

     The following portion of the discussion is applicable to Poco shareholders who, for purposes of the Income Tax Act and any applicable tax treaty or convention, have not been and will not be resident or deemed to be resident in Canada at any time while they have held Poco common shares or will hold exchangeable shares or BR common stock and who will not use or hold the Poco common shares, exchangeable shares or BR common stock in the course of carrying on a business (including an insurance business) in Canada and, except as specifically discussed below, to whom such shares are not "taxable Canadian property", as defined in the Income Tax Act.


     Poco common shares and exchangeable shares will generally not be taxable Canadian property at a particular time provided that such shares are listed on a prescribed stock exchange (which currently includes the TSE) and the holder, persons with whom such holder does not deal at arm's length, or the holder and such persons, has not owned (or had under option) 25% or more of the issued shares of any class or series of the capital stock of Poco or BR Canada at any time within five years preceding the particular time. BR common stock will generally not constitute taxable Canadian property.


     A holder of Poco common shares that are not taxable Canadian property will not be subject to tax under the Income Tax Act on the exchange of Poco common shares for exchangeable shares. Similarly, provided the exchangeable shares or BR common stock are not taxable Canadian property to the holder, the holder will not be subject to tax under the Income Tax Act on the exchange of exchangeable shares for BR common stock (except to the extent the exchange gives rise to a deemed dividend discussed below), or on the sale or other disposition of exchangeable shares or BR common stock.

     In the event that the Poco common shares constitute taxable Canadian property to a particular non-resident holder thereof, the exchange of Poco common shares for exchangeable shares should qualify as a tax deferred share-for-share exchange as described above under "-- Shareholders Resident in Canada -- Exchange of Poco Common Shares for Exchangeable Shares Where No Election is Made under Section 85 of the Income Tax Act." However, Poco shareholders are urged to consult their own tax advisors.


     Dividends paid or deemed to be paid on the exchangeable shares are subject to non-resident withholding tax under the Income Tax Act at the rate of 25%, although such rate may be reduced under the provisions of an applicable income tax treaty or convention. For example, under the Canada-U.S. Tax Convention, the rate is generally reduced to 15% in respect of dividends paid to a person who is the beneficial owner thereof and who is resident in the United States for purposes of the Canada-U.S. Tax Convention.


     A HOLDER WHOSE EXCHANGEABLE SHARES ARE REDEEMED BY BR CANADA (EITHER UNDER REDEMPTION RIGHTS OR PURSUANT TO THE RETRACTION RIGHTS) WILL BE DEEMED TO RECEIVE A DIVIDEND AS DESCRIBED ABOVE UNDER "-- SHAREHOLDERS RESIDENT IN CANADA -- REDEMPTION OF EXCHANGEABLE SHARES." ANY SUCH DEEMED DIVIDEND WILL BE SUBJECT TO WITHHOLDING TAX AS DESCRIBED IN THE PRECEDING PARAGRAPHS.


     Poco shareholders are permitted to dissent from the arrangement. A dissenting Poco shareholder will be entitled, in the event the transaction becomes effective, to be paid by Poco the fair value of the Poco common shares held by such holder determined as of the appropriate date. See "Description of the Transaction -- Dissenting Shareholders' and Optionholders' Rights". A dissenting shareholder may be considered to have received a dividend equal to the excess of the consideration received over the paid-up capital of such Poco common shares and to have received proceeds of disposition equal to the amount of such paid-up capital for the purpose of computing their capital gain, or in most instances, their capital loss. Any dividends realized by a dissenting Poco shareholder will be subject to Canadian withholding tax as described above. Alternatively, dissenting shareholders may be considered to have realized a capital gain (or a capital loss) based on redemption proceeds equal to such fair value, computed generally as described above. Any capital gain realized by a dissenting Poco shareholder would not be taxed under the Income Tax Act if the Poco common shares in respect of which the right of dissent is exercised were not taxable Canadian property, as described above. Additional income tax considerations may be relevant to dissenting Poco shareholders who fail to perfect or withdraw their claims pursuant to the right of dissent. Dissenting Poco shareholders should consult their own tax advisors.


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        CANADIAN FEDERAL INCOME TAX CONSIDERATIONS TO POCO OPTIONHOLDERS

     Subject to the qualifications and assumptions contained herein, in the opinion of Burnet, Duckworth & Palmer, Canadian counsel to Poco, the following is a fair and adequate summary of the material Canadian federal income tax considerations, as of the date of this joint proxy statement generally applicable to the holders of Poco options who at all relevant times, for purposes of the Income Tax Act and any applicable income tax treaty or convention, are resident or deemed to be resident in Canada, who are current or former employees, officers and directors of Poco and who received the Poco options in respect of, in the course of, or by virtue of their positions as employees, officers or directors of Poco.

     This discussion is based on the current provisions of the Income Tax Act and the regulations thereunder and counsel's understanding of the current published administrative practices of Revenue Canada.

     This discussion does not take into account or anticipate any changes in law, whether by legislative, administrative or judicial decision or action, nor does it take into account provincial, territorial or foreign income tax legislation or considerations which may differ from the Canadian federal income tax considerations described herein.

     THIS DISCUSSION IS OF A GENERAL NATURE ONLY. THEREFORE, POCO OPTIONHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THEIR PARTICULAR CIRCUMSTANCES.

EXCHANGE OF POCO OPTIONS FOR OPTIONS TO PURCHASE SHARES OF BR COMMON STOCK

     The holders of the Poco options will not realize any immediate tax consequences as a result of exchanging the Poco options for options to purchase BR common stock. Instead, for the purposes of the Income Tax Act:

     - the Poco optionholder will be deemed not to have disposed of Poco options and not to have acquired the BR options;

     - the BR options will be deemed to be the same as, and a continuation of, the Poco options; and

     - BR will be deemed to be the same corporation as Poco for the purposes hereof.

      UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS TO POCO SHAREHOLDERS

     In the opinion of White & Case LLP, U.S. tax counsel to BR, the following is a summary of the material U.S. federal income tax considerations arising from and relating to the transaction that are generally applicable to Poco shareholders that hold Poco common shares as capital assets, including the receipt, ownership, and disposition of exchangeable shares and the receipt of BR common stock. This summary is based on:

        - the U.S. Internal Revenue Code of 1986, as amended;


        - income tax regulations, proposed and final, issued under the U.S. Code; and


        - judicial and administrative interpretations of the U.S. Code and regulations;

in each case as in effect and available as of the date of this joint proxy statement.

     These income tax laws, regulations and interpretations, however, may change at any time, and any change could be retroactive to the date of this joint proxy statement. These income tax laws and regulations are also subject to various interpretations, and the U.S. Internal Revenue Service or the U.S. courts could later disagree with the explanations or conclusions contained in this summary.

     For purposes of this summary, a U.S. holder is a beneficial owner of Poco common shares, exchangeable shares, or BR common stock, as the case may be, that, for U.S. federal income tax purposes, is:

          - a citizen or resident of the U.S., including some former citizens or residents of the U.S.;

          - a partnership or corporation created or organized in or under the laws of the U.S. or any state thereof, including the District of Columbia;

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          - an estate if its income is subject to U.S. federal income taxation regardless of its source; or

          - a trust if it has validly elected to be treated as a United States person for U.S. federal income tax purposes or if a U.S. court can exercise primary supervision over its administration, and one or more United States persons have the authority to control all of its substantial decisions.

     A non-U.S. holder is a beneficial owner of Poco common shares, exchangeable shares, or BR common stock, as the case may be, other than a U.S. holder.


     The tax consequences to the following parties are not addressed in this summary:


          - persons that may be subject to special tax treatment such as financial institutions, real estate investment trusts, tax-exempt organizations, regulated investment companies, insurance companies, and brokers and dealers or traders in securities or currencies;

          - Poco optionholders and persons who acquired Poco common shares pursuant to an exercise of employee stock options or rights or otherwise as compensation;

          - persons having a functional currency for U.S. federal income tax purposes other than the U.S. dollar;

          - persons that hold or will hold Poco common shares, exchangeable shares, or BR common stock, as the case may be, as part of a position in a straddle or as part of a hedging or conversion transaction; and

          - persons that own, or are deemed to own, 5% or more, by voting power or value, of the outstanding stock of Poco, BR Canada or BR, as the case may be.


     U.S. holders who do not maintain a substantial presence, permanent home or habitual abode in the U.S. or whose personal and economic relations are not closer to the U.S. than to any other country (other than Canada) may be unable to benefit from the provisions described herein of the Convention Between the United States of America and Canada with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended. These holders should consult their own tax advisors concerning the availability of benefits under the Canada-U.S. Tax Convention.


     No statutory, judicial, or administrative authority exists which directly addresses some of the U.S. federal income tax consequences of the issuance and ownership of instruments and rights comparable to the exchangeable shares and the related rights. Therefore, some aspects of the U.S. federal income tax treatment of the transaction, including the receipt and ownership of exchangeable shares and the exchange of exchangeable shares for shares of BR common stock, are not certain. No advance income tax ruling has been sought or obtained from the IRS regarding any of the tax consequences of the transaction.

     This summary does not address aspects of U.S. taxation other than U.S. federal income taxation, nor does it address all aspects of U.S. federal income taxation that may be applicable to particular holders. In addition, this summary does not address the U.S. state or local tax consequences or the tax consequences in jurisdictions other than the U.S. of the transaction.

     HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL, STATE, AND LOCAL TAX CONSEQUENCES AND THE NON-U.S. TAX CONSEQUENCES OF THE TRANSACTION, INCLUDING THE RECEIPT, OWNERSHIP, AND DISPOSITION OF EXCHANGEABLE SHARES AND THE RELATED RIGHTS.

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       ABOUT TAX CONSIDERATIONS

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UNITED STATES HOLDERS

     Tax Treatment of the Transaction. In the opinion of White & Case LLP, although not free from doubt, it is more likely than not that U.S. holders of Poco common shares that exchange their Poco common shares for exchangeable shares will not recognize gain or loss on such exchange for U.S. federal income tax purposes. There is, however, no direct authority addressing the proper treatment of the transaction for U.S. federal income tax purposes, and, therefore, White & Case LLP's opinion and the conclusions contained in the discussion below are subject to significant uncertainty. Accordingly, there can be no assurance that the IRS will not challenge a U.S. holder's assertion that the exchange of Poco common shares for exchangeable shares gives rise to no gain or loss for U.S. federal income tax purposes or that, if challenged, a court will not agree with the IRS.

     CONSEQUENCES IF THE EXCHANGE OF POCO COMMON SHARES FOR EXCHANGEABLE SHARES IS TAX-FREE

     Assuming that the exchange of Poco common shares for exchangeable shares does not constitute a taxable transaction for U.S. federal income tax purposes, the following U.S. federal income tax consequences should apply.

     Receipt of Exchangeable Shares. Except as otherwise provided below:


     - a U.S. holder of Poco common shares that exchanges Poco common shares for exchangeable shares pursuant to the transaction should not recognize any gain or loss with respect to the receipt of the exchangeable shares;



     - the aggregate tax basis of the exchangeable shares received pursuant to the transaction by the U.S. holder of Poco common shares should equal the holder's aggregate adjusted tax basis in the Poco common shares surrendered pursuant to the transaction, reduced by the tax basis allocated to a fractional share interest for which cash is received;


     - the holding period of the exchangeable shares received by the U.S. holder of Poco common shares pursuant to the transaction should include the holding period of the Poco common shares surrendered in exchange therefor;

     - cash payments in lieu of a fractional exchangeable share will be treated as if a fractional exchangeable share had been received in the transaction and then redeemed by BR or BR Canada.


The redemption of the fractional exchangeable share should qualify as a distribution in full payment in exchange for the fractional share rather than as a distribution of a dividend. Accordingly, a Poco shareholder receiving cash in lieu of a fractional share will recognize gain or loss upon payment equal to the difference, if any, between the shareholder's tax basis in the fractional share, as described in the second bullet point above, and the amount of cash received. The gain or loss, if any, will be capital gain or loss. In the case of a noncorporate U.S. holder of Poco common shares who receives cash in lieu of a fractional exchangeable share, generally the maximum U.S. federal income tax rate applicable to any capital gain recognized on the receipt of the cash will be lower than the maximum U.S. federal income tax rate applicable to ordinary income if the holder's holding period for the Poco common shares exceeds one year. The deductibility of capital losses is subject to limitations.


     For U.S. federal income tax purposes, any gain recognized by a U.S. holder on the receipt of cash in lieu of a fractional exchangeable share generally will be treated as U.S. source gain, except that, under the terms of the Canada-U.S. Tax Convention, the gain may be treated as sourced in Canada. Any Canadian tax imposed on the gain generally will be available as a credit against U.S. federal income taxes, subject to applicable limitations. A U.S. holder that is ineligible for a foreign tax credit with respect to any Canadian tax paid may be entitled to deduct the Canadian tax in computing U.S. taxable income.

     Voting Rights, Exchange Rights and Call Rights. If the exchange of Poco common shares for exchangeable shares and the related rights is considered to be made pursuant to a tax-free reorganization under Section 368(a)(1)(B) of the U.S. Code in which the exchangeable shares and the related rights, in substance, are viewed for U.S. federal income tax purposes as constituting BR common stock, then the voting rights and exchange rights received and any call rights deemed to be conveyed by Poco shareholders that receive exchangeable shares pursuant to the transaction should not be treated as having substance separate from the

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exchangeable shares. If, however, the exchange of Poco common shares for exchangeable shares and the related rights is considered to be made pursuant to a transaction described in Section 351(a) of the U.S. Code in which the transferee corporation is BR Canada, then the receipt of the voting rights and exchange rights may result in Poco shareholders being required to recognize gain on the exchange of Poco common shares for the exchangeable shares and the related rights, but only to the extent of the fair market value of these rights.


     Although the value of the voting rights and exchange rights received and any call rights deemed to be conveyed by Poco shareholders that receive exchangeable shares pursuant to the transaction is uncertain, BR and BR Canada believe that the voting rights, exchange rights, and call rights will have only nominal value. These determinations of value are not binding on the IRS, however, and counsel can express no opinion on matters of factual determinations, such as value. Further, the exchange of some of the call rights for the voting rights and exchange rights may not be taxable to U.S. holders because each U.S. holder and BR may be deemed to have granted purchase options to each other, which grants would not generally be treated as taxable events for U.S. federal income tax purposes. It is possible, however, that the voting rights, exchange rights, and call rights have greater than nominal value and that the transfer or receipt of the rights constitutes a taxable exchange or otherwise generates taxable gain.



     Exchange of Exchangeable Shares. A U.S. holder that exchanges exchangeable shares for shares of BR common stock, including an exchange upon the occurrence of an automatic redemption date, may be justified in taking the position that no gain or loss is recognized on the exchange on the grounds that the initial exchange of Poco common shares for exchangeable shares was made pursuant to a tax-free reorganization under Section 368(a)(1)(B) of the U.S. Code in which the exchangeable shares, in substance, constituted BR common stock, and, therefore, the exchange of the exchangeable shares for shares of BR common stock is not a taxable event. In that case, the aggregate tax basis of the BR common stock received pursuant to the exchange by the U.S. holder of exchangeable shares should equal the holder's aggregate adjusted tax basis in the exchangeable shares surrendered pursuant to the exchange, and the holding period of the BR common stock received by the U.S. holder of exchangeable shares pursuant to the exchange should include the holding period of the exchangeable shares surrendered in the exchange, which, in turn, should include the holding period of the Poco common shares exchanged in the initial exchange, provided that the Poco common shares and exchangeable shares have been held as capital assets immediately prior to the initial exchange and the subsequent exchange, respectively.



     If, however, the initial exchange of Poco common shares for exchangeable shares is considered to be made pursuant to a transaction described in Section 351(a) of the U.S. Code in which the transferee corporation is BR Canada, then, subject to the discussion below, a U.S. holder that exchanges exchangeable shares for shares of BR common stock, including an exchange upon the occurrence of an automatic redemption date, may be required to recognize gain or loss equal to the difference between the fair market value of the shares of BR common stock received at the time of the exchange and the U.S. holder's aggregate adjusted tax basis in the exchangeable shares exchanged. In that case, the gain or loss, if any, will be capital gain or loss if the exchangeable shares are held as a capital asset at the time of the exchange, except that, with respect to any amount representing accrued but unpaid dividends on the exchangeable shares, ordinary income may be recognized by the holder thereof. In the case of a noncorporate U.S. holder of exchangeable shares who receives BR common stock on the exchange, generally the maximum U.S. federal income tax rate applicable to any capital gain recognized on the exchange will be lower than the maximum U.S. federal income tax rate applicable to ordinary income if the holder's holding period for the exchangeable shares, which should include the holding period of the Poco common shares exchanged in the initial exchange provided that the Poco common shares have been held as capital assets immediately prior to the initial exchange, exceeds one year. The deductibility of capital losses is subject to limitations. The U.S. holder's tax basis in the shares of BR common stock will be the fair market value of the shares of BR common stock received by the U.S. holder in the exchange, and the holding period will begin on the day after the exchange.


     For U.S. federal income tax purposes, any gain recognized by a U.S. holder on the exchange of exchangeable shares for shares of BR common stock generally will be treated as U.S. source gain, except that, under the terms of the Canada-U.S. Tax Convention, the gain may be treated as sourced in Canada. Any Canadian tax imposed on the gain generally will be available as a credit against U.S. federal income taxes, subject to

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       ABOUT TAX CONSIDERATIONS

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

applicable limitations. A U.S. holder that is ineligible for a foreign tax credit with respect to any Canadian tax paid may be entitled to deduct the Canadian tax in computing U.S. taxable income.

     In view of this possibility of recognizing gain or loss upon the exchange of the exchangeable shares for shares of BR common stock, U.S. holders may wish to consider delaying the exchange until the time when they intend to dispose of the shares of BR common stock receivable in exchange for their exchangeable shares or, as discussed below, until the time when BR will own at least 80% of all the then issued and outstanding exchangeable shares either at the time of or as a result of the exchange.


     Assuming that the initial exchange of Poco common shares for exchangeable shares is considered to be made pursuant to a transaction described in Section 351(a) of the U.S. Code in which the transferee corporation is BR Canada, the exchange by a U.S. holder of exchangeable shares for shares of BR common stock may be characterized as a tax-free exchange under limited circumstances. An exchange of exchangeable shares for shares of BR common stock generally may be characterized as a tax-free exchange if: at least 80% of the then outstanding exchangeable shares are held by BR either at the time of or as a result of the exchange; and in the exchange, BR, rather than BR Canada, acquires the exchangeable shares in exchange for shares of BR common stock pursuant to the exercise of its call rights. In any case, the exchange would not be tax-free unless some other requirements are satisfied, which, in turn, will depend upon facts and circumstances existing at the time of the exchange and cannot be accurately predicted as of the date of this joint proxy statement. If the exchange did qualify as a tax-free exchange, a U.S. holder's aggregate tax basis in the shares of BR common stock received would be equal to the holder's aggregate adjusted tax basis in the exchangeable shares exchanged. The holding period of the shares of BR common stock received by the U.S. holder should include the holding period of the exchangeable shares exchanged, which, in turn, should include the holding period of the Poco common shares exchanged pursuant to the initial exchange, provided that the Poco common shares and exchangeable shares have been held as capital assets immediately prior to the initial exchange and the subsequent exchange, respectively.


     CONSEQUENCES IF THE EXCHANGE OF POCO COMMON SHARES FOR EXCHANGEABLE SHARES AND THE RELATED RIGHTS IS TAXABLE

     Assuming that the exchange of Poco common shares for exchangeable shares and the related rights pursuant to the transaction constitutes a taxable transaction for U.S. federal income tax purposes, the following U.S. federal income tax consequences should apply. There can be no assurance that the IRS would not challenge the characterization of the transaction discussed below, or that, in the event of a challenge, a court would not agree with the IRS.


     Receipt of Exchangeable Shares. A U.S. holder that receives exchangeable shares and the related rights in exchange for Poco common shares in the transaction generally will recognize gain or loss on the receipt of the exchangeable shares and the related rights. The gain or loss will be equal to the difference between the fair market value of the exchangeable shares and the related rights received at the time of the exchange and the U.S. holder's aggregate adjusted tax basis in the Poco common shares exchanged. The gain or loss, if any, will be capital gain or loss. In the case of a noncorporate U.S. holder, generally the maximum marginal U.S. federal income tax rate applicable to any capital gain recognized on the exchange will be lower than the maximum marginal U.S. federal income tax rate applicable to ordinary income if the U.S. holder's holding period for the Poco common shares exceeds one year at the time of the exchange. A U.S. holder's tax basis in the exchangeable shares and the related rights will equal the fair market value of the exchangeable shares and the related rights received by the U.S. holder in the transaction, and the holder's holding period will begin on the day after the date that the U.S. holder received the exchangeable shares and the related rights.


     For U.S. federal income tax purposes, any gain recognized by a U.S. holder on the exchange of Poco common shares for exchangeable shares and the related rights generally will be treated as U.S. source gain, except that, under the terms of the Canada-U.S. Tax Convention, the gain may be treated as sourced in Canada. Any Canadian tax imposed on the exchange generally will be available as a credit against U.S. federal income taxes, subject to applicable limitations. A U.S. holder that is ineligible for a foreign tax credit with respect to any Canadian tax paid may be entitled to deduct the Canadian tax in computing U.S. taxable income.

                                              CHAPTER FOUR -- INFORMATION
                                                 ABOUT TAX CONSIDERATIONS

     Exchange of Exchangeable Shares. Upon the exercise of a U.S. holder's rights to exchange a U.S. holder's exchangeable shares and the related rights for shares of BR common stock, the holder generally will recognize gain or loss on the receipt of the shares of BR common stock in exchange for the exchangeable shares and the related rights. The gain or loss will be equal to the difference between the fair market value of the shares of BR common stock at the time of the exchange and the U.S. holder's aggregate adjusted tax basis in the exchangeable shares and the related rights exchanged. The gain or loss, if any, will be capital gain or loss if the exchangeable shares are held as a capital asset at the time of the exchange, except that, with respect to any declared but unpaid dividends on the exchangeable shares, ordinary income may be recognized by the holder thereof. In the case of a noncorporate U.S. holder, generally the maximum marginal U.S. federal income tax rate applicable to any capital gain recognized on the exchange will be lower than the maximum marginal U.S. federal income tax rate applicable to ordinary income if the U.S. holder's holding period for the exchangeable shares and the related rights exceeds one year at the time of the exchange. A U.S. holder's tax basis in the shares of BR common stock will equal the fair market value of the shares of BR common stock received by the U.S. holder in the exchange and the holder's holding period will begin on the day after the date that the U.S. holder received the shares of BR common stock.


     For U.S. federal income tax purposes, any gain recognized by a U.S. holder on the exchange of exchangeable shares and the related rights for shares of BR common stock generally will be treated as U.S. source gain, except that, under the terms of the Canada-U.S. Tax Convention, the gain may be treated as sourced in Canada. Any Canadian tax imposed on the exchange generally will be available as a credit against U.S. federal income taxes, subject to applicable limitations. A U.S. holder that is ineligible for a foreign tax credit with respect to any Canadian tax paid may be entitled to deduct the Canadian tax in computing U.S. taxable income.

     CONSEQUENCES IRRESPECTIVE OF WHETHER THE EXCHANGE OF POCO COMMON SHARES FOR EXCHANGEABLE SHARES IS TAX-FREE


     Distribution on the Exchangeable Shares. While not free from doubt, BR and BR Canada intend to treat distributions paid on the exchangeable shares as distributions from BR Canada, rather than from BR. The following discussion assumes that these distributions will be treated as distributions from BR Canada for U.S. federal tax purposes. A U.S. holder of exchangeable shares generally will be required to include in gross income as dividend income the gross amount of any distribution paid on the exchangeable shares to the extent the distribution is paid out of the current or accumulated earnings and profits of BR Canada, as determined under U.S. federal income tax principles. That dividend will not be eligible for the dividends received deduction generally allowed to corporate U.S. holders. To the extent that the amount of any distribution by BR Canada exceeds its current and accumulated earnings and profits as determined under U.S. federal income tax principles, the excess will be treated first as a tax-free return of the U.S. holder's adjusted tax basis in the exchangeable shares and thereafter as capital gain. Assuming eligibility for benefits under the Canada-U.S. Tax Convention, dividends on the exchangeable shares will be subject to Canadian withholding tax at a maximum rate of 15% under the Canada-U.S. Tax Convention. Subject to some limitations of U.S. federal income tax law, a U.S. holder generally should be entitled to credit that withholding tax against the holder's U.S. federal income tax liability or to a deduction in computing U.S. taxable income. The amount of any foreign tax credit allowable to a U.S. holder for the Canadian withholding tax is subject to complex limitations. For the purpose of these limitations, dividends on the exchangeable shares should be treated as foreign source passive income or, in the case of some holders, foreign source financial services income.



     Dissenters. A U.S. holder that exercises its right to dissent from the transaction will recognize gain or loss on the exchange of the holder's Poco common shares for cash in an amount equal to the difference between the amount of cash received (other than the amounts, if any, which are or are deemed to be interest for U.S. federal income tax purposes, which amounts will be taxed as ordinary income) and the holder's aggregate adjusted tax basis in the Poco common shares exchanged. Any gain or loss recognized on receipt of the cash will be capital gain or loss. In the case of a noncorporate U.S. holder of Poco common shares who receives cash pursuant to the exercise of the holder's right to dissent from the transaction, generally the maximum U.S. federal income tax rate applicable to any capital gain recognized on the receipt of the cash will be lower than the maximum U.S. federal


       CHAPTER FOUR -- INFORMATION
       ABOUT TAX CONSIDERATIONS
income tax rate applicable to ordinary income if the holder's holding period for the Poco common shares exceeds one year. The deductibility of capital losses is subject to limitations.

     For U.S. federal income tax purposes, any gain recognized by a U.S. holder on the receipt of cash pursuant to the exercise of the holder's right to dissent from the transaction generally will be treated as U.S. source gain, except that, under the terms of the Canada-U.S. Tax Convention, the gain may be treated as sourced in Canada. Any Canadian tax imposed on the gain generally will be available as a credit against U.S. federal income taxes, subject to applicable limitations. A U.S. holder that is ineligible for a foreign tax credit with respect to any Canadian tax paid may be entitled to deduct the Canadian tax in computing U.S. taxable income.

NON-U.S. HOLDERS

     Subject to the discussion below under "Backup Withholding Tax and Information Reporting Requirements," a non-U.S. holder generally will not be subject to U.S. federal income tax on gain, if any, recognized on the receipt of the exchangeable shares, on the sale or exchange of the exchangeable shares, or on the receipt or sale of shares of BR common stock, unless the gain is effectively connected with a U.S. trade or business of the holder or, in the case of gains recognized by an individual, the individual is present in the U.S. for 183 days or more in the taxable year of disposition, and some other conditions are satisfied.

     Subject to the discussion below under "Backup Withholding Tax and Information Reporting Requirements," while not free from doubt, BR and BR Canada intend to treat dividends, if any, received by a non-U.S. holder with respect to exchangeable shares as dividends from BR Canada rather than from BR and as not subject to U.S. withholding tax, and BR and BR Canada do not intend that BR or BR Canada will withhold any amounts for tax from those dividends. There is some possibility, however, that the IRS may assert that U.S. withholding tax is payable with respect to any dividends paid on the exchangeable shares to non-U.S. holders. In that case, unless the dividends are effectively connected with a U.S. trade or business, a non-U.S. holder of exchangeable shares could be subject to U.S. withholding tax at a rate of 30%, which rate may be reduced by an income tax treaty in effect between the U.S. and the non-U.S. holder's country of residence. This reduction generally would result in a withholding tax of 15% on dividends paid to eligible residents of Canada under the Canada-U.S. Tax Convention.

     Subject to the discussion below under "Backup Withholding Tax and Information Reporting Requirements," dividends, unless effectively connected with a U.S. trade or business, received by non-U.S. holders with respect to the BR common stock generally will be subject to U.S. withholding tax at a rate of 30%, which rate may be subject to reduction by an applicable income tax treaty. This reduction generally would result in a withholding tax of 15% on dividends paid to eligible residents of Canada under the Canada-U.S. Tax Convention.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING REQUIREMENTS


     U.S. backup withholding tax and information reporting requirements generally apply to some payments to particular noncorporate holders of stock. Information reporting generally will apply to payments of dividends on, and to proceeds from the sale or redemption of, exchangeable shares or BR common stock, as the case may be, by a payor or middleman (in the case of exchangeable shares, within the U.S.) to a holder of exchangeable shares or BR common stock, as the case may be, other than an exempt recipient. Exempt recipients include corporations, payees that are not United States persons and that provide an appropriate certification and some other persons. A payor or middleman within the U.S. will be required to withhold 31% of any payments to a holder of exchangeable shares of the proceeds from the sale or redemption of the shares within the U.S., unless the holder is an exempt recipient, if the holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with the backup withholding tax requirements. A payor or middleman will be required to withhold 31% of any payments of dividends on, and to proceeds from the sale or redemption of, BR common stock, unless the holder is an exempt recipient, if the holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with the backup withholding tax requirements. However, dividends paid to non-U.S. holders outside the United States that are subject to the 30% withholding tax or a reduced rate under a United States income tax treaty will be exempt from backup withholding tax.


                                              CHAPTER FOUR -- INFORMATION
                                                 ABOUT TAX CONSIDERATIONS

     Income tax regulations issued on October 6, 1997, and an IRS notice issued on April 29, 1999, would modify some of the rules discussed above generally with respect to payments on exchangeable shares or BR common stock, as the case may be, made after December 31, 2000. In particular, a payor or middleman within the U.S. will be required to withhold 31% of any payments to a holder of exchangeable shares of dividends on, or proceeds from the sale of, exchangeable shares within the U.S., unless the holder is an exempt recipient, if the holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, the backup withholding tax requirements. In the case of payments by a payor or middleman (in the case of exchangeable shares, within the U.S.) to a foreign partnership, other than payments to a foreign partnership that qualifies as a withholding foreign partnership within the meaning of these income tax regulations and payments to a foreign partnership that are effectively connected with the conduct of a trade or business in the U.S., the partners of the partnership will be required to provide the certification discussed above in order to establish an exemption from backup withholding tax and information reporting requirements. Moreover, a payor or middleman may rely on a certification provided by a non-U.S. holder only if the payor or middleman does not have actual knowledge or a reason to know that any information or certification stated in the certificate is unreliable.


     THE DISCUSSION OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS FOR GENERAL INFORMATION ONLY AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR LISTING OF ALL POTENTIAL TAX EFFECTS THAT MAY APPLY TO A HOLDER OF POCO COMMON SHARES. HOLDERS OF POCO COMMON SHARES ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE TRANSACTION, INCLUDING THE APPLICATION AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS.

       CHAPTER FOUR -- INFORMATION
       ABOUT TAX CONSIDERATIONS

           CHAPTER FIVE -- INFORMATION ABOUT THE MEETINGS AND VOTING

           THE BR SPECIAL MEETING -- INFORMATION FOR BR SHAREHOLDERS


     Solicitation and Voting of Proxies. The accompanying BR proxy is solicited on behalf of the BR board for use at the BR special meeting, to be held at The Luxury Collection Hotel, Ambassador Room, 1919 Briar Oaks Lane, Houston, Texas, on November 18, 1999 at 10:00 a.m. (Houston time). Only holders of record of BR common stock at the close of business on October 13, 1999 will be entitled to vote at the BR special meeting. On October 12, 1999, there were 177,564,685 shares of BR common stock outstanding and entitled to vote. Each share entitles the holder to one vote on all matters presented at the BR special meeting. A majority of the shares, present in person or by proxy, will constitute a quorum for the transaction of business. Abstentions and broker non-votes will be considered to be represented for purposes of a quorum. This joint proxy statement and the accompanying form of proxy were first mailed to BR shareholders on or about October 15, 1999.


     Revocability of Proxy. If you have given a proxy you may revoke it at any time before it is exercised at the BR special meeting, by:


     - delivering to the secretary of BR by any means, including facsimile, a written notice stating that the proxy is revoked;


     -  signing and so delivering a proxy bearing a later date; or

     - attending the BR special meeting and voting in person (although attendance at the BR special meeting will not, by itself, revoke your proxy).


     Expenses of Proxy Solicitation. The expenses of soliciting proxies to be voted at the BR special meeting will be paid by BR. Following the original mailing of the proxies and other soliciting materials, BR and/or its agents also may solicit proxies by mail, telephone, facsimile or in person. Following the original mailing of the proxies and other soliciting materials, BR will request brokers, custodians, nominees and other record holders of shares to forward copies of the proxy and other soliciting materials to persons for whom they hold such shares and to request authority for the exercise of proxies. In such cases, BR, upon the request of the record holders, will reimburse such holders for their reasonable expenses. BR has retained D.F. King & Co., Inc. to aid in the solicitation of proxies and verify records related to the solicitation at a maximum fee of $15,000.00 plus expenses.


     Voting Rights. You are entitled to one vote for each BR share held as of the record date. Stockholder approval of the issuance of BR common stock pursuant to the transaction is required by the rules of the NYSE. Such approval requires the affirmative vote of a majority of the shares of BR common stock present and voting at the BR special meeting, assuming a majority of the shares of BR common stock entitled to vote are represented at the special meeting.

     BR will count abstentions in tabulations of votes cast, and an abstention, therefore, will have the same effect as a vote against the proposal. Under Delaware case law, broker non-votes (shares which are present at the meeting and for which a broker or nominee has received no instruction by the beneficial owner as to how such owner wishes the shares to be voted) are counted for purposes of determining whether a quorum is present at the meeting but are not counted for purposes of determining whether a proposal has been approved. Thus, a broker non-vote will have no effect with regard to the proposal to approve the stock issuance.

     Auditors. PricewaterhouseCoopers LLP, certified public accountants, have served as the independent accountants of BR since the inception of BR in July 1988. Representatives of PricewaterhouseCoopers LLP plan to attend the BR special meeting and will be available to answer questions. Its representatives will also have an opportunity to make a statement at the meeting if they so desire, although it is not expected that any statement will be made.

     Electronic Proxy Voting. Registered BR shareholders can vote their shares via (1) a toll-free telephone call from the U.S. and Canada; or (2) the internet; or (3) by mailing their signed proxy card. The telephone and internet voting procedures are designed to authenticate shareholders' identities, to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded. BR has been advised by counsel that the procedures which have been put in place are consistent with the requirements of applicable law. Specific instructions to be followed by any registered shareholder interested in voting via telephone or the internet are set forth on the enclosed proxy card.


     Discretionary Authority. The accompanying BR proxy confers discretionary authority to vote upon any other matters properly brought before the meeting which were not known to the BR board a reasonable time prior to this solicitation.


     BR Shareholder Proposals. Shareholder proposals to be considered for inclusion in the proxy statement of BR to be issued in connection with the 2000 annual meeting of BR shareholders must be mailed to Ms. Wendi S. Zerwas, Corporate Secretary, Burlington Resources Inc., 5051 Westheimer, Suite 1400, Houston, Texas, 77056-2124 and must be received by the Corporate Secretary on or before November 8, 1999.


     Shareholder proposals submitted outside of the procedures set forth above, including nominations for directors, must be mailed to Ms. Wendi S. Zerwas, Corporate Secretary, at the address above and must be received by the Corporate Secretary on or before December 8, 1999. If a proposal is received after that date, BR's proxy for the 2000 annual meeting may confer discretionary authority to vote on such matter without any discussion of the matter in the proxy statement for the 2000 annual meeting.

                  THE POCO SPECIAL MEETING -- INFORMATION FOR
                               POCO SHAREHOLDERS

     Solicitation and Voting of Proxies. The accompanying Poco proxy is solicited on behalf of the Poco board for use at the Poco special meeting. The solicitation of proxies will be primarily by mail but proxies may also be solicited personally or by telephone by regular employees of Poco without special compensation. The cost of solicitation will be borne by Poco. Poco may also pay brokers or nominees holding Poco common shares in their names or in the names of their principals for their reasonable expenses in sending solicitation material to their principals. Poco has retained RBC DS to aid in the solicitation of proxies and verify records related to the solicitation.


     Only registered Poco shareholders and Poco optionholders at the close of business on October 13, 1999 will be entitled to vote at the Poco special meeting, subject to the provisions of Alberta law regarding transfers of Poco common shares after the Poco record date. See the "Notice of Special Meeting of Shareholders and Optionholders" accompanying this joint proxy statement. At the close of business on the Poco record date, there were 153,536,574 Poco common shares outstanding and 10,189,650 Poco options outstanding in respect of an additional 10,189,650 Poco common shares.


     A quorum of Poco shareholders and Poco optionholders at the Poco special meeting will be present if the holders of not less than 5% of the Poco common shares entitled to vote at the meeting are present, either in person or by duly appointed proxy.


     To be effective, proxies must be received by CIBC Mellon Trust Company not later than 5:00 p.m. (Calgary time) on the day preceding the day of the Poco special meeting, or, if the Poco special meeting is adjourned, not later than 24 hours (excluding Saturdays, Sundays and holidays) before the time of the Poco special meeting or any adjournment or postponement thereof.


     Appointment of Proxy and Discretionary Authority. AS A POCO SHAREHOLDER OR POCO OPTIONHOLDER YOU HAVE THE RIGHT TO APPOINT A PERSON WHO NEED NOT BE A SHAREHOLDER OR OPTIONHOLDER OF POCO, OTHER THAN PERSONS DESIGNATED IN THE FORM OF PROXY ACCOMPANYING THIS JOINT PROXY STATEMENT, AS NOMINEE TO ATTEND AND ACT FOR AND ON YOUR BEHALF AT THE POCO SPECIAL MEETING AND MAY EXERCISE SUCH RIGHT BY INSERTING THE NAME OF SUCH PERSON IN THE BLANK SPACE PROVIDED ON THE FORM OF PROXY.

       CHAPTER FIVE -- INFORMATION
       ABOUT THE MEETINGS AND VOTING

     THE FORM OF PROXY ACCOMPANYING THIS JOINT PROXY STATEMENT CONFERS DISCRETIONARY AUTHORITY UPON THE PROXY NOMINEES WITH RESPECT TO AMENDMENTS OR VARIATIONS TO THE MATTERS IDENTIFIED IN THE ACCOMPANYING NOTICE OF THE POCO SPECIAL MEETING AND OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE POCO SPECIAL MEETING.

     YOUR POCO COMMON SHARES AND POCO OPTIONS REPRESENTED BY PROXIES AT THE POCO SPECIAL MEETING WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS WHERE YOU HAVE SPECIFIED A CHOICE WITH RESPECT TO ANY MATTER TO BE VOTED UPON. IN THE ABSENCE OF SUCH SPECIFICATION, YOUR POCO COMMON SHARES AND POCO OPTIONS WILL BE VOTED FOR SUCH MATTER OR MATTERS PROPOSED IN THIS JOINT PROXY STATEMENT.

     Management of Poco knows of no matters to come before the Poco special meeting other than the matters referred to in the accompanying notice of the Poco special meeting. However, if any other matters which are not now known to management should properly come before the Poco special meeting, the shares and options represented by proxies in favor of management nominees will be voted on such matters in accordance with the best judgment of the proxy nominee.


     Revocation of Proxies. PROXIES GIVEN BY POCO SHAREHOLDERS OR POCO OPTIONHOLDERS FOR USE AT THE POCO SPECIAL MEETING MAY BE REVOKED AT ANY TIME PRIOR TO THEIR USE. A Poco shareholder or Poco optionholder giving a proxy may revoke the proxy (1) by instrument in writing executed by the shareholder or optionholder or by his or her attorney authorized in writing, or, if the shareholder is a corporation, under its corporate seal by an officer or attorney thereof duly authorized indicating the capacity under which such officer or attorney is signing, and deposited either at the registered office of Poco (as set forth in this joint proxy statement) or with CIBC Mellon Trust Company at either Suite 600, 333 - 7th Avenue S.W., Calgary, Alberta T2P 2Z1 or P.O. Box 12005, Stn. Brm. B, Toronto, Ontario, M7Y 2K5 at any time up to and including 5:00 p.m. (Calgary time) on the last business day preceding the day of the Poco special meeting, or any adjournment or postponement thereof, or with the chairman of the Poco special meeting on the day of such Poco special meeting or adjournment or postponement thereof, (2) by a duly executed proxy bearing a later date or time than the date or time of the proxy being revoked, (3) by voting in person at the Poco special meeting (although attendance at the Poco special meeting will not in and of itself constitute a revocation of a proxy), or (4) in any other manner permitted by law.


     Required Votes. Poco shareholders and Poco optionholders are entitled to one vote for each share or option held. The special resolution, in the form of Annex A, in respect of the proposed arrangement set forth in full in Annex D, must be approved by the affirmative vote of not less than two-thirds of the aggregate of the votes cast by the holders of Poco common shares and the holders of Poco options, voting together as a class, present (in person or by proxy) and entitled to vote at the Poco special meeting.

                                              CHAPTER FIVE -- INFORMATION
                                            ABOUT THE MEETINGS AND VOTING

               CHAPTER SIX -- CERTAIN LEGAL AND OTHER INFORMATION

                     AUDITORS, TRANSFER AGENT AND REGISTRAR

     The independent accountants of BR are PricewaterhouseCoopers LLP. The independent chartered accountants of Poco are KPMG LLP.

     Bank Boston, N.A., c/o EquiServe, P.O. Box 8040, Boston, Massachusetts 02266-8040, is transfer agent and registrar for the BR common stock. The transfer agent for Poco common shares is CIBC Mellon Trust Company at 600, 333-7th Ave. S.W., Calgary, Alberta T2P 2Z1. Concurrently with the closing, CIBC Mellon Trust Company will be appointed as transfer agent and registrar for the exchangeable shares. CIBC Mellon Trust Company will also be trustee under the voting and exchange trust agreement.

                                 LEGAL MATTERS

     Certain legal opinions in connection with the transaction have been provided by White & Case LLP, New York, New York and Burnet, Duckworth & Palmer, Calgary, Alberta. The partners and associates, as a group, of each of White & Case LLP and Burnet, Duckworth & Palmer beneficially own less than 1% of either the outstanding BR common stock or the outstanding Poco common shares.

                             AVAILABLE INFORMATION

     BR files reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information BR files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. BR common stock is listed on the NYSE and reports, proxy statements and other information regarding BR can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York, 10005. The SEC maintains a web site that contains all information filed electronically with the SEC. The address of the SEC's web site is www.sec.gov. The address of BR's web site is www.br-inc.com.

     Poco files reports, proxy statements and other information with the Canadian securities administrators in each of the provinces of Canada. The Canadian securities administrators maintain a web site that contains all public information filed electronically with any Canadian securities administrator. The address of this web site is www.sedar.com. The address of Poco's web site is www.pocopete.ca.

     No person is authorized to give any information or to make any representation not contained in this joint proxy statement and, if given or made, such information or representation should not be relied upon as having been authorized. This joint proxy statement does not constitute the solicitation of a proxy, by any person in any jurisdiction in which such a solicitation is not authorized or in which the person making such solicitation is not qualified to do so or to any person to whom it is unlawful to make such a solicitation. Neither delivery of this joint proxy statement nor any distribution of the securities referred to in this joint proxy statement shall, under any circumstances, create an implication that there has been no change in the information set forth herein since the date of this joint proxy statement.

     BR is organized under the laws of the State of Delaware, United States. All but one of the directors and executive officers of BR and many of the experts named herein are residents of the United States. In addition, substantial portions of the assets of BR and of such individuals and experts are located outside of Canada. As a result, it may be difficult or impossible for persons who become securityholders of BR to effect service of process upon such persons within Canada with respect to matters arising under Canadian securities laws or to enforce against them in Canadian courts judgments predicated upon the civil liability provisions of Canadian securities laws. There is some doubt as to the enforceability in the United States in original actions, or in actions for enforcement of judgments of Canadian courts, of civil liabilities predicated upon the Canadian securities laws. In addition, awards of punitive damages in actions brought in Canada or elsewhere may be unenforceable in the United States.

                      DOCUMENTS INCORPORATED BY REFERENCE

     The SEC and the Canadian securities administrators allow us to "incorporate by reference" information into this joint proxy statement, which means that we can disclose important information to you by referring you to another document filed separately. The information incorporated by reference is deemed to be part of this joint proxy statement, except for any information superseded by information in, or incorporated by reference in, this joint proxy statement. This joint proxy statement incorporates by reference the documents set forth below that we have previously filed. These documents contain important information about our companies and their finances.

     The following BR SEC filings are incorporated by reference:

     - Annual Report on Form 10-K for the year ended December 31, 1998, filed on February 26, 1999;

     - Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, filed on May 4, 1999;

     - Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 filed on August 6, 1999;

     - Current Report on Form 8-K dated January 5, 1999, filed on January 12, 1999;

     -  Current Report on Form 8-K dated March 26, 1999, filed on April 9, 1999;

     -  Current Report on Form 8-K dated March 2, 1999, filed on March 3, 1999;

     -  Current Report on Form 8-K dated August 18, 1999, filed on August 18,
        1999;

     - Current Report on Form 8-K dated August 19, 1999, filed on August 19, 1999; and

     - Proxy Statement for BR's 1999 Annual Meeting of Stockholders, filed on February 26, 1999.

     Copies of the foregoing documents, or the information contained therein, are included in the form of this joint proxy statement filed with the Canadian securities administrators in each of the provinces of Canada and mailed to Poco shareholders.

     The following Poco filings with the Canadian securities administrators are incorporated by reference:

     - The Annual Information Form of Poco dated April 21, 1999, including Management's Discussion and Analysis incorporated therein;

     - The Proxy Statement and Information Circular of Poco dated March 17, 1999 relating to the annual and special meeting of shareholders held on May 6, 1999;

     - The audited comparative consolidated financial statements and notes thereto of Poco for the years ended December 31, 1998 and December 31, 1997, together with the report of the auditors thereon contained in the Annual Report of Poco for the year ended December 31, 1998;

     - The unaudited interim comparative consolidated financial statements of Poco contained in the interim report to shareholders for the periods ended March 31, 1999 and March 31, 1998;

     - The unaudited interim comparative consolidated financial statements of Poco contained in the interim report to shareholders for the periods ended June 30, 1999 and June 30, 1998; and

     -  Material Change Report dated August 26, 1999 regarding the transaction.


     Copies of these filings, or the information contained therein, are included in the form of this joint proxy statement filed with the SEC and mailed to BR shareholders. The term "probable reserves" is not recognized under SEC guidelines. Any information in Poco's filings regarding probable reserves is included solely because it is required by Canadian securities legislation.


     All BR SEC filings made after the date of this joint proxy statement and before the date of the BR special meeting are incorporated by reference in this joint proxy statement. Any material change reports (excluding confidential reports), interim financial statements and information circulars filed by Poco with the Canadian securities commissions or other similar Canadian regulatory authorities in all of the provinces of Canada after the date of this joint proxy statement and prior to the Poco special meeting shall be deemed to be incorporated by

                                                   CHAPTER SIX -- CERTAIN
                                              LEGAL AND OTHER INFORMATION
reference into this joint proxy statement. BR will file with the SEC and mail to its shareholders copies of any documents filed by Poco with the Canadian securities commissions or other similar Canadian regulatory authorities in all of the provinces of Canada after the date of this joint proxy statement and prior to the BR special meeting.


     BR has supplied all information contained or incorporated by reference in this joint proxy statement relating to BR and Poco has supplied all such information relating to Poco.

     We may have sent you some of the documents incorporated by reference, but you can obtain any of them through us, the SEC at www.sec.gov or the Canadian securities administrators at www.sedar.com. Documents incorporated by reference are available from us without charge. Securityholders may obtain documents incorporated by reference in this joint proxy statement by requesting them in writing or by telephone from the appropriate party at the following address:

    Wendi S. Zerwas                            Kevan S. King
    Corporate Secretary                        Vice President, General Counsel and Secretary
    Burlington Resources Inc.                  Poco Petroleums Ltd.
    5051 Westheimer, Suite 1800                3700, 250 - 6th Avenue S.W.
    Houston, Texas 77056                       Calgary, Alberta T2P 3H7
    (713) 624-9500                             (403) 260-8000

     Any statement contained in this joint proxy statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this joint proxy statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed in its unmodified or superseded form to constitute a part of this joint proxy statement.


     You should rely on the information contained or incorporated by reference in this joint proxy statement to vote at the BR special meeting and the Poco special meeting. We have not authorized anyone to provide you with information that is different from that contained in this joint proxy statement. This joint proxy statement is dated October 13, 1999. You should not assume that the information contained in the joint proxy statement is accurate as of any other date, and neither the mailing of this joint proxy statement to shareholders nor the issuance of exchangeable shares or BR common stock in the transaction shall create any implication to the contrary.


       CHAPTER SIX -- CERTAIN
       LEGAL AND OTHER INFORMATION

                                    ANNEX A

                         FORM OF ARRANGEMENT RESOLUTION

                        RESOLUTION FOR CONSIDERATION AT
           THE SPECIAL MEETING OF THE SHAREHOLDERS AND OPTIONHOLDERS

                                       OF

                              POCO PETROLEUMS LTD.
                                    ("POCO")

BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

1. the arrangement involving Poco (the "Arrangement") under section 186 of the Business Corporations Act (Alberta), as more particularly described in the Joint Management Information Circular and Proxy Statement of Poco and Burlington Resources Inc. (the "Joint Proxy Statement") accompanying the notice of this meeting is hereby authorized, approved and adopted;

2. the plan of arrangement involving Poco, the full text of which is set out as Annex D to the Joint Proxy Statement is hereby approved and adopted;

3. notwithstanding the passing of this resolution by shareholders and optionholders or the approval of the Court of Queen's Bench of Alberta, the Board of Directors of Poco, without further notice to or approval of shareholders or optionholders, may decide not to proceed with the Arrangement or may revoke the resolution at any time prior to the Arrangement becoming effective pursuant to the Business Corporations Act (Alberta); and

4. the proper officers of Poco are hereby authorized and directed for and on behalf of Poco to execute or cause to be executed and to deliver or cause to be delivered all such documents, agreements and instruments and to do or cause to be done all such other acts and things as such officers of Poco shall determine to be necessary or desirable in order to carry out the intent of the foregoing paragraphs of this resolution and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument or the doing of any such act or thing.

                                    ANNEX B

                   AMENDED AND RESTATED COMBINATION AGREEMENT

                   AMENDED AND RESTATED COMBINATION AGREEMENT

                           BURLINGTON RESOURCES INC.

                                      AND

                              POCO PETROLEUMS LTD.

                     DATED EFFECTIVE AS OF AUGUST 16, 1999

                               TABLE OF CONTENTS


                            ARTICLE 1
                             GENERAL
1.1   Plan of Arrangement.........................................     B-4
1.2   Adjustments to Exchange Ratio...............................     B-4
1.3   Dissenting Shares...........................................     B-5
1.4   Other Effects of the Arrangement............................     B-5
1.5   Joint Proxy Statement; Registration Statement...............     B-5
1.6   Material Adverse Effect.....................................     B-6
1.7   Currency....................................................     B-6
1.8   BCo Sub.....................................................     B-6
1.9   Exhibits....................................................     B-6
                            ARTICLE 2
              REPRESENTATIONS AND WARRANTIES OF PCO
2.1   Organization and Standing...................................     B-6
2.2   Agreement Authorized and its Effect on Other Obligations....     B-7
2.3   Governmental and Third Party Consents.......................     B-7
2.4   Capitalization..............................................     B-8
2.5   Securities Reports and Financial Statements, Books and
      Records.....................................................     B-8
2.6   Liabilities.................................................     B-9
2.7   Information Supplied........................................     B-9
2.8   No Defaults.................................................     B-9
2.9   Litigation; Investigations..................................    B-10
2.10  Absence of Certain Changes and Events.......................    B-10
2.11  Additional PCo Information..................................    B-10
2.12  Certain Agreements..........................................    B-11
2.13  Employee Benefit Plans......................................    B-11
2.14  Intellectual Property.......................................    B-11
2.15  Title to Properties.........................................    B-11
2.16  Environmental Matters.......................................    B-12
2.17  Compliance With Other Laws..................................    B-12
2.18  Taxes.......................................................    B-13
2.19  Vote Required...............................................    B-13
2.20  Brokers and Finders.........................................    B-13
2.21  Disclosure..................................................    B-13
2.22  Fairness Opinion............................................    B-13
2.23  Restrictions on Business Activities.........................    B-13
2.24  Year 2000...................................................    B-14
2.25  Books and Records...........................................    B-14
2.26  Chevron JV..................................................    B-14
                            ARTICLE 3
              REPRESENTATIONS AND WARRANTIES OF BCO
3.1   Organization and Standing...................................    B-14
3.2   Agreement Authorized and its Effect on Other Obligations....    B-14
3.3   Governmental and Third Party Consents.......................    B-15
3.4   Capitalization..............................................    B-15
3.5   Securities Reports and Financial Statements, Books and
      Records.....................................................    B-16
3.6   Liabilities.................................................    B-16
3.7   Information Supplied........................................    B-16
3.8   No Defaults.................................................    B-17
3.9   Litigation; Investigations..................................    B-17
3.10  Absence of Certain Changes and Events.......................    B-17
3.11  Certain Agreements..........................................    B-17
3.12  Employee Benefit Plans......................................    B-17

3.13  Compliance With Other Laws..................................    B-18
3.14  Taxes.......................................................    B-18
3.15  Vote Required...............................................    B-18
3.16  Brokers and Finders.........................................    B-18
3.17  Disclosure..................................................    B-18
3.18  Fairness Opinion............................................    B-19
3.19  Restrictions on Business Activities.........................    B-19
3.20  Year 2000...................................................    B-19
3.21  Books and Records...........................................    B-19
3.22  BCo Sub.....................................................    B-19
                            ARTICLE 4
                OBLIGATIONS PENDING EFFECTIVE DATE
4.1   Agreements of BCo and PCo...................................    B-19
4.2   Additional Agreements of PCo................................    B-20
4.3   Additional Agreements of BCo................................    B-23
4.4   Public Announcements........................................    B-23
4.5   Comfort Letters.............................................    B-23
4.6   Employee Stock Purchase Savings Plan........................    B-23
                            ARTICLE 5
               CONDITIONS PRECEDENT TO OBLIGATIONS
5.1   Conditions Precedent to Obligations of Each Party...........    B-24
5.2   Conditions Precedent to Obligations of PCo..................    B-25
5.3   Conditions Precedent to Obligations of BCo..................    B-25
                            ARTICLE 6
                           TERMINATION
6.1   Termination.................................................    B-26
6.2   Notice of Termination.......................................    B-26
6.3   Effect of Termination.......................................    B-27
6.4   Termination Fee.............................................    B-27
                            ARTICLE 7
                      ADDITIONAL AGREEMENTS
7.1   Meetings....................................................    B-27
7.2   The Closing.................................................    B-28
7.3   Ancillary Documents/Reservation of Shares...................    B-28
7.4   Exchange of Options.........................................    B-28
7.5   Indemnification and Related Matters.........................    B-28
7.6   Affiliate Agreements........................................    B-29
                            ARTICLE 8
                          MISCELLANEOUS
8.1   No Survival of Representations and Warranties...............    B-30
8.2   Notices.....................................................    B-30
8.3   Interpretation..............................................    B-30
8.4   Severability................................................    B-30
8.5   Counterparts................................................    B-30
8.6   Miscellaneous...............................................    B-30
8.7   Governing Law...............................................    B-31
8.8   Amendment and Waivers.......................................    B-31
8.9   Expenses....................................................    B-31
8.10  Further Assurances..........................................    B-31

                   AMENDED AND RESTATED COMBINATION AGREEMENT

     THIS AMENDED AND RESTATED COMBINATION AGREEMENT (this "Agreement") is entered into effective as of August 16, 1999, between Burlington Resources Inc., a Delaware corporation ("BCo"), and Poco Petroleums Ltd., an Alberta corporation ("PCo").

                                    RECITALS

     WHEREAS, the respective boards of directors of BCo and PCo each deem it advisable and in the best interests of their respective stockholders to combine their respective businesses by BCo, through BCo Sub (as hereinafter defined), acquiring common shares of PCo pursuant to the Plan of Arrangement (as hereinafter defined).

     WHEREAS, in furtherance of such combination, the respective boards of directors of BCo and PCo have approved the transactions contemplated by this Agreement, the board of directors of PCo has agreed to submit the Plan of Arrangement and the other transactions contemplated hereby to its shareholders and optionholders (together, "securityholders") and the Court of Queen's Bench of Alberta (the "Court") for approval, and the board of directors of BCo has agreed to submit the issuance of the shares of BCo Common Stock, issuable in connection with the transactions contemplated by this Agreement and the Plan of Arrangement, to its stockholders for approval.

     WHEREAS, it is intended that the transactions contemplated hereby will be treated as a "pooling of interests" under United States generally accepted accounting principles.

     NOW, THEREFORE, in consideration of the premises and of the representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE 1
                                    GENERAL

1.1 PLAN OF ARRANGEMENT

     As promptly as practicable after the preliminary Joint Proxy Statement (as hereinafter defined) is cleared by the United States Securities and Exchange Commission (the "SEC"), PCo will apply to the Court pursuant to Section 186 of the Business Corporations Act (Alberta) (the "ABCA") for an interim order in form and substance reasonably satisfactory to BCo (the "Interim Order") providing for, among other things, the calling and holding of the PCo Shareholders Meeting (as hereinafter defined) for the purpose of considering and, if deemed advisable, approving the arrangement (the "Arrangement") under
Section 186 of the ABCA and pursuant to this Agreement and the Plan of Arrangement substantially in the form of Exhibit A (the "Plan of Arrangement"). If the PCo securityholders approve the Arrangement and all necessary approvals of BCo stockholders have been obtained, PCo will take the necessary steps to submit the Arrangement to the Court and apply for a final order of the Court approving the Arrangement in such fashion as the Court may direct (the "Final Order"). At 12:01 a.m. (the "Effective Time") on the date (the "Effective Date") shown on the articles of arrangement filed with the Registrar under the ABCA (which articles of arrangement will not be filed with the Registrar under the ABCA during any 15 business day cure period referred to in Section 6.1(b) or (c) hereof) giving effect to the Arrangement and other transactions set out in clauses (a) through (h), inclusive, of Section 2.1 of the Plan of Arrangement, the Arrangement and such other transactions shall occur and shall be deemed to occur in the order set out therein without any further act or formality.

1.2 ADJUSTMENTS TO EXCHANGE RATIO

     The Exchange Ratio (as defined in the Plan of Arrangement) shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into BCo Common Stock or PCo Common Shares), merger, reorganization, recapitalization or other like change with respect to BCo Common Stock or PCo Common Shares occurring after the date hereof and prior to the Effective Time.

1.3 DISSENTING SHARES

     Holders of PCo Common Shares and options to acquire PCo Common Shares ("PCo Options") may exercise rights of dissent with respect to such shares in connection with the Arrangement pursuant to and in the manner set forth in
Section 184 of the ABCA and Section 3.1 of the Plan of Arrangement (such holders referred to as "Dissenters" or as "Dissenting Shareholders" when referring exclusively to PCo Shareholders). PCo shall give BCo (i) prompt notice of any written demands of a right of dissent, withdrawals of such demands, and any other instruments served pursuant to the ABCA and received by PCo and (ii) the opportunity to participate in all negotiations and proceedings with respect to such rights. Without the prior written consent of BCo, except as required by applicable law, PCo shall not make any payment with respect to any such rights or offer to settle or settle any such rights.

1.4 OTHER EFFECTS OF THE ARRANGEMENT

     At the Effective Time: (a) each PCo Common Share and each PCo Option outstanding immediately prior to the Effective Time will be exchanged as provided in the Plan of Arrangement; and (b) the Arrangement will, from and after the Effective Time, have all of the effects provided by applicable law, including the ABCA.

1.5 JOINT PROXY STATEMENT; REGISTRATION STATEMENT

     (a) As promptly as practicable after execution of this Agreement, BCo and PCo shall prepare and BCo shall file with the SEC a preliminary joint management information circular and proxy statement (the "Joint Proxy Statement"), together with any other documents required by the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with the Arrangement and the other transactions contemplated hereby. The Joint Proxy Statement shall constitute (i) the management information circular of PCo with respect to the meeting of securityholders of PCo relating to the Arrangement and the approval of certain matters in connection therewith (the "PCo Shareholders Meeting") and (ii) the proxy statement of BCo with respect to the meeting of stockholders of BCo with respect to the issuance of BCo Common Stock from time to time in connection with the transactions contemplated by this Agreement and the Plan of Arrangement (the "BCo Stockholders Meeting"). As promptly as practicable after the preliminary Joint Proxy Statement is cleared by the SEC, BCo and PCo shall cause the Joint Proxy Statement to be mailed to each company's respective securityholders entitled to vote, as the case may be. As promptly as practicable, BCo shall file a registration statement (the "Registration Statement") with the SEC to register the BCo Common Stock to be issued from time to time after the Effective Time upon exchange of the exchangeable shares to be issued by PCo as contemplated in the Plan of Arrangement (the "Exchangeable Shares") and BCo and PCo shall use their reasonable best efforts to cause the Registration Statement to become effective prior to the Closing. If such Registration Statement is filed and becomes effective, BCo will use its reasonable best efforts to maintain the effectiveness of the Registration Statement for so long as any Exchangeable Shares remain outstanding or until such earlier time as BCo determines to be necessary on the written advice of its outside counsel.

     (b) Each party shall promptly furnish to the other party all information concerning such party and its securityholders as may be reasonably required in connection with any action contemplated by this Section 1.5. The Joint Proxy Statement and the Registration Statement, shall comply in all material respects with all applicable requirements of law. Each of BCo and PCo will notify the other promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Joint Proxy Statement or the Registration Statement, or for additional information, and will supply the other with copies of all correspondence with the SEC with respect to the Joint Proxy Statement or the Registration Statement. Whenever any event occurs which should be set forth in an amendment or supplement to the Joint Proxy Statement or the Registration Statement, BCo or PCo, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC, and/or mailing to securityholders entitled to vote of BCo and PCo, as may be applicable, such amendment or supplement.

     (c) BCo and PCo shall take any action required to be taken under any applicable provincial or state securities laws (including "blue sky" laws) in connection with the issuance of the BCo Common Stock and the

Arrangement; provided, however, that with respect to the blue sky and Canadian provincial qualifications, neither BCo nor PCo shall be required to register or qualify as a foreign corporation or reporting issuer where any such entity is not now so registered or qualified except as to matters and transactions arising solely from the offer and sale of the BCo Common Stock or the issuance of the Exchangeable Shares.

1.6 MATERIAL ADVERSE EFFECT

     In this Agreement, the term "Material Adverse Effect" used with respect to any party means any event, change or effect that is or would reasonably be expected to be materially adverse to the financial condition, operations, assets, liabilities, or business of such party and its subsidiaries, taken as a whole, provided that, a Material Adverse Effect shall not include any adverse effect resulting from changes in general economic conditions or conditions generally affecting the industries in which BCo or PCo operate.

1.7 CURRENCY

     Unless otherwise specified, all references in this Agreement to "dollars" or "$" shall mean United States dollars.

1.8 BCO SUB

     (a) On or prior to the Effective Date, BCo shall incorporate a new corporation under the ABCA ("BCo Sub") and shall include the following provisions in its articles of incorporation:

        (i) a class of common voting shares, unlimited in number and having the terms and conditions set forth in Exhibit B;

        (ii) a class of exchangeable shares (the "Exchangeable Shares"), unlimited in number and having the terms and conditions set forth in Exhibit B; and

        (iii)  those other provisions set forth in Exhibit B.

     (b) BCo shall cause BCo Sub to complete the transactions contemplated herein.

1.9 EXHIBITS

     The following Exhibits attached hereto are incorporated herein by reference:

     (a)   Exhibit A -- Plan of Arrangement;

     (b) Exhibit B -- Share Capital and Other Provisions to be included in the Articles of Incorporation of BCo Sub;

     (c)   Exhibit C -- Support Agreement;

     (d)   Exhibit D -- Voting and Exchange Trust Agreement;

     (e)   Exhibit E -- PCo Affiliates Agreement; and

     (f)   Exhibit F -- BCo Affiliates Agreement.

                                   ARTICLE 2
                     REPRESENTATIONS AND WARRANTIES OF PCO

     Except as set forth in a letter dated the date of this Agreement and delivered by PCo to BCo concurrently herewith (the "PC Disclosure Letter"), PCo hereby represents and warrants to, and agrees with, BCo that:

2.1 ORGANIZATION AND STANDING

     PCo and each body corporate, partnership, joint venture, association or other business entity of which more than 50% of the total voting power of shares of stock or units of ownership or beneficial interest entitled to vote in the election of directors (or members of a comparable governing body) is owned or controlled, directly or indirectly, by PCo (the "PCo Subsidiaries"), is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has full requisite power and authority to carry on its business as it is currently conducted, and to own, lease and operate the properties currently owned, leased and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation or organization authorized to do business in all jurisdictions in which the character of the properties owned or leased or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a Material Adverse Effect on PCo. The PCo Disclosure Letter sets forth a complete list, as at the date hereof, of the PCo Subsidiaries and the percentage of each subsidiary's outstanding capital stock or other ownership interest owned by PCo or another PCo Subsidiary.

2.2 AGREEMENT AUTHORIZED AND ITS EFFECT ON OTHER OBLIGATIONS

     (a) PCo has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and, subject to approval of PCo's securityholders and the Court as provided in this Agreement, to consummate the Arrangement and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by PCo and, subject to approval of PCo's securityholders and the Court as provided in this Agreement, the consummation by PCo of the Arrangement and the other transactions contemplated hereby have been unanimously approved by the board of directors of PCo and have been duly authorized by all other necessary corporate action on the part of PCo. This Agreement has been duly executed and delivered by PCo and is a valid and binding obligation of PCo, enforceable in accordance with its terms, except that such enforceability may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles, and (iii) that the consummation of the Arrangement is subject to approval of PCo's securityholders and the Court as provided in this Agreement.

     (b) Neither the execution, delivery or performance of this Agreement or the Arrangement by PCo, nor the consummation of the transactions contemplated hereby or thereby by PCo nor compliance with the provisions hereof or thereof by PCo will: (i) conflict with, or result in any violations of, the articles of amalgamation or bylaws of PCo or any equivalent document of any of the PCo Subsidiaries, (ii) result in any breach of or cause a default (with or without notice or lapse of time, or both) under, (iii) give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any material benefit or the incurrence of any material cost (including, but not limited to, seismic data transfer fees) under, or (iv) result in the creation of any lien, charge, mortgage, security interest, option, preferential purchase right or other right or interest of any other person (collectively, an "Encumbrance") upon any of the material properties or assets of PCo or any of the PCo Subsidiaries under, any term, condition or provision of any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to PCo or any of the PCo Subsidiaries or their respective properties or assets, other than any such breaches, defaults, rights, losses, or Encumbrances which, individually or in the aggregate, would not have a Material Adverse Effect on PCo.

2.3 GOVERNMENTAL AND THIRD PARTY CONSENTS

     (a) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (each a "Governmental Entity"), is required to be obtained by PCo or any of the PCo Subsidiaries in connection with the execution and delivery of this Agreement or the Plan of Arrangement or the consummation of the transactions contemplated hereby or thereby, except for: (i) the filing with the applicable Canadian provincial securities commissions or regulatory authorities (the "Commissions") and the Court and the mailing to securityholders of PCo of the Joint Proxy Statement relating to the PCo Shareholders Meeting; (ii) the furnishing to the SEC of such reports and information under the Exchange Act and the rules and regulations promulgated by the SEC thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby (the "SEC Filings"); (iii) approval by the Court of the Arrangement and the filings of the articles of arrangement and other required arrangement or other documents as required by the ABCA; (iv) such filings, authorizations, orders and approvals as may be required under state "control share acquisition," "anti-takeover" or other similar statutes, any other applicable federal, provincial or state securities laws and the rules of the NYSE, the Toronto Stock Exchange ("TSE") or the Montreal Exchange; (v) such filings and notifications as may be necessary under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); (vi) such notices and filings as may be necessary under the Investment Canada Act and under the Competition Act (Canada); (vii) such notice, filings, orders and approvals as may be necessary under the Public Utilities Board Act (Alberta), Gas Utilities Act (Alberta) or similar legislation in other applicable provinces; and (viii) where the failure to obtain such consents, approvals, etc., would not prevent or delay the consummation of the Arrangement or otherwise prevent PCo from performing its obligations under this Agreement and would not reasonably be expected to have a Material Adverse Effect on PCo.

     (b) Other than as contemplated by Section 2.3(a), no consents, assignments, waivers, authorizations or other certificates are necessary in connection with the transactions contemplated hereby to provide for the continuation in full force and effect of all of PCo's material contracts or leases or for PCo to consummate the transactions contemplated hereby, except when the failure to receive such consents or other certificates would not have a Material Adverse Effect on PCo.

2.4 CAPITALIZATION

     (a) The authorized capital of PCo consists of an unlimited number of common shares ("PCo Common Shares"), an unlimited number of first preferred shares issuable in series and an unlimited number of second preferred shares issuable in series (collectively, the "Preferred Shares"). As of August 15, 1999, 153,493,274 PCo Common Shares were issued and outstanding and no Preferred Shares are issued and outstanding. As of August 15, 1999, an aggregate of 10,172,150 PCo Common Shares were reserved for issuance pursuant to outstanding PCo Options granted under the Incentive Stock Option Savings Plan of PCo (the "PCo Option Plan") and PCo Common Shares reserved for issuance pursuant to the Employee Stock Purchase Savings Plan (the "Savings Plan") and, as at such date, no other PCo Shares are reserved for issuance pursuant to any outstanding rights or options and no Preferred Shares are reserved for issuance. Prior to the date hereof, 3,047,130 of the PCo Options have vested in accordance with their terms and 7,125,820 remain unvested. The consummation of the transactions contemplated by this Agreement will automatically accelerate the vesting of any unvested PCo Options. All of the issued and outstanding PCo Common Shares have been duly authorized and validly issued, are fully paid and non-assessable, were not issued in violation of the terms of any agreement or other understanding binding upon PCo and were issued in compliance with all applicable charter documents of PCo and all applicable federal, provincial and foreign securities laws, rules and regulations. There are, and have been, no preemptive rights with respect to the issuance of the PCo Common Shares or any other capital stock of PCo.

     (b) Other than as set forth above, there are no outstanding subscriptions, options, warrants, convertible securities, calls, commitments, agreements or rights (contingent or otherwise) of any character to purchase or otherwise acquire from PCo any shares of, or any securities convertible into, the capital stock of PCo.

     (c) PCo does not have a shareholders rights protection plan or similar plan or agreement.

2.5 SECURITIES REPORTS AND FINANCIAL STATEMENTS, BOOKS AND RECORDS

     (a) PCo has filed all forms, reports, annual reports and documents with the Commissions required to be filed by it pursuant to relevant Canadian securities statutes, regulations, policies and rules (collectively, the "PCo Canadian Securities Reports"), all of which have complied in all material respects with all applicable requirements of such statutes, regulations, policies and rules. None of the PCo Canadian Securities Reports, at the time filed or as subsequently amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of PCo contained in the PCo Canadian Securities Reports complied in all material respects with the then applicable accounting requirements and the published rules and regulations of the relevant Canadian securities statutes with respect thereto, were prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis during the periods involved (except as may have been indicated in the notes thereto or, in the case of unaudited statements, as permitted by applicable laws, rules or regulations) and fairly present (subject, in the case of the unaudited statements, to normal, year-end audit adjustments) the consolidated financial position of PCo and its consolidated PCo Subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended.

     (b) PCo has filed all forms, reports, annual reports and documents with the SEC required to be filed by it pursuant to relevant United States securities statutes, regulations, policies and rules (collectively, the "PCo United States Securities Reports"; and together with the PCo Canadian Securities Reports, the "PCo Securities Reports"), all of which have complied in all material respects with all applicable requirements of such statutes, regulations, policies and rules. None of the PCo United States Securities Reports, at the time filed or as subsequently amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of PCo contained in the PCo United States Securities Reports complied in all material respects with the then applicable accounting requirements and the published rules and regulations of the relevant United States securities statutes with respect thereto, were prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis during the periods involved (except as may have been indicated in the notes thereto or, in the case of unaudited statements, as permitted by applicable laws, rules or regulations) and fairly present (subject, in the case of the unaudited statements, to normal, year-end audit adjustments) the consolidated financial position of PCo and its consolidated PCo Subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended.

     (c) There has been no change in PCo's accounting policies or the methods of making accounting estimates or changes in estimates that are material to such financial statements, except as described in the notes thereto.

2.6 LIABILITIES

     Neither PCo nor any PCo Subsidiary has any material liabilities or obligations, either accrued, absolute, contingent or otherwise, or has any knowledge of any potential material liabilities or obligations, other than those disclosed in the PCo Securities Reports or incurred in the ordinary course of business since June 30, 1999.

2.7 INFORMATION SUPPLIED

     None of the information supplied or to be supplied by PCo for inclusion or incorporation by reference in the Joint Proxy Statement (and, if filed, the Registration Statement) will, at the time the Joint Proxy Statement is mailed to the securityholders of PCo and at the time of the PCo Shareholders Meeting (and, if filed, at the time the Registration Statement is declared effective), contain any untrue statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which has become false or misleading. The Joint Proxy Statement will comply as to form in all material respects with the provisions of the ABCA and applicable United States and Canadian securities laws and the rules and regulations promulgated thereunder.

2.8 NO DEFAULTS

     Neither PCo nor any PCo Subsidiary is, or has received notice that it would be with the passage of time, in default or violation of any term, condition or provision of (a) its articles or bylaws; (b) any judgment, decree or order applicable to it; or (c) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license or other instrument to which PCo or any PCo Subsidiary is now a party or by which it or any of its properties or assets may be bound, except in the case of item (c) for defaults and violations which, individually or in the aggregate, would not have a Material Adverse Effect on PCo.

2.9 LITIGATION; INVESTIGATIONS

     There is no claim, action, suit or proceeding pending, or to the knowledge of PCo threatened against PCo or any of the PCo Subsidiaries, which would, if adversely determined, individually or in the aggregate, have a Material Adverse Effect on PCo, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against PCo or any of the PCo Subsidiaries having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect. There is no investigation pending or, to the knowledge of PCo, threatened, against PCo or any of the PCo Subsidiaries before any Governmental Entity which could have such effect.

2.10 ABSENCE OF CERTAIN CHANGES AND EVENTS

     Since June 30, 1999, there has not been:

     (a)   Any Material Adverse Effect on PCo;

     (b) Any material damage, destruction, or loss to the business or properties of PCo and the PCo Subsidiaries, taken as a whole, not covered by insurance;

     (c) Any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of PCo, or any direct or indirect redemption, purchase or any other acquisition by PCo of any such stock;

     (d) Any change in the capital stock or in the number of shares or classes of PCo's authorized or outstanding capital stock as described in Section 2.4 (other than as a result of exercises of PCo Options or issuances of PCo Common Shares pursuant to the Savings Plan described in Section 2.4(a));

     (e) Any material labor dispute or charge of unfair labor practice (other than routine individual grievances) or, to the knowledge of PCo, any activity or proceeding by a labor union or by a representative thereof to organize any employees of PCo or any PCo Subsidiary or any campaign being conducted to solicit authorization from employees to be represented by such labor union; or

     (f) Any other event or condition known to PCo particularly pertaining to and adversely affecting the operations, assets or business of PCo or any of the PCo Subsidiaries (other than events or conditions which are of a general or industry-wide nature and of general public knowledge) which would constitute a Material Adverse Effect on PCo.

2.11 ADDITIONAL PCO INFORMATION

     The PCo Disclosure Letter contains true, complete and correct lists of the following items with respect to PCo and each of the PCo Subsidiaries, and PCo has furnished or made available to BCo true, complete and correct copies of all documents referred to in such lists:

     (a) All contracts which involve, or may involve, aggregate payments by any party thereto of $5 million or more, which payments or obligations are to be performed in whole or in part after the Effective Time and which are not cancellable or terminable by PCo without payment or penalty in excess of $5 million;

     (b) All material option, bonus, incentive compensation, deferred compensation, employment agreements, profit-sharing, retirement, pension, welfare, group insurance, death benefit, or other fringe benefit plans, arrangements or trust agreements;

     (c) All material patents, trademarks, copyrights and other intellectual property rights owned, licensed or used and all applications therefor;

     (d) All material trade names and fictitious names used or held, whether and where such names are registered and where used;

     (e) All material long-term and short-term promissory notes, installment contracts, loan agreements, credit agreements, operating and finance leases, and any other material agreements relating thereto or with respect to collateral securing the same; and

     (f) All material indebtedness, liabilities and commitments of third parties (other than PCo Subsidiaries) and as to which it is a guarantor, endorser, co-maker, surety or accommodation maker, or is contingently liable therefor (excluding liabilities as an endorser of checks and the like in the ordinary course of business) or has otherwise provided any form of financial assistance and all letters of credit in excess of $1 million, whether stand-by or documentary, issued by any third party.

2.12 CERTAIN AGREEMENTS

     Except for the PCo employment agreements disclosed under Section 2.11(b) or the acceleration of vesting of PCo Options, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (a) result in any payment (including severance, unemployment compensation, parachute payment, bonus or otherwise) becoming due to any director, employee or independent contractor of PCo or any of the PCo Subsidiaries under any PCo Plan (as defined in Section 2.13) or otherwise; (b) materially increase any benefits otherwise payable under any PCo Plan or otherwise; or (c) result in the acceleration of the time of payment or vesting of any such benefits.

2.13 EMPLOYEE BENEFIT PLANS

     All employee benefits plans covering active, former or retired employees of PCo and the PCo Subsidiaries are listed in the PCo Disclosure Letter (the "PCo Plans"). PCo has made available to BCo true, complete and correct copies of each PCo Plan, any related trust agreement, annuity or insurance contract or other funding vehicle, and: (a) each PCo Plan has been maintained and administered in material compliance with its terms and is, to the extent required by applicable law or contract, fully funded without having any deficit or unfunded actuarial liability or adequate provision has been made therefor; (b) all required employer contributions under any such plans have been made and the applicable funds have been funded in accordance with the terms thereof, (c) each PCo Plan that is required or intended to be qualified under applicable law or registered or approved by a governmental agency or authority has been so qualified, registered or approved by the appropriate governmental agency or authority, and nothing has occurred since the date of the last qualification, registration or approval to adversely affect, or cause, the appropriate governmental agency or authority to revoke such qualification, registration or approval; (d) to the knowledge of PCo after due inquiry, there are no pending or anticipated material claims against or otherwise involving any of the PCo Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of PCo Plan activities) has been brought against or with respect to any PCo Plan; (e) all material contributions, reserves or premium payments required to be made to the PCo Plans have been made or provided for; and (f) neither PCo nor any PCo Subsidiary has any material obligations for retiree health and life benefits under any PCo Plan.

2.14 INTELLECTUAL PROPERTY

     PCo or the PCo Subsidiaries own or possess licenses to use all patents, patent applications, trademarks and service marks (including registrations and applications therefor), trade names, copyrights and written know-how, trade secrets and all other similar proprietary data and the goodwill associated therewith (collectively, the "PCo Intellectual Property") that are either material to the business of PCo or any PCo Subsidiary or that are necessary for the manufacture, use, license or sale of any services or products manufactured, used, licensed or sold by PCo and the PCo Subsidiaries. The PCo Intellectual Property is owned or licensed by PCo or the PCo Subsidiaries free and clear of any Encumbrance other than such Encumbrances that would not have a Material Adverse Effect on PCo. Except in the ordinary course of business, neither PCo nor any of the PCo Subsidiaries has granted to any other person any license to use any PCo Intellectual Property. Neither PCo nor any of the PCo Subsidiaries has received any notice of infringement, misappropriation or conflict with, the intellectual property rights of others in connection with the use by PCo and the PCo Subsidiaries of the PCo Intellectual Property.

2.15 TITLE TO PROPERTIES

     Except for goods and other property sold, used or otherwise disposed of since June 30, 1999 in the ordinary course of business for fair value, PCo has good and defensible title to all its properties, interests in properties and assets, real and personal, reflected in its June 30, 1999 financial statements, free and clear of any Encumbrance, except: (a) Encumbrances reflected in the balance sheet of PCo as of June 30, 1999; (b) liens for current taxes not yet due and payable and (c) such imperfections of title, easements and Encumbrances as would not have a Material Adverse Effect on PCo. All leases pursuant to which PCo or any PCo Subsidiary leases (whether as lessee or lessor) any real or personal property are in good standing, valid, and effective; and there is not, under any such leases, any existing or prospective default or event of default or event which with notice or lapse of time, or both, would constitute a default by PCo or any PCo Subsidiary which, individually or in the aggregate, would have a Material Adverse Effect on PCo and in respect to which PCo or a PCo Subsidiary has not taken adequate steps to prevent a default from occurring. The buildings and premises of PCo and each of the PCo Subsidiaries that are used in its business are in good operating condition and repair, subject only to ordinary wear and tear. All major items of operating equipment of PCo and the PCo Subsidiaries are in good operating condition and in a state of reasonable maintenance and repair, ordinary wear and tear excepted, and are free from any known defects except as may be repaired by routine maintenance and such minor defects as do not substantially interfere with the continued use thereof in the conduct of normal operations.

2.16 ENVIRONMENTAL MATTERS

     (a) There are no environmental conditions or circumstances, such as the presence or release of any hazardous substance, on any property presently or, to the knowledge of PCo, previously owned or leased by PCo or any of the PCo Subsidiaries that could reasonably be expected to result in a Material Adverse Effect on PCo;

     (b) PCo and the PCo Subsidiaries have in full force and effect all material environmental permits, licenses, approvals and other authorizations required to conduct their operations and are operating in material compliance thereunder;

     (c) PCo's and the PCo Subsidiaries' operations and the use of their assets do not violate any applicable Canadian federal, provincial or local law, statute, ordinance, rule, regulation, order or notice requirement pertaining to
(i) the condition or protection of air, groundwater, surface water, soil, or other environmental media, (ii) the environment, including natural resources or any activity which affects the environment or (iii) the regulation of any pollutants, contaminants, waste or other substances (whether or not hazardous or toxic) (collectively the "Applicable Environmental Laws"), except for violations which, either singly or in the aggregate, would not result in a Material Adverse Effect on PCo;

     (d) To the knowledge of PCo, none of the operations or assets of PCo or any PCo Subsidiary has ever been conducted or used by PCo or any PCo Subsidiary in such a manner as to constitute a violation of any of the Applicable Environmental Laws, except for violations which, either singly or in the aggregate, would not result in a Material Adverse Effect on PCo or have been rectified;

     (e) No written notice has been served on PCo or any PCo Subsidiary from any entity, governmental agency or individual regarding any existing, pending or threatened investigation or inquiry related to alleged violations under any Applicable Environmental Laws, or regarding any claims for remedial obligations or contribution under any Applicable Environmental Laws, other than any of the foregoing which, either singly or in the aggregate, would not result in a Material Adverse Effect on PCo; and

     (f) PCo does not know of any reason that would preclude it from renewing or obtaining a reissuance of the material permits, licenses or other authorizations required pursuant to any Applicable Environmental Laws to operate and use any of PCo's or the PCo Subsidiaries' assets for their current purposes and uses.

2.17 COMPLIANCE WITH OTHER LAWS

     Neither PCo nor any PCo Subsidiary is in violation of or in default with respect to, or in alleged violation of or alleged default with respect to any other applicable law or any applicable rule or regulation, or any writ or decree of any court or any Governmental Entity or delinquent with respect to any report required to be filed with any Governmental Entity, except for violations, defaults and delinquencies which, either singly or in the aggregate, do not and are not expected to result in a Material Adverse Effect on PCo.

2.18 TAXES

     Except with respect to failures which, in the aggregate, would not result in a Material Adverse Effect on PCo, proper and accurate federal, provincial, state and local income, capital, withholding, value added, sales, use, franchise, gross revenue, turnover, excise, payroll, property, employment, customs duties and any and all other tax returns, reports, and estimates have been filed with appropriate governmental agencies, domestic and foreign, by PCo and each of the PCo Subsidiaries for each period for which any returns, reports, or estimates were due (taking into account any extensions of time to file before the date hereof); all taxes shown by such returns to be payable and any other taxes due and payable have been paid other than those being contested in good faith by PCo or a PCo Subsidiary; and the tax provision reflected in PCo's financial statements is adequate, in accordance with Canadian or United States (if applicable) generally accepted accounting principles, to cover liabilities of PCo and the PCo Subsidiaries for all taxes, including any interest, penalties and additions to taxes of any character whatsoever applicable to PCo and the PCo Subsidiaries or their assets or businesses. Neither PCo nor any PCo Subsidiary has received any notice of reassessment from Revenue Canada or Alberta Corporate Tax Administration that would result in a Material Adverse Effect on PCo. There are no tax liens on any assets of PCo or the PCo Subsidiaries except for taxes not yet currently due and those which could not reasonably be expected to result in a Material Adverse Effect on PCo.

2.19 VOTE REQUIRED

     Except as may be provided in the Interim Order, at the PCo Shareholders Meeting at which a quorum is present, the affirmative vote of the holders of two-thirds of the securityholders present or represented by proxy is required to approve this Agreement, the Arrangement and the consummation of the transactions contemplated hereby.

2.20 BROKERS AND FINDERS

     Other than RBC Dominion Securities Inc. in accordance with the terms of its engagement letter dated July 29, 1999, a copy of which has been provided to BCo, none of PCo or any of the PCo Subsidiaries nor any of their respective directors, officers or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or similar payments in connection with the transactions contemplated by this Agreement. The PCo Disclosure Letter includes a description of all of the fees and other financial obligations and commitments of PCo's engagement arrangement with such firm.

2.21 DISCLOSURE

     No representation or warranty made by PCo in this Agreement or the PCo Disclosure Letter, nor any document, written information, statement, financial statement, certificate or Exhibit prepared and furnished or to be prepared and furnished by PCo or its representatives pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contains or contained (as of the date made) any untrue statement of a material fact when made, or omits or omitted (as of the date made) to state a material fact necessary to make the statements or facts contained herein or therein not misleading, in any material way, in light of the circumstances under which they were made.

2.22 FAIRNESS OPINION

     PCo's board of directors has received an opinion as of August 16, 1999 (and have been advised that they will receive a written opinion) from RBC Dominion Securities Inc. that the Plan of Arrangement is fair from a financial point of view to PCo securityholders (the "PCo Fairness Opinion").

2.23 RESTRICTIONS ON BUSINESS ACTIVITIES

     There is no material agreement, judgment, injunction, order or court decree binding upon PCo or any PCo Subsidiary that has or could reasonably be expected to have the effect of prohibiting or materially impairing any current business practice of PCo or any PCo Subsidiary, any acquisition of property by PCo or any PCo Subsidiary or the conduct of any current business by PCo or any PCo Subsidiary.

2.24 YEAR 2000

     PCo has initiated a review of the implications of the Year 2000 on its business and processes, including an evaluation of key operating and information systems, field operations and third parties and confirms the status thereof as set out in the PCo Disclosure Letter.

2.25 BOOKS AND RECORDS

     The books, records and accounts of PCo and the PCo Subsidiaries (a) have been maintained in accordance with good business practices on a basis consistent with prior years, (b) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of PCo and the PCo Subsidiaries and (c) accurately and fairly reflect the basis for the PCo financial statements. PCo has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization; and (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with Canadian generally accepted accounting principles or any other criteria applicable to such statements and (ii) to maintain accountability for assets.

2.26 CHEVRON JV

     PCo has properly authorized, executed and delivered the Farm-in and Joint Venture Exploration Program Agreement dated July 19, 1999 with Chevron Canada Resources (the "Chevron JV") and pursuant to the Chevron JV PCo has the right to earn 50% of Chevron Canada Resources' working interest in the lands shown on Schedule "A" to the Chevron JV, amounting to approximately 400,000 net acres. PCo has a firm commitment to drill 14 wells pursuant to the Chevron JV.

                                   ARTICLE 3
                     REPRESENTATIONS AND WARRANTIES OF BCO

     Except as set forth in a letter dated the date of this Agreement and delivered by BCo to PCo concurrently herewith (the "BCo Disclosure Letter"), BCo hereby represents and warrants to, and agrees with, PCo that:

3.1 ORGANIZATION AND STANDING

     BCo and each body corporate, partnership, joint venture, association or other business entity of which more than 50% of the total voting power of shares of stock or units of ownership or beneficial interest entitled to vote in the election of directors (or members of a comparable governing body) is owned or controlled, directly or indirectly, by BCo (the "BCo Subsidiaries"), is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has full requisite power and authority to carry on its business as it is currently conducted, and to own, lease and operate the properties currently owned, leased and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation or organization authorized to do business in all jurisdictions in which the character of the properties owned or leased or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a Material Adverse Effect on BCo.

3.2 AGREEMENT AUTHORIZED AND ITS EFFECT ON OTHER OBLIGATIONS

     (a) BCo has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and, subject to approval of BCo's stockholders as provided in this Agreement, to consummate the Arrangement and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by BCo and, subject to approval of BCo's stockholders as provided in this Agreement, the consummation by BCo of the Arrangement and the other transactions contemplated hereby have been unanimously approved by the board of directors of BCo and have been duly authorized by all other necessary corporate action on the part of BCo. This Agreement has been duly executed and delivered by BCo and is a valid and binding obligation of BCo, enforceable in accordance with its terms, except that such enforceability may be subject to: (i) bankruptcy, insolvency, reorganization or other similar laws affecting or relating to enforcement of creditors' rights generally; (ii) general equitable principles; and (iii) that the consummation of the Arrangement is subject to approval of BCo's stockholders as provided in this Agreement.

     (b) Neither the execution, delivery or performance of this Agreement or the Arrangement by BCo, nor the consummation of the transactions contemplated hereby or thereby by BCo nor compliance with the provisions hereof or thereof by BCo will: (i) conflict with, or result in any violations of, the Certificate of Incorporation or bylaws of BCo or any equivalent document of any of the BCo Subsidiaries, (ii) result in any breach of or cause a default (with or without notice or lapse of time, or both) under, (iii) give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any material benefit or incurrence of any material cost under, or (iv) result in the creation of any Encumbrance upon any of the material properties or assets of BCo or any of the BCo Subsidiaries under, any term, condition or provision of any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to BCo or any of the BCo Subsidiaries or their respective properties or assets, other than any such breaches, defaults, rights, losses, or Encumbrances which, individually or in the aggregate, would not have a Material Adverse Effect on BCo.

3.3 GOVERNMENTAL AND THIRD PARTY CONSENTS

     (a) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required to be obtained by BCo or any of the BCo Subsidiaries in connection with the execution and delivery of this Agreement or the Plan of Arrangement or the consummation of the transactions contemplated hereby or thereby, except for: (i) the filing with the Commissions and the mailing to stockholders of BCo of the Joint Proxy Statement relating to the BCo Stockholders Meeting, (ii) the furnishing to the SEC of the SEC Filings; (iii) approval by the Court of the Arrangement and the filings of the articles of arrangement and other required arrangement or other documents as required by the ABCA; (iv) such filings, authorizations, orders and approvals as may be required under applicable federal, provincial or state securities laws and the rules of the NYSE; (v) such filings and notifications as may be necessary under the HSR Act; (vi) such notices and filings as may be necessary under the Investment Canada Act and under the Competition Act (Canada); (vii) such notice, filings, orders and approvals as may be necessary under the Public Utilities Board Act (Alberta), Gas Utilities Act (Alberta) or similar legislation in other applicable provinces; and (viii) where the failure to obtain such consents, approvals, etc., would not prevent or delay the consummation of the Arrangement or otherwise prevent BCo from performing its obligations under this Agreement and would not reasonably be expected to have a Material Adverse Effect on BCo.

     (b) Other than as contemplated by Section 3.3(a), no consents, assignments, waivers, authorizations or other certificates are necessary in connection with the transactions contemplated hereby to provide for the continuation in full force and effect of all of BCo's material contracts or leases or for BCo to consummate the transactions contemplated hereby, except when the failure to receive such consents or other certificates would not have a Material Adverse Effect on BCo.

3.4 CAPITALIZATION

     (a) The authorized capital stock of BCo consists of 325,000,000 shares of common stock, $0.01 par value ("BCo Common Stock", which term shall include for all purposes of this Agreement the related BCo Common Stock purchase rights issued or issuable under that certain Shareholder Rights Plan Agreement dated as of December 16, 1998 (the "BCo Rights Agreement"), between BCo and BankBoston, N.A., as Rights Agent, and 75,000,000 shares of preferred stock, par value $.01 per share, issuable in series and of which the board of directors of BCo have designated 3,250,000 shares as Series A Junior Participating Preferred Stock ("BCo Preferred Stock"). As of July 31, 1999, 177,503,295 shares of BCo Common Stock were issued and outstanding and 25,292,340 shares of BCo Common Stock were held by BCo in its treasury. As of July 31, 1999, 25,292,340 shares of BCo Common Stock were allocated for issuance upon the exercise of stock options then outstanding under BCo's stock option plans and for future issuance of options under BCo's stock option plans and BCo has in its authorized capital the number of shares of BCo Common Stock and BCo Preferred Stock required to be issued upon the exercise of the rights provided by the BCo Rights Agreement in accordance with the terms and conditions thereof. No shares of BCo Preferred Stock are issued or outstanding. All of the issued and outstanding shares of BCo Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, were not issued in violation of the terms of any agreement or other understanding binding upon BCo and were issued in compliance with all applicable charter documents of BCo and all applicable federal, state and foreign securities laws, rules and regulations. There are, and have been, no preemptive rights with respect to the issuance of the shares of BCo Common Stock or any other capital stock of BCo.

     (b) Other than as set forth above, as of the date of this Agreement, there are no outstanding subscriptions, options, warrants, convertible securities, calls, commitments, agreements or rights (contingent or otherwise) of any character to purchase or otherwise acquire from BCo any shares of, or any securities convertible into, the capital stock of BCo.

3.5 SECURITIES REPORTS AND FINANCIAL STATEMENTS, BOOKS AND RECORDS

     BCo has filed all forms, reports, annual reports and documents required to be filed by it with the SEC pursuant to relevant United States securities statutes, regulations, policies and rules (collectively, the "BCo Securities Reports"), all of which have complied in all material respects with all applicable requirements of such statutes, regulations, policies and rules. None of the BCo Securities Reports, at the time filed or as subsequently amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of BCo contained in the BCo Securities Reports complied in all material respects with the then applicable accounting requirements and the published rules and regulations of the relevant United States securities statutes with respect thereto, were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except as may have been indicated in the notes thereto or, in the case of unaudited statements, as permitted by applicable laws, rules or regulations) and fairly present (subject, in the case of the unaudited statements, to normal, year-end audit adjustments) the consolidated financial position of BCo and its consolidated BCo Subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended. There has been no change in BCo's accounting policies or the methods of making accounting estimates or changes in estimates that are material to such financial statements, except as described in the notes thereto.

3.6 LIABILITIES

     Neither BCo nor any BCo Subsidiary has any material liabilities or obligations, either accrued, absolute, contingent or otherwise, or has any knowledge of any potential material liabilities or obligations, other than those disclosed in the BCo Securities Reports or incurred in the ordinary course of business since June 30, 1999.

3.7 INFORMATION SUPPLIED

     None of the information supplied or to be supplied by BCo for inclusion or incorporation by reference in the Joint Proxy Statement (and, if filed, the Registration Statement) will, at the time the Joint Proxy Statement is mailed to the shareholders of BCo and at the time of the BCo Stockholders Meeting (and, if filed, at the time the Registration Statement is declared effective), contain any untrue statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which has become false or misleading. The Joint Proxy Statement will comply as to form in all material respects with the provisions of the ABCA and applicable United States and Canadian securities laws and the rules and regulations promulgated thereunder.

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3.8 NO DEFAULTS

     Neither BCo nor any BCo Subsidiary is, or has received notice that it would be with the passage of time, in default or violation of any term, condition or provision of (a) its charter documents or bylaws; (b) any judgment, decree or order applicable to it; or (c) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license or other instrument to which BCo or any BCo Subsidiary is now a party or by which it or any of its properties or assets may be bound, except in the case of item (c) for defaults and violations which, individually or in the aggregate, would not have a Material Adverse Effect on BCo.

3.9 LITIGATION; INVESTIGATIONS

     There is no claim, action, suit or proceeding pending, or to the knowledge of BCo threatened against BCo or any of the BCo Subsidiaries, which would, if adversely determined, individually or in the aggregate, have a Material Adverse Effect on BCo, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against BCo or any of the BCo Subsidiaries having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect. There is no investigation pending or, to the knowledge of BCo, threatened, against BCo or any of the BCo Subsidiaries before any Governmental Entity which could have such effect.

3.10 ABSENCE OF CERTAIN CHANGES AND EVENTS

     Since June 30, 1999, there has not been any Material Adverse Effect on BCo.

3.11 CERTAIN AGREEMENTS

     Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (a) result in any payment (including severance, unemployment compensation, parachute payment, bonus or otherwise) becoming due to any director, employee or independent contractor of BCo or any of the BCo Subsidiaries under any BCo Plan (as defined in Section 3.13) or otherwise; (b) materially increase any benefits otherwise payable under any BCo Plan or otherwise; or (c) result in the acceleration of the time of payment or vesting of any such benefits.

3.12 EMPLOYEE BENEFIT PLANS

     For purposes of Section 3.11 and this Section 3.12, BCo Subsidiaries shall include any enterprise which, with BCo, forms or formed a controlled group of corporations, a group of trades or business under common control or an affiliated service group, within the meaning of Section 414(b), (c) or (m) of the Internal Revenue Code of 1986, as amended (the "Code"). Each material employee benefits plans covering active, former or retired employees of BCo and the BCo Subsidiaries (the "BCo Plans") has been maintained and administered in material compliance with its terms and is, to the extent required by applicable law or contract, fully funded without having any deficit or unfunded actuarial liability or adequate provision has been made therefor; all required employer contributions under any such plans have been made and the applicable funds have been funded in accordance with the terms thereof, each BCo Plan that is required or intended to be qualified under applicable law or registered or approved by a governmental agency or authority has been so qualified, registered or approved by the appropriate governmental agency or authority, and nothing has occurred since the date of the last qualification, registration or approval to adversely affect, or cause, the appropriate governmental agency or authority to revoke such qualification, registration or approval; to the extent applicable, the BCo Plans comply, in all material respects, with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and any other applicable tax act and other laws, and any BCo Plan intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and nothing has occurred to cause the loss of such qualified status; except for the Retirement Plan for Non-Bargaining Employees of BCo and the Retirement Plan for Former Employees of BCo, no BCo Plan is covered by Title IV of ERISA or Section 412 of the Code; there are no pending or anticipated material claims against or otherwise involving any of the BCo Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of BCo Plan activities) has been brought against or with respect to any

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BCo Plan; all material contributions, reserves or premium payments, required to be made as of the date hereof to the BCo Plans have been made or provided for; neither BCo nor any BCo Subsidiary has incurred or reasonably expects to incur any liability under subtitle C or D of Title IV of ERISA with respect to any "single-employer plan," within the meaning of Section 4001(a)(5) of ERISA, currently or formerly maintained by BCo, any BCo Subsidiary or any entity which is considered one employer with BCo under Section 4001 of ERISA; neither BCo nor any BCo Subsidiary has incurred or reasonably expects to incur any withdrawal liability under Subtitle E of Title TV of ERISA with respect to any "multi-employer plan," within the meaning of Section 4001(a)(3) of ERISA; and neither BCo nor any BCo Subsidiary has any material obligations for retiree health and life benefits under any BCo Plan.

3.13 COMPLIANCE WITH OTHER LAWS

     Neither BCo nor any BCo Subsidiary is in violation of or in default with respect to, or in alleged violation of or alleged default with respect to any other applicable law or any applicable rule or regulation, or any writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any Governmental Entity, except for violations, defaults and delinquencies which, either singly or in the aggregate, do not and are not expected to result in a Material Adverse Effect on BCo.

3.14 TAXES

     Except with respect to failures which, in the aggregate, would not result in a Material Adverse Effect on BCo, proper and accurate federal, provincial, state and local income, capital, withholding, value added, sales, use, franchise, gross revenue, turnover, excise, payroll, property, employment, customs duties and any and all other tax returns, reports, and estimates have been filed with appropriate governmental agencies, domestic and foreign, by BCo and each of the BCo Subsidiaries for each period for which any returns, reports, or estimates were due (taking into account any extensions of time to file before the date hereof); all taxes shown by such returns to be payable and any other taxes due and payable have been paid other than those being contested in good faith by BCo or a BCo Subsidiary; and the tax provision reflected in BCo's financial statements is adequate, in accordance with United States or Canadian (if applicable) generally accepted accounting principles, to cover liabilities of BCo and the BCo Subsidiaries for all taxes, including any interest, penalties and additions to taxes of any character whatsoever applicable to BCo and the BCo Subsidiaries or their assets or businesses. Neither BCo nor any BCo Subsidiary has received any notice of reassessment from Revenue Canada or Alberta Corporate Tax Administration that would result in a Material Adverse Effect on BCo. There are no tax liens on any assets of BCo or the BCo Subsidiaries except for taxes not yet currently due and those which could not reasonably be expected to result in a Material Adverse Effect on BCo.

3.15 VOTE REQUIRED

     At a stockholders meeting at which a quorum is present, the affirmative vote of the holders of a majority of the issued and outstanding shares of BCo Common Stock is necessary to approve the issuance of the shares of BCo Common Stock issuable upon exchange of the Exchangeable Shares being issued pursuant to the Plan of Arrangement.

3.16 BROKERS AND FINDERS

     Other than Morgan Stanley & Co. Incorporated, none of BCo or any of the BCo Subsidiaries nor any of their respective directors, officers or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or similar payments in connection with the transactions contemplated by this Agreement.

3.17 DISCLOSURE

     No representation or warranty made by BCo in this Agreement or the BCo Disclosure Letter, nor any document, written information, statement, financial statement, certificate or Exhibit prepared and furnished or to be prepared and furnished by BCo or its representatives pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contains or contained (as of the date made) any untrue statement of a material fact when made, or omits or omitted (as of the date made) to state a material fact necessary to make the statements or facts contained herein or therein not misleading, in any material way, in light of the circumstances under which they were made.

3.18 FAIRNESS OPINION

     BCo's board of directors has received an opinion, as of August 16, 1999 (and have been advised that they will receive a written opinion) from Morgan Stanley & Co. Incorporated that the Exchange Ratio is fair from a financial point of view to BCo (the "BCo Fairness Opinion").

3.19 RESTRICTIONS ON BUSINESS ACTIVITIES

     There is no material agreement, judgment, injunction, order or court decree binding upon BCo or any BCo Subsidiary that has or could reasonably be expected to have the effect of prohibiting or materially impairing any current business practice of BCo or any BCo Subsidiary, any acquisition of property by BCo or any BCo Subsidiary or the conduct of any current business by BCo or any BCo Subsidiary.

3.20 YEAR 2000

     BCo has initiated a review of the implications of the Year 2000 on its business and processes, including an evaluation of key operating and information systems, field operations and third parties and confirms the public disclosure provided by it in respect thereof.

3.21 BOOKS AND RECORDS

     The books, records and accounts of BCo and the BCo Subsidiaries (a) have been maintained in accordance with good business practices on a basis consistent with prior years, (b) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of BCo and the BCo Subsidiaries and (c) accurately and fairly reflect the basis for the BCo financial statements. BCo has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization; and (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with United States generally accepted accounting principles or any other criteria applicable to such statements and (ii) to maintain accountability for assets.

3.22 BCO SUB

     BCo Sub will be incorporated solely for the purpose of participating in the transactions contemplated herein, will carry on no other business, and, except as contemplated herein, will not have any liabilities or obligations, either accrued, absolute, contingent or otherwise as of the Effective Date.

                                   ARTICLE 4
                       OBLIGATIONS PENDING EFFECTIVE DATE

4.1 AGREEMENTS OF BCO AND PCO

     BCo and PCo agree to take the following actions after the date hereof:

     (a) Each party will promptly execute and file or join in the execution and filing of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Entity which may be reasonably required, or which the other party may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. Each party will use its reasonable best efforts to promptly obtain such authorizations, approvals and consents. Without limiting the generality of the foregoing, as promptly as practicable after the execution of this Agreement, each party shall make any required

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filings under the HSR Act and shall make such filings as are necessary under the
Investment Canada Act and the Competition Act (Canada);

     (b) Each party will allow the other and its agents reasonable access to the files, books, records, offices and officers of itself and its subsidiaries, including any and all information relating to such party's tax matters, contracts, leases, licenses and real, personal and intangible property and financial condition. Each party will cause its accountants to cooperate with the other in making available to the other party all financial information reasonably requested, including the right to examine all working papers pertaining to tax matters and financial statements prepared or audited by such accountants. Notwithstanding the foregoing, except as expressly provided for herein, neither party shall be obligated to make available to the other any of their respective board of directors' materials relating to the assessment or evaluation of the transactions contemplated hereby or any alternative transactions nor any information supplied by any of their respective officers, directors, employees, financial advisors, legal advisors, representatives and agents in connection therewith.

     (c) BCo and PCo shall cooperate in the preparation and prompt filing by BCo of the Joint Proxy Statement and the Registration Statement with the SEC;

     (d) Each of BCo and PCo will promptly notify the other in writing (i) of any event occurring subsequent to the date of this Agreement which would render any representation and warranty of such party contained in this Agreement untrue or inaccurate in any material respect; (ii) of any event, change or effect having a Material Adverse Effect on such party; and (iii) of any breach by such party of any material covenant or agreement contained in this Agreement;

     (e) During the term of this Agreement, each of BCo and PCo will use its reasonable best efforts to satisfy or cause to be satisfied as soon as reasonably practicable all the conditions precedent that are set forth in
Article 5 hereof, and each of BCo and PCo will use its reasonable best efforts to cause the Arrangement and the other transactions contemplated by this Agreement to be consummated as soon as reasonably practicable;

     (f) Each of BCo and PCo covenants and agrees that it will use its reasonable best efforts (including, without limitation, investigations and consultations with its professional advisors) such that it and its affiliates will not take or agree to take any action that would prevent BCo from accounting for the business combination to be effected by the Arrangement as a pooling of interests in accordance with the United States generally accepted accounting principles and applicable rules and regulations of the SEC and each of PCo and BCo agrees to consult with the other and with their respective independent accountants concerning any potential transaction or other matter or action that might have such effect forthwith upon such potential transaction, matters or actions having been identified (after having made all its reasonable best efforts to make such identification); and

     (g) BCo and PCo shall use reasonable best efforts to obtain from PricewaterhouseCoopers LLP and KPMG LLP on or before August 16, 1999 (and a re-confirmation thereof on or before the Effective Date) opinions, in form and substance satisfactory to BCo and PCo, acting reasonably, that the Arrangement will be treated as a "pooling of interests" for accounting purposes.

4.2 ADDITIONAL AGREEMENTS OF PCO

     PCo agrees that, except as expressly contemplated by this Agreement or as otherwise agreed to in writing by BCo or as set forth in the PCo Disclosure Letter, from the date hereof to the Effective Date it will, and will cause each of the PCo Subsidiaries to:

     (a) Other than as contemplated by this Agreement, operate its business only in the usual, regular and ordinary manner and, to the extent consistent with such operation, use all commercially reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees, and preserve its relationships with customers, suppliers, distributors and others having business dealings with it;

     (b) Maintain all of its property and assets in customary repair, order, and condition, reasonable wear and use and damage by fire or unavoidable casualty excepted;

     (c) Maintain its books of account and records in the usual, regular and ordinary manner, in accordance with generally accepted accounting principles applied on a consistent basis;

     (d) Duly comply in all material respects with all laws applicable to it and to the conduct of its business;

     (e) Not: (i) enter into any contracts of employment which: (A) cannot be terminated on notice of 60 days or less; or (B) provide for any severance payments or benefits covering a period beyond the termination date of such employment contract, except as may be required by law; or (ii) amend any employee benefit plan or stock option plan, except as may be required for compliance with this Agreement or applicable law;

     (f) Not incur any borrowings except: (i) the refinancing of indebtedness now outstanding or additional borrowings under its existing revolving credit facilities; (ii) the prepayment by customers of amounts due or to become due for goods sold or services rendered or to be rendered in the future; (iii) trade payables incurred in the ordinary course of business; or (iv) other borrowings incurred in the ordinary course of business to finance normal operations;

     (g) Not enter into commitments of a capital expenditure nature or incur any contingent liability which would exceed $7.5 million individually or on a project basis and in aggregate in accordance with the 1999 capital budget of PCo, a copy of which has been provided to BCo (and PCo shall not amend such budget), except: (i) as may be necessary for the maintenance of existing facilities, machinery and equipment in good operating condition and repair in the ordinary course of business; or (ii) as may be required by law;

     (h) Not sell, dispose of, or encumber, any property or assets, except for sales, dispositions or Encumbrances in the ordinary course of business consistent with prior practice;

     (i) Maintain insurance upon all its properties and with respect to the conduct of its business of such kinds and in such amounts as is customary in the type of business in which it is engaged, but not less than that presently carried by it;

     (j) Not amend its charter documents or bylaws or other organizational documents or merge or consolidate with or into any other corporation or change in any manner the rights of its capital stock or the character of its business;

     (k) Not issue or sell (except upon the exercise of outstanding options and pursuant to the Savings Plan), or issue options or rights to subscribe to, or enter into any contract or commitment to issue or sell, any shares of its capital stock or subdivide or in any way reclassify any shares of its capital stock, or acquire, or agree to acquire, any shares of its capital stock;

     (l) Not declare or pay any dividend on shares of its capital stock or make any other distribution of assets to the holders thereof;

     (m) Deliver to BCo, within 30 days after the end of each fiscal quarter of PCo beginning September 30, 1999, and through the Effective Date, unaudited consolidated balance sheets and related unaudited statements of income and changes in financial position as of the end of each fiscal quarter of PCo, and as of the corresponding fiscal quarter of the previous fiscal year. PCo hereby represents and warrants that such unaudited consolidated financial statements shall (i) be complete in all material respects except for the omission of notes and schedules contained in audited financial statements, (ii) present fairly in all material respects the financial condition of PCo as at the dates indicated and the results of operations for the respective periods indicated, (iii) shall have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis, except as noted therein and (iv) shall contain all adjustments which PCo considers necessary for a fair presentation of its results for each respective fiscal period;

     (n) PCo shall immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by PCo, any PCo Subsidiary or their officers, directors, employees, financial advisors, representatives and agents ("Representatives") with respect to an Acquisition Proposal (as defined herein) whether or not initiated by PCo and in connection therewith, PCo shall exercise all rights to require the return of information regarding PCo previously provided to such parties and shall exercise all rights to require the destruction of all materials including or incorporating any information regarding PCo. From and after the date hereof, PCo and the PCo Subsidiaries will not, and will not authorize or permit any of their Representatives to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or participate in or take any other
                                      B-21
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action to facilitate any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to an Acquisition Proposal from any person, or engage in any discussion, negotiations or inquiries relating thereto or accept any Acquisition Proposal; provided, however, that notwithstanding any other provision hereof, PCo may at any time prior to the time PCo's shareholders shall have voted to approve the Plan of Arrangement and the other transactions contemplated thereby (i) engage in discussions or negotiations with a third party who (without any solicitation, initiation or encouragement, directly or indirectly, by PCo, any PCo Subsidiary or the Representatives after the date hereof) seeks to initiate such discussions or negotiations and may furnish such third party information concerning PCo and its business, properties and assets which has previously been provided to BCo if, and only to the extent that: (A) the third party has first made a bona fide written Acquisition Proposal that is demonstrably financially superior to the transactions contemplated by this Agreement and has demonstrated that the funds or other consideration necessary for the Acquisition Proposal are available (as determined in good faith in each case by PCo's board of directors after receiving the written advice of its financial advisors) and is not subject to any due diligence conditions other than confirmatory due diligence (a "Superior Proposal") and PCo's board of directors has concluded in good faith, after considering applicable law and receiving the written advice of outside counsel that such action is necessary for the PCo board of directors to act in a manner consistent with fiduciary duties under applicable law; (B) prior to furnishing such information to or entering into discussions or negotiations with such person or entity, PCo provides prompt notice orally and in writing to BCo specifying the identity of such person or entity and that it is furnishing information to or entering into discussions or negotiations with such person or entity in respect to a Superior Proposal and receives from such person or entity an executed confidentiality agreement having confidentiality and standstill terms substantially similar to those contained in the confidentiality agreement executed by BCo (other than the exclusivity provisions contained therein), providing full details forthwith, and in any event within 24 hours, of all material terms and conditions of such Superior Proposal and any amendments thereto and confirming in writing the determination of PCo's board that the Acquisition Proposal constitutes a Superior Proposal; (C) PCo provides notice forthwith and in any event within 24 hours to BCo at such time as it is terminating any such discussions or negotiations with such person or entity; and
(D) PCo promptly provides to BCo any information provided to any such person or entity whether or not previously made available to BCo, (ii) comply with Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer, if applicable, and similar rules under applicable Canadian securities laws relating to the provision of directors' circulars, and make appropriate disclosure with respect thereto to PCo's shareholders and (iii) accept, recommend, approve or implement a Superior Proposal from a third party, but only (in the case of this clause (iii)) if prior to such acceptance, recommendation, approval or implementation, PCo's board of directors shall have concluded in good faith, after considering provisions of applicable law and after giving effect to all proposals to adjust the terms and conditions of this Agreement and the Arrangement which may be offered by BCo during the five day notice period set forth below and after receiving the written advice of outside counsel, that such action is necessary for the PCo board of directors to act in a manner consistent with fiduciary duties under applicable law and PCo terminates this Agreement in accordance with Sections 6.1(i) and 6.4 and concurrently therewith has paid the fees payable thereunder. PCo shall give BCo orally and in writing at least five days advance notice of any decision by the Board of PCo to accept, recommend, approve or implement a Superior Proposal which notice shall identify the party making the Superior Proposal and shall provide full details of all material terms and conditions thereof and any amendments thereto. PCo shall inform BCo of the status (including all terms and conditions thereof) of any discussions and negotiations with such party. In addition PCo shall, and shall cause its respective financial and legal advisors to, negotiate in good faith with BCo to make such adjustments in the terms and conditions of this Agreement and of the Plan of Arrangement as would enable PCo to proceed with the transactions contemplated hereby. Prior to executing any agreement to implement a Superior Proposal, PCo shall provide BCo with copies of such final documentation executed by the party making the Superior Proposal. In the event BCo proposes to amend this Agreement and the Arrangement to provide equivalent value as is provided under the Superior Proposal, then PCo shall not enter into any agreement regarding the Superior Proposal. As used herein, "Acquisition Proposal" shall mean a proposal or offer (other than by BCo), whether or not subject to a due diligence condition, whether or not in writing, to acquire in any manner, directly or indirectly, beneficial ownership (as defined under Rule 13(d) of the Exchange Act) of all or a material portion of the assets of PCo or any material PCo Subsidiary or to acquire in any manner, directly or indirectly, more than 9.9% (and for the purposes of Section 6.4(c), 20%) of the outstanding voting shares of PCo whether by an arrangement, amalgamation, a merger, consolidation or other business combination,
                                      B-22
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by means of a sale of shares of capital stock, sale of assets, tender offer or exchange offer or similar transaction involving PCo or any material PCo Subsidiary including without limitation any single or multi-step transaction or series of related transactions which is structured to permit such third party to acquire beneficial ownership of all or a material portion of the assets of PCo or any material PCo Subsidiary or to acquire in any manner, directly or indirectly, more than 9.9% (and for the purposes of Section 6.4(c), 20%) of the outstanding voting shares of PCo (other than the transactions contemplated by this Agreement).

4.3 ADDITIONAL AGREEMENTS OF BCO

     BCo agrees that, except as expressly contemplated by this Agreement or otherwise agreed to in writing by PCo or as set forth in the BCo Disclosure Letter, from the date hereof to the Effective Date it will, and will cause each of the BCo Subsidiaries to:

     (a) Refrain from taking any action which would be reasonably likely to prevent or materially delay the consummation of the Arrangement and the other transactions contemplated by this Agreement; and

     (b) Use its reasonable best efforts to cause: (i) the shares of BCo Common Stock to be issued from time to time after the Effective Time upon exchange of the Exchangeable Shares to be listed upon the Closing on the NYSE; and (ii) with the cooperation and assistance of PCo, the Exchangeable Shares to be listed on the TSE or, in the event that a listing on the TSE is not available, on another recognized Canadian stock exchange.

4.4 PUBLIC ANNOUNCEMENTS

     Neither BCo nor PCo, nor any of their respective affiliates, shall issue or cause the publication of any press release or other public announcement with respect to this Agreement, the Arrangement or the other transactions contemplated hereby without the prior notice to and the opportunity for review by the other party, except as may be required by law or by any listing agreement with a national securities exchange or Canadian stock exchange.

4.5 COMFORT LETTERS

     (a) Upon request of BCo, PCo shall use its reasonable best efforts to cause to be delivered to BCo a letter (the "PCo Comfort Letter") of KPMG LLP, Chartered Accountants, addressed to BCo and dated as of a date within five days before the earlier of (i) the date the Joint Proxy Statement is first mailed to each company's respective securityholders; and (ii) if a Registration Statement is required, the date on which the Registration Statement shall become effective, in form and substance reasonably satisfactory to BCo and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with proxy statements and registration statements similar to the Joint Proxy Statement and the Registration Statement.

     (b) Upon request of PCo, BCo shall use its reasonable best efforts to cause to be delivered to PCo a letter (the "BCo Comfort Letter") of PricewaterhouseCoopers LLP, Independent Accountants, addressed to PCo and dated as of a date within five days before the earlier of (i) the date the Joint Proxy Statement is first mailed to each company's respective securityholders; and (ii) if a Registration Statement is required, the date on which the Registration Statement shall become effective, in form and substance reasonably satisfactory to PCo and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with proxy statements and registration statements similar to the Joint Proxy Statement and the Registration Statement.

4.6 EMPLOYEE STOCK PURCHASE SAVINGS PLAN

     PCo shall, on or before the Effective Date, amend or terminate the Savings Plan in a manner satisfactory to BCo, acting reasonably, such that there shall be no continuing obligations to issue PCo Common Shares.

                                   ARTICLE 5
                      CONDITIONS PRECEDENT TO OBLIGATIONS

5.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH PARTY

     The obligations of each party to consummate and effect the transactions contemplated hereunder shall be subject to the satisfaction or waiver on or before the Effective Date of the following conditions:

     (a) Securityholder Approval. The Arrangement and the other transactions contemplated hereby shall have been approved and adopted by the PCo securityholders in accordance with applicable law and PCo's Articles of Amalgamation and bylaws, and PCo shall not have received on or prior to the Effective Time notice from the holders of more than 5% of the issued and outstanding PCo Common Shares and PCo Options, in aggregate, of their intention to exercise their rights of dissent under section 184 of the ABCA. In addition, the matters referred to in Section 7.1 shall have been approved by the holders of shares of the BCo Common Stock in accordance with the rules of the NYSE, applicable law and BCo's Certificate of Incorporation and bylaws;

     (b) No Legal Action. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Arrangement shall have been issued by any Governmental Entity and remain in effect, nor shall any proceeding seeking any of the foregoing be pending. There shall be no order, decree or ruling by any governmental agency or threat thereof, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Arrangement, which would prohibit or render illegal the transactions contemplated by this Agreement;

     (c) Court Approval. The Court shall have issued its final order approving the Arrangement in form and substance reasonably satisfactory to BCo and PCo (such approvals not to be unreasonably withheld or delayed by BCo or PCo) and reflecting the terms hereof;

     (d) Commissions, etc. All required orders shall have been obtained from the Commissions and other relevant United States and Canadian securities regulatory authorities in connection with the Arrangement. All waiting periods required by HSR shall have expired with respect to the transactions contemplated by this Agreement, or early termination with respect thereto shall have been obtained, without the imposition of any governmental request or order requiring the sale or disposition or holding separate (through a trust or otherwise) of a material portion of the assets or businesses of PCo or BCo. BCo and PCo shall each have filed all notices and information (if any) required under Part IX of the Competition Act (Canada) and the applicable waiting periods and any extensions thereof shall have expired or the parties shall have received an Advance Ruling Certificate pursuant to Section 102 of the Competition Act (Canada) setting out that the Director under such Act is satisfied he would not have sufficient grounds on which to apply for an order in respect of the Arrangement. The Arrangement shall have received the allowance or approval or deemed allowance or approval by the responsible Minister under the Investment Canada Act in respect of the Arrangement, to the extent such allowance or approval is required, on terms and conditions satisfactory to the parties;

     (e) SEC Matters. The Registration Statement shall have been declared effective under the Securities Act on or before the Effective Date, and at its effective date and on the Closing Date the Registration Statement shall not be the subject of any stop-order or proceedings seeking a stop-order, and the Joint Proxy Statement shall, on the Closing Date, not be subject to any similar proceedings commenced or threatened by the SEC or the Commissions; and

     (f) Listings. The BCo Common Stock to be issued from time to time after the Effective Time upon exchange of the Exchangeable Shares shall have been approved for listing on the NYSE, and the Exchangeable Shares shall be listed on the TSE or, in the absence of a listing on the TSE, on another recognized Canadian stock exchange.

5.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF PCO

     The obligations of PCo to consummate and effect the transactions contemplated hereunder shall be subject to the satisfaction or waiver on or before the Effective Date of the following conditions:

     (a) Representations and Warranties. The representations and warranties of BCo contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of a date earlier than the date hereof and except to give effect to the issuance of shares of BCo Common Stock on exercise of outstanding options or on exercise of options granted as permitted hereunder or pursuant to rights under the BCo Rights Agreement or the grant of options to purchase shares of BCo Common Stock as permitted hereunder) shall also be true and correct on and as of the Effective Date, with the same force and effect as if made on and as of the Effective Date except, where the failure of such representations and warranties to be true and correct would not have a Material Adverse Effect on BCo;

     (b) Covenants. BCo shall have performed and complied in all material respects with all covenants required by this Agreement to be performed or complied with by BCo on or before the Effective Date;

     (c) Certificate. BCo shall have delivered to PCo a certificate, dated the Effective Date and signed by its chief executive officer and its chief financial officer, to the effect set forth in Sections 5.2(a) and (b); and

     (d) Affiliates Agreements. BCo shall have furnished copies to PCo of the BCo affiliates agreements referred to Section 7.6(a).

5.3 CONDITIONS PRECEDENT TO OBLIGATIONS OF BCO

     The obligations of BCo to consummate and effect the transactions contemplated hereunder shall be subject to the satisfaction or waiver on or before the Effective Date of the following conditions:

     (a) Representations and Warranties. The representations and warranties of PCo contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of a date earlier than the date hereof and except to give effect to the issuance of PCo Common Shares on exercise of outstanding options or on exercise of options granted as permitted hereunder and the issuance of PCo Common Shares pursuant to the Savings Plan) shall also be true and correct on and as of the Effective Date, with the same force and effect as if made on and as of the Effective Date except, where the failure of such representations and warranties to be true and correct would not have a Material Adverse Effect on PCo;

     (b) Covenants. PCo shall have performed and complied in all material respects with all covenants required by this Agreement to be performed or complied with by PCo on or before the Effective Date;

     (c) Certificate. PCo shall have delivered to BCo a certificate, dated the Effective Date and signed by its chief executive officer and its chief financial officer, to the effect set forth in Sections 5.3(a) and (b);

     (d) Affiliates Agreements. PCo shall have furnished copies to BCo of the PCo affiliates agreements referred to Section 7.6(a); and

     (e) Consents of Certain Parties in Privity with PCo. BCo shall have received all written consents, assignments, waivers, authorizations or other certificates, if any, necessary to provide for the continuation in full force and effect of all material contracts and leases of PCo and for PCo to consummate the transactions contemplated hereby, except when the failure to receive such consents or other certificates would not have a Material Adverse Effect on PCo.

                                   ARTICLE 6
                                  TERMINATION

6.1 TERMINATION

     This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the transactions contemplated hereby by the securityholders entitled to vote of BCo or PCo, as follows:

     (a)   by mutual agreement of PCo and BCo;

     (b) by PCo, if there has been a breach by BCo of any representation, warranty, covenant or agreement set forth in this Agreement on the part of BCo, or if any representation or warranty of BCo shall have become untrue, in either case which has or is reasonably expected to have a Material Adverse Effect on BCo, and which BCo fails to cure within 15 business days after written notice thereof from PCo (except that no cure period shall be provided for a breach by BCo which by its nature cannot be cured and in no event shall such cure period extend beyond the Termination Date);

     (c) by BCo, if there has been a breach by PCo of any representation, warranty, covenant or agreement set forth in this Agreement on the part of PCo, or if any representation or warranty of PCo shall have become untrue, in either case which has or is reasonably expected to have a Material Adverse Effect on PCo, and which PCo fails to cure within 15 business days after written notice thereof from BCo (except that no cure period shall be provided for a breach by PCo which by its nature cannot be cured and in no event shall such cure period extend beyond the Termination Date);

     (d) by either party, if all the conditions for Closing the Arrangement for the benefit of such party shall not have been satisfied or waived on or before 5:00 p.m., Calgary, Alberta time on March 31, 2000 (the "Termination Date"), other than as a result of a breach of this Agreement by the terminating party;

     (e) by either party: (i) if the securityholders of PCo do not approve the Arrangement (and the other matters to be approved at such meeting as provided in Section 7.1 hereof) at the PCo Shareholders Meeting; or (ii) if the stockholders of BCo do not approve at the BCo Stockholders Meeting the issuance of BCo Common Stock issuable upon the exchange of the Exchangeable Shares;

     (f) by either party if a final and non-appealable order shall have been entered in any action or proceeding before any Governmental Entity that prevents or makes illegal the consummation of the Arrangement;

     (g) by PCo if the BCo board of directors or any committee of the BCo board of directors shall withdraw or modify in any adverse manner its approval or recommendation of this Agreement, the Arrangement and the other transactions contemplated hereby;

     (h) by BCo if the PCo board of directors or any committee of the PCo board of directors shall (i) withdraw or modify in any adverse manner its approval or recommendation in respect of this Agreement, the Arrangement and the other transactions contemplated hereby or (ii) fails to reaffirm its approval or recommendation upon request, from time to time, by BCo to do so or upon an Acquisition Proposal in respect of PCo being publicly announced or is proposed, offered or made to the PCo Shareholders or to PCo (such reaffirmation to be made within 10 days of such request being made or such Acquisition Proposal being publicly announced, proposed, offered or made or immediately prior to the meeting of PCo Shareholders, whichever occurs first); or

     (i) by PCo, prior to the approval of this Agreement, the Arrangement and the other transactions contemplated hereby by the securityholders of PCo if, as a result of a Superior Proposal by a party other than BCo or any of its affiliates, PCo's board of directors determines in accordance with Section 4.2(n) to accept, recommend, approve or implement such Superior Proposal and has otherwise complied with the provisions of Section 4.2(n) and Section 6.4.

6.2 NOTICE OF TERMINATION

     Any termination of this Agreement under Section 6.1 above will be effected by the delivery of written notice by the terminating party to the other party hereto.

6.3 EFFECT OF TERMINATION

     Subject to Section 6.4, in the event of termination of this Agreement by either PCo or BCo pursuant to Section 6.1, this Agreement shall forthwith become void and have no effect, and there shall be no liability or obligation on the part of BCo or PCo or their respective officers or directors, except that: (i) the provisions of Section 6.4(c) shall survive such termination; (ii) the provisions of the Confidentiality Agreement dated July 30, 1999 shall survive any such termination; and (iii) no party shall be released or relieved from any liability arising from the willful breach by such party of any of its representations, warranties, covenants or agreements as set forth in this Agreement.

6.4 TERMINATION FEE

     (a) If this Agreement is terminated (i) by PCo pursuant to Section 6.1(b), or (ii) by either party pursuant to Section 6.1(e)(ii), then BCo shall pay to PCo a cash termination fee of $7 million at the time of such termination.

     (b) If this Agreement is terminated: (i) by BCo pursuant to Section 6.1(c); or (ii) by either party pursuant to Section 6.1(e)(i) (and Section 6.4(c) is not applicable), then PCo shall pay to BCo a cash termination fee of $7 million at the time of such termination.

     (c) If: (x) an Acquisition Proposal in respect of PCo is publicly announced or is proposed, offered or made to the PCo Shareholders or to PCo; (y) this Agreement is terminated by either party pursuant to Section 6.1(e)(i); and
(z) within 12 months following such termination PCo enters into, directly or indirectly, an agreement, commitment or understanding with respect to an Acquisition Proposal or an Acquisition Proposal is consummated, then PCo shall pay to BCo a cash termination fee of $61 million, payable immediately upon satisfaction of the requirements contained in (x), (y) and (z).

     (d) If this Agreement is terminated by PCo pursuant to Section 6.1(i), then PCo shall pay to BCo upon such termination a cash termination fee of $68 million at the time of such termination.

     (e) If this Agreement is terminated by BCo pursuant to Section 6.1(h), then PCo shall pay to BCo upon such termination a cash termination fee of $68 million at the time of such termination.

     (f) If this Agreement is terminated by PCo pursuant to Section 6.1(g) then BCo shall pay to PCo upon such termination a cash termination fee of $68 million at the time of such termination.

     (g) BCo and PCo each agree that the agreements contained in Sections 6.4(a) through 6.4(f) are an integral part of the transactions contemplated by this Agreement. If either party fails to promptly pay the other party any fee due under such Sections 6.4(a) through 6.4(f), it shall pay the other party's costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Canadian Imperial Bank of Commerce from the date such fee was first due.

                                   ARTICLE 7
                             ADDITIONAL AGREEMENTS

     BCo and PCo each agree to take the following actions after the execution of this Agreement.

7.1 MEETINGS

     PCo and BCo shall each duly call a meeting of its securityholders entitled to vote to be held within 45 days after the SEC has indicated that it has no further comments on the Joint Proxy Statement for the purpose of (a) in the case of PCo, voting upon the Plan of Arrangement and the transactions contemplated hereby and thereby; and (b) in the case of BCo, voting upon a proposal to approve the issuance of such number of shares of BCo Common Stock as are necessary to consummate the Arrangement including those issuable on the exchange of the Exchangeable Shares, and each shall, through its board of directors, recommend to its securityholders in the Joint Proxy Statement approval of such matters and shall coordinate and cooperate with respect to the timing of such meetings. Each party may only change such recommendation in the event that the board of directors of such party concludes, in good faith, after receiving the written advice of outside counsel that such action is necessary for the board of directors to act in a manner consistent with its fiduciary duty. The meetings of securityholders of PCo and BCo will be called for the same day at such times as will result in the completion of the BCo Stockholders Meeting prior to the commencement of the PCo Shareholders Meeting.

7.2 THE CLOSING

     Subject to the termination of this Agreement as provided in Article 6, the Closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Bennett Jones, 4500 Bankers Hall East, 855 - 2nd Street S.W., Calgary, Alberta, T2P 4K7 on a date (the "Closing Date") and at a time to be mutually agreed upon by the parties, which date shall be no later than the first business day after all conditions to Closing set forth herein shall have been satisfied or waived, unless another place, time and date is mutually selected by PCo and BCo. Each of BCo and PCo hereby agree to use their reasonable best efforts to cause their respective Canadian and United States legal counsel to render opinions, dated as of the Effective Date, in respect of such matters related to the transactions contemplated by this Agreement and the Arrangement as may be reasonably requested by the other party. Concurrently with the Closing, the Plan of Arrangement will be filed with the Registrar under the ABCA.

7.3 ANCILLARY DOCUMENTS/RESERVATION OF SHARES

     (a) Provided all other conditions of this Agreement have been satisfied or waived, PCo shall, on the Closing Date, file Articles of Arrangement pursuant to Section 186 of the ABCA to give effect to the Plan of Arrangement.

     (b)   On the Effective Date:

        (i) BCo and BCo Sub shall execute and deliver a Support Agreement containing the terms and conditions set forth in Exhibit C, together with such other terms and conditions as may be agreed to by the parties hereto acting reasonably; and

        (ii) BCo, BCo Sub and a Canadian trust company to be mutually agreeable to BCo and PCo, acting reasonably, shall execute and deliver a Voting and Exchange Trust Agreement containing the terms and conditions set forth in Exhibit D, together with such other terms and conditions as may be agreed to by the parties hereto acting reasonably.

     (c) On or before the Effective Date, BCo will reserve for issuance such number of shares of BCo Common Stock as shall be necessary to give effect to the exchanges of options contemplated hereby.

7.4 EXCHANGE OF OPTIONS

     Promptly after the Effective Time, BCo will notify in writing each holder of a PCo Option of the exchange of such PCo Option for an option to purchase BCo Common Stock in accordance with the Plan of Arrangement.

7.5 INDEMNIFICATION AND RELATED MATTERS

     (a) BCo agrees that all rights to indemnification existing in favor of the present or former directors and officers of PCo (as such) or any of the PCo Subsidiaries or present or former directors and officers (as such) of PCo or any of the PCo Subsidiaries serving or who served at PCo's or any of the PCo Subsidiaries' request as a director, officer, employee, agent or representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (each such present or former director or officer of PCo or any of the PCo Subsidiaries, an "Indemnified Party"), as provided by contract or in PCo's charter or bylaws or similar documents of any of the PCo Subsidiaries in effect as of the date hereof with respect to matters occurring prior to the Effective Time, shall survive and shall continue in full force and effect and without modification for a period of not less than the statutes of limitations applicable to such matters.

     (b) From and after the Effective Time, BCo and PCo, jointly and severally, shall and BCo shall cause PCo to indemnify and hold harmless to the fullest extent permitted under the ABCA, each Indemnified Party against any costs and expenses (including reasonable attorney's fees), judgments, fines, losses, claims and damages and liabilities, and amounts paid in settlement thereof with the consent of the indemnifying party, such consent not to be unreasonably withheld, in connection with any actual or threatened claim, action, suit, proceeding or investigation that is based on, or arises out of, the fact that such person is or was a director or officer of PCo or any PCo Subsidiary (including without limitation with respect to any of the transactions contemplated hereby or the Arrangement) or who is serving or who served at PCo's or any of the PCo Subsidiaries' request as a director, officer, employee, agent or representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. In the event of any such claim, action, suit, proceeding or investigation, BCo shall cause PCo to pay the reasonable fees and expenses of counsel in advance of the final disposition of any such claim, action, suit, proceeding or investigation to the fullest extent permitted by law subject to the limitations imposed by the ABCA. Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Parties, (i) the Indemnified Parties may retain counsel reasonably satisfactory to BCo and, subject to limitations imposed by the ABCA, PCo shall (or BCo shall cause PCo to) pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; and (ii) BCo will use all reasonable efforts to assist in the defense of such matter; provided, however, that neither PCo nor BCo shall be liable for any settlement effected without its prior written consent which shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 7.5(b), upon learning of any such claim, action, suit, proceeding or investigation, shall notify BCo (but the failure to so notify shall not relieve a party from any liability which it may have under this Section 7.5 (b) unless such failure results in actual prejudice to such party and then only to the extent of such prejudice). The Indemnified Parties as a group may retain only one law firm in any jurisdiction to represent them with respect to each such matter unless such counsel determines that there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties, in which event additional counsel may be required to be retained by the Indemnified Parties.

     (c) Subject to limitations imposed by the ABCA, provided the Arrangement becomes effective, PCo shall (or BCo shall cause PCo to) pay all expenses, including reasonable attorney's fees, as the same may be incurred by any Indemnified Parties in any action by any Indemnified Party or parties seeking to enforce the indemnity or other obligations provided for in this Section 7.5; provided, however, that PCo will be entitled to reimbursement for any advances made under this Section 7.5 to any Indemnified Party who ultimately proves unsuccessful in enforcing the indemnity as finally determined by a non-appealable judgment in a court of competent jurisdiction, and payment of such expenses in advance of the final disposition of the action shall be made only upon receipt of any undertaking by the Indemnified Party to reimburse all amounts advanced if such action ultimately proves unsuccessful.

     (d) Provided the Arrangement becomes effective, for a period of six years after the Effective Date, BCo shall continue in effect director and officer liability insurance for the benefit of the Indemnified Parties in such amounts, and with such deductibles, retained amounts, coverages and exclusions as PCo provides for its own directors and officers at the date hereof.

     (e) This Section 7.5, which shall survive the consummation of this Agreement and the Arrangement, is intended to benefit each person or entity indemnified hereunder.

7.6 AFFILIATE AGREEMENTS

     PCo will use its reasonable best efforts to have its Affiliates sign and deliver to BCo the PCo Affiliate Agreements in the form of Exhibit E concurrently with the execution hereof. BCo will use its reasonable best efforts to have its Affiliates sign and deliver to BCo the BCo Affiliate Agreements in the form of Exhibit F concurrently with the execution hereof. For purposes of this Agreement, an "Affiliate" shall have the meaning referred to in SEC Accounting Series Releases 130 and 135 and in Rule 145 under the Securities Act. In the event that either BCo or PCo does not succeed in getting its respective Affiliates to sign and deliver the Affiliate Agreements, such party shall continue to use its reasonable best efforts to have its Affiliates sign and deliver the Affiliate Agreements.

                                   ARTICLE 8
                                 MISCELLANEOUS

8.1 NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     All representations and warranties of the parties contained in this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of the parties to this Agreement, until the earlier of the valid termination of this Agreement or the Closing Date, whereupon such representations and warranties will expire and be of no further force or effect. All agreements and covenants of the parties shall survive the Closing Date, except as otherwise set forth in this Agreement.

8.2 NOTICES

     All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by recognized overnight courier, by facsimile (receipt confirmed) or mailed by certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a) if to BCo to: Burlington Resources Inc., 5051 Westheimer, Suite 1400, Houston, Texas, 77056, Attention: F.J. Plaeger, II, Vice President and General Counsel, Facsimile No. 713-624-9569, with required copies to Bennett Jones, 4500 Bankers Hall East, 855 - 2nd Street S.W., Calgary, Alberta, T2K 4K7, Attention:
C.P. Spitznagel, Facsimile No. 403-265-7219.

     (b) if to PCo to: Poco Petroleums Ltd., 3700 Bow Valley Square IV, 250 - 6th Avenue S.W., Calgary, Alberta, T2P 3H7, Attention: President, Facsimile No. 403-260-8002, with required copies to Burnet, Duckworth & Palmer, 1400, 350 - 7th Avenue S.W., Calgary, Alberta, T2P 3N9, Attention: Grant Zawalsky, Facsimile No. 403-260-0332.

8.3 INTERPRETATION

     When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used therein shall be deemed in each case to be followed by the words "without limitation." Any references in this Agreement to "the date hereof" refers to the date of execution of this Agreement. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

8.4 SEVERABILITY

     If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable in any jurisdiction, the remainder hereof, and the application of such provision to such person or circumstance in any other jurisdiction or to other persons or circumstances in any jurisdiction, shall not be affected thereby, and to this end the provisions of this Agreement shall be severable.

8.5 COUNTERPARTS

     This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to each of the other parties, it being understood that all parties need not sign the same counterpart.

8.6 MISCELLANEOUS

     This Agreement, which includes the PCo Disclosure Letter, the BCo Disclosure Letter and the Exhibits hereto and the Confidentiality Agreement dated July 30, 1999 between BCo and PCo, and any other documents referred to herein or contemplated hereby (a) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder (except that Section 7.5 is for the benefit of PCo's directors and officers and is intended to confer rights on such persons); and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

8.7 GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta (regardless of the laws that might otherwise govern under applicable principles of conflicts of law) as to all matters, including without limitation validity, construction, effect, performance and remedies.

8.8 AMENDMENT AND WAIVERS

     Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby which writing expressly refers to this Agreement and the operation of the provisions of this Section 8.8. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. This Agreement may be amended by the parties hereto at any time before or after approval of the PCo securityholders, or the BCo stockholders, but, after such approval, no amendment will be made which by applicable law requires the further approval of the PCo securityholders or the BCo stockholders without obtaining such further approval.

8.9 EXPENSES

     Except as otherwise provided herein, each party will bear its respective expenses and legal fees incurred with respect to this Agreement and the transactions contemplated hereby.

8.10 FURTHER ASSURANCES

     Each of the parties hereto will from time to time execute and deliver all such further documents and instruments and do all such acts and things as the other parties may reasonably require to effectively carry out or better evidence or perfect the terms and provisions of this Agreement. The parties agree to amend the structure of the transactions contemplated hereby if necessary to have the transactions treated as "pooling of interests" under United States generally accepted accounting principles, provided that any such amendment will not have an adverse effect on each party.

     IN WITNESS WHEREOF, BCo and PCo have caused this Agreement to be signed by their respective officers thereunder duly authorized, all as of the date first written above.

                                          BURLINGTON RESOURCES INC.

                                          Per:     /s/ BOBBY S. SHACKOULS
                                            ------------------------------------
                                            Chairman, President and Chief
                                               Executive Officer

                                          POCO PETROLEUMS LTD.

                                          Per:      /s/ CRAIG W. STEWART
                                            ------------------------------------
                                            President and Chief Executive
                                               Officer

                                          Per:      /s/ JOHN W. FERGUSON
                                            ------------------------------------
                                            Vice President and Chief Financial
                                               Officer

                                    ANNEX C

                                 INTERIM ORDER

                    IN THE COURT OF QUEEN'S BENCH OF ALBERTA

                          JUDICIAL DISTRICT OF CALGARY

IN THE MATTER OF Section 186 of the Business Corporations Act (Alberta), being Chapter B-15, of the Statutes of Alberta, 1981, as amended;

AND IN THE MATTER OF an Arrangement proposed by Poco Petroleums Ltd., involving Poco Petroleums Ltd., its shareholders and optionholders, Burlington Resources Canada Inc. and Burlington Resources Inc.


BEFORE THE HONOURABLE                            )          AT THE COURT HOUSE, IN THE CITY OF
JUSTICE S.J. LoVECCHIO                           )          CALGARY, IN THE PROVINCE OF ALBERTA ON
IN CHAMBERS                                      )          WEDNESDAY, THE 13TH OF OCTOBER, 1999.
                                                 )


                                 INTERIM ORDER

     UPON the application by Petition of Poco Petroleums Ltd. ("Poco") pursuant to Section 186 of the Business Corporations Act (Alberta);

     AND UPON reading the said Petition, and the Affidavit of Kevan S. King, Vice President, General Counsel and Secretary of Poco, and the documents referred to therein, filed;

     AND UPON it appearing that notice of this application has been given to the Executive Director of the Alberta Securities Commission;

     AND UPON hearing counsel for Poco and counsel for Burlington Resources Inc. ("Burlington") and Burlington Resources Canada Inc. ("BR Canada");

     IT IS HEREBY ORDERED THAT:


1. Poco shall convene a special meeting (the "Poco Meeting") of the holders of its issued and outstanding common shares (the "Common Shares") and options to purchase Common Shares (the "Options") to consider, and if deemed advisable, to pass, with or without variation, a resolution (the "Poco Arrangement Resolution") to approve a proposed Plan of Arrangement (the "Plan of Arrangement") involving Poco, its said holders of Common Shares (the "Shareholders") and Options (the "Optionholders"), BR Canada and Burlington, a true copy of which Plan of Arrangement in its substantially final form is included as Annex D to Exhibit "A" to the Affidavit of Kevan
     S. King sworn the 11th day of October, 1999.


2. The Poco Meeting shall be called, held and conducted in accordance with the Business Corporations Act (Alberta) (the "ABCA") and the Articles and the By-laws of Poco subject to what may be provided hereafter.


3. The only persons entitled to notice of the Poco Meeting shall be the registered Shareholders and the Optionholders as they may appear on the records of Poco as at the close of business on the 13th day of October, 1999, the directors and auditors of Poco, the Registrar of Corporations under the ABCA and the Alberta Securities Commission, and the only persons entitled to be represented and to vote at the Poco Meeting, either in person or by proxy, shall be such Shareholders and Optionholders, subject to the provisions of Section 132 of the ABCA.

4. Poco shall send the Notice of the Special Meeting of Shareholders and Optionholders, Notice of Petition, and Joint Management Information Circular and Proxy Statement (the "Proxy Circular") in substantially the form contained in Exhibit "A" to the Affidavit of Kevan S. King, with such amendments thereto as counsel for Poco may advise are necessary or desirable, provided that such amendments are not inconsistent with the terms of this Order, to the Shareholders, to the Optionholders, to the directors and auditors of Poco, the Registrar of Corporations under the ABCA and to the Alberta Securities Commission by mailing the same by prepaid ordinary mail, or by sending the same by direct courier at the expense of Poco, to such persons at least 21 days prior to the date of the Poco Meeting, excluding the date of mailing or sending by courier and excluding the date of the Poco Meeting. Such mailing or sending by courier shall constitute good and sufficient service of notice of the Petition, the Poco Meeting and the hearing in respect of the Petition.


5. The accidental omission to give notice of the Poco Meeting, or the non-receipt of such notice by one or more of the persons specified in paragraph 4 hereof, shall not invalidate any resolution passed or proceedings taken at the Poco Meeting.

6. Each Common Share and each Option shall be entitled to one vote on each matter to be acted upon at the Poco Meeting. The majority required to pass the Poco Arrangement Resolution shall be not less than two-thirds of the aggregate votes cast by the Shareholders and the Optionholders (present in person or by proxy), voting together as a single class, in respect of the Poco Arrangement Resolution at the Poco Meeting.

7. The Shareholders who are registered Shareholders, and the Optionholders, shall have the right to dissent from the Poco Arrangement Resolution in accordance with the provisions of Section 184 of the ABCA, as modified hereby, and to be paid the fair value of their Common Shares, or Options, provided that:

     (a) notwithstanding subsection 184(5) of the ABCA, the written objection to the Poco Arrangement Resolution referred to in subsection 184(5) of the ABCA which is required to be sent to Poco must be received by the Vice President, General Counsel and Secretary of Poco or the chairman of the Poco special meeting at or before the Poco special meeting; and

     (b) the holders exercising such right of dissent otherwise comply with the requirements of Section 184 of the ABCA.


8. Upon approval of the Plan of Arrangement at the Poco Meeting in the manner set forth in this Order, Poco may apply before this Court for approval of the Plan of Arrangement, which application (the "Final Application") shall be heard by this Honourable Court at the Court House, 611 - 4th Street S.W., in the City of Calgary, on the 18th day of November, 1999 at 1:00 p.m. or so soon thereafter as counsel may be heard.



9. Any Shareholder, Optionholder and any other interested person may appear on the application for the approval of the Arrangement, provided that such holder or person shall file with this Court and serve on the solicitors for Poco on or before November 10, 1999, a Notice of Intention to Appear setting out the address for service in respect of such holder or person, and indicating whether such holder or person intends to support or oppose the application or make submissions thereat together with any evidence or materials which are to be presented to this Court, such Notice of Appearance to be effected by delivery, at the addresses set forth below:


          Burnet Duckworth & Palmer
          1400 First Canadian Centre
          350 - 7th Avenue S.W.
          Calgary, Alberta
          T2P 3N9
          Attention: Daniel J. McDonald, Q.C.

10. In the event the Final Application is adjourned, only those persons who have filed and served a Notice of Appearance shall be served with notice of the adjourned date.

11. Poco shall be entitled at any time to seek leave to vary this Order.


                                          (signed) S. J. LOVECCHIO


                                          --------------------------------------
                                          J.C.Q.B.A.


ENTERED this 13th day of October, 1999.



(signed) JAMES MCLAUGHLIN

---------------------------------------------------------
Clerk of the Court of Queen's Bench
of Alberta

ACTION NO: 9901-16146                                           October 13, 1999


          ------------------------------------------------------------

                         IN THE COURT OF QUEEN'S BENCH
                                   OF ALBERTA
                          JUDICIAL DISTRICT OF CALGARY

          ------------------------------------------------------------

IN THE MATTER OF Section 186 of the Business Corporations Act (Alberta), being Chapter B-15, of the Statutes of Alberta, 1981, as amended;

AND IN THE MATTER OF an Arrangement proposed by Poco Petroleums Ltd., involving Poco Petroleums Ltd., its shareholders and optionholders, Burlington Resources Canada Inc. and Burlington Resources Inc.

          ------------------------------------------------------------

                                 INTERIM ORDER

          ------------------------------------------------------------

                           BURNET DUCKWORTH & PALMER
                           Barristers and Solicitors
                           1400 First Canadian Centre
                             350 - 7th Avenue S.W.
                                CALGARY, Alberta
                                    T2P 3N9
                       Daniel J. McDonald, Q.C. 260-0100

                                    ANNEX D

                              PLAN OF ARRANGEMENT

                                   EXHIBIT A
                              PLAN OF ARRANGEMENT
                               UNDER SECTION 186
                   OF THE BUSINESS CORPORATIONS ACT (ALBERTA)
                 INVOLVING AND AFFECTING POCO PETROLEUMS LTD.,
                  THE HOLDERS OF ITS COMMON SHARES AND OPTIONS

                                   ARTICLE 1
                                 INTERPRETATION
1.1 DEFINITIONS

     In this Plan of Arrangement unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

     "ABCA" means the Business Corporations Act (Alberta), as amended;

     "Arrangement" means the arrangement under section 186 of the ABCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments thereto made (i) in accordance with Section 8.8 of the Combination Agreement, (ii) in accordance with Section 6.1 hereof or (iii) at the direction of the Court in the Final Order;

     "Arrangement Resolution" means the special resolution passed by the Shareholders and the Optionholders at the Meeting;

     "Automatic Redemption Date" has the meaning provided in the Exchangeable Share Provisions;

     "Average Closing Price" means the average closing sales price per share (computed and rounded to the third decimal point) of shares of BCo Common Stock on the NYSE during the period of 10 consecutive trading days ending on the last trading day prior to the Effective Date;

     "BCo" has the meaning provided in the Exchangeable Share Provisions;

     "BCo Common Stock" has the meaning provided in the Exchangeable Share Provisions;

     "BCo Sub" means Burlington Resources Canada Inc., a corporation organized and existing under the laws of Alberta and any successor corporation;

     "Business Day" has the meaning provided in the Exchangeable Share
Provisions;

     "Combination Agreement" means the amended and restated combination agreement by and among BCo and PCo dated effective as of August 16, 1999, as further amended and restated from time to time, providing for, among other things, this Plan of Arrangement and the Arrangement;

     "Court" means the Court of Queen's Bench of Alberta;

     "Depositary" means CIBC Mellon Trust Company at its principal transfer offices in Calgary, Alberta and Toronto, Ontario;

     "Dissent Procedures" has the meaning provided in Section 3.1;

     "Effective Date" means the date shown on the certificate of arrangement issued by the Registrar under the ABCA giving effect to the Arrangement;

     "Effective Time" means 12:01 a.m. (Calgary time) on the Effective Date;

     "Exchange Ratio" means the ratio of 0.250 Exchangeable Shares for each whole PCo Common Share, subject to adjustment as provided herein and in accordance with the Combination Agreement;

     "Exchangeable Share Provisions" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares;

     "Exchangeable Shares" means the Exchangeable Shares in the capital of BCo Sub;

     "Final Order" means the final order of the Court approving the Arrangement, as such order may be amended by the Court at any time and from time to time prior to the Effective Time;

     "Interim Order" means the interim order of the Court in relation to the Arrangement, as such order may be amended by the Court at any time and from time to time;

     "ITA" means the Income Tax Act (Canada), as amended;

     "Measurement Period" means the period of 10 consecutive trading days ending on the second trading day prior to the date of the Meeting;

     "Meeting" means the special meeting of the Shareholders and of the Optionholders to be held to consider this Plan of Arrangement;

     "NYSE" means the New York Stock Exchange;

     "Options" means all options to purchase PCo Common Shares outstanding as at the Effective Date, including all options outstanding under PCo's stock option plan;

     "Optionholders" means holders of Options;

     "PCo" means Poco Petroleums Ltd., a corporation organized and existing under the ABCA;

     "PCo Common Shares" means the common shares in the capital of PCo;

     "Proxy Statement" means the Joint Management Information Circular and Proxy Statement of BCo and PCo prepared in connection with the Arrangement;

     "Shareholders" means holders of PCo Common Shares;

     "Transfer Agent" means the duly appointed transfer agent for the time being of the Exchangeable Shares, and, if there is more than one such transfer agent, then the principal Canadian transfer agent;

     "Voting and Exchange Trust Agreement" means the agreement so entitled between BCo, BCo Sub and the Trustee named therein to be dated as of the Effective Date and provided for in the Combination Agreement; and

     "Voting Share" has the meaning ascribed to such term in the Voting and Exchange Trust Agreement.

1.2 SECTIONS, HEADINGS AND APPENDIXES

     The division of this Plan of Arrangement into sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Plan of Arrangement. Unless otherwise indicated, any reference in this Plan of Arrangement to a section or an Appendix refers to the specified section of or Appendix to this Plan of Arrangement. The Appendixes are incorporated herein and are an integral part hereof.

1.3 NUMBER, GENDER AND PERSONS

     In this Plan of Arrangement, unless the context otherwise requires, words importing the singular number include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, bodies corporate, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.

1.4 DATE FOR ANY ACTION

     In the event that any date on or by which any action is required or permitted to be taken hereunder is not a Business Day, such action shall be required or permitted to be taken on or by the next succeeding day which is a Business Day.

1.5 CURRENCY

     Unless otherwise expressly stated herein, all references to currency and payments in cash or money in this Plan of Arrangement are to United States dollars.

1.6 STATUTORY REFERENCES

     Any reference in this Plan of Arrangement to a statute includes such statute as amended, consolidated or re-enacted from time to time, all regulations made thereunder, all amendments to such regulations from time to time, and any statute or regulation which supersedes such statute or regulations.

                                   ARTICLE 2
                                  ARRANGEMENT

2.1 ARRANGEMENT

     At the Effective Time, the following transactions shall occur and shall be deemed to occur in the following order without any further act or formality:

     (a) each of the outstanding PCo Common Shares (other than PCo Common Shares held by Shareholders who have exercised their right of dissent in accordance with Article 3 hereof and are ultimately entitled to be paid the fair value of its PCo Common Shares) will, without any further action on behalf of the holders of such PCo Common Shares, be transferred to BCo Sub in consideration for a number of shares of Exchangeable Shares determined in accordance with the Exchange Ratio. Each such holder of PCo Common Shares will receive only a whole number of Exchangeable Shares resulting from the transfer of such holder's PCo Common Shares to BCo Sub. In lieu of fractional Exchangeable Shares, each holder of a PCo Common Share who otherwise would be entitled to receive such fractional share shall be paid by BCo Sub an amount determined in accordance herewith in full satisfaction of such fractional entitlement;

     (b) upon the transfer of shares referred to in Section 2.1(a) above: (i) each holder of a PCo Common Share shall cease to be such a holder, shall have his name removed from the register of holders of PCo Common Shares and shall become a holder of the number of fully paid Exchangeable Shares to which he is entitled as a result of the transfer of shares referred to in Section 2.1(a) and such holder's name shall be added to the register of holders of such securities accordingly; and (ii) BCo Sub shall become the legal and beneficial owner of all of the PCo Common Shares so transferred;

     (c) holders of PCo Common Shares who are residents of Canada for the purposes of the ITA and who receive Exchangeable Shares under Section 2.1(a) shall be entitled to make an income tax election pursuant to subsection 85(1) of the ITA with respect to the transfer of their PCo Common Shares to BCo Sub by providing two signed copies of the necessary election forms to BCo Sub within 90 days following the Effective Date, duly completed with the details of the number of shares transferred and the applicable agreed amounts for the purposes of such elections. Thereafter, subject to the election forms complying with the provisions of the ITA, the forms will be signed by BCo Sub and returned to such holders of PCo Common Shares for filing with Revenue Canada, Customs, Excise and Taxation;

     (d) BCo shall issue to and deposit with the Depository the Voting Share, in consideration of the payment to BCo of US $1, to be hereafter held of record by the Depository as trustee for and on behalf of, and for the use and benefit of, the holders of the Exchangeable Shares, in accordance with the Voting and Exchange Trust Agreement; and

     (e) each of the then outstanding Options (other than Options held by holders who have exercised their rights of dissent in accordance with Section
3.1 hereof and who are ultimately entitled to be paid the fair value for such Options) will, without any further action on the part of any Optionholder: (i) vest in accordance with the terms and conditions of PCo's stock option plan; and
(ii) be converted into an option to purchase the number of shares of BCo Common Stock determined by multiplying the number of PCo Common Shares subject to such Option at the Effective Time by the Exchange Ratio, at an exercise price per share of BCo Common Stock equal to the exercise price per share of such Option immediately prior to the Effective Time divided by the Exchange Ratio, and expressed in U.S. dollars. For the purposes of determining the exercise price per share of BCo Common Stock, the exercise price per share of PCo Common Shares subject to such Option shall be adjusted using the Canadian dollar exchange rate based upon the average of the noon buying rate expressed to the fourth decimal place for each of the trading days in the Measurement Period, as reported by the Federal Reserve Bank of

New York. If the foregoing calculation results in a converted Option being exercisable for a fraction of a share of BCo Common Stock, then the number of shares of BCo Common Stock subject to such Option will be rounded down to the nearest whole number of shares, and the exercise price per whole share of BCo Common Stock will be as determined above. The obligations of PCo under the Options as so converted shall be assumed by BCo and BCo shall be substituted for PCo under, and as sponsor of, PCo's stock option plan. Except as provided in this paragraph (e), the term and all other terms and conditions of the Options in effect immediately prior to giving effect to the Arrangement shall govern the Options.

2.2 ALLOCATION OF CONSIDERATION

     The sole consideration to be received by the holders of PCo Common Shares for the transfer of such shares to BCo Sub contemplated in Section 2.1(a) shall be the Exchangeable Shares issued in connection with such transfer as contemplated in Section 2.1(a) and all other rights and benefits received by the holders of PCo Common Shares in connection with the consummation of the Arrangement shall be in consideration of the grant by such holders to BCo of BCo's rights in respect of the Exchangeable Shares and the other consideration received by BCo from the holders of PCo Common Shares (excluding the PCo Common Shares).

                                   ARTICLE 3
                               RIGHTS OF DISSENT

3.1 RIGHTS OF DISSENT

     Registered Shareholders and Optionholders may exercise rights of dissent with respect to their PCo Common Shares or Options pursuant to and in the manner set forth in section 184 of the ABCA (as modified by the Interim Order) and this
Section 3.1 (the "Dissent Procedures") in connection with the Arrangement, and holders who duly exercise such rights of dissent and who:

     (a) are ultimately entitled to be paid fair value for the PCo Common Shares or Options shall be deemed to have transferred such PCo Common Shares or Options to PCo for cancellation on the Effective Date; or

     (b) are ultimately not entitled, for any reason, to be paid the fair value for their PCo Common Shares or Options shall be deemed to have participated in the Arrangement on the same basis as any nondissenting Shareholder or Optionholder, as the case may be, but in no case shall PCo be required to recognize such holders as Shareholders or Optionholders on and after the Effective Date, and the names of such persons shall be deleted from the registers of Shareholders or Optionholders on the Effective Date.

                                   ARTICLE 4
                       CERTIFICATES AND FRACTIONAL SHARES

4.1 ISSUANCE OF CERTIFICATES REPRESENTING EXCHANGEABLE SHARES

     At or promptly after the Effective Time, BCo Sub shall deposit with the Depositary, for the benefit of the Shareholders who exchanged their PCo Common Shares pursuant to the Arrangement, certificates representing the Exchangeable Shares issued pursuant to the Arrangement upon the exchange. Upon surrender to the Depositary of a certificate which immediately prior to the Effective Time represented outstanding PCo Common Shares, together with such other documents and instruments as are required to effect the transfer of the shares formerly represented by such certificate under the ABCA and the by-laws of PCo and such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall forthwith deliver to such holder, a certificate representing that number (rounded down to the nearest whole number) of Exchangeable Shares which such holder has the right to receive pursuant to the Arrangement (together with any dividends or distributions with respect thereto pursuant to Section 4.2 and any cash in lieu of fractional Exchangeable Shares pursuant to Section 4.3), and any certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of PCo Common Shares which is not registered in the transfer records of PCo, a certificate representing the proper number of Exchangeable Shares (together with any dividends or distributions with respect thereto pursuant to Section 4.2 and any cash in lieu of fractional Exchangeable Shares pursuant to Section 4.3) shall be delivered to a transferee if the certificate representing such PCo Common Shares is presented to the Depositary, accompanied by all documents required to evidence and effect such transfer. Until surrendered as contemplated by this Section 4.1, each certificate which immediately prior to the Effective Time represented outstanding PCo Common Shares shall be deemed at any time after the Effective Time, but subject to Section 4.5, to represent only the right to receive upon such surrender (a) the certificate representing Exchangeable Shares as contemplated by this Section 4. 1, (b) a cash payment in lieu of any fractional Exchangeable Shares as contemplated by Section 4.3 and (c) any dividends or distributions with a record date after the Effective Time theretofore paid or payable with respect to Exchangeable Shares as contemplated by Section 4.2.

4.2 DIVIDENDS AND OTHER DISTRIBUTIONS

     No dividends or other distributions declared or made after the Effective Time with respect to the Exchangeable Shares with a record date after the Effective Time shall be paid to the holder of any formerly outstanding PCo Common Shares which were not exchanged pursuant to Section 2.1, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 4.3 (and no interest will be earned and payable thereon), unless and until the certificate representing such PCo Common Shares shall be surrendered in accordance with Section 4.1. Subject to applicable law and to Section 4.5, at the time of such surrender of any such certificate (or, in the case of clause
(c) below, at the appropriate payment date), there shall be paid to the holder of the Exchangeable Shares resulting from such exchange, in all cases without interest, (a) the amount of any cash payable in lieu of a fractional Exchangeable Share to which such holder is entitled pursuant to Section 4.3, (b) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such Exchangeable Shares, and
(c) the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such Exchangeable Shares.

4.3 NO FRACTIONAL SHARES

     No certificates or scrip representing fractional Exchangeable Shares shall be issued upon the surrender for exchange of certificates pursuant to Section 4.1, and such fractional interests shall not entitle the owner thereof to vote or to possess or exercise any rights as a security holder of BCo Sub. In lieu of any such fractional interests, each person entitled thereto will receive an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (a) such fractional interest, multiplied by (b) the Average Closing Price, such amount to be provided to the Depositary by BCo Sub upon request.

4.4 LOST CERTIFICATES

     If any certificate which immediately prior to the Effective Time represented outstanding PCo Common Shares which were exchanged pursuant to
Section 2.1 has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, certificates representing Exchangeable Shares (together with any dividends or distributions with respect thereto pursuant to Section 4.2 and any cash in lieu of fractional Exchangeable Shares pursuant to Section 4.3) deliverable in respect thereof as determined in accordance with Section 2.1. When seeking such certificate and payment in exchange for any lost, stolen or destroyed certificate, the person to whom certificates representing Exchangeable Shares are to be issued shall, as a condition precedent to the issuance thereof, give a bond satisfactory to BCo Sub, BCo and the Transfer Agent, as the case may be, in such sum as BCo Sub may direct or otherwise indemnify BCo Sub, BCo and the Transfer Agent in a manner satisfactory to BCo Sub, BCo and the Transfer Agent against any claim that may be made against BCo Sub, BCo or the Transfer Agent with respect to the certificate alleged to have been lost, stolen or destroyed.

4.5 EXTINGUISHMENT OF RIGHTS

     Any certificate which immediately prior to the Effective Time represented outstanding PCo Common Shares which were exchanged pursuant to Section 2.1 and has not been deposited, with all other instruments required by Section 4.1, on or prior to the tenth anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature as a Shareholder or a holder of Exchangeable Shares or shares of BCo Common Stock. On such date, the Exchangeable Shares (and any dividends or distributions with respect thereto and any cash pursuant to Section 4.3) to which the former registered holder of the certificate referred to in the preceding sentence was ultimately entitled (or, if the Automatic Redemption Date has occurred, the resulting shares of BCo Common Stock) shall be deemed to have been surrendered to BCo Sub (or, in the event that the Automatic Redemption Date has occurred, BCo), together with all entitlements to dividends, distributions, cash and interest thereon held for such former registered holder, for no consideration and such shares shall thereupon be canceled and the name of the former registered holder shall be removed from the register of holders of such shares.

                                   ARTICLE 5
                                   AMENDMENT

5.1 PLAN OF ARRANGEMENT AMENDMENT

     PCo reserves the right to amend, modify and/or supplement this Plan of Arrangement from time to time at any time prior to the Effective Time provided that any such amendment, modification or supplement must be contained in a written document that is (a) agreed to by BCo and BCo Sub, (b) filed with the Court and, if made following the Meeting, approved by the Court and (c) communicated to Shareholders and Optionholders in the manner required by the Court (if so required).

     Any amendment, modification or supplement to this Plan of Arrangement may be proposed by PCo at any time prior to or at the Meeting (provided that BCo and BCo Sub shall have consented thereto) with or without any other prior notice or communication, and if so proposed and accepted by the persons voting at the Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

     Any amendment, modification or supplement to this Plan of Arrangement which is approved by the Court following the Meeting shall be effective only (a) if it is consented to by PCo, (b) if it is consented to by BCo and BCo Sub and (c) if required by the Court or applicable law, it is consented to by the Shareholders, Optionholders or the holders of Exchangeable Shares, as the case may be.

                                    ANNEX E

                       SHARE CAPITAL AND OTHER PROVISIONS

                                   EXHIBIT B

                       SHARE CAPITAL AND OTHER PROVISIONS
           TO BE INCLUDED IN THE ARTICLES OF INCORPORATION OF BCO SUB

                                A. SHARE CAPITAL
                   PROVISIONS ATTACHING TO THE COMMON SHARES

     The common shares ("Common Shares") in the capital of the Corporation shall have attached thereto the following rights, privileges, restrictions and conditions:

DIVIDENDS

     Subject to the prior rights of the Exchangeable Shares and any other shares ranking prior to the Common Shares, holders of Common Shares have a right to receive dividends when declared by the Board of Directors out of property of the Corporation legally available therefor.

LIQUIDATION

     Subject to the prior rights of the Exchangeable Shares and any other shares ranking prior to the Common Shares, the holders of Common Shares shall, upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of the assets of the Corporation for the purpose of winding-up its affairs, be entitled to receive the remaining property and assets of the Corporation.

VOTING

     The holders of the Common Shares shall be entitled to receive notice of and to attend all meetings of shareholders (other than separate meetings of other classes or series of shares), and shall be entitled to one vote for each Common Share held.

                PROVISIONS ATTACHING TO THE EXCHANGEABLE SHARES

     The Exchangeable Shares in the capital of the Corporation shall have the following rights, privileges, restrictions and conditions:

                                   ARTICLE 1
                                 INTERPRETATION

1.1 FOR THE PURPOSES OF THESE RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS:

     "Act" means the Business Corporations Act (Alberta), as amended, consolidated or reenacted from time to time.

     "Aggregate Equivalent Vote Amount" means, with respect to any matter, proposition or question on which holders of BCo Common Stock are entitled to vote, consent or otherwise act, the product of (i) the number of Exchangeable Shares then issued and outstanding and held by holders (other than BCo and its Subsidiaries) multiplied by (ii) the number of votes to which a holder of one share of BCo Common Stock is entitled with respect to such matter, proposition or question.

     "Automatic Redemption Date" means the date for the automatic redemption by the Corporation of Exchangeable Shares pursuant to Article 7 of these share provisions, which date shall be the first to occur of (a) the date, if any, selected pursuant to this clause (a) by the Board of Directors of the Corporation, such date to be no earlier than the fifth anniversary of the Effective Date of the Arrangement, (b) the date selected by the Board of Directors of the Corporation (such date to be no earlier than the third anniversary of the Effective Date of the Arrangement) at a time when less than 10% of the number of Exchangeable Shares issuable on the Effective Date (other than Exchangeable Shares held by BCo and its Subsidiaries, and as such number of shares
                                       E-1
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may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or stock dividend on the Exchangeable Shares, any issuance or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into or carrying rights to acquire Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction involving or affecting the Exchangeable Shares) are outstanding, (c) the Business Day prior to the record date for any meeting or vote of the shareholders of the Corporation to consider any matter on which the holders of Exchangeable Shares would be entitled to vote as shareholders of the Corporation, but excluding any meeting or vote as described in clause (d) below,
(d) the Business Day following the day on which the holders of Exchangeable Shares fail to take the necessary action at a meeting or other vote of holders of Exchangeable Shares, if and to the extent such action is required, to approve or disapprove, as applicable, any change to, or in the rights of the holders of, Exchangeable Shares, if the approval or disapproval, as applicable, of such change would be required to maintain the economic and legal equivalence of the Exchangeable Shares and the BCo Common Stock or (e) the date on which the share purchase rights issued pursuant to the Rights Agreement, dated as of December 16, 1998, between BCo and BankBoston, N.A. (or pursuant to any similar successor or replacement rights agreement) would separate from the shares of BCo Common Stock and become exercisable.

     "BCo" means Burlington Resources Inc., a corporation organized and existing under the laws of the State of Delaware and includes any successor corporation or any corporation in which the holders of BCo Common Stock hold securities resulting from the application of Section 2.7 of the Support Agreement;

     "BCo Call Notice" has the meaning provided in Section 6.3.

     "BCo Common Stock" means the shares of common stock of BCo, with a par value of U.S. $0. 01 per share, having voting rights of one vote per share, and any other securities resulting from the application of Section 2.7 of the Support Agreement.

     "BCo Dividend Declaration Date" means the date on which the board of directors of BCo declares any dividend on the BCo Common Stock.

     "BCo Special Share" means the one share of Special Voting Stock of BCo, with a par value of U.S. $0.01, and having voting rights at meetings of holders of BCo Common Stock equal to the Aggregate Equivalent Voting Amount.

     "Board of Directors" means the board of directors of the Corporation and any committee thereof acting within its authority.

     "Business Day" means any day other than a Saturday, a Sunday or a day when banks are not open for business in either or both of Houston, Texas and Calgary, Alberta.

     "Common Shares" means the common shares in the capital of the Corporation.

     "Corporation" means Burlington Resources Canada Inc., a corporation organized and existing under the Act and includes any successor corporation.

     "Current Market Price" means, in respect of a share of BCo Common Stock on any date, the average of the closing sale prices per share (computed and rounded to the third decimal point) of shares of BCo Common Stock during the period of 20 consecutive trading days ending not more than five trading days before such date on the New York Stock Exchange, or, if BCo Common Stock is not then traded on the New York Stock Exchange, on such other principal U.S. stock exchange or automated quotation system on which the BCo Common Stock is listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if, in the opinion of the Board of Directors the public distribution or trading activity of BCo Common Stock during such period does not create a market which reflects the fair market value of a share of BCo Common Stock, then the Current Market Price of a share of BCo Common Stock shall be determined by the Board of Directors based upon the advice of such qualified independent financial advisors as the Board of Directors may deem to be appropriate, and provided further than any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

     "Exchange Put Date" has the meaning provided in Section 8.2.

     "Exchange Put Right" has the meaning provided in Section 8.1.

     "Exchangeable Share Consideration" means, for any acquisition of or redemption of or distribution of assets of the Corporation in respect of or purchase pursuant to these share provisions, the Plan of Arrangement, the Support Agreement or the Voting and Exchange Trust Agreement:

     (a) certificates representing the aggregate number of shares of BCo Common Stock deliverable in connection with such action;

     (b) a cheque or cheques payable at par at any branch of the bankers of the payor in the amount of all declared, payable and unpaid, and all undeclared but payable, cash dividends deliverable in connection with such action; and

     (c) such stock or other property constituting any declared and unpaid, and all undeclared but payable, non-cash dividends deliverable in connection with such action,

provided that (i) that part of the consideration which represents (a) above, shall be fully paid and satisfied by the delivery of one share of BCo Common Stock for each one Exchangeable Share, such share to be duly issued as a fully paid and non-assessable share, (ii) that part of the consideration which represents (c), above, unpaid shall be fully paid and satisfied by delivery of such non-cash items, and (iii) any such consideration shall be delivered free and clear of any lien, claim, encumbrance, security interest or adverse claim or interest less any tax required to be deducted and withheld therefrom and without interest.

     "Exchangeable Share Price" means, for each Exchangeable Share, an amount equal to the aggregate of:

     (a)   the Current Market Price of a share of BCo Common Stock; plus

     (b) an additional amount equal to the full amount of all cash dividends declared, payable and unpaid on such Exchangeable Share; plus

     (c) an additional amount equal to all dividends declared and payable on BCo Common Stock which have not been declared on Exchangeable Shares in accordance herewith; plus

     (d) an additional amount representing non-cash dividends declared, payable and unpaid on such Exchangeable Share.

     "Exchangeable Shares" means the Exchangeable Shares of the Corporation having the rights, privileges, restrictions and conditions set forth herein.

     "Liquidation Amount" has the meaning provided in Section 5.1.

     "Liquidation Call Right" has the meaning provided in the Articles of Incorporation of the Corporation.

     "Liquidation Date" has the meaning provided in Section 5.1.

     "PCo" means Poco Petroleums Ltd., a corporation organized and existing under the Act.

     "Plan of Arrangement" means the plan of arrangement involving and affecting PCo, BCo and the holders of common shares and options of PCo under section 186 of the Act contemplated in the Amended and Restated Combination Agreement by and among BCo and PCo, dated effective as of August 16, 1999, as further amended and restated from time to time.

     "Purchase Price" has the meaning provided in Section 6.3.

     "Redemption Call Purchase Price" has the meaning provided in the Articles of Incorporation of the Corporation.

     "Redemption Call Right" has the meaning provided in the Articles of Incorporation of the Corporation.

     "Redemption Price" has the meaning provided in Section 7.1.

     "Retracted Shares" has the meaning provided in subsection 6.1 (a).

     "Retraction Call Right" has the meaning provided in subsection 6.1 (c).

     "Retraction Date" has the meaning provided in subsection 6.1 (b).

     "Retraction Price" has the meaning provided in Section 6.1.

     "Retraction Request" has the meaning provided in Section 6.1.

     "Subsidiary", in relation to any person, means any body corporate, partnership, joint venture, association or other entity of which more than 50% of the total voting power of shares of stock or units of ownership or beneficial interest entitled to vote in the election of directors (or members of a comparable governing body) is owned or controlled, directly or indirectly, by such person.

     "Support Agreement" means the Support Agreement between BCo and the
Corporation, made as of   --  , 1999.

     "Transfer Agent" means the duly appointed transfer agent for the time being of the Exchangeable Shares, and, if there is more than one such transfer agent, then the principal Canadian transfer agent.

     "Trustee" means the Trustee appointed under the Voting and Exchange Trust Agreement, and any successor trustee.

     "Voting and Exchange Trust Agreement" means the Voting and Exchange Trust
Agreement among the Corporation, BCo and the Trustee, made as of   --  , 1999.

                                   ARTICLE 2
                         RANKING OF EXCHANGEABLE SHARES

2.1 The Exchangeable Shares shall be entitled to a preference over the Common Shares and any other shares ranking junior to the Exchangeable Shares, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs.

                                   ARTICLE 3
                                   DIVIDENDS

3.1 A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each BCo Dividend Declaration Date, declare a dividend on each Exchangeable Share (a) in the case of a cash dividend declared on the BCo Common Stock, in an amount in cash for each Exchangeable Share equal to the cash dividend declared on each share of BCo Common Stock, (b) in the case of a stock dividend declared on the BCo Common Stock to be paid in BCo Common Stock, in such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of shares of BCo Common Stock to be paid on each share of BCo Common Stock, (c) in the case of a dividend declared on the BCo Common Stock in property other than cash or securities of BCo, in such type and amount of property for each Exchangeable Share as is the same as the type and amount of property declared as a dividend on each share of BCo Common Stock or (d) in the case of a dividend declared on the BCo Common Stock to be paid in securities of BCo other than BCo Common Stock, in such number of either such securities or economically equivalent securities of the Corporation, as the Board of Directors determines, for each Exchangeable Share as is equal to the number of securities of BCo to be paid on each share of BCo Common Stock. Such dividends shall be paid out of money, assets or property of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued shares of the Corporation.

3.2 Cheques of the Corporation payable at par at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends contemplated by subsection 3.1 (a) hereof and the sending of such a cheque to each holder of an Exchangeable Share (less any tax required to be deducted and withheld from such dividends paid or credited by the Corporation) shall satisfy the cash dividends represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends contemplated by subsections 3.1 (b) or (d) hereof and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend represented thereby or dividend payable in other securities represented thereby. Such other type and amount of property in respect of any dividends contemplated by subsection 3.1 (c) hereof shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of an Exchangeable Share shall satisfy the dividend represented thereby. In all cases, any such dividends shall be subject to any reduction or adjustment for tax required to be deducted and withheld from such dividends paid or credited by the Corporation. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend which is represented by a cheque that has not been duly presented to the Corporation's bankers for payment or which otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

3.3 The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under Section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the BCo Common Stock.

3.4 If on any payment date for any dividends declared on the Exchangeable Shares under Section 3.1 hereof the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends which remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.

3.5 Except as provided in this Article 3, the holders of Exchangeable Shares shall not be entitled to receive dividends in respect thereof.

                                   ARTICLE 4
                              CERTAIN RESTRICTIONS

4.1 So long as any of the Exchangeable Shares are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in Article 10 of these share provisions:

     (a) pay any dividends on the Common Shares, or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in any such other shares ranking junior to the Exchangeable Shares;

     (b) redeem or purchase or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution;

     (c) redeem or purchase any other shares of the Corporation ranking equally with the Exchangeable Shares with respect of the payment of dividends or on any liquidation distribution; or

     (d) amend the articles or by-laws of the Corporation, in either case in any manner that would affect the rights or privileges of the holders of the Exchangeable Shares.

     The restrictions in subsections 4.1 (a), 4.1 (b) and 4.1 (c) above shall not apply if all dividends on the outstanding Exchangeable Shares corresponding to dividends declared with a record date on or following the effective date of the Plan of Arrangement on the BCo Common Stock shall have been declared on the Exchangeable Shares and paid in full. Nothing herein shall be interpreted to restrict the Corporation from issuing additional Common Shares or Exchangeable Shares.

                                   ARTICLE 5
                          DISTRIBUTION ON LIQUIDATION

5.1 In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of the Corporation in respect of each Exchangeable Share held by such holder on the effective date of such liquidation, dissolution or winding-up (the "Liquidation Date"), before any distribution of any part of the assets of the Corporation to the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares, an amount equal to the Exchangeable Share Price applicable on the last Business Day prior to the Liquidation Date (the "Liquidation Amount") in accordance with Section 5.2. In connection with payment of the Liquidation Amount, the Corporation shall be entitled to liquidate some of the BCo Common Stock which would otherwise be deliverable as Exchangeable Share Consideration to the particular holder of Exchangeable Shares in order to fund any statutory withholding tax obligation.

5.2 On or promptly after the Liquidation Date, and subject to the exercise by BCo of the Liquidation Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under applicable law and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in Schedule A hereto or by notice to the holders of the Exchangeable Shares. Payment of the total Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or by holding for pick up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in Schedule A hereto or by notice to the holders of Exchangeable Shares, on behalf of the Corporation of the Exchangeable Share Consideration representing the total Liquidation Amount. On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time on or after the Liquidation Date to deposit or cause to be deposited the Exchangeable Share Consideration in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account or for safe keeping, in the case of non-cash items, with any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the holders of Exchangeable Shares after such deposit shall be limited to receiving their proportionate part of the total Liquidation Amount for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of such Exchangeable Share Consideration, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be the holders of the BCo Common Stock delivered to them. Notwithstanding the foregoing, until such payment or deposit of such Exchangeable Share Consideration, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.

5.3 After the Corporation has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

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                                   ARTICLE 6
                  RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

6.1 A holder of Exchangeable Shares shall be entitled at any time, subject to the exercise by BCo of the Retraction Call Right and otherwise upon compliance with the provisions of this Article 6, to require the Corporation to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount equal to the Exchangeable Share Price applicable on the last Business Day prior to the Retraction Date (the "Retraction Price") in accordance with Section
6.4. In connection with payment of the Retraction Price, the Corporation shall be entitled to liquidate some of the BCo Common Stock that would otherwise be deliverable as Exchangeable Share Consideration to the particular holder of Exchangeable Shares in order to fund any statutory withholding tax obligation. To effect such redemption, the holder shall present and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in Schedule A hereto or by notice to the holders of Exchangeable Shares the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under applicable law and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, and together with a duly executed statement (the "Retraction Request") in the form of Schedule "A" hereto or in such other form as may be acceptable to the Corporation:

     (a) specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the "Retracted Shares") redeemed by the Corporation;

     (b) stating the Business Day on which the holder desires to have the Corporation redeem the Retracted Shares (the "Retraction Date"), provided that the Retraction Date shall be not less than five Business Days nor more than 10 Business Days after the date on which the Retraction Request is received by the Corporation and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the tenth Business Day after the date on which the Retraction Request is received by the Corporation; and

     (c) acknowledging the overriding right (the "Retraction Call Right") of BCo to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares in accordance with the Retraction Call Right on the terms and conditions set out in
        Section 6.3 below.

6.2 Subject to the exercise by BCo of the Retraction Call Right, upon receipt by the Corporation or the Transfer Agent in the manner specified in Section 6.1 hereof of a certificate or certificates representing the number of Exchangeable Shares which the holder desires to have the Corporation redeem, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Corporation shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall cause to be delivered to such holder the total Retraction Price with respect to such shares in accordance with Section 6.4 hereof. If only a part of the Exchangeable Shares represented by any certificate are redeemed or purchased by BCo pursuant to the Retraction Call right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

6.3 Upon receipt by the Corporation of a Retraction Request, the Corporation shall immediately notify BCo thereof. In order to exercise the Retraction Call Right, BCo must notify the Corporation in writing of its determination to do so (the "BCo Call Notice") within two Business Days of such notification. If BCo does not so notify the Corporation within such two Business Days, the Corporation will notify the holder as soon as possible thereafter that BCo will not exercise the Retraction Call Right. If BCo delivers the BCo Call Notice within such two Business Days, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to BCo in accordance with the Retraction Call Right. In such event, the Corporation shall not redeem the Retracted Shares and BCo shall purchase from such holder and such holder shall sell to BCo on the Retraction Date the Retracted Shares for a purchase price per share (the "Purchase Price") equal to the Retraction Price. For the purposes of completing a purchase pursuant to the Retraction Call

Right, BCo shall deposit with the Transfer Agent, on or before the Retraction Date, the Exchangeable Share Consideration representing the total Purchase Price. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Corporation of such Retracted Shares shall take place on the Retraction Date. In the event that BCo does not deliver a BCo Call Notice within two Business Days or otherwise comply with these Exchangeable Share provisions in respect thereto, and provided that Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Corporation shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Article 6.

6.4 The Corporation or BCo, as the case may be, shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in Schedule A hereto or by notice to the holders of Exchangeable Shares, the Exchangeable Share Consideration representing the total Retraction Price or the total Purchase Price, as the case may be, and such delivery of such Exchangeable Share Consideration to the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price or total Purchase Price, as the case may be, except as to any cheque included therein which is not paid on due presentation.

6.5 On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive such holder's proportionate part of the total Retraction Price or total Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price or the total Purchase Price, as the case may be, shall not be made, in which case the rights of such holder shall remain unaffected until the Exchangeable Share Consideration representing the total Retraction Price or the total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the Exchangeable Share Consideration representing the total Retraction Price or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation or purchased by BCo shall thereafter be considered and deemed for all purposes to be a holder of the BCo Common Stock delivered to it. Notwithstanding the foregoing, until such payment of such Exchangeable Share Consideration to the holder, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.

6.6 Notwithstanding any other provision of this Article 6, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to liquidity or solvency requirements or other provisions of applicable law. If the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that BCo shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the Corporation shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Shares would be contrary to liquidity or solvency requirements or other provisions of applicable law, the Corporation shall redeem Retracted Shares in accordance with Section 6.2 of these share provisions on a pro rata basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation pursuant to Section 6.2 hereof. Provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the holder of any such Retracted Shares not redeemed by the Corporation pursuant to Section 6.2 of these share provisions as a result of liquidity or solvency requirements or applicable law shall be deemed by giving the Retraction Request to require BCo to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by BCo to such holder of the Purchase Price for each such Retracted Share, all as more specifically provided in the Voting and Exchange Trust Agreement, and BCo shall make such purchase.

6.7 A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to BCo shall be deemed to have been revoked.

                                   ARTICLE 7
              REDEMPTION OF EXCHANGEABLE SHARES BY THE CORPORATION

7.1 Subject to applicable law, and if BCo does not exercise the Redemption Call Right, the Corporation shall on the Automatic Redemption Date redeem the whole of the then outstanding Exchangeable Shares for an amount equal to the Exchangeable Share Price applicable on the last Business Day prior to the Automatic Redemption Date (the "Redemption Price") in accordance with Section
7.3. In connection with payment of the Redemption Price, the Corporation shall be entitled to liquidate some of the BCo Common Stock which would otherwise be deliverable as Exchangeable Share Consideration to the particular holder of Exchangeable Shares in order to fund any statutory withholding tax obligation.

7.2 In any case of a redemption of Exchangeable Shares under this Article 7, the Corporation, or the Transfer Agent on behalf of the Corporation, shall, at least 45 days before an Automatic Redemption Date or before a possible Automatic Redemption Date which may result from a failure of the holders of Exchangeable Shares to take necessary action as described in clause (d) of the definition of Automatic Redemption Date send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption or possible redemption by the Corporation or the purchase by BCo under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder. Such notice shall set out the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Automatic Redemption Date and, if applicable, particulars of the Redemption Call Right. In the case of any notice given in connection with a possible Automatic Redemption Date, such notice will be given contingently and will be withdrawn if the contingency does not occur.

7.3 On or after the Automatic Redemption Date and subject to the exercise by BCo of the Redemption Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share upon presentation and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under applicable law and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require. Payment of the total Redemption Price for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register or at any office of the Transfer Agent as may be specified by the Corporation in such notice, on behalf of the Corporation, of the Exchangeable Share Consideration representing the total Redemption Price. On and after the Automatic Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Redemption Price, unless payment of the total Redemption Price for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Redemption Price has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to deposit or cause to be deposited the Exchangeable Share Consideration with respect to the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account or for safe keeping, in the case of non-cash items, with any chartered bank or trust company in Canada named in such notice. Upon the later of such deposit being made and the Automatic Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Automatic Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Redemption Price for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of such Exchangeable Share Consideration, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the BCo Common Stock delivered to them. Notwithstanding the foregoing, until such payment or deposit of such Exchangeable Share Consideration is made, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.

                                   ARTICLE 8
                               EXCHANGE PUT RIGHT

8.1 Upon and subject to the terms and conditions contained in these share provisions and the Voting and Exchange Trust Agreement:

     (a) a holder of Exchangeable Shares shall have the right (the "Exchange Put Right") at any time to require BCo to purchase all or any part of the Exchangeable Shares of the holder; and

     (b) upon the exercise by the holder of the Exchange Put Right and provided that, at the time of purchase, the Exchangeable Shares are listed on a recognized Canadian stock exchange, the holder shall be required to sell to BCo, and BCo shall be required to purchase from the holder, that number of Exchangeable Shares in respect of which the Exchange Put Right is exercised, in consideration of the payment by BCo of the Exchangeable Share Price applicable thereto (which shall be the Exchangeable Share Price applicable on the last Business Day prior to receipt of notice required under section 8.2) and delivery by or on behalf of BCo of the Exchangeable Share Consideration representing the total applicable Exchangeable Share Price. In connection with payment of the Exchangeable Share Consideration, the Corporation shall be entitled to liquidate some of the BCo Common Stock which would otherwise be deliverable to the particular holder of Exchangeable Shares in order to fund any statutory withholding tax obligation.

8.2 The Exchange Put Right provided in section 8.1 hereof and in Article 5 of the Voting and Exchange Trust Agreement may be exercised at any time by notice in writing given by the holder to and received by the Trustee (the date of such receipt, the "Exchange Put Date") and accompanied by presentation and surrender of the certificates representing such Exchangeable Shares, together with such documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the by-laws of the Corporation and such additional documents and instruments as the Trustee may reasonably require, at the principal transfer offices in Calgary, Alberta and Toronto, Ontario of the Trustee, or at such other office or offices of the Trustee or of other persons designated by the Trustee for that purpose as may from time to time be maintained by the Trustee for that purpose. Such notice may be (i) in the form of the panel, if any, on the certificates representing Exchangeable Shares, (ii) in the form of the notice and election contained in any letter of transmittal distributed or made available by the Corporation for that purpose, or (iii) in other form satisfactory to the Trustee (or such other persons aforesaid), shall stipulate the number of Exchangeable Shares in respect of which the right is exercised (which may not exceed the number of shares represented by certificates surrendered to the Trustee), shall be irrevocable unless the exchange is not completed in accordance herewith and with the Voting and Exchange Trust Agreement and shall constitute the holder's authorization to the Trustee (and such other persons aforesaid) to effect the exchange on behalf of the holder.

8.3 The completion of the sale and purchase referred to in section 8.1 shall be required to occur, and BCo shall be required to take all actions on its part necessary to permit it to occur, not later than the close of business on the third Business Day following the Exchange Put Date.

8.4 The surrender by the holder of Exchangeable Shares under section 8.2 shall constitute the representation, warranty and covenant of the holder that the Exchangeable Shares so purchased are sold free and clear of any lien, encumbrance, security interest or adverse claim or interest.

8.5 If a part only of the Exchangeable Shares represented by any certificate are to be sold and purchased pursuant to the exercise of the Exchange Put Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

8.6 Upon receipt by the Trustee of the notice, certificates and other documents or instruments required by section 8.2, the Trustee shall deliver or cause to be delivered, on behalf of BCo and subject to receipt by the Trustee from BCo of the applicable Exchangeable Share Consideration, to the relevant holder at the address of the holder specified in the notice or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Trustee (or other persons aforesaid) maintained for that purpose, the Exchangeable Share Consideration representing the total applicable Exchangeable Share Price, within the time stipulated in section 8.3. Delivery by BCo to the Trustee of such Exchangeable Share Consideration shall be deemed to be payment of and shall satisfy and discharge all liability for the total applicable Exchangeable Share Price, except as to any cheque included therein which is not paid on due presentation.

8.7 On and after the close of business on the Exchange Put Date, the holder of the Exchangeable Shares in respect of which the Exchange Put Right is exercised shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the total applicable Exchangeable Share Price, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the Exchangeable Share Consideration shall not be made, in which case the rights of such holder shall remain unaffected until such payment has been made. On and after the close of business on the Exchange Put Date provided that presentation and surrender of certificates and payment of the Exchangeable Share Consideration has been made in accordance with the foregoing provisions, the holder of the Exchangeable Shares so purchased by BCo shall thereafter be considered and deemed for all purposes to be a holder of the BCo Common Stock delivered to it. Notwithstanding the foregoing, until payment of the Exchangeable Share Consideration to the holder, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.

                                   ARTICLE 9
                                 VOTING RIGHTS

9.1 Except as required by applicable law and the provisions hereof, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.

                                   ARTICLE 10
                             AMENDMENT AND APPROVAL

10.1 The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but, except as hereinafter provided, only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

10.2 Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than 66 2/3% of the votes cast on such resolution by persons represented in person or by proxy at a meeting of holders of Exchangeable Shares (excluding Exchangeable Shares beneficially owned by BCo or its Subsidiaries) duly called and held at which the holders of at least 20% of the outstanding Exchangeable Shares at that time are present or represented by proxy. If at any such meeting the holders of at least 20% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than 10 days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting, the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than 66 2/3% of the votes cast on such resolution by persons represented in person or by proxy at such meeting (excluding Exchangeable Shares beneficially owned by BCo or its Subsidiaries) shall constitute the approval or consent of the holders of the Exchangeable Shares. For the purposes of this section, any spoiled votes, illegible votes, defective votes and abstinences shall be deemed to be votes not cast.

                                   ARTICLE 11
            RECIPROCAL CHANGES, ETC. IN RESPECT OF BCO COMMON STOCK

11.1 (a) Each holder of an Exchangeable Share acknowledges that the Support Agreement provides, in part, that BCo will not:

        (i) issue or distribute shares of BCo Common Stock (or securities exchangeable for or convertible into or carry rights to acquire shares of BCo Common Stock) to the holders of all or substantially all of the then outstanding shares of BCo Common Stock by way of stock dividend or other distribution; or

        (ii) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding shares of BCo Common Stock entitling them to subscribe for or to purchase shares of BCo Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of BCo Common Stock); or

        (iii) issue or distribute to the holders of all or substantially all of the then outstanding shares of BCo Common Stock (A) shares or securities of BCo of any class other than BCo Common Stock (other than shares convertible into or exchangeable for or carrying rights to acquire shares of BCo Common Stock), (B) rights, options or warrants other than those referred to in subsection 11.1 (a) (ii) above, (C) evidences of indebtedness of BCo or (D) assets of BCo;

     unless

        (iv) one or both of BCo and the Corporation is permitted under applicable law to issue or distribute the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets to the holders of the Exchangeable Shares; and

        (v) one or both of BCo and the Corporation shall issue or distribute the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets simultaneously to the holders of the Exchangeable Shares.

     (b) Each holder of an Exchangeable Share acknowledges that the Support Agreement further provides, in part, that BCo will not:

        (i) subdivide, redivide or change the then outstanding shares of BCo Common Stock into a greater number of shares of BCo Common Stock; or

        (ii) reduce, combine or consolidate or change the then outstanding shares of BCo Common Stock into a lesser number of shares of BCo Common Stock; or

        (iii) reclassify or otherwise change the shares of BCo Common Stock or effect an amalgamation, merger, reorganization or other transaction involving or affecting the shares of BCo Common Stock;

     unless

        (iv) the Corporation is permitted under applicable law to simultaneously make the same or an economically equivalent change to, or in the rights of the holders of, the Exchangeable Shares; and

        (v) the same or an economically equivalent change is simultaneously made to, or in the rights of the holders of, the Exchangeable Shares.

     The Support Agreement further provides, in part, that, with the exception of certain ministerial amendments, the aforesaid provisions of the Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with Article 10 of these share provisions.

                                   ARTICLE 12
               ACTIONS BY THE CORPORATION UNDER SUPPORT AGREEMENT

12.1 The Corporation will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by BCo with all provisions of the Support Agreement, the Voting Trust and Exchange Agreement and BCo's Certificate of Incorporation applicable to the Corporation and BCo, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation all rights and benefits in favour of the Corporation under or pursuant thereto.

12.2 The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement, the Voting Trust and Exchange Agreement or BCo's Certificate of Incorporation without the approval of the holders of the Exchangeable Shares given in accordance with Article 10 of these share provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purpose of:

     (a) adding to the covenants of the other party or parties to such agreement for the protection of the Corporation or the holders of Exchangeable Shares; or

     (b) making such provisions or modifications not inconsistent with such agreement or certificate as may be necessary or desirable with respect to matters or questions arising thereunder which, in the opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

     (c) making such changes in or corrections to such agreement or certificate which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

                                   ARTICLE 13
                                     LEGEND

13.1 The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend, in form and on terms approved by the Board of Directors, with respect to the Support Agreement, the provisions of the Plan of Arrangement relating to the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, and the Voting and Exchange Trust Agreement (including the provisions with respect to the voting rights and exchange provisions thereunder).

                                   ARTICLE 14
                                 MISCELLANEOUS

14.1 Any notice, request or other communication to be given to the Corporation by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Corporation and addressed to the attention of the President. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

14.2 Any presentation and surrender by a holder of Exchangeable Shares to the Corporation or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Corporation or the retraction, redemption or exchange of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Corporation or to such office of the Transfer Agent as may be specified by the Corporation, in each case addressed to the attention of the President of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation or the Transfer Agent, as the case may be, and the method of any such presentation and surrender of certificates shall be at the sole risk of the holder.

14.3 Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the securities register of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last address of such holder known to the Corporation. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the fifth Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be or intended to be taken by the Corporation.

14.4 For greater certainty, the Corporation shall not be required for any purpose under these share provisions to recognize or take account of persons who are not so recorded in such securities register.

14.5 All Exchangeable Shares acquired by the Corporation upon the redemption or retraction thereof shall be canceled.

                                   SCHEDULE A

                               RETRACTION REQUEST

To the Corporation and Burlington Resources Inc. ("BCo")

     This request is given pursuant to Article 6 of the provisions (the "Share Provisions") attaching to the Exchangeable Shares of the Corporation and all capitalized words and expressions used in this request which are defined in the Share Provisions have the meaning attributed to such words and expressions in such Share Provisions.

     The undersigned hereby notifies the Corporation that, subject to the Retraction Call Right referred to below, the undersigned requests the Corporation to redeem in accordance with Article 6 of the Share Provisions:

[ ]   all share(s) represented by the accompanying certificate(s); or

[ ]             share(s) only.

     The undersigned hereby notifies the Corporation that the Retraction Date shall be

NOTE: The Retraction Date must be a Business Day and must not be less than five
      Business Days nor more than 10 Business Days after the date upon which this notice and the accompanying shares are received at the registered office of the Corporation or at any office of the Transfer Agent as may be specified in this Retraction Request or as may be specified by the Corporation by notice to the holders of the Exchangeable Shares. In the event that no such Business Day is correctly specified above, the Retraction Date shall be deemed to be the tenth Business Day after the date on which this request is received by the Corporation.

     The undersigned acknowledges the Retraction Call Right of BCo to purchase all but not less than all the Retracted Shares from the undersigned and that this request shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to BCo in accordance with the Retraction Call Right on the Retraction Date for the Retraction Price and on the other terms and conditions set out in Section 6.3 of the Share Provisions. If BCo determines not to exercise the Retraction Call Right, the Corporation will notify the undersigned of such fact as soon as possible. This retraction request, and offer to sell the Retracted Shares to BCo, may be revoked and withdrawn by the undersigned by notice in writing given to the Corporation at any time before the close of business on the Business Date immediately preceding the Retraction Date.

     The undersigned acknowledges that if, as a result of liquidity or solvency provisions of applicable law, the Corporation is unable to redeem all Retracted Shares, the undersigned will be deemed to have exercised the Exchange Right (as defined in the Voting and Exchange Trust Agreement) so as to require BCo to purchase the unredeemed Retracted Shares.

     The undersigned hereby represents and warrants to the Corporation and BCo that the undersigned has good title to, and owns, the share(s) represented by the accompanying certificate free and clear of all liens, claims, encumbrances, security interests and adverse claims or interests.


----------------------  --------------------------------------------  --------------------------------------------
        (Date)                   (Signature of Shareholder)                     (Guarantee of Signature)

[ ]   Please check box if the legal or beneficial owner of the Retracted Shares is a non-resident of Canada.

[ ]   Please check box if the securities and any cheque(s) or other non-cash assets resulting from the retraction of the Retracted Shares are to be held for pick-up by the shareholder at the principal transfer offices of CIBC Mellon Trust Company (the "Transfer Agent") in Calgary, Alberta or Toronto, Ontario, failing which the securities and any cheque(s) or other non-cash assets will be delivered to the shareholder in accordance with the share provisions.

NOTE: This panel must be completed and the accompanying certificate, together with such additional documents as the Transfer Agent may require, must be deposited with the Transfer Agent at its principal transfer offices in Calgary, Alberta or Toronto, Ontario. The securities and any cheque(s) or other non-cash assets resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, or transferred into, respectively, the name of the shareholder as it appears on the register of the Corporation and the securities, cheque (s) and other non-cash assets resulting from such retraction or purchase will be delivered to the shareholder in accordance with the Share Provisions.

--------------------------------------------------------  --------------------------------------------------------
Name of Person in Whose Name Securities or Cheque(s) or   Date
Other Non-cash Assets Are To Be Registered, Issued or
Delivered (please print)

--------------------------------------------------------  --------------------------------------------------------
Street Address or P.O. Box                                Signature of Shareholder

--------------------------------------------------------  --------------------------------------------------------
City, Province                                            Signature Guaranteed by

NOTE: If this retraction request is for less than all of the share(s) represented by the accompanying certificate, a certificate representing the remaining shares of the Corporation will be issued and registered in the name of the shareholder as it appears on the register of the Corporation or its lawful transferee.

                              B.  OTHER PROVISIONS

1.1 MEETINGS

     Meetings of shareholders of the Corporation shall be held in the location determined by the directors of the Corporation, and may be held in Houston, Texas, or at any location within Alberta.

1.2 DEFINITIONS

     Unless there is something in the subject matter or context inconsistent therewith in Sections 1.3, 1.4 and 1.5 below, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

     "ABCA" means the Business Corporations Act (Alberta), as amended;

     "Automatic Redemption Date" has the meaning provided in the Exchangeable Share Provisions;

     "BCo" has the meaning provided in the Exchangeable Share Provisions;

     "BCo Common Stock" has the meaning provided in the Exchangeable Share Provisions;

     "Business Day" has the meaning provided in the Exchangeable Share
Provisions;

     "Exchange Put Right" has the meaning provided in the Exchangeable Share Provisions;

     "Exchangeable Share Consideration" has the meaning provided in the Exchangeable Share Provisions;

     "Exchangeable Share Price" has the meaning provided in the Exchangeable Share Provisions;

     "Exchangeable Share Provisions" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares;

     "Exchangeable Shares" means the Exchangeable Shares in the capital of the Corporation;

     "Liquidation Call Purchase Price" has the meaning provided in Section 1.3;

     "Liquidation Call Right" has the meaning provided in Section 1.3;

     "Liquidation Date" has the meaning provided in the Exchangeable Share Provisions;

     "Redemption Call Purchase Price" has the meaning provided in Section 1.4;

     "Redemption Call Right" has the meaning provided in Section 1.4;

     "Subsidiary" has the meaning provided in the Exchangeable Share Provisions;

     "Transfer Agent" means the duly appointed transfer agent for the time being of the Exchangeable Shares, and, if there is more than one such transfer agent, then the principal Canadian transfer agent; and

     "Voting and Exchange Trust Agreement" has the meaning provided in the Exchangeable Share Provisions.

1.3 BCO LIQUIDATION CALL RIGHT

     (a) BCo shall have the overriding right (the "Liquidation Call Right"), in the event of and notwithstanding any proposed liquidation, dissolution or winding-up of the Corporation as referred to in Article 5 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders (other than BCo or any Subsidiary thereof) of Exchangeable Shares on the Liquidation Date all but not less than all of the Exchangeable Shares held by such holders on payment by BCo to each holder of the Exchangeable Share Price applicable on the last Business Day prior to the Liquidation Date (the "Liquidation Call Purchase Price") in accordance with subsection 1.3(c). In the event of the exercise of the Liquidation Call Right by BCo, each holder shall be obligated to sell all the Exchangeable Shares held by such holder to BCo on the Liquidation Date on payment by BCo to the holder of the Liquidation Call Purchase Price for each such share.

     (b) To exercise the Liquidation Call Right, BCo must notify the Corporation's Transfer Agent in writing, as agent for the holders of Exchangeable Shares, and the Corporation of BCo's intention to exercise such right at least 55 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding-up of the Corporation and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding-up of the Corporation. The Transfer Agent will notify the holders of Exchangeable Shares as to whether or not BCo has exercised the Liquidation Call Right forthwith after the expiry of the date by which the same may be exercised by BCo. If BCo exercises the Liquidation Call Right, on the Liquidation Date, BCo will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Liquidation Call Purchase Price.

     (c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, BCo shall deposit with the Transfer Agent, on or before the Liquidation Date, the Exchangeable Share Consideration representing the total Liquidation Call Purchase Price. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, on and after the Liquidation Date, the right of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Liquidation Call Purchase Price payable by BCo, without interest, upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall, on and after the Liquidation Date, be considered and deemed for all purposes to be the holder of the BCo Common Stock delivered to such holder. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the ABCA and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of BCo shall deliver to such holder, the Exchangeable Share Consideration to which such holder is entitled. If BCo does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date, the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the liquidation price otherwise payable by the Corporation in connection with the liquidation, dissolution or winding-up of the Corporation pursuant to Article 5 of the Exchangeable Share Provisions. Notwithstanding the foregoing, until such Exchangeable Share Consideration is delivered to the holder, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.

1.4 BCO REDEMPTION CALL RIGHT

     (a) BCo shall have the overriding right (the "Redemption Call Right"), notwithstanding any proposed redemption of the Exchangeable Shares by the Corporation pursuant to Article 7 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders (other than BCo or any Subsidiary thereof) of Exchangeable Shares on the Automatic Redemption Date all but not less than all of the Exchangeable Shares held by each such holder on payment by BCo to the holder of the Exchangeable Share Price applicable on the last Business Day prior to the Automatic Redemption Date (the "Redemption Call Purchase Price") in accordance with subsection 1.4(c). In the event of the exercise of the Redemption Call Right by BCo, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to BCo on the Automatic Redemption Date on payment by BCo to the holder of the Redemption Call Purchase Price for each such share.

     (b) To exercise the Redemption Call Right, BCo must notify the Transfer Agent in writing, as agent for the holders of Exchangeable Shares, and the Corporation of the Corporation's intention to exercise such right not later than the date by which the Corporation is required to give notice of the Automatic Redemption Date. The Transfer Agent will notify the holders of the Exchangeable Shares as to whether or not BCo has exercised the Redemption Call Right forthwith after the date by which the same may be exercised by BCo. If BCo exercises the Redemption Call Right, on the Automatic

        Redemption Date, BCo will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Redemption Call Purchase Price.

     (c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Redemption Call Right, BCo shall deposit with the Transfer Agent, on or before the Automatic Redemption Date, the Exchangeable Share Consideration representing the total Redemption Call Purchase Price. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, on and after the Automatic Redemption Date, the rights of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Redemption Call Purchase Price payable by BCo upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Automatic Redemption Date be considered and deemed for all purposes to be the holder of the BCo Common Stock delivered to such holder. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the ABCA and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of BCo shall deliver to such holder, the Exchangeable Share Consideration to which such holder is entitled. If BCo does not exercise the Redemption Call Right in the manner described above, on the Automatic Redemption Date, the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the redemption price otherwise payable by the Corporation in connection with the redemption of the Exchangeable Shares pursuant to Article 7 of the Exchangeable Share Provisions. Notwithstanding the foregoing, until such Exchangeable Share Consideration is delivered to the holder, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.

1.5 EXCHANGE PUT RIGHT

     Upon and subject to the terms and conditions contained in the Exchangeable Share Provisions and the Voting and Exchange Trust Agreement, a holder of Exchangeable Shares shall have the Exchange Put Right.

                                    ANNEX F

                           FORM OF SUPPORT AGREEMENT

                                   EXHIBIT C

                               SUPPORT AGREEMENT

     THIS SUPPORT AGREEMENT is entered into as of --, 1999, between BURLINGTON RESOURCES INC., a Delaware corporation ("BCo"), and Burlington Canada Resources Inc., an Alberta corporation ("BCo Sub").

                                    RECITALS

     WHEREAS, pursuant to an Amended and Restated Combination Agreement dated effective as of August 16, 1999, by and between BCo and Poco Petroleums Ltd. ("PCo") (such agreement, as it may be further amended or restated, is hereinafter referred to as the "Combination Agreement"), the parties agreed that on the Effective Date (as defined in the Combination Agreement), BCo and BCo Sub would execute and deliver a Support Agreement containing the terms and conditions set forth in Exhibit C to the Combination Agreement together with such other terms and conditions as may be agreed to by the parties to the Combination Agreement acting reasonably.

     WHEREAS, pursuant to an arrangement (the "Arrangement") effected by
Articles of Arrangement dated    --   , 1999 filed pursuant to the Business
Corporations Act (Alberta) (or any successor or other corporate statute by which PCo may in the future be governed) (the "Act") each issued and outstanding common share of PCo (a "PCo Common Share") was exchanged for issued and outstanding Exchangeable Shares of BCo Sub (the "Exchangeable Shares").

     WHEREAS, the Articles of Incorporation of BCo Sub set forth the rights, privileges, restrictions and conditions (collectively, the "Exchangeable Share Provisions") attaching to the Exchangeable Shares.

     WHEREAS, the parties hereto desire to make appropriate provision and to establish a procedure whereby BCo will take certain actions and make certain payments and deliveries necessary to ensure that BCo Sub will be able to make certain payments and to deliver or cause to be delivered shares of BCo Common Stock in satisfaction of the obligations of BCo Sub under the Exchangeable Share Provisions with respect to the payment and satisfaction of dividends, Liquidation Amounts, Retraction Prices and Redemption Prices, all in accordance with the Exchangeable Share Provisions.

     NOW, THEREFORE, in consideration of the respective covenants and agreements provided in this agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

                                   ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

1.1 DEFINED TERMS

     Each term denoted herein by initial capital letters and not otherwise defined herein shall have the meaning attributed thereto in the Exchangeable Share Provisions, unless the context requires otherwise.

1.2 INTERPRETATION NOT AFFECTED BY HEADINGS, ETC.

     The division of this agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this agreement.

1.3 NUMBER, GENDER, ETC.

     Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

1.4 DATE FOR ANY ACTION

     If any date on which any action is required to be taken under this agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

                                   ARTICLE 2
                          COVENANTS OF BCO AND BCO SUB

2.1 COVENANTS OF BCO REGARDING EXCHANGEABLE SHARES

     So long as any Exchangeable Shares are outstanding, BCo will:

     (a) not declare or pay any dividend on BCo Common Stock unless (i) BCo Sub will have sufficient assets, funds and other property available to enable the due declaration and the due and punctual payment in accordance with applicable law of an equivalent dividend on the Exchangeable Shares and (ii) subsection 2.1 (b) shall be complied with in connection with such dividend;

     (b) cause BCo Sub to declare simultaneously with the declaration of any dividend on BCo Common Stock an equivalent dividend on the Exchangeable Shares and, when such dividend is paid on BCo Common Stock, cause BCo Sub to pay simultaneously therewith such equivalent dividend on the Exchangeable Shares, in each case in accordance with the Exchangeable Share Provisions;

     (c) advise BCo Sub sufficiently in advance of the declaration by BCo of any dividend on BCo Common Stock and take all such other actions as are necessary, in cooperation with BCo Sub, to ensure that the respective declaration date, record date and payment date for a dividend on the Exchangeable Shares shall be the same as the record date, declaration date and payment date for the corresponding dividend on BCo Common Stock and that such dividend on the Exchangeable Shares will correspond with any requirement of the principal stock exchange on which the Exchangeable Shares are listed;

     (d) ensure that the record date for any dividend declared on BCo Common Stock is not less than ten Business Days after the declaration date for such dividend;

     (e) take all such actions and do all such things as are necessary or desirable to enable and permit BCo Sub, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount in respect of each issued and outstanding Exchangeable Share upon the liquidation, dissolution or winding-up of BCo Sub or any other distribution of the assets of BCo Sub for the purpose of winding-up its affairs, including without limitation all such actions and all such things as are necessary or desirable to enable and permit BCo Sub to cause to be delivered shares of BCo Common Stock to the holders of Exchangeable Shares in accordance with the provisions of Article 5 of the Exchangeable Share Provisions;

     (f) take all such actions and do all such things as are necessary or desirable to enable and permit BCo Sub, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Retraction Price and the Redemption Price, including without limitation all such actions and all such things as are necessary or desirable to enable and permit BCo Sub to cause to be delivered shares of BCo Common Stock to the holders of Exchangeable Shares, upon the retraction or redemption of the Exchangeable Shares in accordance with the provisions of Article 6 or Article 7 of the Exchangeable Share Provisions, as the case may be; and

     (g) not exercise its vote as a direct or indirect shareholder to initiate the voluntary liquidation, dissolution or winding-up of BCo Sub nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding-up of BCo Sub.

2.2 SEGREGATION OF FUNDS

     BCo will cause BCo Sub to deposit a sufficient amount of funds in a separate account and segregate a sufficient amount of such assets and other property as is necessary to enable BCo Sub to pay or otherwise satisfy the applicable dividends, Liquidation Amount, Retraction Price or Redemption Price, in each case for the benefit of holders from time to time of the Exchangeable Shares, and BCo Sub will use such funds, assets and other property so segregated exclusively for the payment of dividends and the payment or other satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price, as applicable, net of any corresponding withholding tax obligations and for the remittance of such withholding tax obligations.

2.3 RESERVATION OF SHARES OF BCO COMMON STOCK

     BCo hereby represents, warrants and covenants that it has irrevocably reserved for issuance and will at all times keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of shares of BCo Common Stock (or other shares or securities into which BCo Common Stock may be reclassified or changed as contemplated by section
2.7 hereof) (i) as is equal to the sum of (A) the number of Exchangeable Shares issued and outstanding from time to time and (B) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time and (ii) as are now and may hereafter be required to enable and permit BCo Sub to meet its obligations hereunder, under the Voting and Exchange Trust Agreement, under the Exchangeable Share Provisions and under any other security or commitment pursuant to the Arrangement with respect to which BCo may now or hereafter be required to issue shares of BCo Common Stock.

2.4 NOTIFICATION OF CERTAIN EVENTS

     In order to assist BCo to comply with its obligations hereunder, BCo Sub will give BCo notice of each of the following events at the time set forth below:

     (a) immediately, in the event of any determination by the Board of Directors of BCo Sub to take any action which would require a vote of the holders of Exchangeable Shares for approval;

     (b) immediately, upon the earlier of (i) receipt by BCo Sub of notice of, and (ii) BCo Sub otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of BCo Sub or to effect any other distribution of the assets of BCo Sub among its shareholders for the purpose of winding-up its affairs;

     (c) immediately, upon receipt by BCo Sub of a Retraction Request (as defined in the Exchangeable Share Provisions);

     (d) at least 130 days prior to any Automatic Redemption Date determined by the Board of Directors of BCo Sub in accordance with clause (b) of the definition of Automatic Redemption Date in the Exchangeable Share Provisions;

     (e) as soon as practicable upon the issuance by BCo Sub of any Exchangeable Shares or rights to acquire Exchangeable Shares; and

     (f) in the event of any determination by the Board of Directors of BCo Sub to institute voluntary liquidation, dissolution or winding-up proceedings with respect to BCo Sub or to effect any other distribution of the assets of BCo Sub among its shareholders for the purpose of winding-up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution.

2.5 DELIVERY OF SHARES OF BCO COMMON STOCK

     In furtherance of its obligations hereunder, upon notice of any event which requires BCo Sub to cause to be delivered shares of BCo Common Stock to any holder of Exchangeable Shares, BCo shall forthwith issue and deliver the requisite shares of BCo Common Stock to or to the order of the former holder of the surrendered Exchangeable Shares, as BCo Sub shall direct. All such shares of BCo Common Stock shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim or interest.

2.6 QUALIFICATION OF SHARES OF BCO COMMON STOCK

     BCo covenants that if any shares of BCo Common Stock (or other shares or securities into which BCo Common Stock may be reclassified or changed as contemplated by Section 2.7 hereof) to be issued and delivered hereunder (including for greater certainty, pursuant to the Exchangeable Share Provisions, or pursuant to the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights (all as defined in the Voting and Exchange Trust Agreement)) require registration or qualification with or approval of or the filing of any document including any prospectus or similar document, the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial or state law or regulation or pursuant to the rules and regulations of any regulatory authority, or the fulfillment of any other legal requirement (collectively, the "Applicable Laws") before such shares (or other shares or securities into which BCo Common Stock may be reclassified or changed as contemplated by Section 2.7 hereof) may be issued and delivered by BCo to the initial holder thereof (other than BCo Sub) or in order that such shares may be freely traded thereafter (other than any restrictions on transfer by reason of a holder being a "control person" of BCo for purposes of Canadian federal or provincial securities law or an "affiliate" of BCo for purposes of United States federal or state securities law), BCo will in good faith expeditiously take all such actions and do all such things as are necessary to cause such shares of BCo Common Stock (or other shares or securities into which BCo Common Stock may be reclassified or changed as contemplated by Section 2.7 hereof) to be and remain duly registered, qualified or approved. BCo represents and warrants that it has in good faith taken all actions and done all things as are necessary under Applicable Laws as they exist on the date hereof to cause the shares of BCo Common Stock (or other shares or securities into which BCo Common Stock may be reclassified or changed as contemplated by Section 2.7 hereof) to be issued and delivered hereunder (including, for greater certainty, pursuant to the Exchangeable Share Provisions, or pursuant to the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights) to be freely tradeable thereafter (other than restrictions on transfer by reason of a holder being a "control person" of BCo for the purposes of Canadian federal and provincial securities law or an "affiliate" of BCo for purposes of United States federal or state securities law). BCo will in good faith expeditiously take all such actions and do all such things as are necessary to cause all shares of BCo Common Stock (or other shares or securities into which BCo Common Stock may be reclassified or changed as contemplated by Section 2.7 hereof) to be delivered hereunder (including, for greater certainty, pursuant to Exchangeable Share Provisions, or pursuant to the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights) to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which such shares are listed, quoted or posted for trading at such time. BCo will in good faith expeditiously take all such action and do all such things as are necessary to cause all Exchangeable Shares to be and to continue to be listed and posted for trading on The Toronto Stock Exchange or, in the event that a listing on The Toronto Stock Exchange is not available, on another recognized Canadian stock exchange.

2.7 EQUIVALENCE

     (a)   BCo will not:

        (i) issue or distribute shares of BCo Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of BCo Common Stock) to the holders of all or substantially all of the then outstanding shares of BCo Common Stock by way of stock dividend or other distribution; or

        (ii) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding shares of BCo Common Stock entitling them to subscribe for or to purchase shares of BCo Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of BCo Common Stock); or

        (iii) issue or distribute to the holders of all or substantially all of the then outstanding shares of BCo Common Stock (A) shares or securities of BCo of any class other than BCo Common Stock (other than shares convertible into or exchangeable for or carrying rights to acquire shares of BCo Common Stock), (B) rights, options or warrants other than those referred to in subsection 2.7 (a) (ii) above, (C) evidences of indebtedness of BCo or (D) assets of BCo;

     unless

        (iv) one or both of BCo and BCo Sub is permitted under applicable law to issue or distribute the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets to the holders of the Exchangeable Shares; and

        (v) one or both of BCo and BCo Sub shall issue or distribute the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets simultaneously to the holders of the Exchangeable Shares.

     (b)   BCo will not:

        (i) subdivide, redivide or change the then outstanding shares of BCo Common Stock into a greater number of shares of BCo Common Stock; or

        (ii) reduce, combine or consolidate or change the then outstanding shares of BCo Common Stock into a lesser number of shares of BCo Common Stock; or

        (iii) reclassify or otherwise change the shares of BCo Common Stock or effect an amalgamation, merger, reorganization or other transaction involving or affecting the shares of BCo Common Stock;

     unless

        (iv) BCo Sub is permitted under applicable law to simultaneously make the same or an economically equivalent change to, or in the rights of the holders of, the Exchangeable Shares; and

        (v) the same or an economically equivalent change is simultaneously made to, or in the rights of the holders of, the Exchangeable Shares.

     (c)   BCo will ensure that the record date for any event referred to in section 2.7 (a) or 2.7 (b) above, or (if no record date is applicable for such event) the effective date for any such event, is not less than 10 Business Days after the date on which such event is declared or announced by BCo (with simultaneous notice thereof to be given by BCo to BCo Sub).

2.8 TENDER OFFERS, ETC.

     In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to BCo Common Stock (an "Offer") is proposed by BCo or is proposed to BCo or its shareholders and is recommended by the Board of Directors of BCo, or is otherwise effected or to be effected with the consent or approval of the Board of Directors of BCo, BCo shall, in good faith, take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares to participate in such Offer to the same extent and on an equivalent basis as the holders of shares of BCo Common Stock, without discrimination, including, without limiting the generality of the foregoing, BCo will use its good faith efforts expeditiously to (and shall, in the case of a transaction proposed by BCo or where BCo is a participant in the negotiation thereof) ensure that holders of Exchangeable Shares may participate in all such Offers without being required to retract Exchangeable Shares as against BCo Sub (or, if so required, to ensure that any such retraction shall be effective only upon, and shall be conditional upon, the closing of the Offer and only to the extent necessary to tender or deposit to the Offer).

2.9 OWNERSHIP OF OUTSTANDING SHARES

     Without the prior approval of BCo Sub and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of the Exchangeable Share Provisions, BCo covenants and agrees in favor of BCo Sub that, as long as any outstanding Exchangeable Shares are owned by any person or entity other than BCo or any of its Subsidiaries, BCo will be and remain the direct or indirect beneficial owner of all issued and outstanding common shares of BCo Sub. Notwithstanding the foregoing, this Section 2.9 shall not require BCo to own the common shares of BCo Sub longer than that date which is three years following the date hereof.

2.10 BCO NOT TO VOTE EXCHANGEABLE SHARES

     BCo covenants and agrees that it will appoint and cause to be appointed proxy holders with respect to all Exchangeable Shares held by BCo and its Subsidiaries for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. BCo further covenants and agrees that it will not, and will cause its Subsidiaries not to, exercise any voting rights which may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Exchangeable Share Provisions or pursuant to the provisions of the Act with respect to any Exchangeable Shares held by it or by its Subsidiaries in respect of any matter considered at any meeting of holders of Exchangeable Shares.

2.11 DUE PERFORMANCE

     On and after the Effective Date, BCo shall duly and timely perform all of its obligations provided for in connection with the Plan of Arrangement and the Articles of Incorporation of BCo Sub, including any obligations that may arise upon the exercise of BCo's rights under the Exchangeable Share Provisions.

                                   ARTICLE 3
                                    GENERAL

3.1 TERM

     This agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any party other than BCo and any of its Subsidiaries.

3.2 CHANGES IN CAPITAL OF BCO AND BCO SUB

     Notwithstanding the provisions of section 3.4 hereof, at all times after the occurrence of any event effected pursuant to section 2.7 or 2.8 hereof, as a result of which either BCo Common Stock or the Exchangeable Shares or both are in any way changed, this agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which BCo Common Stock or the Exchangeable Shares or both are so changed, and the parties hereto shall as soon as possible execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

3.3 SEVERABILITY

     If any provision of this agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this agreement shall not in any way be affected or impaired thereby and this agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

3.4 AMENDMENTS, MODIFICATIONS, ETC.

     This agreement may not be amended, modified or waived except by an agreement in writing executed by BCo Sub and BCo and approved by the holders of the Exchangeable Shares in accordance with Section 10.2 of the Exchangeable Share Provisions.

3.5 MINISTERIAL AMENDMENTS

     Notwithstanding the provisions of section 3.4, the parties to this agreement may in writing, at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this agreement for the purposes of:

     (a) adding to the covenants of either or both parties for the protection of the holders of the Exchangeable Shares;

     (b) making such amendments or modifications not inconsistent with this agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the board of directors of each of BCo Sub and BCo, it may be expedient to make, provided that each such board of directors shall be of the opinion that such amendments or modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

     (c) making such changes or corrections which, on the advice of counsel to BCo Sub and BCo, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error; provided that the boards of directors of each of BCo Sub and BCo shall be of the opinion that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

3.6 MEETING TO CONSIDER AMENDMENTS

     BCo Sub, at the request of BCo, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval of such shareholders. Any such meeting or meetings shall be called and held in accordance with the by-laws of BCo Sub, the Exchangeable Share Provisions and all Applicable Laws.

3.7 AMENDMENTS ONLY IN WRITING

     No amendment to or modification or waiver of any of the provisions of this agreement otherwise permitted hereunder shall be effective unless made in writing and signed by both of the parties hereto.

3.8 INUREMENT

     This agreement shall be binding upon and inure to the benefit of the parties hereto and the holders, from time to time, of Exchangeable Shares and each of their respective heirs, successors and assigns.

3.9 NOTICES TO PARTIES

     All notices and other communications between the parties shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for either such party as shall be specified in like notice):

    (a)    if to BCo to:      Burlington Resources Inc.
                              5051 Westheimer, Suite 1400
                              Houston, Texas 77056
                              Attention: F.J. Plaeger, II
                              Vice President and General Counsel
                              Facsimile No. 713-624-9569
    (b)    if to BCo Sub to:  Burlington Resources Canada Inc.
                              3700, 250 - 6th Avenue, S.W.
                              Calgary, Alberta T2P 3H7
                              Attention: Vice President, General Counsel and Secretary
                              Facsimile No. 403-263-2708

Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of confirmed receipt thereof, unless such day is not a Business Day, in which case it shall be deemed to have been given and received upon the immediately following Business Day.

3.10 COUNTERPARTS

     This agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

3.11 JURISDICTION

     This agreement shall be construed and enforced in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein.

3.12 ATTORNMENT

     BCo agrees that any action or proceeding arising out of or relating to this agreement may be instituted in the courts of the Province of Alberta, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of such courts in any such action or proceeding, agrees to be bound by any judgment of such courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and hereby appoints BCo Sub at its registered office in the Province of Alberta as BCo's attorney for service of process.

     IN WITNESS WHEREOF, BCo and BCo Sub have caused this agreement to be signed by their respective officers thereunder duly authorized, all as of the date first written above.

                                          BURLINGTON RESOURCES INC.

                                          By:
                                             --
                                             --
                                             --

                                          BURLINGTON CANADA RESOURCES INC.

                                          By:
                                             --
                                             --
                                             --

                                    ANNEX G

                              VOTING AND EXCHANGE
                                TRUST AGREEMENT

                                   EXHIBIT D
                      VOTING AND EXCHANGE TRUST AGREEMENT

     THIS VOTING AND EXCHANGE TRUST AGREEMENT is entered into as of    --   ,
1999, by and between Burlington Resources Inc., a Delaware corporation ("BCo"), Burlington Resources Canada Inc., an Alberta corporation ("BCo Sub"), and CIBC Mellon Trust Company, a Canadian trust company ("Trustee").

     WHEREAS, pursuant to an Amended and Restated Combination Agreement dated effective as of August 16, 1999 by and between BCo and Poco Petroleums Ltd. ("PCo") (such agreement as it may be further amended or restated is hereinafter referred to as the "Combination Agreement"), the parties agreed that on the Effective Date (as defined in the Combination Agreement), BCo and BCo Sub would execute and deliver a Voting and Exchange Trust Agreement containing the terms and conditions set forth in Exhibit D to the Combination Agreement together with such other terms and conditions as may be agreed to by the parties to the Combination Agreement acting reasonably.

     WHEREAS, pursuant to an arrangement (the "Arrangement") effected by Articles of Arrangement dated --, 1999 filed pursuant to the Business Corporations Act (Alberta) (or any successor or other corporate statute by which PCo may in the future be governed) (the "Act"), each issued and outstanding common share of PCo (a "PCo Common Share") was exchanged for issued and outstanding Exchangeable Shares of BCo Sub (the "Exchangeable Shares").

     WHEREAS, the Articles of Incorporation of BCo Sub set forth the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares (collectively, the "Exchangeable Share Provisions").

     WHEREAS, BCo is to provide voting rights in BCo to each holder (other than BCo and its Subsidiaries) from time to time of Exchangeable Shares, such voting rights per Exchangeable Share to be equivalent to the voting rights per share of BCo Common Stock.

     WHEREAS, BCo is to grant to and in favor of the holders (other than BCo and its Subsidiaries) from time to time of Exchangeable Shares the right, in the circumstances set forth herein, to require BCo to purchase from each such holder all or any part of the Exchangeable Shares held by the holder.

     WHEREAS, the parties desire to make appropriate provision and to establish a procedure whereby voting rights in BCo shall be exercisable by holders (other than BCo and its Subsidiaries) from time to time of Exchangeable Shares by and through the Trustee, which will hold legal title to one share of BCo Special Voting Stock (the "BCo Special Voting Stock") to which voting rights attach for the benefit of such holders and whereby the rights to require BCo to purchase Exchangeable Shares from the holders thereof (other than BCo and its Subsidiaries) shall be exercisable by such holders from time to time of Exchangeable Shares by and through the Trustee, which will hold legal title to such rights for the benefit of such holders.

     WHEREAS, these recitals and any statements of fact in this agreement are made by BCo and BCo Sub and not by the Trustee.

     NOW THEREFORE, in consideration of the respective covenants and agreements provided in this agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

                                   ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

1.1 DEFINITIONS

     In this agreement, the following terms shall have the following meanings:

     "Aggregate Equivalent Vote Amount" means, with respect to any matter, proposition or question on which holders of BCo Common Stock are entitled to vote, consent or otherwise act, the product of (i) the number of shares of Exchangeable Shares issued and outstanding and held by Holders multiplied by
(ii) the Equivalent Vote Amount.

     "Arrangement" has the meaning provided in the recitals hereto.

     "Automatic Exchange Rights" means the benefit of the obligation of BCo to effect the automatic exchange of shares of BCo Common Stock for Exchangeable Shares pursuant to Section 5.12 hereof.

     "Board of Directors" means the Board of Directors of BCo Sub.

     "Business Day" has the meaning provided in the Exchangeable Share
Provisions.

     "BCo Common Stock" has the meaning provided in the Exchangeable Share Provisions.

     "BCo Consent" has the meaning provided in Section 4.2 hereof.

     "BCo Meeting" has the meaning provided in Section 4.2 hereof.

     "BCo Special Voting Stock" has the meaning provided in the recitals hereto.

     "BCo Successor" has the meaning provided in subsection 11. 1 (a) hereof.

     "Equivalent Vote Amount" means, with respect any matter, proposition or question on which holders of BCo Common Stock are entitled to vote, consent or otherwise act, the number of votes to which a holder of one share of BCo Common Stock is entitled with respect to such matter, proposition or question.

     "Exchange Put Right" has the meaning provided in the Exchangeable Share Provisions.

     "Exchange Right" has the meaning provided in Article 5 hereof.

     "Exchangeable Share Consideration" has the meaning provided in the Exchangeable Share Provisions.

     "Exchangeable Share Price" has the meaning provided in the Exchangeable Share Provisions.

     "Exchangeable Share Provisions" has the meaning provided in the recitals hereto.

     "Exchangeable Shares" has the meaning provided in the recitals hereto.

     "Holder Votes" has the meaning provided in Section 4.2 hereof.

     "Holders" means the registered holders from time to time of Exchangeable Shares, other than BCo and its Subsidiaries.

     "Insolvency Event" means the institution by BCo Sub of any proceeding to be adjudicated a bankrupt or insolvent or to be dissolved or wound-up, or the consent of BCo Sub to the institution of bankruptcy, insolvency, dissolution or winding-up proceedings against it, or the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including without limitation the Companies Creditors Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by BCo Sub to contest in good faith any such proceedings commenced in respect of BCo Sub within 15 days of becoming aware thereof, or the consent by BCo Sub to the filing of any such petition or to the appointment of a receiver, or the making by BCo Sub of a general assignment for the benefit of creditors, or the admission in writing by BCo Sub of its inability to pay its debts generally as they become due, or BCo Sub's not being permitted, pursuant to liquidity or solvency requirements of applicable law, to redeem any Retracted Shares pursuant to Section 6.6 of the Exchangeable Share Provisions.

     "Liquidation Call Right" has the meaning provided in the Exchangeable Share Provisions.

     "Liquidation Event" has the meaning provided in subsection 5.12(b) hereof.

     "Liquidation Event Effective Time" has the meaning provided in subsection 5.12(c) hereof.

     "List" has the meaning provided in Section 4.6 hereof.

     "Officer's Certificate" means, with respect to BCo or BCo Sub, as the case may be, a certificate signed by any one of the Chairman of the Board, the Vice-Chairman of the Board (if there be one), the President or any Vice-President of BCo or BCo Sub, as the case may be.

     "Person" includes an individual, body corporate, partnership, company, unincorporated syndicate or organization, trust, trustee, executor, administrator and other legal representative.

     "Plan of Arrangement" has the meaning provided in the Exchangeable Share Provisions.

     "Redemption Call Right" has the meaning provided in the Exchangeable Share Provisions.

     "Retracted Shares" has the meaning provided in Section 5.7 hereof.

     "Retraction Call Right" has the meaning provided in the Exchangeable Share Provisions.

     "Subsidiary" has the meaning provided in the Exchangeable Share Provisions.

     "Support Agreement" means that certain support agreement made as of even date hereof by and between BCo and BCo Sub.

     "Trust" means the trust created by this agreement.

     "Trust Estate" means the Voting Share, any other securities, the Exchange Put Right, the Exchange Right, the Automatic Exchange Rights and any money or other property which may be held by the Trustee from time to time pursuant to this agreement.

     "Trustee" means CIBC Mellon Trust Company and, subject to the provisions of
Article 10 hereof, includes any successor trustee or permitted assigns.

     "Voting Rights" means the voting rights attached to the Voting Share.

     "Voting Share" means the one share of BCo Special Voting Stock, U.S. $0.01 par value, issued by BCo to and deposited with the Trustee, which entitles the holder of record to a number of votes at meetings of holders of BCo Common Stock equal to the Aggregate Equivalent Vote Amount.

1.2 INTERPRETATION NOT AFFECTED BY HEADINGS, ETC.

     The division of this agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this agreement.

1.3 NUMBER, GENDER, ETC.

     Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

1.4 DATE FOR ANY ACTION

     If any date on which any action is required to be taken under this agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

1.5 PAYMENTS

     All payments to be made hereunder will be made without interest and less any tax required by Canadian law to be deducted or withheld.

                                   ARTICLE 2
                              PURPOSE OF AGREEMENT

     The purpose of this agreement is to create the Trust for the benefit of the Holders, as herein provided. The Trustee will hold the Voting Share in order to enable the Trustee to exercise the Voting Rights and will hold the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights in order to enable the Trustee to exercise such rights, in each case as trustee for and on behalf of the Holders as provided in this agreement.

                                   ARTICLE 3
                                  VOTING SHARE

3.1 ISSUANCE AND OWNERSHIP OF THE VOTING SHARE

     BCo hereby issues to and deposits with the Trustee the Voting Share to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Holders and in accordance with the provisions of this agreement. BCo hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Holders of good and valuable consideration (and the adequacy thereof) for the issuance of the Voting Share by BCo to the Trustee. During the term of the Trust and subject to the terms and conditions of this agreement, the Trustee shall possess and be vested with full legal ownership of the Voting Share and shall be entitled to exercise all of the rights and powers of an owner with respect to the Voting Share, provided that the Trustee shall:

     (a) hold the Voting Share and the legal title thereto as trustee solely for the use and benefit of the Holders in accordance with the provisions of this agreement; and

     (b) except as specifically authorized by this agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the Voting Share, and the Voting Share shall not be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created pursuant to this agreement.

3.2 LEGENDED SHARE CERTIFICATES

     BCo Sub will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Holders of their right to instruct the Trustee with respect to the exercise of the Voting Rights with respect to the Exchangeable Shares held by a Holder.

3.3 SAFE KEEPING OF CERTIFICATE

     The certificate representing the Voting Share shall at all times be held in safe keeping by the Trustee or its agent.

                                   ARTICLE 4
                           EXERCISE OF VOTING RIGHTS

4.1 VOTING RIGHTS

     The Trustee, as the holder of record of the Voting Share, shall be entitled to all of the Voting Rights, including the right to consent to or to vote in person or by proxy the Voting Share, on any matter, question or proposition whatsoever that may properly come before the stockholders of BCo at a BCo Meeting or in connection with a BCo Consent (in each case, as hereinafter defined). The Voting Rights shall be and remain vested in and exercised by the Trustee. Subject to Section 7.15 hereof, the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4 from Holders entitled to instruct the Trustee as to the voting thereof at the time at which a BCo Consent is sought or a BCo Meeting is held. To the extent that no instructions are received from a Holder with respect to the Voting Rights to which such Holder is entitled, the Trustee shall not exercise or permit the exercise of such Holder's Voting Rights.

4.2 NUMBER OF VOTES

     With respect to all meetings of stockholders of BCo at which holders of shares of BCo Common Stock are entitled to vote (a "BCo Meeting") and with respect to all written consents sought by BCo from its stockholders including the holders of shares of BCo Common Stock (a "BCo Consent"), each Holder shall be entitled to instruct the Trustee to cast and exercise, in the manner instructed, a number of votes equal to the Equivalent Vote Amount for each Exchangeable Share owned of record by such Holder on the record date established by BCo or by applicable law for such BCo Meeting or BCo Consent, as the case may be, (the "Holder Votes") in respect of each matter, question or proposition to be voted on at such BCo Meeting or to be consented to in connection with such BCo Consent.

4.3 MAILINGS TO SHAREHOLDERS

     With respect to each BCo Meeting and BCo Consent, the Trustee will mail or cause to be mailed (or otherwise communicate in the same manner as BCo utilizes in communications to holders of BCo Common Stock, subject to the Trustee's ability to provide this method of communication and upon being advised in writing of such method) to each of the Holders named in the List on the same day as the initial mailing or notice (or other communication) with respect thereto is given by BCo to its stockholders:

     (a) a copy of such notice, together with any proxy or information statement and related materials to be provided to stockholders of BCo;

     (b) a statement that such Holder is entitled to instruct the Trustee as to the exercise of the Holder Votes with respect to such BCo Meeting or BCo Consent, as the case may be, or, pursuant to Section 4.7 hereof, to attend such BCo Meeting and to exercise personally the Holder Votes thereat;

     (c) a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:

        (i) a proxy to such Holder or such Holder's designee to exercise personally the Holder Votes; or

        (ii) a proxy to a designated agent or other representative of the management of BCo to exercise such Holder Votes;

     (d) a statement that if no such instructions are received from the Holder, the Holder Votes to which such Holder is entitled will not be exercised;

     (e) a form of direction whereby the Holder may so direct and instruct the Trustee as contemplated herein; and

     (f) a statement of (i) the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which in the case of a BCo Meeting shall not be earlier than the close of business on the Business Day prior to such meeting, and (ii) the method for revoking or amending such instructions.

     The materials referred to above are to be provided by BCo to the Trustee, but shall be subject to review and comment by the Trustee.

     For the purpose of determining Holder Votes to which a Holder is entitled in respect of any such BCo Meeting or BCo Consent, the number of Exchangeable Shares owned of record by the Holder shall be determined at the close of business on the record date established by BCo or by applicable law for purposes of determining stockholders entitled to vote at such BCo Meeting or to give written consent in connection with such BCo Consent. BCo will notify the Trustee in writing of any decision of the board of directors of BCo with respect to the calling of any such BCo Meeting or the seeking of any such BCo Consent and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this Section 4.3.

4.4 COPIES OF STOCKHOLDER INFORMATION

     BCo will deliver to the Trustee copies of all proxy materials, (including notices of BCo Meetings, but excluding proxies to vote shares of BCo Common Stock), information statements, reports (including without limitation all interim and annual financial statements) and other written communications that are to be distributed from time to time to holders of BCo Common Stock in sufficient quantities and in sufficient time so as to enable the Trustee to send those materials to each Holder at the same time as such materials are first sent to holders of BCo Common Stock. The Trustee will mail or otherwise send to each Holder, at the expense of BCo, copies of all such materials (and all materials specifically directed to the Holders or to the Trustee for the benefit of the Holders by BCo) received by the Trustee from BCo at the same time as such materials are first sent to holders of

BCo Common Stock. The Trustee will make copies of all such materials available for inspection by any Holder at the Trustee's principal transfer office in the cities of Calgary and Toronto.

4.5 OTHER MATERIALS

     Immediately after receipt by BCo or any stockholder of BCo of any material sent or given generally to the holders of BCo Common Stock by or on behalf of a third party, including without limitation dissident proxy and information circulars (and related information and material) and tender and exchange offer circulars (and related information and material), BCo shall use its reasonable best efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to Holders by such third party) to each Holder as soon as possible thereafter. As soon as practicable after receipt thereof, the Trustee will mail or otherwise send to each Holder, at the expense of BCo, copies of all such materials received by the Trustee from BCo. The Trustee will also make copies of all such materials available for inspection by any Holder at the Trustee's principal transfer office in the cities of Calgary and Toronto.

4.6 LIST OF PERSONS ENTITLED TO VOTE

     BCo Sub shall, (i) prior to each annual, general or special BCo Meeting or the seeking of any BCo Consent and (ii) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a "List") of the names and addresses of the Holders arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Holder, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with a BCo Meeting or a BCo Consent, at the close of business on the record date established by BCo or pursuant to applicable law for determining the holders of BCo Common Stock entitled to receive notice of and/or to vote at such BCo Meeting or to give consent in connection with such BCo Consent. Each such List shall be delivered to the Trustee promptly after receipt by BCo Sub of such request or the record date for such meeting or seeking of consent, as the case may be, and in any event within sufficient time as to enable the Trustee to perform its obligations under this agreement. BCo agrees to give BCo Sub written notice (with a copy to the Trustee) of the calling of any BCo Meeting or the seeking of any BCo Consent, together with the record dates therefor, sufficiently prior to the date of the calling of such meeting or seeking of such consent so as to enable BCo Sub to perform its obligations under this Section 4.6.

4.7 ENTITLEMENT TO DIRECT VOTES

     Any Holder named in a List prepared in connection with any BCo Meeting or any BCo Consent will be entitled (i) to instruct the Trustee in the manner described in Section 4.3 hereof with respect to the exercise of the Holder Votes to which such Holder is entitled or (ii) to attend such meeting and personally to exercise thereat (or to exercise with respect to any written consent), as the proxy of the Trustee, the Holder Votes to which such Holder is entitled.

4.8 VOTING BY TRUSTEE, AND ATTENDANCE OF TRUSTEE REPRESENTATIVE, AT MEETING

     (a) In connection with each BCo Meeting and BCo Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Holder pursuant to Section 4.3 hereof, the Holder Votes as to which such Holder is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Holder prior to the time and date fixed by it for receipt of such instructions in the notice given by the Trustee to the Holder pursuant to Section 4.3 hereof.

     (b) The Trustee shall cause such representatives as are empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights to attend each BCo Meeting. Upon submission by a Holder (or its designee) of identification satisfactory to the Trustee's representatives, and at the Holder's request, such representatives shall sign and deliver to such Holder (or its designee) a proxy to exercise personally the Holder Votes as to which such Holder is otherwise entitled hereunder to direct the vote, if such Holder either:

           (i)   has not previously given the Trustee instructions pursuant to
     Section 4.3 hereof in respect of such meeting, or

           (ii) submits to the Trustee's representatives written revocation of any such previous instructions.

     At such meeting, the Holder exercising such Holder Votes shall have the same rights as the Trustee to speak at the meeting in respect of any matter, question or proposition, to vote by way of ballot at the meeting in respect of any matter, question or proposition and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

4.9 DISTRIBUTION OF WRITTEN MATERIALS

     Any written materials to be distributed by the Trustee to the Holders pursuant to this agreement shall be delivered or sent by mail (or otherwise communicated in the same manner as BCo utilizes in communications to holders of BCo Common Stock subject to the Trustee's ability to provide this method of communication and upon being advised in writing of such method) to each Holder at its address as shown on the books of BCo Sub . BCo Sub shall provide or cause to be provided to the Trustee for this purpose, on a timely basis and without charge or other expense:

     (a)   current lists of the Holders; and

     (b) on the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this agreement.

     The materials referred to above are to be provided by BCo Sub to the Trustee, but shall be subject to review and comment by the Trustee.

4.10 TERMINATION OF VOTING RIGHTS

     Except as otherwise provided herein or in the Exchangeable Share Provisions, all of the rights of a Holder with respect to the Holder Votes exercisable in respect of the Exchangeable Shares held by such Holder, including the right to instruct the Trustee as to the voting of or to vote personally such Holder Votes, shall be deemed to be surrendered by the Holder to BCo, and such Holder Votes and the Voting Rights represented thereby shall cease immediately, upon the delivery by such Holder to the Trustee of the certificates representing such Exchangeable Shares in connection with the exercise by the Holder of the Exchange Put Right or the Exchange Right or the occurrence of the automatic exchange of Exchangeable Shares for shares of BCo Common Stock, as specified in
Article 5 hereof (unless in any case BCo shall not have delivered the Exchangeable Share Consideration deliverable in exchange therefor to the Trustee for delivery to the Holders), or upon the redemption of Exchangeable Shares pursuant to Article 6 or Article 7 of the Exchangeable Share Provisions, or upon the effective date of the liquidation, dissolution or winding-up of BCo Sub or any other distribution of the assets of BCo Sub among its shareholders for the purpose of winding up its affairs pursuant to Article 5 of the Exchangeable Share Provisions, or upon the purchase of Exchangeable Shares from the holder thereof by BCo pursuant to the exercise by BCo of the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right.

                                   ARTICLE 5
                     EXCHANGE RIGHT AND AUTOMATIC EXCHANGE

5.1 GRANT AND OWNERSHIP OF THE EXCHANGE PUT RIGHT, EXCHANGE RIGHT AND AUTOMATIC EXCHANGE RIGHT

     BCo hereby grants to the Trustee as trustee for and on behalf of, and for the use and benefit of, the Holders:

     (a)   the Exchange Put Right;

     (b) the right (the "Exchange Right"), upon the occurrence and during the continuance of an Insolvency Event, to require BCo to purchase from each or any Holder all or any part of the Exchangeable Shares held by the Holders; and

     (c)   the Automatic Exchange Rights,

     all in accordance with the provisions of this agreement and the Exchangeable Share Provisions, as the case may be. BCo hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Holders of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights by BCo to the Trustee. During the term of the Trust and subject to the terms and conditions of this agreement, the Trustee shall possess and be vested with full legal ownership of the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights and shall be entitled to exercise all of the rights and powers of an owner with respect to the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights, provided that the Trustee shall:

     (d) hold the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights and the legal title thereto as trustee solely for the use and benefit of the Holders in accordance with the provisions of this agreement; and

     (e) except as specifically authorized by this agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights, and the Trustee shall not exercise any such rights for any purpose other than the purposes for which this Trust is created pursuant to this agreement.

5.2 LEGENDED SHARE CERTIFICATES

     BCo Sub will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Holders of:

     (a) their right to instruct the Trustee with respect to the exercise of the Exchange Put Right and the Exchange Right in respect of the Exchangeable Shares held by a Holder; and

     (b)   the Automatic Exchange Rights.

5.3 GENERAL EXERCISE OF EXCHANGE PUT RIGHT AND THE EXCHANGE RIGHT

     The Exchange Put Right and the Exchange Right shall be and remain vested in and exercised by the Trustee. Subject to Section 7.15 hereof, the Trustee shall exercise the Exchange Put Right and the Exchange Right only on the basis of instructions received pursuant to this Article 5 from Holders entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received from a Holder with respect to the Exchange Put Right and the Exchange Right, the Trustee shall not exercise or permit the exercise of the Exchange Put Right and the Exchange Right.

5.4 PURCHASE PRICE

     The purchase price payable by BCo for each Exchangeable Share to be purchased by BCo (i) under the Exchange Put Right shall be the amount determined under the Exchangeable Share Provisions; and (ii) under the Exchange Right shall be an amount equal to the Exchangeable Share Price on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Share under the Exchange Right. In connection with each exercise of the Exchange Right, BCo will provide to the Trustee an Officer's Certificate setting forth the calculation of the applicable Exchangeable Share Price for each Exchangeable Share. The applicable Exchangeable Share Price for each such Exchangeable Share so purchased may be satisfied only by BCo's issuing and delivering or causing to be delivered to the Trustee, on behalf of the relevant Holder, the applicable Exchangeable Share Consideration representing the total applicable Exchangeable Share Price.

5.5 EXERCISE INSTRUCTIONS FOR EXCHANGE RIGHT

     Subject to the terms and conditions herein set forth, a Holder shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Holder on the books of BCo Sub. To cause the exercise of the Exchange Right by the Trustee, the Holder shall deliver to the Trustee, in person or by certified or registered mail, at its principal transfer offices in Calgary, Alberta and Toronto, Ontario or at such other places in Canada as the Trustee may from time to time designate by written notice to the Holders, the certificates representing the Exchangeable Shares which such Holder desires BCo to purchase, duly endorsed in blank, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under applicable law and the by-laws of BCo Sub and such additional documents and instruments as the Trustee may reasonably require, together with:

     (a) a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating:

        (i) that the Holder thereby instructs the Trustee to exercise the Exchange Right so as to require BCo to purchase from the Holder the number of Exchangeable Shares specified therein,

        (ii) that such Holder has good title to and owns all such Exchangeable Shares to be acquired by BCo free and clear of all liens, claims, encumbrances, security interests and adverse claims or interests,

        (iii) the names in which the certificates representing BCo Common Stock issuable in connection with the exercise of the Exchange Right are to be issued, and

        (iv) the names and addresses of the persons to whom the Exchangeable Share Consideration should be delivered; and

     (b) payment (or evidence satisfactory to the Trustee, BCo Sub and BCo of payment) of the taxes (if any) payable as contemplated by Section 5.8 of this agreement.

If only a part of the Exchangeable Shares represented by any certificate or certificates delivered to the Trustee are to be purchased by BCo under the Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the Holder at the expense of BCo Sub.

5.6 DELIVERY OF EXCHANGEABLE SHARE CONSIDERATION; EFFECT OF EXERCISE

     Promptly after receipt of the certificates representing the Exchangeable Shares which the Holder desires BCo to purchase under the Exchange Put Right or the Exchange Right (together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Put Right or the Exchange Right), duly endorsed for transfer to BCo, the Trustee shall notify BCo and BCo Sub of its receipt of the same, which notice to BCo and BCo Sub shall constitute exercise of the Exchange Put Right or the Exchange Right by the Trustee on behalf of the Holder of such Exchangeable Shares, and BCo shall immediately thereafter deliver or cause to be delivered to the Trustee, for delivery to the Holder of such Exchangeable Shares (or to such other persons, if any, properly designated by such Holder), the Exchangeable Share Consideration deliverable in connection with the exercise of the Exchange Put Right or the Exchange Right; provided, however, that no such delivery shall be made unless and until the Holder requesting the same shall have paid (or provided evidence satisfactory to the Trustee, BCo Sub and BCo of the payment of) the taxes (if any) payable as contemplated by Section 5.8 of this agreement. Immediately upon the giving of notice by the Trustee to BCo and BCo Sub of the exercise of the Exchange Put Right or the Exchange Right, as provided in this Section 5.6, (i) the closing of the transaction of purchase and sale contemplated by the Exchange Put Right or the Exchange Right shall be deemed

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to have occurred, (ii) BCo shall be required to take all action necessary to permit it to occur, including delivery to the Trustee of the relevant Exchangeable Share Consideration, no later than the close of business on the third Business Day following the receipt by the Trustee of notice, certificates and other documents as aforesaid and (iii) the Holder of such Exchangeable Shares shall be deemed to have transferred to BCo all of its right, title and interest in and to such Exchangeable Shares and the related interest in the Trust Estate, shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total purchase price therefor, unless such Exchangeable Share Consideration is not delivered by BCo to the Trustee by the date specified above, in which case the rights of the Holder shall remain unaffected until such Exchangeable Share Consideration is delivered by BCo and any cheque included therein is paid. Concurrently with such Holder ceasing to be a holder of Exchangeable Shares, the Holder shall be considered and deemed for all purposes to be the holder of the shares of BCo Common Stock delivered to it pursuant to the Exchange Put Right or the Exchange Right. Notwithstanding the foregoing, until the Exchangeable Share Consideration is delivered to the Holder, the Holder shall be deemed to still be a holder of the sold Exchangeable Shares for purposes of voting rights with respect thereto under this agreement.

5.7 EXERCISE OF EXCHANGE RIGHT SUBSEQUENT TO RETRACTION

     In the event that a Holder has exercised its right under Article 6 of the Exchangeable Share Provisions to require BCo Sub to redeem any or all of the Exchangeable Shares held by the Holder (the "Retracted Shares") and is notified by BCo Sub pursuant to Section 6.6 of the Exchangeable Share Provisions that BCo Sub will not be permitted as a result of liquidity or solvency provisions of applicable law to redeem all such Retracted Shares, subject to receipt by the Trustee of written notice to that effect from BCo Sub and provided that BCo shall not have exercised the Retraction Call Right with respect to the Retracted Shares and that the Holder has not revoked the retraction request delivered by the Holder to BCo Sub pursuant to Section 6.1 of the Exchangeable Share Provisions, the retraction request will constitute and will be deemed to constitute notice from the Holder to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares which BCo Sub is unable to redeem. In any such event, BCo Sub hereby agrees with the Trustee and in favour of the Holder immediately to notify the Trustee of such prohibition against BCo Sub's redeeming all of the Retracted Shares and immediately to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Holder to BCo Sub or to the transfer agent of the Exchangeable Shares (including without limitation a copy of the retraction request delivered pursuant to Section 6.1 of the Exchangeable Share Provisions) in connection with such proposed redemption of the Retracted Shares, and the Trustee will thereupon exercise the Exchange Right with respect to the Retracted Shares which BCo Sub is not permitted to redeem and will require BCo to purchase such shares in accordance with the provisions of this Article 5.

5.8 STAMP OR OTHER TRANSFER TAXES

     Upon any sale of Exchangeable Shares to BCo pursuant to the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights, the share certificate or certificates representing BCo Common Stock to be delivered as Exchangeable Share Consideration in connection with the payment of the total purchase price therefor shall be issued in the name of the Holder of the Exchangeable Shares so sold or in such names as such Holder may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold, provided, however, that such Holder:

           (a) shall pay (and neither BCo, BCo Sub nor the Trustee shall be required to pay) any documentary, stamp, transfer or other similar taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Holder; or

           (b) shall have established to the satisfaction of the Trustee, BCo and BCo Sub that such taxes, if any, have been paid.

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5.9 NOTICE OF INSOLVENCY EVENT

     Immediately upon the occurrence of an Insolvency Event or any event which with the giving of notice or the passage of time or both would be an Insolvency Event, BCo Sub and BCo shall give written notice thereof to the Trustee. As soon as practicable after receiving notice from BCo Sub or BCo of the occurrence of an Insolvency Event, the Trustee will mail to each Holder, at the expense of BCo, a notice of such Insolvency Event in the form provided by BCo, which notice shall contain a brief statement of the right of the Holders with respect to the Exchange Right.

5.10 QUALIFICATION OF BCO COMMON STOCK

     BCo covenants that if any shares of BCo Common Stock to be issued and delivered pursuant to the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights require registration or qualification with or approval of or the filing of any document including any prospectus or similar document, the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial or state law or regulation or pursuant to the rules and regulations of any regulatory authority, or the fulfillment of any other legal requirement (collectively, the "Applicable Laws") before such shares may be issued and delivered by BCo to the initial holder thereof (other than BCo
Sub) or in order that such shares may be freely traded thereafter (other than any restrictions on transfer by reason of a holder being a "control person" of BCo for purposes of Canadian federal or provincial securities law or an "affiliate" of BCo for purposes of United States federal or state securities law), BCo will in good faith expeditiously take all such actions and do all such things as are necessary to cause such shares of BCo Common Stock to be and remain duly registered, qualified or approved. BCo represents and warrants that it has in good faith taken all actions and done all things as are necessary under Applicable Laws as they exist on the date hereof to cause the shares of BCo Common Stock to be issued and delivered pursuant to the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights and to be freely tradeable thereafter (other than restrictions on transfer by reason of a holder being a "control person" of BCo for the purposes of Canadian federal and provincial securities law or an "affiliate" of BCo for the purposes of United States federal or state securities law). BCo will in good faith expeditiously take all such actions and do all such things as are necessary to cause all shares of BCo Common Stock to be delivered pursuant to the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which such shares are listed, quoted or posted for trading at such time.

5.11 RESERVATION OF SHARES OF BCO COMMON STOCK

     BCo hereby represents, warrants and covenants that it has irrevocably reserved for issuance and will at all times keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of shares of BCo Common Stock:

     (a)   as is equal to the sum of

        (i) the number of Exchangeable Shares issued and outstanding from time to time, and

        (ii) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time; and

     (b) as are now and may hereafter be required to enable and permit BCo Sub to meet its obligations hereunder, under the Certificate of Incorporation of BCo, under the Support Agreement, under the Exchangeable Share Provisions and under any other security or commitment pursuant to the Arrangement with respect to which BCo may now or hereafter be required to issue shares of BCo Common Stock.

5.12 AUTOMATIC EXCHANGE ON LIQUIDATION OF BCO

     (a) BCo will give the Trustee written notice of each of the following events at the time set forth below:

        (i) in the event of any determination by the board of directors of BCo to institute voluntary liquidation, dissolution or winding-up proceedings with respect to BCo or to effect any other distribution of assets of BCo among its stockholders for the purpose of winding-up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

        (ii)   immediately, upon the earlier of

             (A)  receipt by BCo of notice of, and

             (B)  BCo's otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of BCo or to effect any other distribution of assets of BCo among its stockholders for the purpose of winding up its affairs.

     (b) Immediately following receipt by the Trustee from BCo of notice of any event (a "Liquidation Event") contemplated by Section 5.12(a) above, the Trustee will give notice thereof to the Holders. Such notice will be provided by BCo to the Trustee and shall include a brief description of the automatic exchange of Exchangeable Shares for shares of BCo Common Stock provided for in
Section 5.12(c) below.

     (c) In order that the Holders will be able to participate on a pro rata basis with the holders of BCo Common Stock in the distribution of assets of BCo in connection with a Liquidation Event, immediately prior to the effective time (the "Liquidation Event Effective Time") of a Liquidation Event, all of the then outstanding Exchangeable Shares shall be automatically exchanged for shares of BCo Common Stock. To effect such automatic exchange, BCo shall be deemed to have purchased each Exchangeable Share outstanding immediately prior to the Liquidation Event Effective Time and held by Holders, and each Holder shall be deemed to have sold the Exchangeable Shares held by it at such time, for a purchase price per share equal to the Exchangeable Share Price applicable at such time. In connection with such automatic exchange, BCo will provide to the Trustee an Officer's Certificate setting forth the calculation of the purchase price for each Exchangeable Share.

     (d)   The closing of the transaction of purchase and sale contemplated by
Section 5.12(c) above shall be deemed to have occurred immediately prior to the Liquidation Event Effective Time, and each Holder of Exchangeable Shares shall be deemed to have transferred to BCo all of the Holder's right, title and interest in and to such Exchangeable Shares and the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares, and BCo shall deliver to the Holder the Exchangeable Share Consideration deliverable upon the automatic exchange of Exchangeable Shares. Concurrently with such Holder's ceasing to be a holder of Exchangeable Shares, the Holder shall be considered and deemed for all purposes to be the holder of the shares of BCo Common Stock issued to it pursuant to the automatic exchange of Exchangeable Shares for BCo Common Stock, and the certificates held by the Holder previously representing the Exchangeable Shares exchanged by the Holder with BCo pursuant to such automatic exchange shall thereafter be deemed to represent the shares of BCo Common Stock issued to the Holder by BCo pursuant to such automatic exchange. Upon the request of a Holder and the surrender by the Holder of Exchangeable Share certificates deemed to represent shares of BCo Common Stock, duly endorsed in blank and accompanied by such instruments of transfer as BCo may reasonably require, BCo shall deliver or cause to be delivered to the Holder certificates representing the shares of BCo Common Stock of which the Holder is the holder. Notwithstanding the foregoing, until each Holder is actually entered on the register of holders of BCo Common Stock, such Holder shall be deemed to still be a holder of the transferred Exchangeable Shares for purposes of all voting rights with respect thereto under this agreement.

                                   ARTICLE 6
              RESTRICTIONS ON ISSUANCE OF BCO SPECIAL VOTING STOCK

     During the term of this agreement, BCo will not issue any shares of BCo Special Voting Stock in addition to the Voting Share.

                                   ARTICLE 7
                             CONCERNING THE TRUSTEE

7.1 POWERS AND DUTIES OF THE TRUSTEE

     The rights, powers and authorities of the Trustee under this agreement, in its capacity as trustee of the Trust, shall include:

     (a) receipt and deposit of the Voting Share from BCo as trustee for and on behalf of the Holders in accordance with the provisions of this agreement;

     (b) granting proxies and distributing materials to Holders as provided in this agreement;

     (c) voting the Holder Votes in accordance with the provisions of this agreement;

     (d) receiving the grant of the Exchange Put Right and the Exchange Right and the Automatic Exchange Rights from BCo as trustee for and on behalf of the Holders in accordance with the provisions of this agreement;

     (e) exercising the Exchange Put Right and the Exchange Right and enforcing the benefit of the Automatic Exchange Rights, in each case in accordance with the provisions of this agreement, and in connection therewith receiving from Holders Exchangeable Shares and other requisite documents and distributing to such Holders the shares of BCo Common Stock and cheques, if any, to which such Holders are entitled upon the exercise of the Exchange Put Right and the Exchange Right or pursuant to the Automatic Exchange Rights, as the case may be;

     (f)   holding title to the Trust Estate;

     (g) investing any moneys forming, from time to time, a part of the Trust Estate as provided in this agreement;

     (h) taking action at the direction of a Holder or Holders to enforce the obligations of BCo under this agreement; and

     (i) taking such other actions and doing such other things as are specifically provided in this agreement.

     In the exercise of such rights, powers and authorities, the Trustee shall have (and is granted) such incidental and additional rights, powers and authority not in conflict with any of the provisions of this agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers and authorities by the Trustee shall be final, conclusive and binding upon all persons. For greater certainty, the Trustee shall have only those duties as are set out specifically in this agreement. The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith with a view to the best interests of the Holders and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances. The Trustee shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof nor shall the Trustee be required to take any notice of, or to do or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default or breach, which notices shall distinctly specify the default or breach desired to be brought to the attention of the Trustee and in the absence of such notice the Trustee may for all purposes of this agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

7.2 NO CONFLICT OF INTEREST

     The Trustee represents to BCo Sub and BCo that at the date of execution and delivery of this agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 90 days after it becomes aware that such a material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 10 hereof. If, notwithstanding the foregoing provisions of this Section 7.2, the Trustee has such a material conflict of interest, the validity and enforceability of this agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this Section 7.2, any interested party may apply to the superior court of the province in which BCo Sub has its registered office for an order that the Trustee be replaced as trustee hereunder.

7.3 DEALINGS WITH TRANSFER AGENTS, REGISTRARS, ETC.

     BCo Sub and BCo irrevocably authorize the Trustee, from time to time, to:

     (a) consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and BCo Common Stock; and

     (b)   requisition, from time to time,

        (i) from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this agreement, and

        (ii) from the transfer agent of BCo Common Stock, and any subsequent transfer agent of such shares, to complete the exercise from time to time of the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights in the manner specified in Article 5 hereof, the share certificates issuable upon such exercise.

     BCo Sub and BCo irrevocably authorize their respective registrars and transfer agents to comply with all such requests. BCo covenants that it will supply its transfer agent with duly executed share certificates for the purpose of completing the exercise from time to time of the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights, in each case pursuant to
Article 5 hereof.

7.4 BOOKS AND RECORDS

     The Trustee shall keep available for inspection by BCo and BCo Sub, at the Trustee's principal transfer office in Calgary, Alberta, correct and complete books and records of account relating to the Trustee's actions under this agreement, including without limitation all information relating to mailings and instructions to and from Holders and all transactions pursuant to the Voting Rights, the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights for the term of this agreement. On or before March 31, 2000, and on or before March 31 in every year thereafter, so long as the Voting Share is on deposit with the Trustee, the Trustee shall transmit to BCo and BCo Sub a brief report, dated as of the preceding December 31, with respect to:

     (a)   the property and funds comprising the Trust Estate as of that date;

     (b) the number of exercises of the Exchange Put Right and the Exchange Right, if any, and the aggregate number of Exchangeable Shares received by the Trustee on behalf of Holders in consideration of the issue and delivery by BCo of shares of BCo Common Stock in connection with the Exchange Put Right and the Exchange Right, during the calendar year ended on such date; and

     (c) all other actions taken by the Trustee in the performance of its duties under this agreement which it had not previously reported.

7.5 INCOME TAX RETURNS AND REPORTS

     The Trustee shall, to the extent necessary, prepare and file on behalf of the Trust appropriate United States and Canadian income tax returns and any other returns or reports as may be required by applicable law or pursuant to the rules and regulations of any securities exchange or other trading system through which the Exchangeable Shares are traded and, in connection therewith, may obtain the advice and assistance of such experts as the Trustee may consider necessary or advisable. If requested by the Trustee, BCo shall retain such experts for purposes of providing such advice and assistance.

7.6 INDEMNIFICATION PRIOR TO CERTAIN ACTIONS BY TRUSTEE

     The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this agreement at the request, order or direction of any Holder upon such Holder's furnishing to the Trustee reasonable funding, security and indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby; provided that no Holder shall be obligated to furnish to the Trustee any such funding, security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Voting Share pursuant to Article 4 hereof, subject to Section 7.15 hereof, and with respect to the Exchange Put Right and the Exchange Right pursuant to Article 5 hereof, subject to Section 7.15 hereof, and with respect to the Automatic Exchange Rights pursuant to Article 5 hereof. None of the provisions contained in this agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties or authorities unless funded, given funds, security and indemnified as aforesaid.

7.7 ACTIONS BY HOLDERS

     No Holder shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Holder has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security and indemnity referred to in Section 7.6 hereof and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Holder shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Holders shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or under the Voting Rights, the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights, except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Holders.

7.8 RELIANCE UPON DECLARATIONS

     The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder, and such lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents comply with the provisions of Section 7.9 hereof, if applicable, and with any other applicable provisions of this agreement.

7.9 EVIDENCE AND AUTHORITY TO TRUSTEE

     BCo Sub and/or BCo shall furnish to the Trustee evidence of compliance with the conditions provided for in this agreement relating to any action or step required or permitted to be taken by BCo Sub and/or BCo or the Trustee under this agreement or as a result of any obligation imposed under this agreement, including, without limitation, in respect of the Voting Rights or the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights and the taking of any other action to be taken by the Trustee at the request of or on the application of BCo Sub and/or BCo forthwith if and when:

     (a) such evidence is required by any other section of this agreement to be furnished to the Trustee in accordance with the terms of this Section 7.9; or

     (b) the Trustee, in the exercise of its rights, powers, duties and authorities under this agreement, gives BCo Sub and/or BCo written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

     Such evidence shall consist of an Officer's Certificate of BCo Sub and/or BCo or a statutory declaration or a certificate made by persons entitled to sign an Officer's Certificate stating that any such condition has been complied with in accordance with the terms of this agreement.

     Whenever such evidence relates to a matter other than the Voting Rights or the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert or any other person whose qualifications give authority to a statement made by him, provided that, if such report or opinion is furnished by a director, officer or employee of BCo Sub and/or BCo, it shall be in the form of an Officer's Certificate or a statutory declaration.

     Each statutory declaration, certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this agreement shall include a statement by the person giving the evidence:

     (i) declaring that such person has read and understands the provisions of this agreement relating to the condition in question;

     (ii) describing the nature and scope of the examination or investigation upon which such person based the statutory declaration, certificate, statement or opinion; and

     (iii) declaring that such person has made such examination or investigation as such person believes is necessary to enable such person to make the statements or give the opinions contained or expressed therein.

7.10 EXPERTS, ADVISERS AND AGENTS

     The Trustee may:

     (a) in relation to these presents act and rely on the opinion or advice of or information obtained from or prepared by any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by BCo Sub and/or BCo or otherwise, and may employ such assistants as may be necessary to the proper determination and discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

     (b) employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the determination and discharge of its duties hereunder and in the management of the Trust.

7.11 INVESTMENT OF MONEYS HELD BY TRUSTEE

     Unless otherwise provided in this agreement, any moneys held by or on behalf of the Trustee which under the terms of this agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee, may be invested and reinvested in the name or under the control of the Trustee in securities in which, under the laws of the Province of Alberta, trustees are authorized to invest trust moneys; provided that such securities are stated to mature within two years after their purchase by the Trustee, and the Trustee shall so invest such moneys on the written direction of BCo Sub. Pending the investment of any moneys as hereinbefore provided, such moneys may be deposited in the name of the Trustee in any chartered bank in Canada or, with the consent of BCo Sub, in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits.

7.12 TRUSTEE NOT REQUIRED TO GIVE SECURITY

     The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this agreement or otherwise in respect of the premises.

7.13 TRUSTEE NOT BOUND TO ACT ON REQUEST

     Except as in this agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of BCo Sub and/or BCo or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act and rely upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

7.14 AUTHORITY TO CARRY ON BUSINESS

     The Trustee represents to BCo Sub and BCo that at the date of execution and delivery by it of this agreement it is authorized to carry on the business of a trust company in the Province of Alberta but if, notwithstanding the provisions of this Section 7.14, it ceases to be so authorized to carry on business, the validity and enforceability of this agreement and the Voting Rights, the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights shall not be affected in any manner whatsoever by reason only of such event; provided, however, the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in the Province of Alberta, either become so authorized or resign in the manner and with the effect specified in
Article 10 hereof.

7.15 CONFLICTING CLAIMS

     If conflicting claims or demands are made or asserted with respect to any interest of any Holder in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Holder in any Exchangeable Shares resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claim or demand. In so refusing, the Trustee may elect not to exercise any Voting Rights, Exchange Put Right, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

     (a) the rights of all adverse claimants with respect to the Voting Rights, Exchange Put Right, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction; or

     (b) all differences with respect to the Voting Rights, the Exchange Put Right, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement.

     If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate fully to indemnify it as between all conflicting claims or demands.

7.16 ACCEPTANCE OF TRUST

     The Trustee hereby accepts the Trust created and provided for by and in this agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Holders, subject to all the terms and conditions herein set forth.

                                   ARTICLE 8
                                  COMPENSATION

     BCo and BCo Sub jointly and severally agree to pay to the Trustee reasonable compensation for all of the services rendered by it under this agreement and will reimburse the Trustee for all reasonable expenses (including but not limited to taxes, compensation paid to experts, agents and advisors, and travel expenses) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency, reasonably incurred by the Trustee in connection with its rights and duties under this agreement; provided that BCo and BCo Sub shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted in bad faith or with negligence or willful misconduct.

                                   ARTICLE 9
                  INDEMNIFICATION AND LIMITATION OF LIABILITY

9.1 INDEMNIFICATION OF THE TRUSTEE

     BCo and BCo Sub jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this agreement (collectively, the "Indemnified Parties") against all claims, losses, damages, costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee's legal counsel) which, without fraud, negligence, willful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason of or as a result of the Trustee's acceptance or administration of the Trust, its compliance with its duties set forth in this agreement, or any written or oral instructions delivered to the Trustee by BCo or BCo Sub pursuant hereto. In no case shall BCo or BCo Sub be liable under this indemnity for any claim against any of the Indemnified Parties unless BCo and BCo Sub shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii) below, BCo and BCo Sub shall be entitled to participate at their own expense in the defense and, if BCo or BCo Sub so elect at any time after receipt of such notice, either of them may assume the defense of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by BCo or BCo Sub, such authorization not to be unreasonably withheld; or (ii) the named parties to any such suit include both the Trustee and BCo or BCo Sub and the Trustee shall have been advised by counsel acceptable to BCo or BCo Sub that there may be one or more legal defenses available to the Trustee that are different from or in addition to those available to BCo or BCo Sub and that an actual or potential conflict of interest exists (in which case BCo and BCo Sub shall not have the right to assume the defense of such suit on behalf of the Trustee, but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee). This indemnity shall survive the resignation or removal of the Trustee and the termination of the trust.

9.2 LIMITATION OF LIABILITY

     The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this agreement, except to the extent that such loss is attributable to the fraud, negligence, willful misconduct or bad faith on the part of the Trustee.

                                   ARTICLE 10
                               CHANGE OF TRUSTEE

10.1 RESIGNATION

     The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to BCo and BCo Sub specifying the date on which it desires to resign, provided that such notice shall never be given less than 60 days before such desired resignation date unless BCo and BCo Sub otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, BCo and BCo Sub shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing acceptance by a successor trustee, a successor trustee may be appointed by an order of the superior court of the province in which BCo Sub has its registered office upon application of one or more of the parties hereto.

10.2 REMOVAL

     The Trustee, or any trustee hereafter appointed, may be removed with or without cause, at any time on 60 days prior notice by written instrument executed by BCo and BCo Sub, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee; provided that, in connection with such removal, provision is made for a replacement trustee similar to that contemplated in Section 10.1.

10.3 SUCCESSOR TRUSTEE

     Any successor trustee appointed as provided under this agreement shall execute, acknowledge and deliver to BCo and BCo Sub and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this agreement, with like effect as if originally named as trustee in this agreement. However, on the written request of BCo and BCo Sub or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, BCo, BCo Sub and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

10.4 NOTICE OF SUCCESSOR TRUSTEE

     Upon acceptance of appointment by a successor trustee as provided herein, BCo and BCo Sub shall cause to be mailed notice of the succession of such trustee hereunder to each Holder specified in a List. If BCo or BCo Sub shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of BCo and BCo Sub.

                                   ARTICLE 11
                                 BCO SUCCESSORS

11.1 CERTAIN REQUIREMENTS IN RESPECT OF COMBINATION, ETC.

     BCo shall not enter into any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person or, in the case of a merger, of the continuing corporation resulting therefrom, but may do so if:

     (a) such other Person or continuing corporation (the "BCo Successor"), by operation of law, becomes, without further action, bound by the terms and provisions of this agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction an agreement supplemental hereto and such other instruments (if any) as are satisfactory to the Trustee and in the opinion of legal counsel to the Trustee are necessary or advisable to evidence the assumption by the BCo Successor of liability for all moneys payable and property deliverable hereunder, the covenant of such BCo Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of BCo under this agreement; and

     (b) such transaction shall, to the satisfaction of the Trustee and in the opinion of legal counsel to the Trustee, be upon such terms which substantially preserve and do not impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Holders hereunder.

11.2 VESTING OF POWERS IN SUCCESSOR

Whenever the conditions of Section 11.1 hereof have been duly observed and performed, the Trustee, if required by Section 11.1 hereof, the BCo Successor and BCo Sub shall execute and deliver the supplemental agreement provided for in
Article 12 hereof, and thereupon the BCo Successor shall possess and from time to time may exercise each and every right and power of BCo under this agreement in the name of BCo or otherwise and any act or proceeding by any provision of this agreement required to be done or performed by the board of directors of BCo or any officers of BCo may be done and performed with like force and effect by the directors or officers of such BCo Successor.

11.3 WHOLLY-OWNED SUBSIDIARIES

     Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned subsidiary of BCo with or into BCo or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of BCo provided that all of the assets of such subsidiary are transferred to BCo or another wholly-owned subsidiary of BCo, and any such transactions are expressly permitted by this Article 11.

                                   ARTICLE 12
                     AMENDMENTS AND SUPPLEMENTAL AGREEMENTS

12.1 AMENDMENTS, MODIFICATIONS, ETC.

     Subject to Sections 12.2 and 12.4, this agreement may not be amended, modified or waived except by an agreement in writing executed by BCo Sub, BCo and the Trustee and approved by the Holders in accordance with Section 10.2 of the Exchangeable Share Provisions. No amendment to or modification or waiver of any of the provisions of this agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

12.2 MINISTERIAL AMENDMENTS

     Notwithstanding the provisions of Section 12.1 hereof, the parties to this agreement may in writing, at any time and from time to time, without the approval of the Holders, amend or modify this agreement for the purposes of:

     (a) adding to the covenants of any or all of the parties hereto for the protection of the Holders hereunder subject to the receipt by the Trustee of an opinion of counsel that the addition of the proposed covenant is not prejudicial to the interests of the holders as a whole or the Trustee;

     (b) making such amendments or modifications not inconsistent with this agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the board of directors of each of BCo and BCo Sub and in the opinion of the Trustee and its counsel, having in mind the best interests of the Holders as a whole, it may be expedient to make, provided that such boards of directors and the Trustee and its counsel shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Holders as a whole; or

     (c) making such changes or corrections which, on the advice of counsel to BCo Sub, BCo and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error; provided that the Trustee and its counsel and the board of directors of each of BCo Sub and BCo shall be of the opinion that such changes or corrections will not be prejudicial to the interests of the Holders as a whole.

12.3 MEETING TO CONSIDER AMENDMENTS

     BCo Sub, at the request of BCo, shall call a meeting or meetings of the Holders for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of BCo Sub, the Exchangeable Share Provisions and all applicable laws.

12.4 CHANGES IN CAPITAL OF BCO AND BCO SUB

     At all times after the occurrence of any event effected pursuant to Section
2.7 or Section 2.8 of the Support Agreement, as a result of which either BCo Common Stock or the Exchangeable Shares or both are in any way changed, this agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which BCo Common Stock or the Exchangeable Shares or both are so changed, and the parties hereto shall execute and deliver a supplemental agreement giving effect to and evidencing such necessary amendments and modifications.

12.5 EXECUTION OF SUPPLEMENTAL AGREEMENTS

     From time to time, BCo Sub (when authorized by a resolution of its Board of Directors), BCo (when authorized by a resolution of its board of directors) and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

     (a) evidencing the succession of any BCo Successors to BCo and the covenants of and obligations assumed by each such BCo Successor in accordance with the provisions of Article 11 and the successor of any successor trustee in accordance with the provisions of Article 10;

     (b) making any additions to, deletions from or alterations of the provisions of this agreement or the Voting Rights, the Exchange Right or the Automatic Exchange Rights which, in the opinion of the Trustee and its counsel, will not be prejudicial to the interests of the Holders as a whole or are in the opinion of counsel to the Trustee necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to BCo, BCo Sub, the Trustee or this agreement; and

     (c) for any other purposes not inconsistent with the provisions of this agreement, including without limitation to make or evidence any amendment or modification to this agreement as contemplated hereby, provided that, in the opinion of the Trustee and its counsel, the rights of the Trustee and the Holders as a whole will not be prejudiced thereby.

                                   ARTICLE 13
                                  TERMINATION

13.1 TERM

     The Trust created by this agreement shall continue until the earliest to occur of the following events:

     (a)   no outstanding Exchangeable Shares are held by a Holder;

     (b) each of BCo Sub and BCo elects in writing to terminate the Trust and such termination is approved by the Holders of the Exchangeable Shares in accordance with Section 10.1 of the Exchangeable Share Provisions; and

     (c) 21 years after the death of the last survivor of the descendants of His Majesty King George VI of the United Kingdom of Great Britain and Northern Ireland living on the date of the creation of the Trust.

13.2 SURVIVAL OF AGREEMENT

     This agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by a Holder; provided, however, that the provisions of Articles 8 and 9 hereof shall survive any such termination of this agreement.

                                   ARTICLE 14
                                    GENERAL

14.1 SEVERABILITY

     If any provision of this agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this agreement shall not in any way be affected or impaired thereby, and the agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

14.2 INUREMENT

     This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and to the benefit of the Holders.

14.3 NOTICES TO PARTIES

     All notices and other communications between the parties hereunder shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for such party as shall be specified in like notice):

     (a)   if to BCo to:
        Burlington Resources Inc.
        5051 Westheimer, Suite 1400
        Houston, Texas 77056
        Attention: F.J. Plaeger, II
        Vice President and General Counsel
           Facsimile No. 713-624-9569

     (b)   if to BCo Sub to:
        Burlington Resources Canada Inc.
        3700, 250 - 6th Avenue, S.W.
        Calgary, Alberta T2P 3H7
        Attention: Vice President, General Counsel and Secretary
           Facsimile No. 403-263-2708

     (c)  if to the Trustee to:
        CIBC Mellon Trust Company
        600, 333 - 7th Avenue S.W.
          Calgary, Alberta T2P 2Z1

     Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof, and if given by telecopy shall be deemed to have been given and received on the date of receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

14.4 NOTICE TO HOLDERS

     Any and all notices to be given and any documents to be sent to any Holders may be given or sent to the address of such Holder shown on the register of Holders of Exchangeable Shares in any manner permitted by the Exchangeable Share Provisions and shall be deemed to be received (if given or sent in such manner) at the time specified in such Exchangeable Share Provisions, the provisions of which Exchangeable Share Provisions shall apply mutatis mutandis to notices or documents as aforesaid sent to such Holders.

14.5 RISK OF PAYMENTS BY POST

     Whenever payments are to be made or documents are to be sent to any Holder by the Trustee, by BCo Sub or by BCo or by such Holder to the Trustee or to BCo or BCo Sub, the making of such payment or sending of such document sent through the mail shall be at the risk of BCo Sub or BCo, in the case of payments made or documents sent by the Trustee or BCo Sub or BCo, and the Holder, in the case of payments made or documents sent by the Holder.

14.6 COUNTERPARTS

     This agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

14.7 JURISDICTION

     This agreement shall be construed and enforced in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein.

14.8 ATTORNMENT

     BCo agrees that any action or proceeding arising out of or relating to this agreement may be instituted in the courts of Alberta, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of such courts in any such action or proceeding, agrees to be bound by any judgment of such courts and agrees not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and hereby appoints BCo Sub at its registered office in the Province of Alberta as BCo's attorney for service of process.

     IN WITNESS WHEREOF, the parties hereby have caused this agreement to be duly executed as of the date first above written.

                                          BURLINGTON RESOURCES INC.

                                          By:
                                            --
                                            --

                                          BURLINGTON RESOURCES CANADA INC.

                                          By:
                                            --
                                            --

                                          CIBC MELLON TRUST COMPANY

                                          By:
                                            (name)
                                            (title)

                                    ANNEX H

                          RBC DOMINION SECURITIES INC.
                                FAIRNESS OPINION

                                [RBC LETTERHEAD]

                                                                 August 16, 1999

The Board of Directors
Poco Petroleums Ltd.
3700 Bow Valley Square IV
250 - 6th Avenue S.W.
Calgary, Alberta
T2P 3H7

To Members of the Board of Directors:

     RBC Dominion Securities Inc. ("RBC DS") understands that Burlington Resources Inc. ("Burlington") has entered into an agreement to acquire all of the issued and outstanding common shares (the "Common Shares") of Poco Petroleums Ltd. ("Poco" or the "Company") pursuant to a plan of arrangement (the "Arrangement"), as provided in the combination agreement between Burlington and Poco, dated as of August 16, 1999 (the "Combination Agreement"). The terms of the Arrangement will be more fully described in a Joint Management Information Circular and Proxy Statement (the "Circular") which will be mailed to shareholders of the Company in connection with the Arrangement.

     The Company, under the direction of the board of directors (the "Board") of the Company, has retained RBC DS to act as financial advisor to provide advice and assistance to the Board in evaluating the Arrangement, including the preparation and delivery to the Board of its opinion as to the fairness of the Arrangement from a financial point of view to the holders of the Common Shares (the "Fairness Opinion"). RBC DS has not prepared a valuation of the Company, Burlington or any of their respective subsidiaries or assets and the Fairness Opinion should not be construed as such.

ENGAGEMENT

     RBC DS was formally engaged by the Board through an agreement between the Company and RBC DS (the "Engagement Agreement") dated as of July 29, 1999. As defined in the Engagement Agreement, RBC DS is to be paid a fee based upon the total equity transaction value at the completion of the Arrangement. In addition, RBC DS is to be reimbursed for its reasonable out-of-pocket expenses and to be indemnified by the Company in certain circumstances. RBC DS consents to the inclusion of the Fairness Opinion in its entirety and a summary thereof in the Circular and the filing thereof with the securities commissions or similar regulatory authorities in each province of Canada and the United States.

RELATIONSHIP WITH INTERESTED PARTIES

     Neither RBC DS, nor any of its affiliates is an insider, associate or affiliate (as those terms are defined in the Securities Act (Ontario) (the "Act")) of the Company, Burlington or any of their respective associates or affiliates. RBC DS has not been engaged to provide financial advisory services to Burlington in the past two years. RBC DS has been engaged by the Company to provide financial advisory services within the past two years in connection with the purchase of Pan East Petroleum Corp. and other assignments. There are no understandings, agreements or commitments between RBC DS and the Company, Burlington or any of their respective associates or affiliates with respect to any future business dealings. RBC DS may, in the future, in the ordinary course of its business, perform financial advisory or investment banking services for the Company,

                                            Member of Royal Bank Financial Group

Burlington or any of their respective associates or affiliates. The Royal Bank of Canada, the shareholder of RBC DS, provides banking services to the Company in the normal course of business.

     RBC DS acts as a trader and dealer, both as principal and agent, in major financial markets and, as such, may have had and may in the future have positions in the securities of the Company, Burlington or any of their respective associates or affiliates and, from time to time, may have executed or may execute transactions on behalf of such companies or clients for which it received or may receive compensation. As an investment dealer, RBC DS conducts research on securities and may, in the ordinary course of its business, provide research reports and investment advice to its clients on investment matters, including with respect to the Company, Burlington or the Arrangement.

CREDENTIALS OF RBC DOMINION SECURITIES

     RBC DS is one of Canada's largest investment banking firms, with operations in all facets of corporate and government finance, mergers and acquisitions, equity and fixed income sales and trading and investment research. The Fairness Opinion expressed herein represents the opinion of RBC DS and the form and content herein have been approved for release by a committee of its directors, each of whom is experienced in merger, acquisition, divestiture and valuation matters.

SCOPE OF REVIEW

     In connection with our Fairness Opinion, we have reviewed and relied upon or carried out, among other things, the following:

          1. the Combination Agreement;

          2. audited financial statements of the Company and Burlington for the five years ended December 31, 1998;

          3. the unaudited interim reports of the Company and Burlington for the three and six months ended June 30, 1999;

          4. annual reports of the Company and Burlington for the two years ended December 31, 1997 and 1998;

          5. the Notices of Annual Meetings of Shareholders and Management Information Circulars of the Company for the two years ended December 31, 1997 and 1998;

          6. the Notice of Annual Meeting of Stockholders and Proxy Statement of Burlington for the year ended December 31, 1998;

          7. annual information forms of the Company for the two years ended December 31, 1997 and 1998;

          8. the Form 10-K of Burlington for the year ended December 31, 1998;

          9. Poco's internal management budgets for the year ending December 31, 1999;

          10. selected Burlington internal management operational and financial estimates and forecasts;

          11. Poco's internal management ten year operational and financial model;

          12. discussions with senior management of Poco and Burlington;

          13. discussions with both Poco's and Burlington's auditors and legal counsel;

          14. public information relating to the business, operations, financial performance and stock trading history of Poco, Burlington and other selected public companies considered by us to be relevant;

          15. public information with respect to other transactions of a comparable nature considered by us to be relevant;

                                                         RBC DOMINION SECURITIES

          16. a report from Poco regarding Poco's petroleum reserves, with an effective date of December 31, 1998 and updated information with respect to that report to June 30, 1999;

          17. information pertaining to the Company's seismic database, natural gas processing facilities, undeveloped land and income tax pools as provided by the Company;

          18. information pertaining to the July 22, 1999 farm-in agreement between Poco and Chevron Canada Resources;

          19. representations contained in a certificate addressed to us, dated as of the date hereof, from senior officers of the Company as to the completeness and accuracy of the information upon which the Fairness Opinion is based; and

          20. such other corporate, industry and financial market information, investigations and analyses as RBC DS considered necessary or appropriate in the circumstances.

     RBC DS has not, to the best of its knowledge, been denied access by the Company or Burlington to any information requested by RBC DS. RBC DS' also conducted a verbal due diligence session with certain members of Burlington's senior management team. RBC DS was not, to the best of its knowledge, denied any information or access which was requested at such session.

PRIOR VALUATIONS

     The Company and Burlington have represented to RBC DS that there have not been any prior valuations (as defined in Ontario Securities Commission Policy 9.1) of the Company, Burlington or their material assets or securities, respectively, in the past twenty-four month period.

ASSUMPTIONS AND LIMITATIONS

     With the Board's approval and as provided for in the Engagement Agreement, RBC DS has relied upon the completeness, accuracy and fair presentation of all of the financial and other information, data, advice, opinions or representations obtained by it from public sources, senior management of the Company and Burlington and their respective consultants and advisors (collectively, the "Information"). The Fairness Opinion is conditional upon such completeness, accuracy and fair presentation of such Information. Subject to the exercise of professional judgment and except as expressly described herein, we have not attempted to verify independently the completeness, accuracy or fair presentation of any of the Information.

     Senior officers of the Company have represented to RBC DS in a certificate delivered as of the date hereof, among other things, that (i) the Information (as defined above) provided in writing by the Company or any of its subsidiaries or their respective agents to RBC DS relating to the Company or any of its subsidiaries or to the Arrangement, for the purpose of preparing the Fairness Opinion was, at the date the Information was provided to RBC DS, and is, except as has been disclosed in writing to RBC DS, complete, true and correct in all material respects, and did not, and does not, contain any untrue statement of a material fact in respect of the Company, its subsidiaries or the Arrangement, and did not, and does not, omit to state a material fact in respect of the Company, its subsidiaries or the Arrangement necessary to make the Information not misleading in light of the circumstances under which the Information was made or provided; and that (ii) since the dates on which the Information was provided to RBC DS, except as disclosed in writing to RBC DS, or as publicly disclosed by the Company, there has been no material change, financial or otherwise, in the financial condition, assets, liabilities (contingent or otherwise), business, operations or prospects of the Company or any if its subsidiaries and no material change has occurred in the Information or any part thereof which would have, or which would reasonably be expected to have, a material effect on the Fairness Opinion.

     In preparing the Fairness Opinion, RBC DS has made several assumptions, including that all of the conditions required to implement the Arrangement will be met and that the disclosure provided or incorporated by reference in the Circular with respect to the Company, Burlington, their respective subsidiaries and affiliates and the Arrangement is accurate in all material respects.
                                                         RBC DOMINION SECURITIES

     The Fairness Opinion is rendered on the basis of securities markets, economic, financial and general business conditions prevailing as at the date hereof and the condition and prospects, financial and otherwise, of the Company, Burlington and their respective subsidiaries and affiliates, as they were reflected in the Information and as they have been represented to RBC DS in discussions with management of the Company and Burlington. In its analyses and in preparing the Fairness Opinion, RBC DS made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of RBC DS or any party involved in the Arrangement.

     The Fairness Opinion has been provided for the use of the Board and may not be used by any other person or relied upon by any other person other than the Board without the express prior written consent of RBC DS. The Fairness Opinion is given as of the date hereof and RBC DS disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting its Fairness Opinion which may come or be brought to RBC DS' attention after the date hereof. Without limiting the foregoing, in the event that there is any material change in any fact or matter affecting the Fairness Opinion after the date hereof, RBC DS reserves the right to change, modify or withdraw its Fairness Opinion.

     RBC DS believes that its analyses must be considered as a whole and that selecting portions of the analyses or the factors considered by it, without considering all factors and analyses together, could create a misleading view of the process underlying the Fairness Opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Any attempt to do so could lead to undue emphasis on any particular factor or analysis. The Fairness Opinion is not to be construed as a recommendation to any holder of Common Shares as to whether to vote in favour of the Arrangement.

FAIRNESS CONCLUSION

     Based upon and subject to the foregoing, RBC DS is of the opinion that, as of the date hereof, the Arrangement is fair from a financial point of view to the holders of Common Shares.

Yours very truly,


(Signed) RBC DOMINION SECURITIES INC.


                                                         RBC DOMINION SECURITIES

                                    ANNEX I

                       MORGAN STANLEY & CO. INCORPORATED
                                FAIRNESS OPINION

MORGAN STANLEY DEAN WITTER

     1585 BROADWAY
        NEW YORK, NEW YORK 10036
        (212) 761-4000

                                                                 August 16, 1999

Board of Directors
Burlington Resources Inc.
5051 Westheimer.
Houston, TX 77056

Members of the Board:

     We understand that Poco Petroleums Ltd. ("Poco" or the "Company") and Burlington Resources Inc. ("BR") propose to enter into a Combination Agreement substantially in the form of the draft dated August 16, 1999 (the "Combination Agreement"), pursuant to which, among other things, Poco will become an indirect wholly owned subsidiary of BR (the "Combination"), and each common share of Poco (the "Company Shares"), issued and outstanding at the effective time of the Combination, other than shares held by BR or any subsidiary of BR or as to which dissenters' rights have been perfected, will be exchanged for 0.25 (the "Exchange Ratio") of an Exchangeable Share (the "Exchangeable Shares"). Each exchangeable share of which will be exchangeable by the holder thereof for one share of Common Stock of BR ("BR Common Stock"). The terms and conditions of the Combination are more fully set forth in the Combination Agreement.

     You have asked for our opinion as to whether the Exchange Ratio pursuant to the Combination Agreement is fair from a financial point of view to BR.

     For purposes of the opinion set forth herein, we have:

          (i) reviewed certain publicly available financial statements and other information of the Company and BR, respectively;

          (ii) reviewed certain internal financial statements and other financial and operating data, including internal reserve estimates, concerning the Company and BR, prepared by the managements of the Company and BR, respectively;

          (iii) analyzed certain financial forecasts prepared by the managements of the Company and BR, respectively;

          (iv) discussed the past and current operations and financial condition and the prospects of the Company, including information relating to certain strategic, financial and operational benefits anticipated from the Combination, with senior executives of the Company;

          (v) discussed the past and current operations and financial condition and the prospects of BR, including information relating to certain strategic, financial and operational benefits anticipated from the Combination, with senior executives of BR;

          (vi) reviewed the pro forma impact of the Combination on BR's earnings per share, cash flow, oil and gas reserves and production, consolidated capitalization and financial ratios;

          (vii) reviewed the reported prices and trading activity for the Company Shares and BR Common Stock, respectively;

          (viii) compared the financial performance of the Company and BR and the prices and trading activity of the Company Shares and BR Common Stock with that of certain other comparable publicly-traded companies and their securities;

          (ix) reviewed the financial terms, to the extent publicly available, of certain comparable business combination transactions deemed relevant;

                                                      MORGAN STANLEY DEAN WITTER

          (x) participated in discussions and negotiations among representatives of the Company and BR and their financial and legal advisors;

          (xi) reviewed the draft of the Combination Agreement, the Plan of Arrangement, and certain related documents; and

          (xii) performed such other analyses and considered such other factors as we have deemed appropriate.

     We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company and BR, respectively. We have not made any independent valuation or appraisal of the assets or liabilities of the Company or BR; nor have we been furnished with any such appraisals. With respect to the reserve estimates referred to in (ii) and
(vi) above, we are not experts in the engineering evaluation of oil and gas properties and, with your consent, have relied, without independent verification, solely upon the internal reserve estimates of the Company and BR, respectively. In addition, we have assumed that the Combination will be consummated in accordance with the terms set forth in the Combination Agreement. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

     We have acted as financial advisor to the Board of Directors of BR in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services to BR and have received fees for the rendering of these services.

     It is understood that this letter is for the information of the Board of Directors of BR only and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by BR in respect of the Combination with any securities regulatory authority in the United States or Canada.

     We are expressing no opinion herein as to the prices at which the Company Shares, the Exchangeable Shares or BR Common Stock will trade at any time. In addition, Morgan Stanley expresses no opinion or recommendation as to how the holders of BR Common Stock should vote at the shareholders' meeting held in connection with the Combination.

     Based upon and subject to the foregoing, we are of the opinion on the date hereof that the Exchange Ratio pursuant to the Combination Agreement is fair from a financial point of view to BR.

                                            Very truly yours,

                                            MORGAN STANLEY & CO. INCORPORATED

                                            By:     /s/ MICHAEL J. DICKMAN

                                              ----------------------------------
                                              Michael J. Dickman
                                              Managing Director

                                    ANNEX J

                            SECTION 184 OF THE ABCA

             SECTION 184 OF THE BUSINESS CORPORATIONS ACT (ALBERTA)

 184(1)   Subject to sections 185 and 234, a holder of shares of any class of a corporation may dissent if the corporation resolves to

        (a) amend its articles under section 167 and 168 to add, change or remove any provisions restricting or constraining the issue or transfer of shares of that class,

        (b) amend its articles under section 167 to add, change or remove any restrictions on the business or businesses that the corporation may carry on,

        (c) amalgamate with another corporation, otherwise than under section 178 or 180.1,

        (d) be continued under the laws of another jurisdiction under section 182, or

        (e) sell, lease or exchange all or substantially all its property under section 183.

     (2) A holder of shares of any class of series of shares entitled to vote under section 170, other than section 170 (1)(a), may dissent if the corporation resolves to amend its articles in a manner described in that section.

     (3)   In addition to any other right he may have, but subject to subsection
(20), a shareholder entitled to dissent under this section and who complies with this section is entitled to be paid by the corporation the fair value of the shares held by him in respect of which he dissents, determined as of the close of business on the last business day before the day on which the resolution from which he dissents was adopted.

     (4) A dissenting shareholder may only claim under this section with respect to all the shares of a class held by him or on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.

     (5) A dissenting shareholder shall send to the corporation a written objection to a resolution referred to in subsection (1) or (2)

        (a) at or before any meeting of shareholders at which the resolution is to be voted on, or

        (b) if the corporation did not send notice to the shareholder of the purpose of the meeting or of his right to dissent, within a reasonable time after he learns that the resolution was adopted and of his right to dissent.

     (6) An application may be made to the Court by originating notice after the adoption of a resolution referred to in subsection (1) or (2),

        (a)   by the corporation, or

        (b) by a shareholder if he has sent an objection to the corporation under subsection (5),

to fix the fair value in accordance with subsection (3) of the shares of a shareholder who dissents under this section.

     (7) If an application is made under subsection (6), the corporation shall, unless the Court otherwise orders, send to each dissenting shareholder a written offer to pay him an amount considered by the directors to be the fair value of the shares.

     (8)   Unless the Court otherwise orders, an offer referred to in subsection
(7) shall be sent to each dissenting shareholder

        (a) at least 10 days before the date on which the application is returnable, if the corporation is the applicant, or

        (b) within 10 days after the corporation is served with a copy of the originating notice, if a shareholder is the applicant.

     (9)   Every offer made under subsection (7) shall

        (a)   be made on the same terms, and

        (b) contain or be accompanied by a statement showing how the fair value was determined.

     (10) A dissenting shareholder may make an agreement with the corporation for the purchase of his shares by the corporation, in the amount of the corporation's offer under subsection (7) or otherwise, at any time before the Court pronounces an order fixing the fair value of the shares.

     (11)  A dissenting shareholder

        (a) is not required to give security for costs in respect of an application under subsection (6), and

        (b) except in special circumstances shall not be required to pay the costs of the application or appraisal.

     (12) In connection with an application under subsection (6), the Court may give directions for

        (a) joining as parties all dissenting shareholders whose shares have not been purchased by the corporation and for the representation of dissenting shareholders who, in the opinion of the Court, are in need of representation,

        (b) the trial of issues and interlocutory matters, including pleadings and examination for discovery,

        (c) the payment to the shareholder of all or part of the sum offered by the corporation for the shares,

        (d) the deposit of the share certificates with the Court or with the corporation or its transfer agent,

        (e) the appointment and payment of independent appraisers, and the procedures to be followed by them,

        (f)   the service of documents, and

        (g)   the burden of proof on the parties.

     (13)  On an application under subsection (6), the Court shall make an order

        (a)   fixing the fair value of the shares in accordance with subsection
              (3) of all dissenting shareholders who are parties to the application,

        (b) giving judgment in that amount against the corporation and in favour of each of those dissenting shareholders, and

        (c) fixing the time within which the corporation must pay that amount to a shareholder.

     (14)  On

        (a) the action approved by the resolution from which the shareholder dissents becoming effective,

        (b) the making of an agreement under subsection (10) between the corporation and the dissenting shareholder as to the payment to be made by the corporation for his shares, whether by the acceptance of the corporation's offer under subsection (7) or otherwise, or

        (c)   the pronouncement of an order under subsection (13),

whichever first occurs, the shareholder ceases to have any rights as a shareholder other than the right to be paid the fair value of his shares in the amount agreed to between the corporation and the shareholder or in the amount of the judgment, as the case may be.

     (15) Subsection (14)(a) does not apply to a shareholder referred to in subsection (5)(b).

     (16)  Until one of the events mentioned in subsection (14) occurs,

        (a)   the shareholder may withdraw his dissent, or

        (b)   the corporation may rescind the resolution,

        and in either event proceedings under this section shall be discontinued.

     (17) The Court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder, from the date on which the shareholder ceases to have any rights as a shareholder by reason of subsection
(14) until the date of payment.

     (18) If subsection (20) applies, the corporation shall, within 10 days after

        (a)   the pronouncement of an order under subsection (13), or

        (b) the making of an agreement between the shareholder and the corporation as to the payment to be made for his shares,

notify each dissenting shareholder that it is unable lawfully to pay dissenting shareholders for their shares.

     (19) Notwithstanding that a judgment has been given in favour of a dissenting shareholder under subsection (13)(b), if subsection (20) applies, the dissenting shareholder, by written notice delivered to the corporation within 30 days after receiving the notice under subsection (18), may withdraw his notice of objection, in which case the corporation is deemed to consent to the withdrawal and the shareholder is reinstated to his full rights as a shareholder, failing which he retains a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of the creditors of the corporation but in priority to its shareholders.

     (20) A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that

        (a) the corporation is or would after the payment be unable to pay its liabilities as they become due, or

        (b) the realizable value of the corporation's assets would thereby be less than the aggregate of its liabilities.

                                    ANNEX K

                         ADDITIONAL DOCUMENTS INCLUDED:

                                                        PAGE
                                                        ----
Proxy Statement and Information Circular for Poco's
  Annual and Special Meeting of Shareholders held on
  May 6, 1999. .......................................   K-1
Poco's Annual Information Form dated April 21,
  1999. ..............................................  K-17
Poco Selected Historical Financial Data under Canadian
  and U.S. GAAP. .....................................  K-33
Poco Management's Discussion and Analysis of Financial
  Condition and Results of Operations. ...............  K-36
Poco Audited Financial Statements for the years ended
  December 31, 1998, 1997 and 1996 and Unaudited
  Financial Statements for the periods ended June 30,
  1999 and June 30, 1998. ............................  K-43

                              POCO PETROLEUMS LTD.

                    PROXY STATEMENT AND INFORMATION CIRCULAR
                             FOR POCO'S ANNUAL AND
                        SPECIAL MEETING OF SHAREHOLDERS
                              HELD ON MAY 6, 1999

                              POCO PETROLEUMS LTD.
                           3700, 250 - 6TH AVE. S.W.
                                CALGARY, ALBERTA
                                    T2P 3H7

                    INFORMATION CIRCULAR -- PROXY STATEMENT

                                 MARCH 17, 1999

GENERAL INFORMATION

     THIS INFORMATION CIRCULAR -- PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE MANAGEMENT OF POCO PETROLEUMS LTD. (hereinafter sometimes called "Poco" or the "Corporation") for use at the Annual and Special Meeting of holders of Common Shares of the Corporation (the "Meeting") to be held on Thursday, the 6th day of May, 1999, at 2:00 p.m. (Calgary time), at the Metropolitan Centre, 333 - Fourth Avenue, SW, Calgary, Alberta, and at any adjournment thereof, for the purposes set forth in the Notice of Meeting. Instruments of proxy must be addressed to the Vice President, General Counsel & Secretary of the Corporation and mailed or deposited with CIBC Mellon Trust Company at either 600, 333 - 7th Avenue, SW, Calgary, Alberta, T2P 2Z1 or P.O. Box 12005, Stn. Brm. B, Toronto, Ontario, M7Y 2K5, to the attention of the Proxy Department, so as to be received not less than 24 hours, excluding Saturdays and holidays, before the time fixed for holding the Meeting at which the person named in such instrument proposes to vote or any adjournment thereof. No instrument appointing a proxy shall be valid after the expiration of 12 months from the date of its execution. The close of business on March 17, 1999, has been fixed as the record date for the determination of shareholders entitled to receive notice of and to vote at the Meeting or any adjournments thereof; provided that, to the extent such a shareholder transfers the ownership of any shares after that date and the transferee of those shares establishes ownership of such shares and demands at any time before the Meeting that the transferee's name be included in the shareholders' list, such transferee will be entitled to vote such shares at the Meeting.

     The instrument appointing a proxy shall be in writing and shall be executed by the shareholder or the shareholder's attorney authorized in writing or, if the shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized.

     THE SHAREHOLDER SUBMITTING THE PROXY SHALL HAVE THE RIGHT TO APPOINT A PROXYHOLDER (WHO NEED NOT BE A SHAREHOLDER OF THE CORPORATION) TO REPRESENT THE SHAREHOLDER AT THE MEETING OTHER THAN THE PERSON OR PERSONS DESIGNATED IN THE FORM OF PROXY FURNISHED BY THE CORPORATION. TO EXERCISE THIS RIGHT THE SHAREHOLDER MAY INSERT THE NAME OF THE DESIRED REPRESENTATIVE IN THE BLANK SPACE PROVIDED IN THE PROXY AND STRIKE OUT THE OTHER NAMES OR MAY SUBMIT ANOTHER APPROPRIATE FORM OF PROXY.

ADVICE TO BENEFICIAL HOLDERS OF COMMON SHARES

     THE INFORMATION SET FORTH IN THIS SECTION IS OF SIGNIFICANT IMPORTANCE TO MANY SHAREHOLDERS WHO DO NOT HOLD THEIR COMMON SHARES IN THEIR OWN NAME (REFERRED TO IN THIS CIRCULAR AS "BENEFICIAL SHAREHOLDERS"). Beneficial Shareholders should note that only proxies deposited by Shareholders whose names appear on the records of Poco as the registered holders of Common Shares can be recognized and acted upon at the Meeting. If Common Shares are listed in an account statement provided to a Shareholder by a broker, then in almost all cases those Common Shares will not be registered in the Shareholder's name on the records of Poco. Such Common Shares will more likely be registered under the name of the Shareholder's broker or an agent of that broker. In Canada, the vast majority of such Common Shares are registered under the name of CDS & Co. (the registration name of The Canadian Depositary for Securities Limited, which acts as nominees for many Canadian brokerage firms). Common Shares held by brokers or their nominees can only be voted (for or against resolutions) upon the instructions of the Beneficial Shareholder. Without specific instructions, the broker/nominees are prohibited from voting shares for their clients. The directors and officers of Poco do not know for whose benefit the Common Shares registered in the name of CDS & Co. are held.

     Applicable regulatory policy requires intermediaries/brokers to seek voting instructions from Beneficial Shareholders in advance of shareholders' meetings. Every intermediary/broker has its own mailing procedures and provides its own return instructions, which should be carefully followed by Beneficial Shareholders in order to ensure that their shares are voted at the Meeting. Often, the form of proxy supplied to a Beneficial Shareholder by its broker is identical to the form of proxy provided to registered Shareholders. However, its purpose is limited to instructing the registered Shareholder how to vote on behalf of the Beneficial Shareholder. The majority of brokers now delegate responsibility for obtaining instructions from clients to Independent Investor Communications Corporation ("IICC"). IICC typically applies a special sticker to the proxy forms, mails those forms to the Beneficial Shareholders and asks Beneficial Shareholders to return the proxy forms to IICC. IICC then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of shares to be represented at the Meeting. A BENEFICIAL SHAREHOLDER RECEIVING A PROXY WITH AN IICC STICKER ON IT CANNOT USE THAT PROXY TO VOTE SHARES DIRECTLY AT THE MEETING AS THE PROXY MUST BE RETURNED TO IICC WELL IN ADVANCE OF THE MEETING IN ORDER TO HAVE THE SHARES VOTED.

REVOCABILITY OF PROXY

     An instrument of proxy may be revoked by the person giving it at any time prior to the exercise thereof. If a person who has given a proxy attends personally at the Meeting at which such proxy is to be voted, such person may revoke the proxy and vote in person. In addition to revocation in any other manner permitted by law, a proxy may be revoked by instrument in writing executed by the shareholder or the shareholder's attorney authorized in writing or, if the shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized. Any revocation must be deposited either at the registered office of the Corporation at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, or with the Chairman of the Meeting on the day of the Meeting or any adjournment thereof. Upon either of such deposits being received the proxy is revoked.

PERSON MAKING THE SOLICITATION

     This solicitation of proxies is made on behalf of the management of the Corporation. The costs incurred in the preparation and mailing of the Notice of Meeting, Form of Proxy and this Information Circular -- Proxy Statement will be borne by the Corporation. In addition to the use of the mails, proxies may be solicited by personal interviews, telephone, telecopier or other means by directors, officers and employees of the Corporation, none of whom will be specifically remunerated therefor.

EXERCISE OF DISCRETION BY PROXIES

     The Common Shares represented by proxies in favour of management proxy nominees will be voted at the Meeting in respect of which such proxy is provided and, where the shareholder specifies a choice with respect to any matter to be acted upon, the Common Shares will be voted in accordance with the specification so made. IN THE ABSENCE OF SUCH SPECIFICATION, SUCH COMMON SHARES WILL BE VOTED IN FAVOUR OF ALL MATTERS HEREIN DESCRIBED. THE ENCLOSED FORM OF PROXY CONFERS DISCRETIONARY AUTHORITY UPON THE PERSONS NAMED THEREIN WITH RESPECT TO AMENDMENTS OR VARIATIONS TO MATTERS IDENTIFIED IN THE NOTICE OF MEETING AND WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. AT THE TIME OF PRINTING THIS INFORMATION CIRCULAR-PROXY STATEMENT, THE MANAGEMENT OF THE CORPORATION KNOWS OF NO SUCH AMENDMENT, VARIATION OR OTHER MATTER. HOWEVER, IF ANY OTHER MATTER PROPERLY COMES BEFORE THE MEETING, THE FORM OF PROXY FURNISHED BY THE CORPORATION WILL BE VOTED ON SUCH MATTER IN ACCORDANCE WITH THE BEST JUDGEMENT OF THE PERSON OR PERSONS VOTING THE PROXY.

VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

     The Corporation is authorized to issue an unlimited number of First Preferred Shares without nominal or par value; an unlimited number of Second Preferred Shares without nominal or par value; and an unlimited number of Common Shares without nominal or par value. The holders of Common Shares are entitled to vote at the Meeting in respect of all items of business to be conducted at the Meeting.

     As at the close of business on March 17, 1999, the record date for the determination of the shareholders entitled to receive notice of and to vote at the Meeting, the Corporation had outstanding 153,259,928 Common Shares. Each Common Share confers upon the holder thereof the right to one vote. To the extent a shareholder transfers the ownership of any shares after March 17, 1999, and the transferee of those shares establishes ownership of such shares and demands at any time before the Meeting that the transferee's name be included in the shareholders' list, such transferee will be entitled to vote such shares at the Meeting.

     A quorum of Common Shareholders at the Meeting will be present if the holder or holders of not less than 5% of the Common Shares entitled to vote at the Meeting are present in person or represented by proxy.

     To the knowledge of the directors and officers of the Corporation, as at March 17, 1999, no shareholder beneficially owns, directly or indirectly, or exercises control or direction over Common Shares carrying more than 10% of the voting rights attached to all of the issued and outstanding Common Shares of the Corporation.

BUSINESS OF THE MEETING

     ELECTION OF DIRECTORS

     There are presently ten directors of the Corporation, all of whom retire from office at the Meeting. There are ten directors to be elected at the Meeting, such directors to hold office until the next annual meeting or until their successors are elected or appointed.

     Unless otherwise directed, it is the intention of management to vote proxies in the accompanying Form of Proxy in favour of the election as directors of the ten nominees hereinafter set forth, each of whom has been a director since the last annual meeting of the shareholders of the Corporation, provided that in the event that a vacancy among such nominees occurs because of death or for any reason prior to the Meeting, the proxy shall not be voted with respect to such vacancy:

Donald D. Barkwell   Edward A. Galvin    Lloyd C. Swift
William E. Bradford  F.K. Roy Gillespie  W. Bruce Woods
Lyle F. Dunkley      Craig W. Stewart    John R.
                                         Yarnell
John J. Fleming

     Information is given below with respect to each nominee for election as a director, including the length of time he has been a director. The statements below as to voting securities beneficially owned, directly or indirectly, or over which control or direction is exercised, are based upon information furnished to the Corporation by the respective nominees.

                       NOMINEES FOR ELECTION AS DIRECTORS

                                     VOTING SHARES
                                  BENEFICIALLY OWNED,
                                      DIRECTLY OR
NAME AND MUNICIPALITY            INDIRECTLY, AS OF THE
OF RESIDENCE                          DATE HEREOF        DIRECTOR SINCE   PRINCIPAL OCCUPATION
---------------------            ---------------------   --------------   --------------------
DONALD D. BARKWELL(1)..........       46,995 Common      May, 1988        President, Barkwell Investments
Calgary, Alberta                                                          Ltd. (private investment
                                                                          corporation)
WILLIAM E. BRADFORD(1)(2)......        1,000 Common      April, 1993      Executive Businessman
Toronto, Ontario
LYLE F. DUNKLEY(1).............       49,614 Common      May, 1998        Executive Businessman
Tisdale, Saskatchewan
JOHN J. FLEMING(3).............       65,000 Common      November, 1979   Director & Vice Chairman,
Calgary, Alberta                                                          TransAtlantic Petroleum Corp.
                                                                          (oil and gas corporation)
EDWARD A. GALVIN(2)............      705,547 Common      November, 1979   President, Medpath Oil & Gas
Calgary, Alberta                                                          Ltd. (oil and gas corporation)

                                     VOTING SHARES
                                  BENEFICIALLY OWNED,
                                      DIRECTLY OR
NAME AND MUNICIPALITY            INDIRECTLY, AS OF THE
OF RESIDENCE                          DATE HEREOF        DIRECTOR SINCE   PRINCIPAL OCCUPATION
---------------------            ---------------------   --------------   --------------------
F.K. ROY GILLESPIE(1)(2).......       48,750 Common      June, 1991       President, Trans-Empire Fuel
Calgary, Alberta                                                          Ltd. (private investment
                                                                          corporation)
CRAIG W. STEWART...............      113,916 Common      November, 1992   President and Chief Executive
Calgary, Alberta                                                          Officer, Poco Petroleums Ltd.
LLOYD C. SWIFT(3)..............       10,000 Common      May, 1996        President, Square Butte
Calgary, Alberta                                                          Resources Inc. (oil and gas
                                                                          financial advisor)
W. BRUCE WOODS(3)..............        9,000 Common      November, 1980   President, St. James Properties
Calgary, Alberta                                                          Ltd. (private investment
                                                                          corporation)
JOHN R. YARNELL(3).............       10,000 Common      March, 1993      President, Yarnell Companies
Toronto, Ontario                                                          Inc. (investment and management
                                                                          firm)

---------------

NOTES:

(1)  Denotes member of the Management Resources Committee

(2)  Denotes member of the Committee on Director Affairs

(3)  Denotes member of the Audit Committee

     The Corporation does not have an Executive Committee.

     Each of the above nominees was elected to his present term of office by a vote of shareholders of the Corporation at a meeting, the notice of which was accompanied by a management information circular.

     APPOINTMENT OF AUDITORS

     Unless otherwise directed, it is the intention of the persons named in the enclosed Form of Proxy to vote the proxies in favour of a resolution to appoint the firm of KPMG LLP, Chartered Accountants, Calgary, Alberta, to serve as auditors of the Corporation until the next annual general meeting of shareholders and to authorize the directors to fix their remuneration as such.

     AMENDMENT TO INCENTIVE STOCK OPTION PLAN

     At the annual and special meeting of shareholders held May 7, 1998, a resolution was passed to amend the Corporation's Incentive Stock Option Plan, as amended (the "Stock Option Plan") to allow an increase in the maximum number of Common Shares reserved for issuance thereunder to 12,500,000 Common Shares effective March 18, 1998. On February 18, 1999 the Board of Directors approved a resolution to amend the Stock Option Plan to increase the number of Common Shares reserved for issuance thereunder to 15,000,000 Common Shares effective March 17, 1999. The Board of Directors approved this increase to allow the Corporation to maintain its current policy for awarding options, see "STATEMENT OF EXECUTIVE COMPENSATION -- Stock Options". If the amendment to the Stock Option Plan is approved, effective March 17, 1999 the additional number of Common Shares available for future grants of stock options will be 3,295,830 Common Shares and the maximum number of Common Shares issuable under the Stock Option Plan will be 15,000,000 Common Shares, or 2.15% and 9.79%, respectively, of the issued and outstanding Common Shares.

     Since March 18, 1998, the effective date of the previous amendment to the Stock Option Plan, the following activity in the Stock Option Plan has taken place:

                                               STOCK OPTIONS      FUTURE STOCK       MAXIMUM COMMON
                                                OUTSTANDING     OPTIONS GRANTABLE    SHARES ISSUABLE
                                               -------------    -----------------    ---------------
Balance March 18, 1998.......................    8,733,160          3,766,840          12,500,000
Stock Options granted........................    3,327,900         (3,327,900)
Stock Options exercised......................     (795,830)                              (795,830)
Stock Options cancelled......................     (359,100)           359,100
                                                ----------         ----------          ----------
                                                10,906,130            798,040          11,704,170
Proposed increase............................                       3,295,830           3,295,830
                                                ----------         ----------          ----------
Balance March 17, 1999.......................   10,906,130          4,093,870          15,000,000
                                                ==========         ==========          ==========
Percent of Common Shares outstanding March
  17, 1999...................................         7.12%              2.67%               9.79%

     Details of the policies of the Board of Directors with respect to the granting of stock options, the restrictions on the number of shares issuable under the Corporation's share compensation arrangements and the terms of stock options granted under the Stock Option Plan may be found under the headings "STATEMENT OF EXECUTIVE COMPENSATION -- Stock Options" and "REPORT ON EXECUTIVE COMPENSATION -- Stock Options". No financial assistance is provided to optionees to exercise stock options granted under the Stock Option Plan. Generally, stock options have formed an integral part of Poco's compensation policies and management believes the ability to continue to grant stock options is very important to allow the Corporation to hire and retain a strong staff.

     Pursuant to the regulations of The Toronto Stock Exchange and the Montreal Exchange, the foregoing amendment to the Stock Option Plan must be approved by the shareholders. At the Meeting, the following ordinary resolution to approve the amendment of the Stock Option Plan will be presented:

     BE IT RESOLVED, as an ordinary resolution of the shareholders of Poco Petroleums Ltd. (the "Corporation"), that an amendment to the Incentive Stock Option Plan of the Corporation, as amended, to allow an increase in the maximum number of Common Shares which are reserved for issuance thereunder by 3,295,830 Common Shares be and same is hereby approved and authorized.

     The foregoing resolution must be approved by a simple majority of votes cast by shareholders who vote in person or by proxy at the Meeting in respect of this resolution.

     AMENDMENT TO EMPLOYEE STOCK PURCHASE SAVINGS PLAN

     At the annual and special meeting of shareholder held May 2, 1996, a resolution was passed to amend Poco's Employee Stock Purchase Savings Plan, as amended, ("Savings Plan") to allow an increase in the maximum number of Common Shares reserved for issuance thereunder to 347,736 Common Shares effective March 13, 1996. On February 18, 1999 the Board of Directors approved a resolution to amend the Savings Plan to increase the number of Common Shares reserved for issuance thereunder to 300,000 Common Shares effective March 17, 1999. The Board of Directors approved this increase to allow the Corporation to continue to issue shares from Treasury for the purposes of the Savings Plan. If the amendment to the Savings Plan is approved, effective March 17, 1999 the additional number of Common Shares reserved for issuance under the Savings Plan will be 206,820 Common Shares and the maximum number of Common Shares issuable under the Savings Plan will be 300,000 Common Shares, or 0.135% and 0.196%, respectively, of the issued and outstanding Common Shares.

     Since March 13, 1996, the effective date of the previous amendment to the Savings Plan, an aggregate of 254,556 Common Shares have been issued under the Savings Plan.

     Details of the terms of the Savings Plan may be found under the heading "STATEMENT OF EXECUTIVE COMPENSATION -- Savings Plan".

     Pursuant to the regulations of The Toronto Stock Exchange and the Montreal Exchange, the foregoing amendment to the Savings Plan must be approved by the shareholders. At the Meeting, the following ordinary resolution to approve the amendment of the Savings Plan will be presented:

     BE IT RESOLVED, as an ordinary resolution of the shareholders of Poco Petroleums Ltd. (the "Corporation"), that an amendment to the Employee Stock Purchase Savings Plan of the Corporation, as amended, to allow an increase in the maximum number of Common Shares which are reserved for issuance thereunder by 206,820 Common Shares be and the same is hereby approved and authorized.

     The foregoing resolution must be approved by a simple majority of votes cast by shareholders who vote in person or by proxy at the Meeting in respect of this resolution.

     OTHER MATTERS

     Management knows of no amendment, variation or other matters to come before the Meeting other than the matters referred to in the Notice of Meeting. However, if any other matters properly come before the Meeting, the accompanying proxies will be voted on such matters in accordance with the best judgement of the person or persons voting the proxies.

STATEMENT OF EXECUTIVE COMPENSATION

     The table below sets forth the compensation of the chief executive officer and the next four most highly compensated executive officers of the Corporation, determined on the basis of total salary and bonus during the financial year ended December 31, 1998, (collectively, the "Named Executive Officers") for the 1996, 1997 and 1998 financial years of the Corporation.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM COMPENSATION
                                              ANNUAL COMPENSATION                -------------------------------
                                  --------------------------------------------   COMMON SHARES
                                                                OTHER ANNUAL     UNDER OPTION       ALL OTHER
NAME AND PRINCIPAL POSITION       YEAR    SALARY     BONUS     COMPENSATION(1)      GRANTED      COMPENSATION(2)
---------------------------       ----   --------   --------   ---------------   -------------   ---------------
CRAIG W. STEWART................  1998   $425,000   $300,000                        165,000          $43,916
President and Chief               1997   $374,992   $225,000                         87,000          $33,749
Executive Officer                 1996   $304,992   $125,000                         87,000          $27,449
JOHN W. FERGUSON................  1998   $214,000   $180,000                         65,000          $22,113
Vice President and Chief          1997   $200,000   $130,000                         50,000          $18,000
Financial Officer                 1996   $162,000   $ 60,000                         50,000          $14,580
ROBERT M. WEISS.................  1998   $214,000   $125,000                         50,000          $22,113
Vice President Marketing          1997   $200,000   $125,000                         50,000          $18,000
                                  1996   $162,000   $ 70,000                         50,000          $14,580
JAMES T. MCCOY..................  1998   $214,000   $100,000                         50,000          $22,113
Vice President Exploration        1997   $200,000   $105,000                         50,000          $18,000
and Land                          1996   $167,004   $ 70,000                         50,000          $15,030
BRIAN T. MORELAND...............  1998   $200,000   $100,000                         50,000          $20,667
Vice President Engineering        1997   $175,000   $100,000                         60,000          $15,750
                                  1996   $122,393   $ 45,000                        138,000          $11,016

---------------

NOTES:

(1) The aggregate amount of all other annual compensation as defined by applicable securities regulations was not greater than the lesser of $50,000 and 10 percent of the aggregate annual salary and bonus of each of the named officers for each financial year.

(2) Represents contributions made by the Corporation to the Savings Plan and the Pension Plan.

STOCK OPTIONS

     All stock options held by executive officers, directors and employees have been granted pursuant to the Stock Option Plan. Under the Stock Option Plan, full-time employees of Poco and directors of the Corporation, as selected by the directors, can be granted non-transferable options to purchase Common Shares. The option price and the number of Common Shares under option for each employee or director is determined by the directors. The Stock Option Plan provides that options be granted at a price not less than the closing price of the Common Shares on The Toronto Stock Exchange on the last trading day prior to the date of grant. No stock option can have a term exceeding six years. The time when options may be exercised is determined by the directors. Currently outstanding options granted to employees and directors provide that no more than 20% of an option may be exercised in each 12 month period following each anniversary of the date of grant, subject to cumulation if not exercised in any year. The option price must be paid in full at the time of exercise of an option and prior to the issue of the shares.

     All options become immediately exercisable for a period following the sale of all or substantially all of the assets of the Corporation, the date of a bona fide offer being made to acquire, or any other acquisition by any person of, more than 30% of all outstanding Common Shares or any reorganization, amalgamation, merger or consolidation of the Corporation into another corporation such that the Corporation will not survive as an independent publicly owned corporation and which transaction requires by law the approval of the shareholders of the Corporation. Options may be exercised by the holder during the holder's term of employment with Poco and for a period of time following the termination of employment or in the event of death and certain other circumstances. The terms of Poco's share compensation arrangements (presently the Stock Option Plan and the Savings Plan) provide that at no time shall there be rights outstanding thereunder for persons to acquire more than 10% of the issued and outstanding Common Shares of the Corporation, nor shall any one individual be entitled thereunder to acquire more than 5% of the issued and outstanding Common Shares of the Corporation at any one time.

     The following table sets forth the aggregate number of options granted, the percentage of total options granted to employees, the exercise price of options granted, the market value of securities underlying the options on the date of grant and the expiration date of the options granted to the Named Executive Officers during the most recently completed financial year.

        OPTION GRANTS DURING THE MOST RECENTLY COMPLETED FINANCIAL YEAR

                                                % OF
                                            TOTAL OPTIONS                       MARKET VALUE
                                             GRANTED TO                       OF COMMON SHARES
                              SECURITIES    EMPLOYEES IN    EXERCISE PRICE   UNDERLYING OPTIONS
                             UNDER OPTION     FINANCIAL          PER          ON DATE OF GRANT
NAME                          GRANTED(1)        YEAR         COMMON SHARE     PER COMMON SHARE     EXPIRATION DATE
----                         ------------   -------------   --------------   ------------------   -----------------
Craig W. Stewart...........    165,000          5.1%            $12.30             $12.30         December 10, 2004
John W. Ferguson...........     65,000          2.0%            $12.30             $12.30         December 10, 2004
Robert M. Weiss............     50,000          1.5%            $12.30             $12.30         December 10, 2004
James T. McCoy.............     50,000          1.5%            $12.30             $12.30         December 10, 2004
Brian T. Moreland..........     50,000          1.5%            $12.30             $12.30         December 10, 2004

---------------

NOTE:

(1)  The material terms of each option granted are set forth in the text above.

     The following table sets forth the aggregate number of options exercised during the most recently completed financial year, the value realized upon exercise of the options, the number of unexercised options held at year end and the year end value of the unexercised options, for the Named Executive Officers.

         AGGREGATED OPTION EXERCISES DURING THE MOST RECENTLY COMPLETED
              FINANCIAL YEAR AND FINANCIAL YEAR-END OPTION VALUES

                                                                                             VALUE OF UNEXERCISED
                                                               NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS
                          SECURITIES                            OPTIONS AT YEAR-END             AT YEAR-END(2)
                          ACQUIRED ON       AGGREGATE       ---------------------------   ---------------------------
NAME                       EXERCISE     VALUE REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                      -----------   -----------------   -----------   -------------   -----------   -------------
Craig W. Stewart........    96,000          $763,225          308,400        372,600       $993,120       $520,005
John W. Ferguson........    75,400          $522,310          105,200        185,400       $266,610       $286,610
Robert M. Weiss.........    43,000          $285,500           68,600        170,400       $205,720       $279,110
James T. McCoy..........    93,600          $614,670          110,800        170,400       $319,220       $279,110
Brian T. Moreland.......    22,000          $160,245           74,400        195,200       $144,250       $291,550

---------------

NOTES:

(1) Aggregate value realized is calculated based upon the difference between the exercise price of the options and the market value of the Common Shares underlying the options on the date of exercise.

(2) Value is calculated based upon the difference between the exercise price of the options and the closing price per Common Share on The Toronto Stock Exchange on December 31, 1998 of $12.80.

     SAVINGS PLAN

     The Savings Plan has been established for all employees of the Corporation. Prior to May 1, 1998 under the Savings Plan, employees could contribute up to 6% of their base salary on a monthly basis and the Corporation would contribute up to 150% of the amount contributed by the employee, dependent upon the investment choices made by the employee. In conjunction with the introduction of a defined contribution pension plan effective May 1, 1998, the Savings Plan was revised taking into account the benefits and obligations arising under the new pension plan. Under the revised Savings Plan, employees may contribute up to 5% of their base salary on a monthly basis, which amount, together with contributions of the Corporation, may be invested at the option of the employee in a variety of investment vehicles, including Common Shares. The Corporation contributes an amount equal to the amount contributed by the employee. The contributions by the Corporation are in the form of Common Shares and vest immediately to the employee. Common Shares required for the purposes of the Savings Plan may either be issued from Treasury or purchased on the open market. The number of Common Shares issuable under the Savings Plan is limited in certain circumstances, see the discussion under the heading "STATEMENT OF EXECUTIVE COMPENSATION -- Stock Options".

     PENSION PLANS

     Effective May 1, 1998, the Corporation introduced a defined contribution pension plan for all employees ("Pension Plan"). Under the Pension Plan, the Corporation contributes an amount equal to 6%, and each employee contributes an amount equal to 2%, of an employee's base salary to the employee's account. Contributions in excess of the maximum contribution for defined contribution pension plans permitted under the Income Tax Act (Canada) are deposited to the account of the employee in the Savings Plan. Contributions to the Pension Plan may be invested at the option of the employee in a variety of investment vehicles. Participation in the Pension Plan is mandatory for all employees.

     During 1998 the Corporation established a Retirement Compensation Arrangement ("RCA") with each of the Named Executive Officers and four other executives of the Corporation. Each RCA is a non-contributory defined benefit plan which provides for a payment of two per cent of Final Average Earnings ("FAE") multiplied by the number of years of service with the Corporation, including service prior to implementation of the RCA. Prior service with the Corporation will be credited over a period of time following establishment of the RCA.

     The table below sets forth the estimated annual pension payable under an RCA based on credited years of service.

                               PENSION PLAN TABLE

REMUNERATION                    YEARS OF SERVICE
------------  ----------------------------------------------------
                 15         20         25         30         35
              --------   --------   --------   --------   --------
  $125,000    $ 37,500   $ 50,000   $ 62,500   $ 75,000   $ 87,500
  $150,000    $ 45,000   $ 60,000   $ 75,000   $ 90,000   $105,000
  $175,000    $ 52,500   $ 70,000   $ 87,500   $105,000   $122,500
  $200,000    $ 60,000   $ 80,000   $100,000   $120,000   $140,000
  $225,000    $ 67,500   $ 90,000   $112,500   $135,000   $157,500
  $250,000    $ 75,000   $100,000   $125,000   $150,000   $175,000
  $300,000    $ 90,000   $120,000   $150,000   $180,000   $210,000
  $400,000    $120,000   $160,000   $200,000   $240,000   $280,000
  $500,000    $150,000   $200,000   $250,000   $300,000   $350,000
  $600,000    $180,000   $240,000   $300,000   $360,000   $420,000

---------------

NOTES:

(1) FAE is defined in a RCA to be the annualized average of the highest 36 consecutive months of base salary, excluding bonuses, taxable benefits and severance paid by the Corporation.

(2) Years of service credited for each of the Named Executive Officers as at December 31, 1998, are as follows: Craig W. Stewart -- 5; John W. Ferguson -- 3; Robert M. Weiss -- 3.5; James T. McCoy -- 3; and Brian T. Moreland -- 2 .

(3) Payments under an RCA will be made monthly for a period of 16 years following termination of service upon or after the age of 60 and will be payable to the surviving spouse in the event of the death of the executive. The benefits listed above shall be offset by the annual amount of any benefit to which an executive is entitled under the Pension Plan or any other retirement income plan or policy of the Corporation, but are not subject to any offsets such as Canada Pension Plan or Old Age Security.

     TERMINATION OF EMPLOYMENT OR CHANGE OF CONTROL AGREEMENTS

     Poco has entered into agreements with the Named Executive Officers and four other executives of the Corporation which provide for a payment to each of these individuals in the event their employment with the Corporation is terminated at any time without cause or if within three months after a change in control of Poco the officer terminates his employment with Poco. For the purposes of the agreements a change of control of Poco is defined to mean any sale of all or substantially all of Poco's assets, the acquisition of 30% or more of the voting shares of Poco, the election at a meeting of shareholders of a majority of directors who were not included in the slate for election by Poco, the completion of any transaction or the first of any series of transactions which would have the same or similar effect as any of the foregoing events, or any determination by the directors of Poco that there has been a change in control. In any of these events, the payment to the officer will be equal to two times the aggregate of the annual base salary then payable to the officer, the largest amount of bonus paid to the officer in either of the two years preceding such termination, the maximum annual contributions of the Corporation to the Savings Plan and the Pension Plan then payable to the account of the officer and any car allowance then payable to the officer. The agreements also provide for the maintenance of Poco's benefit plans for a period of two years following termination, or payment in lieu thereof, and for the payment of the reasonable expense of out placement services, relocation expenses and financial advisory services for the officer following termination. The agreements also provide that upon termination of employment all unexercised and unvested stock options then held by the officer shall forthwith vest and become exercisable for a period of 45 days following termination, subject to any regulatory approvals required.

COMPENSATION OF DIRECTORS

     For the financial year ended December 31, 1998, each of the directors of the Corporation, other than Mr. Stewart who is also an officer and employee of the Corporation, was paid an annual retainer of $15,000 plus $1,000 per meeting attended. In addition to the foregoing fees, the Chairman of the Board of Directors received an annual retainer in 1998 of $60,000. The Chairman of each of the Audit Committee, Management Resources Committee and Committee on Director Affairs receive an additional annual retainer of $1,000. In addition, directors are reimbursed for their traveling expenses.

     Each of the directors has previously been granted options pursuant to the Stock Option Plan, for details of the Stock Option Plan see "STATEMENT OF EXECUTIVE COMPENSATION -- Stock Options". During the financial year ended December 31, 1998 Mr. L.F. Dunkley was granted an option to acquire 50,000 Common Shares at an exercise price of $16.25 per share and an option to acquire 10,000 Common Shares at an exercise price of $12.30 per share was granted to each of the directors of the Corporation other than Mr. Stewart (the exercise price in each case being equal to the market value of the common shares underlying such option on the date of grant).

     OTHER ARRANGEMENTS

     The Corporation has entered into an agreement with Mr. E.A. Galvin, a director of the Corporation, to retain him to provide advisory and consulting services to the Corporation. The agreement provides for a monthly retainer of $6,000 to be paid to Mr. Galvin for his services plus reimbursement of his reasonable expenses incurred while working on behalf of the Corporation. Under the agreement, the Corporation has also agreed to make available to Mr. Galvin an automobile, parking, office space and secretarial and other support staff as may be required. During the year ended December 31, 1998, the Corporation paid an aggregate of $99,124.80 for fees and expenses pursuant to this agreement. The consulting agreement may be terminated at any time upon 24 months notice and is not contingent upon Mr. Galvin continuing as a director of the Corporation.

     Directors' and officers' insurance has been obtained for the directors and officers of the Corporation and its subsidiaries with a policy limit of $20,000,000 in aggregate per policy year. Under this insurance coverage, the Corporation would be reimbursed for indemnity payments made on behalf of its directors and officers subject to a deductible of $100,000 per occurrence. Individual directors and officers would also be reimbursed for losses arising during the performance of their duties for which they are not indemnified by the Corporation. The total premium paid by the Corporation for directors' and officers' liability insurance during the year ended December 31, 1998 was $60,000.

COMPOSITION OF THE COMPENSATION COMMITTEE

     The four directors who are the members of the Management Resources Committee (the "Committee"), which performs the function of a compensation committee, are Mr. D.D. Barkwell (Chairman), Mr. W.E. Bradford, Mr. L.F. Dunkley and Mr. F.K.R. Gillespie. The Committee was established in 1985 and the majority of the members of the Committee have always been directors who were not concurrently employees of the Corporation. Mr. Barkwell, a member and Chairman of the Committee, was President and Chief Executive Officer of the Corporation from May, 1988 until February, 1992 and Mr. Dunkley, a member of the Committee, was an officer of the Corporation in various capacities from March, 1983 until November, 1989.

REPORT ON EXECUTIVE COMPENSATION

     The Committee meets periodically to consider the Corporation's employee compensation arrangements generally and to consider specific compensation arrangements in particular, including the salaries, benefits, grants of stock options and the establishment of bonus targets and allocation of bonuses for executive officers, in each case taking into account information supplied by management and obtained by the Committee independently. Based upon its considerations the Committee makes recommendations for action to all of the directors. In all cases the directors have acted upon Committee recommendations without modification in any material way. The following report is submitted by the undersigned directors in their capacity as the Committee.

     The Corporation's executive officer compensation program, which is generally the same as the compensation program for all employees, has three major components: salary and benefits, Common Share options and cash bonuses. The goal of the program is to provide a competitive base compensation package and to provide a strong and direct link between corporate performance and compensation by placing emphasis on variable compensation in order to attract, retain and motivate highly qualified personnel. A significant objective of the program has been to closely align employee interests with those of the shareholders of Poco. This relationship between compensation and shareholder value has been strengthened by focusing on variable compensation in the form of cash bonuses and options. As a result, a portion of the overall compensation of all employees, and in particular a substantial portion of the compensation of the executive officers, is at risk and dependent upon increases in the stock price and individual and corporate performance.

     BASE SALARIES AND BENEFITS

     In determining the salary component of the compensation package for executive officers, including the chief executive officer, the Corporation reviews confidential competitive data prepared by third party consultants in order to compare its compensation arrangements with the oil and gas industry generally and with a peer group of Canadian oil and gas exploration and production companies whose gross revenues, total assets, free cash flow generated from operations, capital expenditures, number of wells operated and number of employees are similar to those of the Corporation. For 1998, this peer group consisted of ten companies. The make-up of the group of peer companies is reviewed annually and adjustments made as deemed appropriate. Executive officers, including the chief executive officer, are currently paid salaries at approximately the median level of executives within the peer group of companies. The benefit plans provided by the Corporation in the form of group life, health, dental and medical reimbursement do not discriminate in scope, terms or operation in favour of executive officers of the Corporation and are available generally to all permanent employees. Additional long-term disability insurance coverage has been obtained by the Corporation for the chief executive officer and each of the eight vice presidents of the Corporation, as the maximum payable under the group long-term disability coverage in place for all employees does not provide sufficient coverage for these individuals taking into account their levels of compensation.

     STOCK OPTIONS

     In order to create a significant relationship between corporate performance and executive compensation, Common Share options have been granted to executive officers and other employees. Additional options were granted in 1998 to certain employees and to the executive officers in order to maintain the levels of options exercisable over the long term and also in some instances to recognize additional responsibilities and promotions. Generally, the number of additional options granted each year to executive officers, including the chief executive officer, other than any amount granted to recognize additional responsibilities and promotions, is approximately 20% of a base level number of options established for each individual.

     BONUS

     Poco's bonus policy provides an incentive for employees to perform at levels that consistently meet or exceed job requirements as evidenced by performance appraisals. All employees of the Corporation are eligible for payment of a bonus. The allocation of bonuses to the Named Executive Officers and other employees are made by taking into account individual and department performance as determined in the Corporation's performance review process. In 1998, the bonus program of the Corporation was revised as it was felt the prior bonus pool calculation formula was too rigid and did not adequately consider the dynamics of the Corporation or the industry. The revised bonus program establishes a target scale for bonuses by position in the company. The target range on the scale for the President and Chief Executive Officer is 45% of base salary and for the other Named Executive Officers is 35% of base salary. The awarding of bonuses at, below or above the established scale ranges is dependent upon individual performance and how well, in the determination of the Board of Directors, the Corporation has done in creating value for its shareholders considering the following factors: (1) cash flow per share; (2) earnings per share; (3) corporate debt levels relative to cash flow and equity; (4) stock price performance; and (5) the performance of the Corporation relative to industry. The targets established through the annual budget process of the Corporation provide the standards by which the measures of performance are judged.

     Report Presented by the Management Resources Committee:
        D.D. Barkwell (Chairman)   W.E. Bradford   L.F. Dunkley   F.K.R.
        Gillespie

PERFORMANCE GRAPH

     The following graph illustrates the Corporation's five year cumulative total shareholder return, assuming reinvestment of dividends, for a $100 investment in the Corporation's Common Shares compared to the return on the TSE 300 Total Return Index ("TSE 300 TRI") and the TSE Oil & Gas Total Return Index ("TSE O&G TRI"), assuming reinvestment of dividends where applicable.

              FIVE-YEAR CUMULATIVE TOTAL RETURN ON $100 INVESTMENT
                       ASSUMING DIVIDENDS ARE REINVESTED
                    (DECEMBER 31, 1993 -- DECEMBER 31, 1998)


                                             1993     1994    1995     1996     1997     1998
                                            -------  ------  -------  -------  -------  -------
POCO                                        $100.00  $84.51  $115.49  $147.61  $143.66  $144.23

TSE 300 TRI                                 $100.00  $99.37  $114.11  $146.45  $168.39  $165.72

TSE O&G TRI                                 $100.00  $92.83  $109.04  $150.27  $155.64  $109.19


STATEMENT OF CORPORATE GOVERNANCE PRACTICES

     In 1995 the TSE introduced a new listing requirement regarding disclosure of the corporate governance practices of companies listed on the TSE. The following disclosure is being provided in accordance with this listing requirement and with reference to the guidelines contained in the final report of The Toronto Stock Exchange Committee on Corporate Governance in Canada dated December, 1994 (the "TSE Report").

     In December, 1994 the Board of Directors of Poco (the "Board") adopted "Guidelines on Corporate Governance" ("Poco Guidelines") in order to formally codify the guidelines by which the Board governs the business of Poco and which address the guidelines contained in the TSE Report. The Poco Guidelines are generally in compliance with the guidelines set forth in the TSE Report, however any areas where Poco is not in compliance with the TSE Report are noted in the discussion below. The numbers of the following paragraphs correspond to the guidelines set forth in the TSE Report.

     1. The Poco Guidelines state the Board is responsible for the supervision of the management of Poco's business. The Board recognizes that while Poco's management is responsible for the day-to-day conduct of the business, the Board has five specific responsibilities which are fundamental, being: adoption of a corporation strategy; appointing, developing and monitoring senior management; communication with shareholders, other stakeholders and the public generally; internal controls and management information systems; and safeguarding shareholders' interests.

     2. The Poco Guidelines provide that the Board should be comprised of a majority of individuals who qualify as unrelated directors.

     3. To determine whether a director is unrelated, the Poco Guidelines adopt the test established in the TSE Report that a director will generally be considered unrelated so long as the individual has no current relationship with the Corporation other than as a director and the director is free from any interest and any business or other relationship which could, or could reasonably be perceived to, materially interfere with the director's ability to act with a view to the best interests of the Corporation. Of the ten present directors, only Mr. C.W. Stewart, who is President and Chief Executive Officer of Poco, and Mr. E.A. Galvin, who is a consultant to Poco, see "COMPENSATION OF DIRECTORS -- Other Arrangements", are not unrelated directors.

     4. The Committee on Director Affairs reviews and recommends to the Board for approval all matters generally related to the size and composition of the Board and recruitment of new directors, the assessment of the performance of directors on an annual basis, membership on committees of the Board, candidates for Chairman of the Board and compensation of directors. Presently, the members of this Committee are Messrs. Bradford, Galvin and Gillespie (Chairman).

     5. The Board has not implemented a formal process to be carried out by the Committee on Director Affairs for assessing the effectiveness of the Board as a whole, the committees of the Board and the contributions of individual directors.

     6. The Board has not established a formal orientation and education program for new members of the Board.

     7. The Poco Guidelines provide that the size of the Board should not be fixed but that a membership of eight to twelve directors appears to be appropriate, with membership towards the lower end of the range being preferred.

     8. The Board regularly reviews the adequacy and form of the compensation of the directors to ensure the compensation realistically reflects the responsibilities and risks involved in being an effective director and that the compensation allows Poco to attract qualified candidates as directors. This involves the review of publicly available data as well as independent surveys of director compensation of other companies and the review of director and officer insurance coverage.

     9. The Poco Guidelines provide for the establishment of three standing committees of the Board: the Audit Committee; the Management Resources Committee; and the Committee on Director Affairs. The Committee on Director Affairs and the Management Resources Committee are each to be generally comprised of outside (non-management) directors with the majority to be directors unrelated to Poco. The Audit Committee is to be comprised solely of directors who are both outside and unrelated directors. A specific mandate has been established for each Committee. The mandate of the Committee on Director Affairs is set out in paragraph 4 above, the mandate of the Management Resources Committee is described in paragraph 10 below and the mandate of the Audit Committee is presented in paragraph 14 below.

     10. The mandate of the Management Resources Committee can be generally described as to review and recommend to the Board for approval the development and administration by management of the overall compensation philosophy and strategies of Poco and, in particular, the specific compensation arrangements of the chief executive officer and other senior officers. The Management Resources Committee is responsible also for the review and the recommendation to the Board for approval of the objectives of Poco's chief executive officer and the assessment of the performance of the chief executive officer against such objectives. As currently established, the members of the Management Resources Committee are Messrs. Barkwell (Chairman), Bradford, Dunkley and Gillespie.

     11. The Board believes that it is, as a whole, responsible for developing Poco's approach to corporate governance issues and for this response to the TSE Report.

     12. The Board has not developed position descriptions for the members of the Board, however objectives have been established for the President and Chief Executive Officer by the Board. Specific limitations on management's responsibilities have been established which mandate prior consultation with and/or the approval of the Board for particular transactions based upon the transaction value to Poco. In addition, a risk management policy has been established which places specific controls on management in the area of commodity price, foreign exchange and interest rate risk management transactions.

     13. The Poco Guidelines provide that as a general practice, the Chairman of the Board should be an unrelated, outside director. Presently, Mr. J.R. Yarnell, an outside and unrelated director, serves as Chairman of the Board. The Poco Guidelines encourage interaction between management of Poco and the Board. When necessary or desirable, the Board meets independently of management.

     14. The mandate of the Audit Committee provides that it is to review and recommend to the Board for approval the annual financial statements, the report of the auditors on the annual financial statements, the appointment of or any change in auditors, the design and implementation of an effective system of internal control, major accounting policies and the development of code of conduct and conflict of interest policies. In addition, the Audit Committee reviews the unaudited interim financial statements prior to their distribution to shareholders. Messrs. Fleming (Chairman), Swift, Woods and Yarnell are the present members of the Audit Committee.

     15. The Committee on Director Affairs considers any requests by individual directors for the engagement of outside advisors in appropriate circumstances.

INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS

     There was no material interest, direct or indirect, of any insider of the Corporation, any nominee for director of the Corporation, or any associate or affiliate thereof since the commencement of the Corporation's last financial year in any transaction or in any proposed transaction which has materially affected or would materially affect the Corporation.

AVAILABILITY OF DOCUMENTS

     The Corporation will provide any person or company, upon written request to the Vice President, General Counsel & Secretary of the Corporation at 3700, 250
- 6th Avenue, S.W., Calgary, Alberta, T2P 3H7, a copy of:

     (a) its latest annual information form, together with one copy of any document, or the pertinent pages of any document, incorporated therein by reference, filed with the Alberta Securities Commission under the Prompt Offering Qualification System;

     (b) its comparative financial statements filed pursuant to the Securities Act (Alberta) for the year ending December 31, 1998, together with the report of its auditor thereon, and one copy of any interim financial statements of the Corporation subsequent to the financial statements for the year ending December 31, 1998; and

     (c)   this Information Circular -- Proxy Statement.

     The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.

               CRAIG W. STEWART                               JOHN W. FERGUSON
    President and Chief Executive Officer        Vice President and Chief Financial Officer

Dated: March 17, 1999

                              POCO PETROLEUMS LTD.

                         POCO'S ANNUAL INFORMATION FORM
                              DATED APRIL 21, 1999

                                  DEFINITIONS

     The following are definitions of certain abbreviations used in this Annual Information Form:

"ACT" means the Government of the Province of Alberta Business Corporations Act,
     S.A. 1981, c. B-15, as amended, together with all regulations promulgated pursuant thereto.

"BBL" or "BARREL" means 34.972 Imperial gallons or 42 U.S. gallons.

"BPD" means barrels per day.

"BCF" means one billion cubic feet.

"CANRISE" means Canrise Resources Ltd.

"GARDINER" means Gardiner Oil and Gas Limited.

"GROSS WELLS" means the total number of wells in which the Company has a working interest.

"GROSS RESERVES" means Poco's lessor royalty, overriding royalty, and working interest share of reserves from the properties, before deduction of any Crown, freehold, and overriding royalties payable to others.

"GROSS ACRES" means the total number of acres in which the Company holds a working interest or the right to earn a working interest.

"LIQUIDS" means crude oil and natural gas liquids.

"LT" means one long ton.

"MBBLS" means one thousand barrels.

"MCF " means one thousand cubic feet.

"MMBTU" means one million British thermal units.

"MMCFD" means one million cubic feet per day.

"NET RESERVES" means the Company's lessor royalty, overriding royalty, and working interest share of reserves from the properties, after deduction of all crown, freehold, and overriding royalties payable to others.

"NET WELLS" means the gross wells multiplied by the percentage working interest therein owned or to be owned by the Company.

"NET ACRES" means the gross acres multiplied by the percentage working interest therein owned or to be owned by the Company.

"NGLS" means natural gas liquids.

"PAN EAST" means Pan East Petroleum Corp.

"POCO" or "THE COMPANY" means Poco Petroleums Ltd. and its subsidiaries.

"POCO INTERNAL ENGINEERING REPORT" means the report of Poco's internal reservoir engineers evaluating Poco's reserves, as at December 31, 1998.

"PROBABLE RESERVES" means those reserves which analysis of drilling, geological, geophysical and engineering data does not demonstrate to be proved under current technology and existing economic conditions, but where such analysis suggests the likelihood of their existence and future recovery. Probable reserves to be obtained by the application of enhanced recovery processes will be the increased recovery over and above that estimated in the proved category which can be realistically estimated for the pool on the basis of enhanced recovery processes which can be reasonably expected to be instituted in the future.

"PROVED NON-PRODUCING RESERVES" means those proved reserves that are not currently producing either due to lack of facilities and/or markets.

"PROVED PRODUCING RESERVES" means those proved reserves that are actually on production or, if not producing, that could be recovered from existing wells or facilities and where the reasons for the current non-producing status is the choice of the owner rather than the lack of markets or some other reason. An illustration of such a situation is where a well or zone is capable but is shut-in because its deliverability is not required to meet contract commitments.

"PROVED RESERVES" means those reserves estimated as recoverable under current technology and existing economic conditions, from that portion of a reservoir which can be reasonably evaluated as economically productive on the basis of analysis of drilling, geological, geophysical and engineering data, including the reserves to be obtained by enhanced recovery processes demonstrated to be economic and technically successful in the subject reservoir.

"UNDEVELOPED ACREAGE" means lands on which there are no reserves assigned.

"WESTCOAST" means Westcoast Energy Inc.

"WORKING INTEREST" means the interest held by a company in an oil or natural gas property, which interest normally bears its proportionate share of the costs of exploration, development, and operation as well as any royalties or other production burdens.

"W.T.I." means the near month New York Mercantile Exchange futures reference price of West Texas Intermediate grade crude oil at Cushing, Oklahoma.

                                    CURRENCY

     Unless otherwise indicated, all sums of money set out in this Annual Information Form are expressed in Canadian dollars.

                                  THE COMPANY

     Poco was incorporated under the Companies Act (Alberta) on November 1, 1979, and was continued under the Act on July 4, 1985. The head, principal and registered office of Poco is located in Calgary, Alberta, Canada at 3700, 250 - 6th Avenue SW, T2P 3H7.

     The Articles of Amalgamation of the Company were amended in May, 1992, to increase the maximum possible number of directors of the Company from 11 to 15 and in April, 1993, to increase the number of common shares the Company is authorized to issue from 100,000,000 to an unlimited number of common shares. Each of these amendments was approved by a special resolution of the common shareholders.

                             BUSINESS AND PROPERTY

     Poco's principal business is the acquisition of interests in petroleum and natural gas rights and the exploration for, development of, production, marketing and sale of petroleum and natural gas. The Company initiates, acts as operator of and maintains a high working interest in a majority of the prospects in which it participates. Poco had 397 employees at December 31, 1998.

a)  DEVELOPMENT OF THE BUSINESS

     On February 22, 1994, Poco completed the issuance of 10.0 million common shares from treasury at a price of $10.30 per share. The net proceeds of $98.7 million were used to finance the Company's ongoing exploration and development program, property acquisitions and to reduce long term debt.

     Effective January 1, 1996, the Company entered into agreements to purchase, through two separate transactions, interests in the Swan Hills and Harmattan areas of Alberta for an aggregate cash purchase price exceeding $195.0 million plus the renunciation of certain tax pools. To purchase the Swan Hills properties, a subsidiary of the Company borrowed $184.9 million from the Swan Hills vendor and issued $6.0 million of preferred shares to the vendor. The funds in excess of the Swan Hills purchase price were then used to finance exploration and development activities. The vendor also paid $2.2 million for the right to purchase 2.0 million common shares of the Company for $19.3 million. This share purchase right was exercised during 1996.

     On February 16, 1996, Poco completed the issuance of 16.0 million common shares from treasury at a price of $10.75 per share. The net proceeds of $164.8 million were initially used to reduce the Company's long term debt and ultimately used to finance the acquisition of the Swan Hills properties.

     On March 25, 1996, the Company redeemed all of its outstanding 7.5 per cent debentures at par for $59.9 million, plus accrued interest.

     On October 9, 1996, Poco purchased all of the issued and outstanding shares of Gardiner for $97.1 million cash and the issuance of 11.7 million common shares. The purchase of Gardiner added over 240,000 net acres of undeveloped land, natural gas production of 42 million cubic feet per day and 2,500 barrels per day of liquids production. On January 1, 1997, Gardiner was amalgamated with Poco.

     During 1997 and early 1998, Poco increased its natural gas reserves with a series of acquisitions in the Monkman Pass/Bullmoose region of northeast British Columbia. During this period, Poco invested approximately $224.0 million in the area, acquiring production of 100 million cubic feet per day of gas, 300 billion cubic feet of reserves, seismic data and 300,000 acres of undeveloped land.

     On July 17, 1998 Poco purchased all the issued and outstanding shares of Canrise through the issuance of 7.1 million common shares and the assumption of $38.7 million of debt. The purchase added 121,000 net acres of undeveloped land, natural gas production of 30 million cubic feet per day and 1,200 barrels per day of liquids production.

     On November 27, 1998 Poco acquired all of the issued and outstanding common shares of Pan East through the issuance of 1.6 million common shares, the assumption of $23.0 million of long term debt and aggregate cash payments of $137.5 million. This acquisition added significantly to Poco's deep natural gas exploration base by providing 130,000 net acres of undeveloped land, an extensive seismic database and production of 28 million cubic feet per day of natural gas and 300 barrels per day of liquids.

     On November 30, 1998 Poco completed the issuance of 12.0 million common shares from treasury at a price of $14.25 per share. The net proceeds of $164.0 million were used to purchase Pan East and finance the Company's exploration and development program.

     On January 1, 1999 Canrise was amalgamated with Poco.

B)  PRINCIPAL OIL AND GAS PROPERTIES

     The following table summarizes reserves and undeveloped land for Poco's 10 most significant oil and gas properties, and all other properties as of December 31, 1998, based on the pre-tax present value at 15 per cent.

                                                                                                         BEFORE TAX
                                                               GROSS RESERVES
                                       --------------------------------------------------------------
                                            OIL AND NGLS (MBBLS)              NATURAL GAS (BCF)         PRESENT VALUE
                                       -------------------------------   ----------------------------   DISCOUNTED AT
PROPERTY NAME               PROVINCE   PROVED    PROBABLE(1)    TOTAL    PROVED   PROBABLE(1)   TOTAL     15%(1)(2)
-------------               --------   -------   -----------   -------   ------   -----------   -----   -------------
                                                                                                        ($ MILLIONS)
Alder.....................  Alberta      2,695        514        3,209      72         17          89        113.5
Brazeau River.............  Alberta     10,607      3,165       13,772     210         57         267        272.3
Brazion...................  BC              --         --           --     117          9         126         85.2
Bullmoose.................  BC              --         --           --      79         16          95         52.3
Firebird..................  Alberta      3,065        398        3,463      31          1          32         49.7
Harmattan.................  Alberta      8,281      1,464        9,745      87         13         100        118.4
McLeod....................  Alberta      4,242        728        4,970      94         14         108        123.9
O'Chiese..................  Alberta      5,339      1,075        6,414      79         16          95        140.6
Swan Hills................  Alberta     37,013      5,944       42,957      19         --          19        201.1
Wolf Creek................  Alberta      5,961      1,920        7,881      95         31         126        140.1
Others....................  AB;BC;SK    54,988      9,452       64,440     609        165         774        979.1
                                       -------     ------      -------   -----        ---       -----      -------
Total.....................             132,191     24,660      156,851   1,492        339       1,831      2,276.2
                                       =======     ======      =======   =====        ===       =====      =======

                                TOTAL

                             UNDEVELOPED
                               ACREAGE
                            -------------
PROPERTY NAME               GROSS    NET
-------------               -----   -----
                            (000'S ACRES)
Alder.....................    204     153
Brazeau River.............    485     372
Brazion...................    183     121
Bullmoose.................    337     184
Firebird..................     17      12
Harmattan.................    181     114
McLeod....................     46      29
O'Chiese..................    282     193
Swan Hills................     57      35
Wolf Creek................    315     256
Others....................  2,498   1,621
                            -----   -----
Total.....................  4,605   3,090
                            =====   =====

---------------
NOTES:

(1) Probable reserves have been discounted by a factor of 50 per cent to account for the risk associated with the probability of obtaining production from such reserves.

(2)  Before tax discounted present values include sulphur sales.

     The following narrative describes Poco's 10 most significant oil and gas properties as set forth in the previous table:

     ALDER, ALBERTA

     The Alder area is located approximately 65 miles southwest of Edmonton, Alberta and is one of Poco's most aggressively developed areas. At year end there were 47 wells (38 net) that had been assigned reserves. The Rock Creek is the primary producing horizon in this area with production also coming from the Ostracod, Mannville and Belly River formations. Poco's net production at the end of 1998 was 42 million cubic feet per day of gas with 1,160 barrels per day of associated liquids. Poco's net crude oil production at the end of 1998 was 250 barrels per day.

     BRAZEAU RIVER, ALBERTA

     The Brazeau River area is located approximately 100 miles southwest of Edmonton, Alberta. Poco owns interests in 109 gross (90 net) producing gas wells and 33 gross (24 net) producing oil wells. Natural gas production is primarily from the Elkton-Shunda formation. Poco was producing 55 million cubic feet per day of natural gas and 2,700 barrels per day of liquids from the Brazeau River area at the end of 1998.

     BRAZION, BRITISH COLUMBIA

     The Brazion area is located approximately 75 miles southwest of Fort St. John, British Columbia. Poco has working interests ranging from 35 per cent to 100 per cent in 13 gas wells. Natural gas is produced from the Pardonet and Baldonnel formations and is processed at the Westcoast Pine River gas plant. Poco's production from the Brazion area at the end of 1998 was 58 million cubic feet per day of natural gas from nine wholly owned producing wells.

     BULLMOOSE, BRITISH COLUMBIA

     The Bullmoose area is located approximately 60 miles southwest of Dawson Creek, British Columbia. Poco owns an interest in 20 gross (eight net) gas wells. Natural gas production from the Pardonet and Baldonnel formations is processed at the Westcoast Pine River gas plant. Poco's net production from the area at the end of 1998 was 30 million cubic feet per day of natural gas.

     FIREBIRD, ALBERTA

     The Firebird area is located in northwest Alberta in townships 97-98, ranges 7-8 west of the sixth meridian. Poco has working interests ranging from 17 per cent to 100 per cent in six Slave Point A producing wells. Solution gas is conserved and processed at Chevron's Chinchaga gas plant. At year end, Poco's net production from the Firebird area was 780 barrels per day of crude oil.

     HARMATTAN, ALBERTA

     The Harmattan area is located approximately 40 miles northwest of Calgary, Alberta. Poco owns an approximate 25 per cent interest in the Harmattan Elkton Unit. The Company also owns 23 per cent of the gas cap and condensate, and 46 per cent of crude oil and solution gas in the Harmattan East Unit. Poco has an interest in 21 gross (11 net) non-unit producing wells in this area. The Company's net production from the area at the end of 1998 was 25 million cubic feet per day of natural gas and 1,800 barrels per day of liquids. Production in the area is from the Elkton formation.

     MCLEOD, ALBERTA

     Poco's interest in the McLeod area extends from townships 55-57 and ranges 10-16 west of the fifth meridian in west central Alberta. Poco has an average working interest of 61 per cent in eight producing crude oil wells and 41 per cent in 54 producing gas wells. These wells produce mainly from the Rock Creek and Gething formations. Poco's net production from the McLeod area at the end of 1998 was 320 barrels per day of crude oil, 19 million cubic feet per day of natural gas and 560 barrels per day of natural gas liquids.

     O'CHIESE, ALBERTA

     This area is located approximately 75 miles southwest of Edmonton, Alberta and is one of Poco's more active drilling areas. At year end there were 60 gross (43 net) producing wells. The Ostracod is the primary producing horizon in this area with production also coming from the Mannville, Basal Quartz, and Rock Creek formations. Poco's net production at the end of 1998 was 32 million cubic feet per day of natural gas and 2,400 barrels per day of natural gas liquids.

     SWAN HILLS, ALBERTA

     The Swan Hills area is located approximately 110 miles northwest of Edmonton, Alberta. Poco owns a 15 per cent interest in Swan Hills Unit No. 1 and a 46 per cent interest in the South Swan Hills Unit. Crude oil production is from the Beaverhill Lake formation. Both units have active waterfloods and hydrocarbon miscible floods. Poco's net crude oil production from the area at the end of 1998 was 6,000 barrels per day.

     WOLF CREEK, ALBERTA

     The Wolf Creek area is located approximately 100 miles southwest of Edmonton, Alberta. Poco owns interests in 65 gross (60 net) producing gas wells and two wholly owned producing oil wells. Natural gas production is primarily from the Ostracod and Rock Creek zones. Poco was producing 28 million cubic feet per day of natural gas and 1,900 barrels per day of liquids from the Wolf Creek area at the end of 1998.

C)   GAS PROCESSING PLANTS, COMPRESSION FACILITIES AND GATHERING FACILITIES

     The following table summarizes processing and compression facilities owned or leased by Poco that have a design capacity equaling or exceeding 10 million cubic feet per day of natural gas or 1,000 barrels per day of liquids:

                                                                                                    DESIGN CAPACITY
                                                                                                 ----------------------
                                                                     POCO'S      OPERATED OR     NATURAL GAS    LIQUIDS
FACILITY NAME                              TYPE OF FACILITY         OWNERSHIP    NON-OPERATED      (MMCFD)       (BPD)
-------------                              ----------------         ---------    ------------    -----------    -------
Alder....................................  gas plant                   96%       operated             45          1,300
Alder Flats..............................  gas plant                   80%       non-operated         13            400
Berland..................................  dehydration plant           85%       operated            100             --
Brazeau..................................  gas plant                   32%       non-operated        220         11,900
Brazion..................................  dehydration plant           83%       operated             40             --
Brazion..................................  compressor                 100%       operated             22             --
Bullmoose (West).........................  gas plant                  100%       operated             40             --
Burnt Brazion............................  dehydration plant           56%       operated            200             --
Burnt Brazion............................  compressor                  70%       operated             30             --
Burnt Brazion............................  compressor                 100%       operated            100             --
Crystal..................................  gas plant                   17%       non-operated         12             --
Dimsdale.................................  gas plant                   65%       operated             17             --
Edson....................................  gas plant                    2%       non-operated        375          6,200
Firebird.................................  gas plant/oil battery      100%       non-operated          8          4,000
Firebird.................................  oil battery                  8%       operated             --          5,000
Gilby....................................  gas plant                  100%       operated             12            400
Hamburg..................................  gas plant                   40%       non-operated         29          2,000
Harmattan................................  gas plant                   25%       non-operated        340         35,200
Judy Creek...............................  gas plant                   14%       non-operated        149         53,200
Kaybob...................................  gas plant                    1%       non-operated        204          4,900
Kaybob A.................................  gas plant                    1%       non-operated        397          9,200
Kaybob III...............................  gas plant                    3%       non-operated        674         36,200
Lapp.....................................  compressor station         100%       operated             50             --
Mahaska..................................  gas plant                   65%       operated             18            310
McLeod Hattonford........................  gas plant                   38%       non-operated         22          1,000
McLeod River.............................  gas plant                   44%       operated             16            800
McLeod Valley............................  gas plant                   46%       operated             22            700
Niton....................................  oil battery                100%       operated             --          2,000
O'Chiese.................................  gas plant                   71%       operated             60          3,600
Ojay.....................................  gas plant                  100%       operated             13             --
Snipe....................................  oil battery                 94%       operated              4          3,000
South Swan Hills Unit....................  oil battery                 46%       non-operated         --         20,000
Sturgeon.................................  gas plant/oil battery       36%       operated             23         20,000
Swan Hills Unit No.1.....................  oil battery                 15%       non-operated         --         30,000
Wauchope.................................  oil battery                 74%       operated             --          3,000
West Sukunka.............................  gas plant                   45%       non-operated        270             --
Wolf Creek...............................  gas plant                  100%       operated             42          3,000

D)  PETROLEUM AND NATURAL GAS RESERVES

     The following table summarizes, as at December 31, 1998, the reserve evaluations contained in the Poco Internal Engineering Report.

     Petroleum and natural gas reserves are evaluated by Poco's internal reservoir engineers. Poco's policy is to have at least 25 per cent of total reserve volumes reviewed by independent external engineers annually. During 1998, the reserves assigned to the Swan Hills property and those associated with the Canrise and Pan East acquisitions were reviewed by independent external engineers. During 1997 the Brazeau River property was reviewed by independent external engineers.

     THE ESTIMATED FUTURE NET PRODUCTION REVENUE FIGURES CONTAINED IN THE FOLLOWING TABLES WERE PREPARED PRIOR TO CONSIDERATION OF INCOME TAXES AND INDIRECT COSTS, SUCH AS OVERHEAD, INTEREST AND ADMINISTRATIVE EXPENSES, AND ARE NOT TO BE CONSTRUED AS A REPRESENTATION OF THE FAIR MARKET VALUE OF THE PROPERTIES TO WHICH THEY RELATE.

     PROBABLE RESERVES AND THE ASSOCIATED ESTIMATED FUTURE NET PRODUCTION REVENUES HAVE BEEN DISCOUNTED BY A FACTOR OF 50 PER CENT TO ACCOUNT FOR THE RISK ASSOCIATED WITH THE PROBABILITY OF OBTAINING PRODUCTION FROM SUCH RESERVES.

                       PETROLEUM AND NATURAL GAS RESERVES
                           ESCALATED PRICES AND COSTS
                            AS AT DECEMBER 31, 1998

                                                                                                    ESTIMATED FUTURE NET
                                                         GROSS RESERVES       NET RESERVES           PRODUCTION REVENUES
                                                        -----------------   -----------------           DISCOUNTED AT
                                                         OIL &    NATURAL    OIL &    NATURAL   -----------------------------
                                                         NGLS       GAS      NGLS       GAS      0%      10%     15%     20%
                                                        -------   -------   -------   -------   -----   -----   -----   -----
                                                        (MBBLS)    (BCF)    (MBBLS)    (BCF)            ($ MILLIONS)
Proved producing......................................  106,558      936    87,002       781    3,062   1,816   1,541   1,349
Proved non-producing..................................  25,633       556    19,441       452    1,085     580     457     371
                                                        -------    -----    -------    -----    -----   -----   -----   -----
Total proved..........................................  132,191    1,492    106,443    1,233    4,147   2,396   1,998   1,720
Probable..............................................  24,660       339    18,931       277      894     372     278     219
                                                        -------    -----    -------    -----    -----   -----   -----   -----
Total.................................................  156,851    1,831    125,374    1,510    5,041   2,768   2,276   1,939
                                                        =======    =====    =======    =====    =====   =====   =====   =====

     Significant assumptions used to calculate estimated future net production revenues are as follows:

Capital costs for 1999...................................  $47.1 million
Capital costs for 2000...................................  $28.1 million
Capital costs after 2000.................................  $95.2 million
Escalation of production expenses........................  2 per cent/year
U.S./Canadian exchange rate..............................  $0.72

                       PETROLEUM AND NATURAL GAS RESERVES
                          UNESCALATED PRICES AND COSTS
                            AS AT DECEMBER 31, 1998

                                                                                                   ESTIMATED FUTURE NET
                                                       GROSS RESERVES       NET RESERVES          PRODUCTION REVENUES(1)
                                                      -----------------   -----------------           DISCOUNTED AT
                                                       OIL &    NATURAL    OIL &    NATURAL   ------------------------------
                                                       NGLS       GAS      NGLS       GAS      0%      10%     15%      20%
                                                      -------   -------   -------   -------   -----   -----   -----    -----
                                                      (MBBLS)    (BCF)    (MBBLS)    (BCF)             ($ MILLIONS)
Proved producing....................................  104,782      939    87,627       800    2,504   1,633   1,415    1,257
Proved non-producing................................  24,586       559    19,406       465      984     549     438      360
                                                      -------    -----    -------    -----    -----   -----   -----    -----
Total proved........................................  129,368    1,498    107,033    1,265    3,488   2,182   1,853    1,617
Probable............................................  24,316       341    19,315       286      687     316     242      192
                                                      -------    -----    -------    -----    -----   -----   -----    -----
Total...............................................  153,684    1,839    126,348    1,551    4,175   2,498   2,095    1,809
                                                      =======    =====    =======    =====    =====   =====   =====    =====

---------------

NOTES:

(1) The unescalated prices and costs case reflects a sales price of $16.00 per barrel for crude oil, $6.96 per barrel for propane, $8.71 per barrel for butane, $14.75 per barrel for pentanes plus, $5.82 per barrel for ethane and $2.69 per mcf for natural gas.

     Significant assumptions used to calculate estimated future net production revenues are as follows:

Capital costs for 1999....................................    $46.3 million
Capital costs for 2000....................................    $27.1 million
Capital costs after 2000..................................    $85.7 million
U.S./Canadian exchange rate...............................    $0.72

     The following table outlines the price forecast used in the escalated price Poco Internal Engineering Report.

                           SUMMARY OF PRICE FORECASTS
                          EFFECTIVE DECEMBER 31, 1998

                                          CRUDE OIL                ALBERTA
                               -------------------------------     AVERAGE
                                           EDMONTON   HARDISTY   NATURAL GAS    EDMONTON    EDMONTON   EDMONTON
YEAR                              WTI       LIGHT      MEDIUM    FIELD PRICE   CONDENSATE   PROPANE     BUTANE    SULPHUR
----                           ---------   --------   --------   -----------   ----------   --------   --------   -------
                               U.S.$/BBL    $/BBL      $/BBL       $/MMBTU       $/BBL       $/BBL      $/BBL      $/LT
1999.........................    14.50      20.60       16.60       2.30         20.20       13.40      12.80      10.00
2000.........................    16.50      22.90       18.90       2.40         22.40       14.60      14.30      15.00
2001.........................    18.50      25.00       21.00       2.45         24.50       15.50      15.60      20.00
2002.........................    20.00      26.70       22.70       2.50         26.20       16.30      16.60      25.00
2003.........................    21.00      28.10       24.10       2.55         27.50       17.00      17.50      30.00
2004.........................    21.40      28.60       24.60       2.60         28.00       17.30      17.80      31.80
2005.........................    21.80      29.20       25.20       2.65         28.60       17.60      18.20      33.70
2006.........................    22.20      29.70       25.70       2.70         29.10       18.00      18.50      35.70
2007.........................    22.60      30.20       26.20       2.75         29.60       18.30      18.80      37.80
2008.........................    23.10      30.90       26.90       2.80         30.30       18.70      19.20      40.10
2009.........................    23.60      31.60       27.60       2.85         31.00       19.10      19.70      42.50
2010+                                                      Escalate at two per cent per annum

E)   RECONCILIATION OF CHANGES IN RESERVES

     The following table summarizes the changes in Poco's proven and probable reserves before royalties for the year ended December 31, 1998:

                                             CRUDE OIL AND NGLS (MBBLS)           NATURAL GAS (BCF)
                                           -------------------------------   ----------------------------
                                           PROVEN    PROBABLE(1)    TOTAL    PROVEN   PROBABLE(1)   TOTAL
                                           -------   -----------   -------   ------   -----------   -----
Balance, December 31, 1997...............  122,452     21,831      144,283   1,200        251       1,451
Revision of prior estimates..............      (32)     2,221        2,189     (61)       (13)        (74)
Discoveries and extensions...............   18,503       (620)      17,883     249         28         277
Net acquisition of reserves..............    5,872      1,228        7,100     283         73         356
Production...............................  (14,604)        --      (14,604)   (179)        --        (179)
                                           -------     ------      -------   -----        ---       -----
Balance, December 31, 1998...............  132,191     24,660      156,851   1,492        339       1,831
                                           =======     ======      =======   =====        ===       =====

---------------

NOTE:

(1) Probable reserves have been discounted by a factor of 50 per cent to account for the risk associated with the probability of obtaining production from such reserves.

F)   OIL AND GAS PRODUCTION

     Poco's working interest share of production is summarized in the following table for the periods indicated:

                                                           YEARS ENDED DECEMBER 31,
                                                ----------------------------------------------
                                                 1994      1995      1996      1997      1998
                                                ------    ------    ------    ------    ------
TOTAL PERIOD PRODUCTION
Natural gas (bcf).............................      70        78       104       158       179
Crude oil (mbbls).............................   5,246     5,296     7,406     7,831     7,300
NGLs (mbbls)..................................   2,151     2,489     5,109     6,210     7,304
Liquids (mbbls)...............................   7,397     7,785    12,515    14,041    14,604
AVERAGE DAILY PRODUCTION
Natural gas (mmcf)............................     192       214       284       433       490
Crude oil (bbl)...............................  14,372    14,509    20,236    21,454    20,003
NGLs (bbl)....................................   5,893     6,819    13,958    17,014    20,012
Liquids (bbl).................................  20,265    21,328    34,194    38,468    40,015

G)  DRILLING ACTIVITY

     The following table sets forth the gross and net wells in which Poco has participated for the years indicated:

                                                                  YEARS ENDED DECEMBER 31,
                                                              --------------------------------
                                                                   1997              1998
                                                              --------------    --------------
                                                              GROSS     NET     GROSS     NET
                                                              -----    -----    -----    -----
Exploration
  Crude oil.................................................     5       3.7      13       9.8
  Natural gas...............................................    70      61.0      71      61.4
                                                               ---     -----     ---     -----
                                                                75      64.7      84      71.2
                                                               ---     -----     ---     -----
Development
  Crude oil.................................................   106      84.1      21       8.6
  Natural Gas...............................................    82      66.0      72      63.6
                                                               ---     -----     ---     -----
                                                               188     150.1      93      72.2
                                                               ---     -----     ---     -----
Dry and abandoned...........................................    28      20.4      18      15.7
                                                               ---     -----     ---     -----
Total.......................................................   291     235.2     195     159.1
                                                               ===     =====     ===     =====
Poco operated...............................................   235     221.2     165     152.3
Partner operated............................................    56      14.0      30       7.3

H)  CAPITAL EXPENDITURES

     Costs incurred by Poco for the periods indicated in respect of leasehold acquisitions and exploration and development are summarized in the following table:

                                                               YEARS ENDED
                                                               DECEMBER 31,
                                                              --------------
                                                              1997     1998
                                                              -----    -----
                                                               ($ MILLIONS)
Exploration and development.................................  259.8    249.0
Land and geophysical........................................   78.8     45.3
Facilities..................................................  107.4    121.3
Other corporate.............................................    6.6      5.7
                                                              -----    -----
Total capital expenditures..................................  452.6    421.3
                                                              =====    =====

I)   UNDEVELOPED ACREAGE

     The following table summarizes Poco's interests in undeveloped acreage:

                                                    DECEMBER 31, 1997           DECEMBER 31, 1998
                                                 ------------------------    ------------------------
                                                 GROSS ACRES    NET ACRES    GROSS ACRES    NET ACRES
                                                 -----------    ---------    -----------    ---------
                                                       (THOUSANDS)                 (THOUSANDS)
Alberta........................................     1,969         1,412         3,437         2,323
British Columbia...............................       371           224           818           499
Saskatchewan...................................       205           190           350           268
                                                    -----         -----         -----         -----
Total..........................................     2,545         1,826         4,605         3,090
                                                    =====         =====         =====         =====

J)   OIL AND GAS WELLS

     The following table sets forth the non-unitized producing wells and wells which Poco believes are capable of producing in which Poco owned a working interest as at December 31, 1998:

                                                                                   SUSPENDED OR
                                                OIL WELLS        GAS WELLS       SHUT-IN WELLS(1)
                                               ------------    --------------    -----------------
                                               GROSS    NET    GROSS     NET      GROSS       NET
                                               -----    ---    -----    -----    -------     -----
Alberta......................................  1,235    422    1,433      854      673        335
Saskatchewan.................................    624    106      747      630       54         22
British Columbia.............................     15      7       92       12      103         34
                                               -----    ---    -----    -----      ---        ---
Total........................................  1,874    535    2,272    1,496      830        391
                                               =====    ===    =====    =====      ===        ===

---------------

NOTE:

(1) Suspended or shut-in wells are generally within 15 kilometers of pipeline facilities.

     As at December 31, 1998, Poco had interests in 4,146 producing wells. Poco operates approximately 84 per cent of producing oil wells and 94 per cent of producing gas wells.

                        SUMMARY OF FINANCIAL INFORMATION

A)  SUMMARY OF CONSOLIDATED FINANCIAL INFORMATION

     The following table has been derived from the consolidated financial statements of Poco:

                                                      YEARS ENDED DECEMBER 31,
                                     -----------------------------------------------------------
                                      1994        1995         1996        1997(1)       1998
                                     -------    ---------    ---------    ---------    ---------
                                             ($ THOUSANDS, EXCEPT PER SHARE INFORMATION)
Revenue, net of royalties..........  227,042      234,332      378,107      518,726      551,896
Funds from operations..............  145,188      135,271      231,424      336,688      333,280
Net earnings.......................   13,471        4,298       34,356       72,874       50,245
Per common share
  Basic funds from operations......     1.58         1.43         2.02         2.63         2.46
  Fully diluted funds from
     operations....................     1.50         1.36         1.93         2.53         2.37
  Basic earnings...................     0.15         0.05         0.30         0.57         0.37
  Fully diluted earnings...........     0.15         0.05         0.30         0.56         0.36
Total assets.......................  876,952    1,023,696    1,616,260    2,085,042    2,760,635
Long term debt.....................  208,645      360,280      506,377      812,896    1,064,309

---------------

NOTE:

(1) Restated, see note eight to the December 31, 1998 Audited Consolidated Financial Statements of the Company.

B)   SUMMARY OF QUARTERLY CONSOLIDATED FINANCIAL INFORMATION

                                                 1997(1)                          1998
                                      -----------------------------   -----------------------------
                                       Q1      Q2      Q3      Q4      Q1      Q2      Q3      Q4
                                      -----   -----   -----   -----   -----   -----   -----   -----
                                               ($ MILLIONS, EXCEPT PER SHARE INFORMATION)
Revenue, net of royalties...........  137.6   106.3   123.1   151.8   153.7   118.6   145.4   146.6
Net earnings........................   28.9     5.2     8.9    23.9    25.7     5.1     8.9    10.5
Per common share
  Basic funds from operations.......   0.76    0.48    0.60    0.79    0.78    0.50    0.56    0.62
  Fully diluted funds from
     operations.....................   0.72    0.46    0.58    0.77    0.74    0.49    0.55    0.59
  Basic earnings....................   0.23    0.04    0.11    0.19    0.20    0.04    0.06    0.07
  Fully diluted earnings............   0.22    0.04    0.11    0.19    0.19    0.04    0.06    0.07

---------------

NOTE:

(1) Restated, see note eight to the December 31, 1998 Audited Consolidated Financial Statements of the Company.

                           MARKET FOR POCO SECURITIES

     Poco's common shares are listed and posted for trading under the symbol POC on The Toronto Stock Exchange ("TSE") and the Montreal Exchange ("ME"). Poco is included in the S&P/TSE 60 Index, the TSE 100 Composite Index and the TSE 300 Composite Index.

     The following table sets forth the market price ranges and the aggregate volume of trading of the common shares of the Company on the TSE and the ME for the periods indicated:

PERIOD                                                        HIGH ($)    LOW ($)      VOLUME
------                                                        --------    -------    ----------
1998
January.....................................................   13.15       10.00     11,036,750
February....................................................   15.25       12.10     13,108,922
March.......................................................   16.25       13.50     16,261,578
April.......................................................   16.75       15.20     10,084,153
May.........................................................   17.25       14.55      6,758,801
June........................................................   15.75       13.10      8,919,254
July........................................................   16.33       13.25      7,053,779
August......................................................   13.90       11.55      6,258,005
September...................................................   15.45       11.00     10,317,243
October.....................................................   16.00       14.00      8,937,765
November....................................................   15.00       12.10     12,528,928
December....................................................   13.00       11.80      6,905,633
1999
January.....................................................   14.00       10.50     10,030,962
February....................................................   11.40        8.75      7,093,389
March.......................................................   11.60        8.60      9,418,221

                                DIVIDEND HISTORY

     The Company has not paid cash dividends during the five year period ending December 31, 1998.

     The payment of dividends is restricted to a maximum aggregate amount of $239.3 million at December 31, 1998, due to the consolidated net earnings available for restricted payments covenant in the Company's long term debt facilities.

                             DIRECTORS AND OFFICERS

     The names and municipal addresses of the Directors and Officers of Poco, the offices held by them in Poco and their principal occupations held for the last five years are set forth in the following table. Directors are elected annually to hold office until the next Annual General Meeting or until their successors are elected or appointed.

                                                                                AFFILIATED WITH
NAME AND MUNICIPALITY OF RESIDENCE     OFFICE AND PRINCIPAL OCCUPATION            POCO SINCE      DIRECTOR SINCE
----------------------------------     -------------------------------          ---------------   --------------
DONALD D. BARKWELL(1)................  Director; President of Barkwell          1988                May, 1988
Calgary, Alberta                       Investments Ltd.

WILLIAM E. BRADFORD(1)(2)............  Director, Executive Businessman since    1993               April, 1993
Toronto, Ontario                       October, 1995; prior thereto Deputy
                                       Chairman of North American Life
                                       Assurance Company from December, 1994
                                       to October, 1995; prior thereto Deputy
                                       Chairman and Chief Executive Officer of
                                       North American Life Assurance Company

LYLE F. DUNKLEY(1)...................  Director; Executive Businessman since    1998                May, 1998
Tisdale, Saskatchewan                  October, 1997; prior thereto Senior Oil
                                       & Gas Analyst at Deutsche Morgan
                                       Grenfell from March, 1995 to September,
                                       1997; prior thereto Senior Oil & Gas
                                       Analyst at Nesbitt Burns until January,
                                       1995

JOHN J. FLEMING(3)...................  Director; Director & Vice Chairman of    1979              November, 1979
Calgary, Alberta                       TransAtlantic Petroleum Corp. since
                                       December, 1998; prior thereto Chairman
                                       of the Board, President & Chief
                                       Executive Officer of Profco Resources
                                       Ltd. from August, 1995 to November,
                                       1998; prior thereto Chairman and Chief
                                       Executive Officer of Excel Energy Inc.

EDWARD A. GALVIN(2)..................  Director; President of Medpath Oil &     1979              November, 1979
Calgary, Alberta                       Gas Ltd.

F.K.R. (ROY) GILLESPIE(1)(2).........  Director; President and Chief Executive  1991                June, 1991
Calgary, Alberta                       Officer of Trans-Empire Fuel Ltd.

CRAIG W. STEWART(4)..................  Director; President and Chief Executive  1979              November, 1992
Calgary, Alberta                       Officer of the Company

LLOYD C. SWIFT(3)....................  Director; President of Square Butte      1996                May, 1996
Calgary, Alberta                       Resources Inc. since November, 1995;
                                       prior thereto consultant for Nesbitt
                                       Burns from January, 1995 to October,
                                       1995; prior thereto Vice President and
                                       Director of Nesbitt Burns

W. BRUCE WOODS(3)....................  Director; President of St. James         1980              November, 1980
Calgary, Alberta                       Properties Ltd.; President and Chief
                                       Executive Officer of Cascade Oil & Gas
                                       Ltd. until January, 1996

JOHN R. YARNELL(3)...................  Director and Chairman of the Board of    1993               March, 1993
Toronto, Ontario                       the Company since February, 1994;
                                       President of Yarnell Companies Inc.

                                                                                AFFILIATED WITH
NAME AND MUNICIPALITY OF RESIDENCE     OFFICE AND PRINCIPAL OCCUPATION            POCO SINCE      DIRECTOR SINCE
----------------------------------     -------------------------------          ---------------   --------------
JOHN W. FERGUSON(4)..................  Vice President and Chief Financial       1986                   N/A
Calgary, Alberta                       Officer of the Company

KEVIN M. HERTZ.......................  Vice President Operations of the         1987                   N/A
Calgary, Alberta                       Company since August, 1996; prior
                                       thereto Manager of Operations and
                                       Facilities of the Company

KEVAN S. KING(4).....................  Vice President, General Counsel and      1988                   N/A
Calgary, Alberta                       Secretary of the Company since August,
                                       1998; prior thereto General Counsel &
                                       Secretary of the Company

J. TERRY MCCOY.......................  Vice President Exploration and Land of   1989                   N/A
Calgary, Alberta                       the Company

R. BRUCE MCFARLANE...................  Vice President Business Development of   1987                   N/A
Calgary, Alberta                       the Company since December, 1997; prior
                                       thereto Manager of Asset
                                       Rationalization of the Company

BRIAN T. MORELAND....................  Vice President Engineering of the        1989                   N/A
Calgary, Alberta                       Company since August, 1996; prior
                                       thereto Manager of Engineering of the
                                       Company

DARRYL J. PROUDFOOT..................  Vice President and Treasurer of the      1993                   N/A
Calgary, Alberta                       Company since August, 1998; prior
                                       thereto Treasurer of the Company

ROBERT M. WEISS......................  Vice President Marketing of the Company  1985                   N/A
Calgary, Alberta

MAX A.W. LOF.........................  Assistant Treasurer of the Company       1998                   N/A
Calgary, Alberta                       since June, 1998; prior thereto
                                       Research Associate at Scotia Capital
                                       Markets/Scotia McLeod Inc. from August,
                                       1997 to June, 1998; prior thereto
                                       Associate Analyst, Oil & Gas at
                                       Levesque Beaubien Geoffrion from June,
                                       1996 to August, 1997; prior thereto
                                       Financial Planning Analyst at Amerada
                                       Hess Canada Ltd.

---------------
NOTES:

(1)  Member of the Management Resources Committee

(2)  Member of the Committee on Director Affairs

(3)  Member of the Audit Committee

(4)  Member of the Safety, Environmental and Occupational Health Committee

     The Corporation does not have an Executive Committee.

     As at December 31, 1998, the Directors and Officers of Poco, as a group, owned beneficially, directly or indirectly, or exercised control or direction over an aggregate of 1,211,971 common shares of Poco, which represented 0.8 per cent of the issued and outstanding common shares at that time.

                             ADDITIONAL INFORMATION

     Additional information, including Directors' and Executive officers' remuneration and indebtedness, principal holders of Poco's securities, options to purchase Poco's securities, and interest of insiders in material transactions is contained in Poco's Information Circular -- Proxy Statement dated March 17, 1999, in connection with the Annual and Special Meeting of shareholders of Poco on May 6, 1999. Additional financial information and discussion of the affairs of the Company is provided in the comparative Consolidated Financial Statements on pages 31 to 44 and Management's Discussion and Analysis on pages 23 to 30 of the 1998 Annual Report to the Shareholders of Poco for the fiscal year ended December 31, 1998, being the most recently completed fiscal year of the Company, which information is incorporated herein by reference.

     The Company will provide to any person, upon request to the Vice President, General Counsel and Secretary of Poco:

     a) When the securities of the Company are in the course of a distribution pursuant to a short form prospectus or a preliminary short form prospectus has been filed in respect of a distribution of securities of the Company:

        i) one copy of the Annual Information Form of the Company, together with one copy of any document, or the pertinent pages of any document, incorporated by reference in the Annual Information Form;

        ii) one copy of the comparative financial statements of the Company for its most recently completed financial year together with the accompanying report of the auditor and one copy of any interim financial statements of the Company subsequent to the financial statements for its most recently completed financial year;

        iii) one copy of the information circular of the Company in respect of its most recent annual meeting of shareholders that involved the election of directors; and

        iv) one copy of any other documents that are incorporated by reference into the preliminary short form prospectus or the short form prospectus and are not required to be provided under (i) to (iii) above; or

     b)    at any other time, one copy of any other documents referred to in (a)
        (i), (ii) and (iii) above.

                              POCO PETROLEUMS LTD.

                                 POCO SELECTED
                           HISTORICAL FINANCIAL DATA
                          UNDER CANADIAN AND U.S. GAAP

SELECTED HISTORICAL FINANCIAL DATA OF POCO UNDER CANADIAN GAAP

     The following table sets forth selected historical consolidated financial data for Poco as of and for each of the five years in the period ended December 31, 1998 and as of and for the six months ended June 30, 1999 and 1998. The selected consolidated financial statements have been presented under Canadian GAAP in Canadian dollars.

     The data set forth should be read in conjunction with the consolidated financial statements and related notes included in Poco's Annual Report for the year ended December 31, 1998 and Interim Report for the quarter ended June 30, 1999. The consolidated financial statements and related notes included in Poco's Annual Report for the year ended December 31, 1998 and the Interim Report for the quarter ended June 30, 1999 are both incorporated by reference and included in this joint proxy statement.

                                   SIX MONTHS
                                 ENDED JUNE 30,           FOR THE YEARS ENDED DECEMBER 31,
                                -----------------   ---------------------------------------------
                                 1999      1998      1998      1997      1996      1995     1994
                                -------   -------   -------   -------   -------   -------   -----
                                             (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA
  Revenues...................   C$  265   C$  272   C$  552   C$  519   C$  378   C$  234   C$227
  Net Earnings...............         4        31        50        73        34         4      14
  Basic Net Earnings per
     Common Share............      0.03      0.24      0.37      0.57      0.30      0.05    0.15
  Fully Diluted Net Earnings
     per Common Share........      0.03      0.23      0.36      0.56      0.30      0.05    0.15
BALANCE SHEET DATA
  Total Assets...............     2,759     2,295     2,761     2,085     1,616     1,024     877
  Long-term Debt.............     1,101       988     1,064       813       506       360     209
  Stockholders' Equity.......     1,212       892     1,200       846       947       588     577
  Cash Dividends Declared per
     Common Share............   C$   --   C$   --   C$   --   C$   --   C$   --   C$   --   C$ --
  Common Shares
     Outstanding.............       153       131       153       129       127        95      94

SELECTED HISTORICAL FINANCIAL DATA OF POCO UNDER U.S. GAAP -- FULL COST METHOD

     The following table sets forth selected historical consolidated income statement data of Poco for each of the three years in the period ended December 31, 1998 and as of and for the six months ended June 30, 1999 and 1998 and balance sheet data as at December 31, 1998 and 1997 and June 30, 1999. The selected consolidated financial statements have been adjusted to U.S. GAAP under the full cost method of accounting for oil and gas properties.

     The data set forth should be read in conjunction with the consolidated financial statements and related notes included in Poco's Annual Report for the year ended December 31, 1998 and Poco's Interim Report for the quarter ended June 30, 1999, both of which are incorporated by reference and included in this joint proxy statement.

                                                    SIX MONTHS
                                                  ENDED JUNE 30,          FOR THE YEARS ENDED DECEMBER 31,
                                                -------------------       ---------------------------------
                                                 1999         1998         1998          1997         1996
                                                ------       ------       -------       ------       ------
                                                          (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA
  Revenues....................................  C$ 265       C$ 272       C$  552       C$ 519       C$ 378
  Net Earnings (Loss).........................      27           23          (275)          64           43
  Basic Net Earnings (Loss) per Common
     Share....................................     .17          .18         (2.02)         .50          .37
  Diluted Net Earnings (Loss) per Common
     Share....................................  C$ .17       C$ .18       C$(2.02)      C$ .49       C$ .37

                                                               AS AT      AS AT DECEMBER 31,
                                                              JUNE 30,    ------------------
                                                                1999       1998       1997
                                                              --------    -------    -------
BALANCE SHEET DATA
  Total Assets..............................................  C$2,389     C$2,325    C$2,067
  Long-term Debt............................................    1,176       1,140        813
  Stockholders' Equity......................................      923         889        859
  Cash Dividends Declared per Common Share..................  C$   --     C$   --    C$   --
  Common Shares Outstanding.................................      153         153        129

                              POCO PETROLEUMS LTD.

                          POCO MANAGEMENT'S DISCUSSION
                      AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

POCO MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     THE MANAGEMENT'S DISCUSSION AND ANALYSIS (MD&A) PROVIDES A COMPARATIVE REVIEW OF POCO'S OPERATIONS AND FINANCIAL POSITION FOR THE SIX MONTHS ENDED JUNE 30, 1999 AND THE YEARS ENDED DECEMBER 31, 1998 AND 1997. THIS MD&A SHOULD BE READ IN CONJUNCTION WITH THE FULL COST AUDITED CONSOLIDATED FINANCIAL STATEMENTS PREPARED UNDER GENERALLY ACCEPTED CANADIAN ACCOUNTING PRINCIPLES.

     RESULTS OF OPERATIONS

     Overview

     The following analysis is presented on a barrel of oil equivalent basis to provide a meaningful basis of comparison to other companies in the oil and gas industry and to results of the preceding year. It is also a measure management uses to ensure Poco is operating efficiently. A ratio of 10,000 cubic feet to one barrel has been used to convert natural gas volumes into one barrel of oil equivalent (boe).

     The following table summarizes Poco's consolidated statements of earnings on a dollar and barrel of oil equivalent basis.

                                       FOR THE SIX MONTHS ENDED JUNE 30,                 FOR THE YEARS ENDED DECEMBER 31,
                                -----------------------------------------------   -----------------------------------------------
                                         1999                     1998                     1998               1997 (RESTATED)
                                ----------------------   ----------------------   ----------------------   ----------------------
                                (MILLIONS)   (PER BOE)   (MILLIONS)   (PER BOE)   (MILLIONS)   (PER BOE)   (MILLIONS)   (PER BOE)
Oil and gas revenue...........   C$313.1      C$19.43     C$318.4      C$20.03     C$627.8      C$19.32     C$637.6      C$21.37
Royalty expense...............      48.4         3.00        46.1         2.90        75.9         2.34       118.8         3.98
                                 -------      -------     -------      -------     -------      -------     -------      -------
                                   264.7        16.43       272.3        17.13       551.9        16.98       518.8        17.39
Depletion and depreciation
  expense.....................     132.8         8.24       114.3         7.19       243.9         7.50       213.4         7.15
Production expense............      72.6         4.50        64.8         4.08       130.1         4.01       118.9         3.98
Financial charges.............      38.2         2.38        34.4         2.17        75.5         2.32        48.6         1.63
General and administrative
  expense.....................      10.6         0.66         7.1         0.44        16.0         0.49        13.6         0.45
                                 -------      -------     -------      -------     -------      -------     -------      -------
                                   254.2        15.78       220.6        13.88       465.5        14.32       394.5        13.21
                                 -------      -------     -------      -------     -------      -------     -------      -------
Earnings before income
  taxes.......................      10.5         0.65        51.7         3.25        86.4         2.66       124.3         4.18
Income taxes..................       6.1         0.38        20.9         1.31        36.2         1.11        51.4         1.72
                                 -------      -------     -------      -------     -------      -------     -------      -------
Net earnings..................   C$  4.4      C$ 0.27     C$ 30.8      C$ 1.94     C$ 50.2      C$ 1.55     C$ 72.9      C$ 2.46
                                 =======      =======     =======      =======     =======      =======     =======      =======
Funds from operations.........   C$142.9      C$ 8.87     C$166.0      C$10.44     C$333.3      C$10.26     C$336.7      C$11.28
                                 =======      =======     =======      =======     =======      =======     =======      =======

     The company continues to focus on controlling production and general and administrative expenses per barrel of oil equivalent in order to remain a low cost producer.

     Oil and gas revenue

     June 30, 1999 vs. June 30, 1998 Oil and gas revenue for the six months ended June 30, 1999 was C$313.1 million, a decrease of two per cent from 1998 levels. Higher revenues arising from increased natural gas and natural gas liquids production volumes were offset by lower crude oil production volumes and decreased liquids prices.

     1998 vs. 1997 Oil and gas revenue for 1998 decreased two per cent to C$627.8 million when compared to 1997. Higher revenues arising from natural gas and natural gas liquids production volumes were offset by sharply lower crude oil and natural gas liquids prices.

     Natural gas revenue

                                                       SIX MONTHS ENDED       YEARS ENDED
                                                           JUNE 30,          DECEMBER 31,
                                                       -----------------   -----------------
                                                        1999      1998      1998      1997
                                                       -------   -------   -------   -------
                                                                     (PER MCF)
Revenue..............................................  C$ 2.26   C$ 2.26   C$ 2.20   C$ 2.00
Royalty expense......................................    (0.32)    (0.30)    (0.25)    (0.34)
Production expense...................................    (0.44)    (0.33)    (0.37)    (0.31)
                                                       -------   -------   -------   -------
Cash netback.........................................  C$ 1.50   C$ 1.63   C$ 1.58   C$ 1.35
                                                       =======   =======   =======   =======
Average daily sales (mmcf)...........................    502.2     475.2     490.1     432.9
                                                       =======   =======   =======   =======

     June 30, 1999 vs. June 30, 1998 Poco's natural gas sales price for the first six months of 1999 was equal to the price received for the same time period in 1998, at C$2.26 per thousand cubic feet. Natural gas sales volumes increased six per cent in 1999. Further production growth was hampered by annual plant maintenance, unscheduled non-operated plant shutdowns, wet weather and Nova pipeline shutdowns in central Alberta.

     1998 vs. 1997 Higher natural gas prices in Alberta, and a C$0.08 per thousand cubic feet gain from Poco's hedging program resulted in a 10 per cent increase in the natural gas sales price for 1998 compared to 1997 levels. Poco's natural gas sales volumes increased 13 per cent reflecting higher production in the Monkman, Harmattan and O'Chiese areas.

     Poco's marketing strategy for natural gas continues to provide Poco with a premium natural gas price compared to industry averages. Poco markets its natural gas directly into geographically diversified markets.

     Crude oil revenue

                                                   FOR THE SIX MONTHS ENDED    FOR THE YEARS ENDED
                                                           JUNE 30,               DECEMBER 31,
                                                   -------------------------   -------------------
                                                      1999          1998         1998       1997
                                                   -----------   -----------   --------   --------
                                                                    (PER BARREL)
Revenue..........................................   C$ 20.78      C$ 17.87     C$ 17.79   C$ 25.38
Royalty expense..................................      (3.21)        (3.33)       (2.70)     (5.31)
Production expense...............................      (7.47)        (7.50)       (6.55)     (6.50)
                                                    --------      --------     --------   --------
Cash netback.....................................   C$ 10.10      C$  7.04     C$  8.54   C$ 13.57
                                                    ========      ========     ========   ========
Average daily sales (bbls).......................     16,352        21,064       20,003     21,454
                                                    ========      ========     ========   ========

     June 30, 1999 vs. June 30, 1998 For the first six months of 1999 crude oil sales prices increased 16 per cent compared to 1998. Crude oil production volumes declined 22 per cent due to reduced oil-related drilling and the sale of crude oil producing properties in 1998.

     1998 vs. 1997 The 1998 crude oil sales price declined 30 per cent and production volumes declined seven per cent from 1997 levels. Consequently, revenue from crude oil sales decreased to C$129.9 million from C$198.7 million in 1997. Poco's continued natural gas focus for exploration and development spending and natural declines in deliverability resulted in lower crude oil production.

     Natural gas liquids revenue

                                                   FOR THE SIX MONTHS ENDED    FOR THE YEARS ENDED
                                                           JUNE 30,               DECEMBER 31,
                                                   -------------------------   -------------------
                                                      1999          1998         1998       1997
                                                   -----------   -----------   --------   --------
                                                                      (PER BARREL)
Revenue..........................................   C$ 12.54      C$ 14.64     C$ 13.50   C$ 19.31
Royalty expense..................................      (2.66)        (2.46)       (1.70)     (4.03)
Production expense...............................      (2.50)        (2.18)       (2.26)     (3.01)
                                                    --------      --------     --------   --------
Cash netback.....................................   C$  7.38      C$ 10.00     C$  9.54   C$ 12.27
                                                    ========      ========     ========   ========
Average daily sales (bbls).......................     22,457        19,260       20,012     17,014
                                                    ========      ========     ========   ========

     June 30, 1999 vs. June 30, 1998 Natural gas liquids production rose 17 per cent from the six months in 1998, while natural gas liquids sales prices declined 14 per cent from the same period in 1998.

     1998 vs. 1997 Higher natural gas liquids production in the O'Chiese area contributed to an 18 per cent rise in sales volumes for 1998. Reduced demand from the petrochemical industry combined with lower industrial heating demand pushed propane and butane prices lower. Reduced demand for condensate used as a diluent in shipping heavy oil resulted in a significant decrease in condensate prices. Sales revenue for natural gas liquids declined by 18 per cent to C$98.6 million for 1998 compared to C$119.9 million for 1997.

     Royalty expense

     June 30, 1999 vs. June 30, 1998 For the six months of 1999 royalty expense on a barrel of oil equivalent basis increased by three per cent versus the first six months of 1998, due to lower production from royalty holiday wells.

     1998 vs. 1997 Royalty expense per barrel of oil equivalent declined 41 per cent from 1997 levels. Lower commodity prices and production from royalty holiday wells contributed to a lower royalty expense per barrel of oil equivalent. In addition, 16 per cent of the value of 1998 natural gas sales was at prices exceeding the reference price used in the calculation of Crown royalties. These revenues do not attract Crown royalties and therefore result in reduced royalty expense and a lower royalty expense per barrel of oil equivalent.

     Depletion and depreciation expense

     June 30, 1999 vs. June 30, 1998 Increasing finding and development costs during the first half of 1999 resulted in depletion and depreciation expense increasing 15 per cent to C$8.24 per barrel of oil equivalent versus C$7.19 in 1998.

     Included in depletion and depreciation for the first six months of 1999 were future site restoration costs of C$0.17 (1998 -- C$0.20) per barrel of oil equivalent. Total estimated future site restoration costs to be expensed over the life of the remaining reserves were C$56.8 million at June 30, 1999. Poco spent C$0.5 million (1999 -- C$0.4 million) for the restoration of well sites and certain facilities.

     1998 vs. 1997 Higher depletion and depreciation expense during 1998 resulted from higher production volumes and an increased depletion rate. During 1998, the industry continued to see high prices for land and drilling services for most of the year. These pressures contributed to higher costs and resulted in an increased depletion rate for 1998. On a barrel of oil equivalent basis, depletion and depreciation for 1998 of C$7.50 was up five per cent from C$7.15 in the previous year.

     Included in depletion and depreciation expense for 1998 were future site restoration costs of C$0.20 (1997 -- C$0.20) per barrel of oil equivalent. Total estimated future site restoration costs to be expensed over the life of the remaining reserves were C$57.2 million at December 1998. Poco spent C$2.5 million in 1998 (1997 -- C$3.0 million) for the restoration of well sites and certain facilities. Poco abandoned 18 wells in 1998, compared to 51 wells in 1997.

     Production expense

     June 30, 1999 vs. June 30, 1998 Production expense for the first six months of 1999 increased ten per cent from 1998 on a barrel of oil equivalent basis. Included in the production expense of C$4.50 was C$0.18 (1998 - C$0.25) per barrel of oil equivalent for municipal property taxes. Production expenses in 1999 increased due to the sale of facilities in eastern Alberta to midstream processors, resulting in higher production expense.

     1998 vs. 1997 Production expense per barrel of oil equivalent for 1998 increased one per cent from 1997 levels. Included in the production expense of C$4.01 was C$0.21 (1997 -- C$0.22) per barrel of oil equivalent for municipal property taxes. Production expenses are expected to increase moderately in 1999 due to the sale of facilities in eastern Alberta to midstream processors.

     Financial charges

     June 30, 1999 vs. June 30, 1998 In the first half of 1999 financial charges rose 10 per cent to C$2.38 per barrel of oil equivalent (1998 - C$2.17) due to higher debt levels. Approximately 57 per cent of Poco's debt was at fixed rates.

     1998 vs. 1997 Financial charges per barrel of oil equivalent rose to C$2.32 (1997 -- C$1.63) due to higher debt levels. Approximately 59 per cent of Poco's debt was at fixed rates which reduced exposure to interest rate fluctuations in the medium term.

     General and administrative expense

                                  FOR THE SIX MONTHS ENDED JUNE 30,                 FOR THE YEARS ENDED DECEMBER 31,
                           -----------------------------------------------   -----------------------------------------------
                                    1999                     1998                     1998                     1997
                           ----------------------   ----------------------   ----------------------   ----------------------
                           (MILLIONS)   (PER BOE)   (MILLIONS)   (PER BOE)   (MILLIONS)   (PER BOE)   (MILLIONS)   (PER BOE)
Expenses before
  recoveries.............    C$15.5      C$ 0.96      C$15.4      C$ 0.97     C$ 31.4      C$ 0.97     C$ 25.4      C$ 0.85
Operator recoveries......      (4.9)       (0.30)       (8.3)       (0.53)      (15.4)       (0.48)      (11.8)       (0.40)
                             ------      -------      ------      -------     -------      -------     -------      -------
Net expenses.............    C$10.6      C$ 0.66      C$ 7.1      C$ 0.44     C$ 16.0      C$ 0.49     C$ 13.6      C$ 0.45
                             ======      =======      ======      =======     =======      =======     =======      =======

     June 30, 1999 vs. June 30, 1998 For the six months ended June 30, 1999 general and administrative expenses per barrel of oil equivalent increased 50 per cent from the 1998 levels. Lower capital expenditures resulted in lower operator recoveries, increasing the net expenses reported.

     1998 vs. 1997 General and administrative expenses were C$0.49 per barrel of oil equivalent, an increase of nine per cent from C$0.45 in 1997. The operator recoveries represent funds that Poco recovers as fees for managing capital projects and operating wells.

     Income taxes

     June 30, 1999 vs. June 30, 1998 During the first half of 1999 cash taxes paid by Poco were comprised of the Large Corporations Tax and provincial capital taxes which equated to C$0.23 per barrel of oil equivalent versus C$0.21 in 1998. Total payments to governments for capital taxes and property taxes were C$0.41 per barrel of oil equivalent compared to C$0.46 in 1998.

     Future income tax expense was C$0.14 per barrel of oil equivalent compared to C$1.10 in 1998. This lower tax expense reflected the decrease in earnings before taxes per barrel of oil equivalent to C$0.65 from C$3.25 in 1998.

     1998 vs. 1997 Cash taxes paid by Poco were comprised of the Large Corporations Tax and provincial capital taxes which equated to C$0.23 per barrel of oil equivalent. These taxes are levied on Poco's capital base and, as such, do not vary directly with the profitability of Poco. Total payments to governments for capital taxes and property taxes were C$0.44 per barrel of oil equivalent.

     Future income tax expense was C$0.88 per barrel of oil equivalent in 1998 compared to C$1.54 in 1997. This lower tax expense reflected the decrease in earnings before taxes per barrel of oil equivalent to C$2.66 from C$4.18 in 1997.

RISK MANAGEMENT

     Under Poco's risk management policy, Poco monitors and, when appropriate, reduces its exposure to fluctuations in commodity prices, foreign exchange rates and interest rates. The Board of Directors of Poco has established limits on the term and amounts of hedging that management may undertake.

     COMMODITY PRICES

     The hedging of commodity price risk is limited in order to retain exposure to commodity price fluctuations for the company's shareholders. The Board of Directors of Poco has approved a base level for hedging transactions of C$25.0 million, with approval required for each additional C$25.0 million entered into for each of natural gas and liquids. The term of each transaction cannot exceed 18 months.

     During 1998, Poco entered into a combination of financial hedging contracts and fixed price physical delivery contracts for approximately 300 million cubic feet per day of natural gas at a wellhead price of C$3.00 per thousand cubic feet for the period November 1, 1998 to March 31, 1999. Poco also hedged approximately 80 million cubic feet of natural gas per day at C$2.30 per thousand cubic feet for the second and third quarters of 1999. Other hedging contracts were assumed during 1998 as part of Poco's acquisitions.

     FOREIGN EXCHANGE

     Poco does not typically hedge foreign exchange risk, except through the issuance of U.S. dollar denominated debt. The Board of Directors of Poco has approved a base level for foreign exchange hedging transactions of C$50.0 million at a maximum term of 18 months. Approval from the Board of Directors of Poco is required for each additional C$50.0 million of transactions. These hedge limits are in addition to U.S. dollar denominated debt. This U.S. dollar denominated debt provides a natural hedge as interest and principal payments are paid in U.S. dollars received from the sale of production.

     LIQUIDITY AND CAPITAL RESOURCES

     June 30, 1999 Poco's capital expenditures to June 30, 1999 of C$180.2 million exceeded funds from operations by C$37.3 million. The excess spending was funded through the issuance of common shares and through drawing on bank loans. Poco had unused borrowing facilities at June 30, 1999 of over C$250 million.

     Capital expenditures

     Poco's capital program is detailed in the following table:

                                                    FOR THE SIX MONTHS    FOR THE YEARS ENDED
                                                      ENDED JUNE 30,          DECEMBER 31,
                                                    ------------------    --------------------
                                                     1999       1998        1998        1997
                                                    -------    -------    --------    --------
                                                                    (MILLIONS)
Exploration and development.......................  C$ 80.1    C$152.7    C$249.0     C$259.8
Land and geophysical..............................     27.5       29.4       45.3        78.8
Facilities........................................     58.5       83.8      121.3       107.4
Other corporate...................................      3.0        1.8        5.7         6.6
                                                    -------    -------    -------     -------
                                                      169.1      267.7      421.3       452.6
Net property acquisitions.........................     11.1       15.4      109.6       154.6
Corporate acquisitions............................       --         --      314.6          --
                                                    -------    -------    -------     -------
Capital expenditures..............................  C$180.2    C$283.1    C$845.5     C$607.2
                                                    =======    =======    =======     =======

     When measuring 1998 capital expenditures against reserve additions, both before dispositions, Poco's reserve replacement cost equated to C$9.42 per barrel of oil equivalent. This compares favorably to the C$12.48 operating netback realized from the sale of one barrel of oil equivalent of production. The operating netback is the dollar value received after accounting for royalties, production and general and administrative expenses. The ratio of operating netback to the reserve replacement cost, or recycle ratio, was 1.3:1. This ratio was lower than 1997 due to the purchase of assets which will accelerate Poco's deep gas exploration program in future years. Poco paid a premium for these natural gas assets reflecting the company's long term view of the natural gas business. This ratio is an important measure of how effectively Poco deploys capital relative to the cash flow generated from producing one barrel of oil equivalent. Poco's six-year average is 1.8:1.

     Dividend Policies. Poco has not made any dividend payments on its capital stock in the past five years and has no present plans to pay dividends. In addition, the payment of dividends on Poco common shares is restricted to a maximum aggregate amount of C$242.6 million at June 30, 1999, by restrictive covenants relating to Poco's senior notes.

YEAR 2000

     Information technology is integral to many aspects of Poco's business. The year 2000 problem arises due to the representation of the year as a two digit field in many computer systems. Some systems are unable to correctly interpret dates past December 31, 1999 and may malfunction after that date. Internal systems that could be affected by the year 2000 problem include accounting, production, reporting, and land systems.

     Poco relies on computer technology to operate its plants and processing facilities, gathering systems and pipelines. Testing and conversion of these systems will be substantially complete by the end of 1999. Costs to upgrade these systems are expected to be approximately C$0.4 million of which C$0.3 million has been incurred through June 30, 1999. Should the upgrades to the computer systems not operate as expected Poco plans to shut-in the affected facilities subsequent to January 1, 2000 until the computer systems are fixed. Poco is exposed to the risk that an industry partner who operates facilities and wells on Poco's behalf will not succeed in properly upgrading their computer systems. All operators of significant properties and facilities have been contacted by Poco in order to determine their state of readiness. Poco is in the process of reviewing responses from the operators of significant facilities and will follow up deficient responses.

     Pipelines which Poco uses to ship production to market pose a significant risk to the company. The failure of a pipeline would result in the loss of a substantial portion of Poco's revenue during the period that the pipeline was not operating. Poco does not have a contingency plan for the failure of a pipeline due to the lack of alternative pipelines.

     Continued operation of Poco's facilities is dependent on a continued supply of electrical power. Failure of the electrical grid would result in the shut down of Poco's facilities until power was restored. Due to the nature of electrical supplies, Poco does not have any contingency plans for the failure of the electrical grid.

     During the second quarter of 1999 Poco successfully implemented year 2000 compliant versions of its financial, land and production accounting systems. The reserves system will be upgraded prior to the end of 1999, completing the upgrade of critical systems. Certain non-critical computer programs and systems will be converted to year 2000 compliant versions during the third and fourth quarters of 1999.

                              POCO PETROLEUMS LTD.

                       POCO AUDITED FINANCIAL STATEMENTS
                     FOR THE YEARS ENDED DECEMBER 31, 1998,
                1997 AND 1996 AND UNAUDITED FINANCIAL STATEMENTS
                      FOR THE PERIODS ENDED JUNE 30, 1999
                               AND JUNE 30, 1998

                              POCO PETROLEUMS LTD.
                                AUDITORS' REPORT

TO THE DIRECTORS OF POCO PETROLEUMS LTD.

     We have audited the consolidated balance sheets of Poco Petroleums Ltd. as at December 31, 1998 and 1997 and the consolidated statements of earnings, deficit and cash flows for each of the years in the three year period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

     In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 1998 and 1997 and the results of its operations and cash flows for each of the years in three year period ended December 31, 1998 in accordance with generally accepted accounting principles in Canada.


                                                           KPMG LLP

                                                           Chartered Accountants

Calgary, Alberta
February 18, 1999
(except Note 10 which is as of August 16, 1999)

                              POCO PETROLEUMS LTD.
                          CONSOLIDATED BALANCE SHEETS

                                                                           AS AT DECEMBER 31,
                                                 AS AT JUNE 30,    -----------------------------------
                                                      1999            1998                1997
                                                 --------------    -----------    --------------------
(thousands)                                       (UNAUDITED)                     (RESTATED -- NOTE 8)
ASSETS
CURRENT ASSETS
Accounts receivable............................   C$  119,536      C$  118,804        C$   86,407
Inventory......................................        28,023           34,112             22,844
                                                  -----------      -----------        -----------
                                                      147,559          152,916            109,251
PROPERTY, PLANT AND EQUIPMENT (note 3).........     2,584,307        2,561,639          1,943,921
OTHER ASSETS...................................        27,061           46,080             31,870
                                                  -----------      -----------        -----------
                                                  C$2,758,927      C$2,760,635        C$2,085,042
                                                  ===========      ===========        ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
ACCOUNTS PAYABLE AND ACCRUED LIABILITIES.......   C$   81,217      C$  112,683        C$   73,923
                                                  -----------      -----------        -----------
LONG TERM DEBT (note 4)........................     1,100,612        1,064,309            812,896
                                                  -----------      -----------        -----------
FUTURE SITE RESTORATION (note 3)...............        18,471           16,302             12,417
                                                  -----------      -----------        -----------
FUTURE INCOME TAXES (note 7)...................       346,417          367,609            340,268
                                                  -----------      -----------        -----------
SHAREHOLDERS' EQUITY
Common shares (note 6).........................     1,218,422        1,210,326            906,377
Deficit........................................        (6,212)         (10,594)           (60,839)
                                                  -----------      -----------        -----------
                                                    1,212,210        1,199,732            845,538
                                                  -----------      -----------        -----------
                                                  C$2,758,927      C$2,760,635        C$2,085,042
                                                  ===========      ===========        ===========

On behalf of the Board of Directors:


          (Signed) JOHN J. FLEMING                           (Signed) W. BRUCE WOODS
                  Director                                           Director


        See accompanying Notes to the Consolidated Financial Statements

                              POCO PETROLEUMS LTD.
                      CONSOLIDATED STATEMENTS OF EARNINGS

                               FOR THE SIX MONTHS ENDED
                                       JUNE 30,                     FOR THE YEARS ENDED DECEMBER 31,
                              --------------------------    -------------------------------------------------
(thousands, except per share     1999           1998           1998               1997               1996
AMOUNTS)                      -----------    -----------    -----------    -------------------    -----------
                              (UNAUDITED)    (UNAUDITED)                    (RESTATED -- NOTE
                                                                                   8)
REVENUE
Oil and gas revenue.......     C$313,111      C$318,399      C$627,820          C$637,552          C$471,580
Royalty expense...........        48,414         46,122         75,924            118,826             93,473
                               ---------      ---------      ---------          ---------          ---------
                                 264,697        272,277        551,896            518,726            378,107
                               ---------      ---------      ---------          ---------          ---------
EXPENSES
Depletion and
  depreciation............       132,801        114,344        243,849            213,387            152,712
Production................        72,585         64,805        130,147            118,882             96,805
Financial charges (note
  4)......................        38,275         34,434         75,466             48,629             33,533
General and
  administrative..........        10,584          7,067         15,991             13,551             14,696
                               ---------      ---------      ---------          ---------          ---------
                                 254,245        220,650        465,453            394,449            297,746
                               ---------      ---------      ---------          ---------          ---------
EARNINGS BEFORE INCOME
  TAXES...................        10,452         51,627         86,443            124,277             80,361
Income taxes (note 7).....         6,070         20,861         36,198             51,403             46,005
                               ---------      ---------      ---------          ---------          ---------
NET EARNINGS..............     C$  4,382      C$ 30,766      C$ 50,245          C$ 72,874          C$ 34,356
                               =========      =========      =========          =========          =========
NET EARNINGS PER COMMON
  SHARE
Basic.....................     C$   0.03      C$   0.24      C$   0.37          C$   0.57          C$   0.30
Fully diluted.............     C$   0.03      C$   0.23      C$   0.36          C$   0.56          C$   0.30

                       CONSOLIDATED STATEMENTS OF DEFICIT

                                             FOR THE SIX
                                             MONTHS ENDED     FOR THE YEARS ENDED DECEMBER 31,
                                               JUNE 30,      ----------------------------------
                                                 1999          1998         1997         1996
(THOUSANDS)                                  ------------    ---------    ---------    --------
                                             (UNAUDITED)
Retained earnings (deficit), beginning of
  period
  As previously reported...................   C$(10,594)     C$(60,839)   C$ 56,775    C$22,419
  Adjustments relating to change in income
     tax accounting policy (note 8)........          --             --     (190,488)         --
                                              ---------      ---------    ---------    --------
  As restated..............................     (10,594)       (60,839)    (133,713)     22,419
  Net earnings.............................       4,382         50,245       72,874      34,356
                                              ---------      ---------    ---------    --------
Retained earnings (deficit), end of
  period...................................   C$ (6,212)     C$(10,594)   C$(60,839)   C$56,775
                                              =========      =========    =========    ========

        See accompanying Notes to the Consolidated Financial Statements

                              POCO PETROLEUMS LTD.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                       FOR THE SIX MONTHS ENDED
                                               JUNE 30,              FOR THE YEARS ENDED DECEMBER 31,
                                       -------------------------   -------------------------------------
                                          1999          1998          1998         1997          1996
                                       -----------   -----------   ----------   -----------   ----------
(thousands, except per share amounts)  (UNAUDITED)   (UNAUDITED)           (RESTATED -- NOTE 8)
OPERATING ACTIVITIES
Net earnings.....................      C$   4,382    C$  30,766    C$  50,245   C$  72,874    C$  34,356
Depletion, depreciation and
  amortization...................         136,263       117,751       254,249      217,787       155,568
Future income tax
  expense (note 7)...............           2,301        17,465        28,786       46,027        41,500
                                       ----------    ----------    ----------   ----------    ----------
Funds from operations............         142,946       165,982       333,280      336,688       231,424
Change in non-cash
  working capital................          17,700        15,842       (12,771)       3,661        (9,933)
                                       ----------    ----------    ----------   ----------    ----------
Net cash provided by operating
  activities.....................         160,646       181,824       320,509      340,349       221,491
                                       ----------    ----------    ----------   ----------    ----------
FINANCING ACTIVITIES
Increase in bank loans...........          36,855       171,789        65,474      157,336        23,994
Issue of medium term notes.......          27,728            --       121,838      149,566            --
Issue of senior U.S. dollar notes...           --            --            --           --       170,857
Repayment of senior U.S. dollar
  notes..........................         (14,730)       (7,292)      (22,665)     (13,995)       (6,809)
Redemption of 7 1/2% debentures...             --            --            --           --       (59,970)
Issue of common shares (note 6)...         12,063        15,231       192,406       16,663       200,452
                                       ----------    ----------    ----------   ----------    ----------
Net cash provided by financing
  activities.....................          61,916       179,728       357,053      309,570       328,524
                                       ----------    ----------    ----------   ----------    ----------
INVESTING ACTIVITIES
Additions to property, plant and
  equipment......................        (169,082)     (267,713)     (421,362)    (452,537)     (268,909)
Net property acquisitions........         (11,117)      (15,432)     (109,539)    (154,616)     (212,372)
Corporate acquisitions (note 2)...             --            --      (139,582)          --       (99,941)
Site restoration costs incurred...           (538)         (393)       (2,476)      (2,956)       (3,484)
Other............................           1,983        (3,199)       (5,125)      (8,789)       (3,772)
Change in non-cash
  working capital................         (43,808)      (74,815)          522      (31,021)       38,463
                                       ----------    ----------    ----------   ----------    ----------
Net cash used for
  investing activities...........        (222,562)     (361,552)     (677,562)    (649,919)     (550,015)
                                       ----------    ----------    ----------   ----------    ----------
Change in cash and cash
  equivalents....................              --            --            --           --            --
Cash and cash equivalents
  Beginning of period............              --            --            --           --            --
                                       ----------    ----------    ----------   ----------    ----------
  End of period..................      C$      --    C$      --    C$      --   C$      --    C$      --
                                       ==========    ==========    ==========   ==========    ==========
FUNDS FROM OPERATIONS PER COMMON
  SHARE
Basic............................      C$    0.93    C$    1.28    C$    2.46   C$    2.63    C$    2.02
Fully diluted....................      C$    0.89    C$    1.23    C$    2.37   C$    2.53    C$    1.93

The Consolidated Statements of Cash Flows have been restated to conform to the Cash Flow basis of presentation.

        See accompanying Notes to the Consolidated Financial Statements

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                         (tabular amounts in thousands)

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The company's consolidated financial statements have been prepared in accordance with generally accepted accounting principles in Canada. Information as at and for the period ended June 30, 1999 and 1998 is unaudited.

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the company and all of its subsidiary companies. A significant portion of the exploration, development and production activities are conducted jointly with others and, accordingly, the accounts reflect only the company's proportionate interest in such activities.

PROPERTY, PLANT AND EQUIPMENT

     The company follows the full cost method of accounting under which all costs associated with the exploration for and development of oil and gas reserves are capitalized. Capitalized costs include lease acquisition costs, the costs of geological and geophysical activities, the costs of drilling both productive and non-productive wells, carrying charges of non-producing properties and costs directly related to exploration and development activities. Proceeds from the disposal of properties are applied as a reduction of the cost of the remaining assets, except when such a disposal would alter the rate of depletion and depreciation by more than 20 per cent, in which case a gain or loss on disposal is recorded.

     Depletion of oil and gas properties and depreciation of production equipment are calculated using the unit of production method which is based upon gross proven reserve volumes. Gas volumes are converted to equivalent oil volumes based upon the relative energy content of six thousand cubic feet of gas to one barrel of oil.

     The costs of acquisition and evaluation of unproved properties are initially excluded from the depletion calculation. These properties are assessed to determine whether an impairment in value has occurred. When proven reserves are assigned to the property or the property is considered to have an impairment in value, the cost of the property or amount of the impairment in value is added to the capitalized costs for the calculation of depletion.

     The cost less accumulated depletion and depreciation, future income taxes and the accumulated provision for future site restoration costs ("capitalized cost") is limited to the sum of the following ("cost ceiling"):

     (i) The estimated undiscounted future net revenue (based on prices and costs at the balance sheet date) derived from proved reserves net of financing costs, production related general and administrative costs, future site restoration costs and income taxes; and

     (ii) The lower of cost or fair market value of unproved properties.

     Future net revenue is calculated using the current Income Tax and the Alberta Royalty Tax Credit legislation throughout the life of the reserves.

     The amounts recorded for depletion, depreciation and amortization of property, plant and equipment and the provision for future site restoration costs are based on estimates. The cost ceiling is based on such factors as estimated proven reserves, production rates, oil and natural gas prices and future costs. By their nature, these estimates are subject to measurement uncertainty and may impact the financial statements of future periods.

     Depreciation of other equipment is calculated on a 20 per cent declining balance basis.

SITE RESTORATION

     Future site restoration costs are expensed on a unit of production basis over the life of the remaining reserves. These costs are based on year-end engineering estimates of the anticipated costs of site restoration. Actual expenditures incurred are applied against the future site restoration liability.

FOREIGN CURRENCY TRANSLATION

     Monetary items denominated in a foreign currency and having a fixed or ascertainable life of more than one year are translated into Canadian dollars at the rate of exchange in effect at the end of the period. The resulting unrealized translation gains or losses are deferred and amortized on a straight line basis over the remaining life of the long term monetary items. Transactions denominated in a foreign currency are translated at the rate in effect at the date of the transaction.

FINANCIAL INSTRUMENTS

     As described in Management's Discussion and Analysis, the company uses derivative financial instruments from time to time in order to manage its exposure to interest rate, commodity price and foreign exchange rate fluctuations. The carrying amounts of the contracts represent amounts receivable or payable under the contracts. The net receipts or payments arising from the derivative financial instruments are recognized in income during the same period and financial statement category as the corresponding hedged positions.

EARNINGS AND FUNDS FROM OPERATIONS PER COMMON SHARE

     Net earnings per common share are computed by dividing net earnings by the weighted average number of common shares outstanding. Funds from operations per common share are computed by dividing funds from operations by the weighted average number of common shares outstanding. Fully diluted earnings per share and funds from operations per common share are determined as if all potentially dilutive securities had been converted or exercised at the later of the beginning of the year or on the date of issue.

INCOME TAXES

     Income taxes are calculated using the liability method of tax allocation accounting. Temporary differences arising from the difference between the tax basis of an asset or liability and its carrying amount on the balance sheet are used to calculate future income tax liabilities or assets. Future income tax liabilities or assets are calculated using tax rates anticipated to apply in the periods that the temporary differences are expected to reverse. Temporary differences arising on acquisitions result in future income tax liabilities or assets.

     For 1996 income taxes are calculated using the deferral method. Under this method the tax effect of timing differences between taxable income and income for accounting purposes is recorded as income tax expense.

2.   ACQUISITIONS

     In 1998, the company purchased all of the issued and outstanding shares of Canrise Resources Ltd. (Canrise) and Pan East Petroleum Corp. (Pan East). The results of operations for Canrise and Pan East were consolidated effective July 1, 1998 and December 1, 1998 respectively. These acquisitions were both accounted for using the purchase method.

                                                          CANRISE     PAN EAST       TOTAL
                                                         ---------    ---------    ---------
NET ASSETS ACQUIRED
Property, plant and equipment..........................  C$140,448    C$179,874    C$320,322
Other assets...........................................         --        1,650        1,650
Working capital deficit................................     (6,029)      (1,314)      (7,343)
Future income tax adjustment to property, plant and
  equipment............................................     22,604       13,183       35,787
Future income taxes....................................    (22,604)     (13,183)     (35,787)
                                                         ---------    ---------    ---------
                                                         C$134,419    C$180,210    C$314,629
                                                         =========    =========    =========
COST OF ACQUISITION
Common shares issued...................................  C$ 93,645    C$ 19,694    C$113,339
Long term debt assumed.................................     38,743       22,965       61,708
                                                         ---------    ---------    ---------
Total non-cash consideration...........................    132,388       42,659      175,047
Cash...................................................         --      135,518      135,518
Acquisition costs......................................      2,031        2,033        4,064
                                                         ---------    ---------    ---------
                                                         C$134,419    C$180,210    C$314,629
                                                         =========    =========    =========

GARDINER ACQUISITION

     During October 1996, the company purchased all of the issued and outstanding shares of Gardiner Oil and Gas Limited. This acquisition was accounted for using the purchase method and the results of operations were consolidated effective October 1, 1996.

NET ASSETS ACQUIRED
Working capital deficit.....................................    C$ (5,059)
Property, plant and equipment...............................      243,693
                                                                ---------
                                                                C$238,634
                                                                =========
COST OF ACQUISITION
Common shares issued........................................    C$122,384
Long term debt assumed......................................       16,309
                                                                ---------
Total non-cash consideration................................      138,693
Cash........................................................       97,130
Acquisition costs...........................................        2,811
                                                                ---------
                                                                C$238,634
                                                                =========

PROPERTY ACQUISITIONS

     The company purchased, through two separate transactions, interests in the Swan Hills and Harmattan areas of Alberta for an aggregate cash purchase price exceeding C$195.0 million plus the renunciation of certain tax pools. These transactions were accounted for effective January 1, 1996. The vendor of the Swan Hills properties paid C$2.2 million for the right to purchase 2.0 million common shares of the company at a cost of C$19.3 million on or before June 30, 1996. This share purchase right was exercised by the vendor of the Swan Hills properties during 1996.

3.   PROPERTY, PLANT AND EQUIPMENT

                                         JUNE 30, 1999                             DECEMBER 31, 1998
                           -----------------------------------------   -----------------------------------------
                                          ACCUMULATED                                 ACCUMULATED
                                         DEPLETION AND                               DEPLETION AND
                              COST       DEPRECIATION        NET          COST       DEPRECIATION        NET
                           -----------   -------------   -----------   -----------   -------------   -----------
                           (UNAUDITED)    (UNAUDITED)    (UNAUDITED)
Oil and gas properties
 and related equipment...  C$4,078,138    C$1,507,820    C$2,570,318   C$3,928,479    C$1,379,425    C$2,549,054
Other....................       37,347         23,358         13,989        34,266         21,681         12,585
                           -----------    -----------    -----------   -----------    -----------    -----------
                           C$4,115,485    C$1,531,178    C$2,584,307   C$3,962,745    C$1,401,106    C$2,561,639
                           ===========    ===========    ===========   ===========    ===========    ===========

                                       DECEMBER 31, 1997
                           -----------------------------------------
                                          ACCUMULATED
                                         DEPLETION AND
                              COST       DEPRECIATION        NET
                           -----------   -------------   -----------
                                     (RESTATED -- NOTE 8)
Oil and gas properties
 and related equipment...  C$3,078,983    C$1,145,243    C$1,933,740
Other....................       28,589         18,408         10,181
                           -----------    -----------    -----------
                           C$3,107,572    C$1,163,651    C$1,943,921
                           ===========    ===========    ===========

     Costs of C$416.5 million at June 30, 1999 (1998 -- C$419.5 million, 1997 --
C$285.8 million) for unproved properties were excluded from the calculation of depletion expense. The average depletion rate per equivalent barrel of oil production was C$5.88 for the period ended June 30, 1999 (1998 -- C$5.37, 1997 --C$5.12, 1996 -- C$5.14).

     The estimated future site restoration costs to be expensed over the life of the remaining reserves were C$56.8 million at June 30, 1999 (1998 -- C$57.2 million, 1997 -- C$65.3 million). During the six months ended June 30, 1999, C$2.7 million for site restoration was recorded as depletion and depreciation expense. During 1998 C$6.4 million (1997 -- C$6.0 million) for site restoration was recorded as additional depletion and depreciation expense. The site restoration liability of C$18.5 million (1998 -- C$16.3 million, 1997 -- C$12.4 million) represents the cumulative site restoration costs which have been charged to earnings, net of expenditures incurred at the balance sheet date.

4.   LONG TERM DEBT

                                                             JUNE 30,     DECEMBER 31,   DECEMBER 31,
                                                 MATURITY      1999           1998           1997
                                                 --------   -----------   ------------   ------------
                                                            (UNAUDITED)
Senior U.S. dollar notes
  8.54% -- U.S. $50.0 (1998 -- U.S. $60.0, 1997
     -- U.S. $75.0) million....................    2001     C$   73,600   C$   91,830     C$107,183
  7.12% -- U.S. $50.0 (1998 -- U.S. $50.0, 1997
     -- U.S. $50.0) million....................    2005          73,600        76,525        71,455
  6.91% -- U.S. $50.0 (1998 -- U.S. $50.0, 1997
     -- U.S. $50.0) million....................    2008          73,600        76,525        71,455
  7.00% -- U.S. $75.0 (1998 -- U.S. $75.0, 1997
     -- U.S. $75.0) million....................    2011         110,400       114,788       107,183
                                                            -----------   -----------     ---------
                                                                331,200       359,668       357,276
                                                            -----------   -----------     ---------
Medium term notes
  Series A -- 6.60%............................    2007         150,000       150,000       150,000
  Series B -- 6.20%............................    2001          50,000        50,000            --
  Series C -- 6.40%............................    2003         100,000        72,000            --
                                                            -----------   -----------     ---------
                                                                300,000       272,000       150,000
                                                            -----------   -----------     ---------
Bank loans.....................................                 469,412       432,641       305,620
                                                            -----------   -----------     ---------
                                                            C$1,100,612   C$1,064,309     C$812,896
                                                            ===========   ===========     =========

SENIOR U.S. DOLLAR NOTES

     The senior U.S. dollar notes are unsecured and are subject to certain financial covenants. These financial covenants include a maximum ratio of debt net of working capital to pre-tax funds from operations of 3.0:1, and tangible net worth must exceed a specified amount. The scheduled repayments are considered to be non-current obligations as the company has unutilized credit facilities available to refinance the obligations.

     The senior U.S. dollar notes have aggregate repayments over the next five years of: 1999 -- U.S. $23.5 million; 2000 -- U.S. $32.8 million; 2001 -- U.S.
$23.0 million; 2002 -- U.S. $8.0 million; 2003 -- U.S. $8.0 million. At June 30,
1999 the aggregate remaining principal repayments for 1999 were U.S. $13.5 million and there are principal repayments of U.S. $8.0 million which relate to 2004. The aggregate deferred foreign exchange loss arising upon translation of the notes as at June 30, 1999 included in other assets was C$16.8 million (1998 -- C$33.7 million, 1997 -- C$18.9 million) net of accumulated amortization.

MEDIUM TERM NOTES

     The company has obtained regulatory approval for a total of C$300.0 million of unsecured medium term notes to be issued prior to August 29, 1999. At June 30, 1999 C$300.0 million, (1998 -- C$272.0 million, 1997 -- C$150.0 million) of notes had been issued. The notes are redeemable at the greater of par and the price required to provide a yield to maturity equal to similar Government of Canada bonds plus 0.15 per cent.

BANK LOANS

     The bank loans are provided under a C$450.0 million unsecured convertible credit facility, a C$140.0 million revolving credit facility and a C$75.0 million unsecured demand operating facility. The convertible credit facility revolves until 1999, at which time the outstanding balance will convert into a five-year term loan, unless the revolving period is extended by mutual agreement of the company and lenders. These facilities bear interest at rates which are set periodically at rates based on bankers acceptances. Up to C$200.0 million of the convertible credit facility and the revolving credit facility can be used to backstop outstanding short term promissory notes issued under the company's commercial paper program. Financial covenants are the same as those described for the senior U.S. dollar notes.

FINANCIAL CHARGES

                                           SIX MONTHS ENDED
                                               JUNE 30,                     YEARS ENDED DECEMBER 31,
                                       -------------------------   ------------------------------------------
                                          1999          1998           1998           1997           1996
                                       -----------   -----------   ------------   ------------   ------------
                                       (UNAUDITED)   (UNAUDITED)
Interest on long term debt...........   C$34,813      C$31,027       C$65,066       C$43,635       C$30,078
Amortization of deferred charges and
  financing costs....................      3,462         3,407         10,400          4,994          3,455
                                        --------      --------       --------       --------       --------
                                        C$38,275      C$34,434       C$75,466       C$48,629       C$33,533
                                        ========      ========       ========       ========       ========

     The company has payments over the next five years under operating leases totaling C$5.6 million per annum which are recorded as production expenses.

5.   FINANCIAL INSTRUMENTS

NATURAL GAS PRICE MANAGEMENT

     The company enters into price swap agreements which are settled based on the differential between fixed prices and floating price indices for contracted notional volumes. All of the outstanding price swaps at December 31, 1998 terminate in 1999. The fair values of the price swaps are estimated based on market prices as at the balance sheet date and represent an estimate of the amount that the company would receive or pay if these instruments were closed out on this day. The notional volumes are used as the basis for calculating the settlements under the swaps and do not represent physical volumes to be exchanged. At June 30, 1999, C$(6.2) million (1998 -- C$7.1 million, 1997 --
C$10.9 million) of the fair value of C$(6.1) million (1998 -- C$7.5 million, 1997 -- C$13.9 million) relates to U.S. dollar based contracts.

                                               JUNE 30, 1999                        DECEMBER 31, 1998
                                  ---------------------------------------   ----------------------------------
                                                 NOTIONAL                               NOTIONAL
                                   CARRYING       VOLUMES                   CARRYING    VOLUMES
                                    Amount         MMBTU      FAIR VALUE     Amount      MMBTU      FAIR VALUE
                                  -----------   -----------   -----------   --------   ----------   ----------
                                  (UNAUDITED)   (UNAUDITED)   (UNAUDITED)
Natural gas price swaps.........    C$(381)     20,107,756     C$(6,128)     C$818     20,736,199    C$7,521

                                          DECEMBER 31, 1997
                                  ----------------------------------
                                              NOTIONAL
                                  CARRYING    VOLUMES
                                   Amount      MMBTU      FAIR VALUE
                                  --------   ----------   ----------

Natural gas price swaps.........  C$1,964    11,435,000    C$13,851

     Credit exposure associated with financial instruments arises from the possibility that a counterparty to an instrument fails to meet its obligations under the contract. At June 30, 1999, this credit exposure amounted to C$0.2 million (1998 -- C$7.5 million, 1997 -- C$13.9 million). The largest credit exposure to a single counterparty at June 30, 1999 was C$0.1 million (1998 -- C$1.5 million, 1997 -- C$5.4 million).

     In addition, the company has fixed price contracts for physical delivery of 29,957,403 million British thermal units outstanding at June 30, 1999 (1998 -- 89,445,876 mmbtu, 1997 -- 26,975,000 mmbtu). All of the physical contracts outstanding at December 31, 1998 and June 30, 1999 mature by 2007. The physical delivery contracts have a fair value of approximately C$(4.4) million as at June 30, 1999 (1998 -- C$21.6 million, 1997 -- C$30.4 million) of which C$(3.3)
million relate to contracts maturing in 1999.

FAIR VALUES OF FINANCIAL INSTRUMENTS

     The following table presents the carrying amounts and fair values of the company's other financial instruments:

                             JUNE 30, 1999             DECEMBER 31, 1998         DECEMBER 31, 1997
                       -------------------------   -------------------------   ----------------------
                        CARRYING                    CARRYING                   CARRYING
                         AMOUNT      FAIR VALUE      AMOUNT      FAIR VALUE     AMOUNT     FAIR VALUE
                       -----------   -----------   -----------   -----------   ---------   ----------
                       (UNAUDITED)   (UNAUDITED)
Long term debt.......  C$1,100,612   C$1,103,323   C$1,064,309   C$1,077,015   C$812,896   C$826,468

     For accounts receivable, accounts payable and accrued liabilities, the carrying amounts approximate fair value due to the near term maturity of these financial instruments. The fair value of long term debt is determined by quoted market values where available or by discounting the future payments at discount rates which represent borrowing rates available to the company for debt of similar terms and maturity.

6.   SHARE CAPITAL

AUTHORIZED
  Unlimited number of first preferred shares issuable in series
  Unlimited number of second preferred shares issuable in series
  Unlimited number of common shares with no par value

ISSUED

                                                              NUMBER OF
                                                               SHARES      CONSIDERATION
                                                              ---------    -------------
COMMON SHARES
Balance, December 31, 1996 -- restated (note 8).............   126,835      C$  891,841
  Issued on exercise of stock options.......................     1,589           10,877
  Other (net of future income taxes of C$2,127).............       418            3,659
                                                               -------      -----------
Balance, December 31, 1997..................................   128,842          906,377
  Issued for acquisitions (note 2)..........................     8,710          113,339
  Issued on exercise of stock options.......................     2,074           16,093
  Issued through public offering (net of future income taxes
     of C$2,875)............................................    12,000          166,914
  Other (net of future income taxes of C$4,671).............       886            7,603
                                                               -------      -----------
Balance, December 31, 1998..................................   152,512        1,210,326
  Issued on exercise of stock options.......................       188            1,730
  Other (net of future income taxes of C$3,928).............       731            6,366
                                                               -------      -----------
Balance, June 30, 1999 (unaudited)..........................   153,431      C$1,218,422
                                                               =======      ===========

     During 1998, the company issued 12,000,000 common shares at C$14.25 per share for cash proceeds, net of issue costs, of C$164.0 million. The company issued 795,837 flow-through shares through private placements during 1998 for cash proceeds of C$11.0 million.

     During 1999, the company issued 666,667 flow-through shares through private placements for cash proceeds of C$10.0 million.

STOCK OPTIONS

     Stock options entitling the holder to purchase common shares of the company have been granted to the directors, officers and certain employees of the company. At December 31, 1998, options to purchase 11.0 million (1997 -- 10.2 million) common shares were outstanding, having an average exercise price of C$11.44 (1997 -- C$10.20) per share. At June 30, 1999 options to purchase 10.2 million common shares were outstanding having an average exercise price of C$11.08 per share.

                                                                NUMBER OF OPTIONS OUTSTANDING
                                                         -------------------------------------------
                                                          JUNE 30,      DECEMBER 31,    DECEMBER 31,
YEAR OF EXPIRY                                              1999            1998            1997
--------------                                           -----------    ------------    ------------
                                                         (UNAUDITED)
1998.................................................          --              --             769
1999.................................................          34              60             240
2000.................................................       1,466           1,550           2,275
2001.................................................       1,151           1,203           1,640
2002.................................................       1,853           2,070           2,394
2003.................................................       3,188           2,700           2,863
2004.................................................       2,349           3,396              --
2005.................................................         196              --              --
                                                           ------          ------          ------
                                                           10,237          10,979          10,181
                                                           ======          ======          ======

RESERVED SHARES

     Common shares were reserved for issue as follows:

                                                          JUNE 30,      DECEMBER 31,    DECEMBER 31,
                                                            1999            1998            1997
                                                         -----------    ------------    ------------
                                                         (UNAUDITED)
Exercise of stock options............................      11,586          11,774          10,181
Employee stock savings plan..........................         257             113             203
                                                           ------          ------          ------
Total common shares reserved for future issuance.....      11,843          11,887          10,384
                                                           ======          ======          ======

     The weighted average number of common shares for the year ended December 31, 1998, was 135.7 million (1997 -- 128.0 million). The fully diluted weighted average number of common shares for the year ended December 31, 1998, was 144.0 million (1997 -- 136.0 million).

     At June 30, 1999 the weighted average number of common shares was 153.3 million and the fully diluted weighted average number of common shares was 163.3 million.

7.   INCOME TAXES

                                                       1998              1997              1996
                                                     ---------    -------------------    ---------
                                                                  (RESTATED -- NOTE
                                                                                   8)
Tax expense at 44.7 per cent of earnings before
  income taxes.....................................  C$ 38,640         C$ 55,552         C$ 35,921
Crown payments not deductible for tax purposes.....     28,911            39,862            31,483
Depletion not deductible for tax purposes..........         --                --            11,045
Resource allowance.................................    (38,784)          (48,762)          (36,949)
Other..............................................         19              (625)               --
                                                     ---------         ---------         ---------
Future income tax expense..........................     28,786            46,027            41,500
Capital taxes......................................      7,412             5,376             4,505
                                                     ---------         ---------         ---------
                                                     C$ 36,198         C$ 51,403         C$ 46,005
                                                     =========         =========         =========

     The components of the net future income tax liability at December 31, 1998 and 1997 are as follows:

                                                                1998         1997
                                                              ---------    ---------
Future income tax assets
  Unrealized foreign exchange...............................  C$  6,549    C$  4,225
  Future site restoration...................................      6,733        5,128
  Share issue costs.........................................      5,293        2,096
  Other.....................................................      2,705           --
                                                              ---------    ---------
                                                                 21,280       11,449
                                                              ---------    ---------
Future income tax liabilities
  Property, plant and equipment.............................    388,889      351,717
                                                              ---------    ---------
Net future income tax liability.............................  C$367,609    C$340,268
                                                              =========    =========

8.   CHANGE IN ACCOUNTING POLICY

     During 1998 the company changed its method of accounting for income taxes from the deferral method to the liability method described in note one. This policy has been adopted retroactively resulting in the restatement of 1997 results. The impact of this restatement on the December 31, 1997 financial statements is as follows:

                                                      AS REPORTED    ADJUSTMENT     RESTATED
                                                      -----------    ----------    -----------
As at December 31, 1997
Property, plant and equipment.......................  C$1,911,668    C$  32,253    C$1,943,921
Future income taxes.................................      133,503       206,765        340,268
Common shares.......................................      904,982         1,395        906,377
Retained earnings (deficit).........................      115,068      (175,907)       (60,839)
For the year ended December 31, 1997
Depletion and depreciation..........................      209,795         3,592        213,387
Income taxes........................................       69,576       (18,173)        51,403
Net earnings........................................       58,293        14,581         72,874
Net earnings per common share
  Basic.............................................  C$     0.46    C$    0.11    C$     0.57
  Fully diluted.....................................  C$     0.45    C$    0.11    C$     0.56

9.   UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

     The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000, and if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the entity, including those related to the efforts of customers, suppliers or other third parties, will be fully resolved.

10. SUBSEQUENT EVENT

     On August 16, 1999 Poco and Burlington Resources Inc. (Burlington) entered into a combination agreement whereby each common share of Poco would ultimately be exchanged for 0.25 of a common share of Burlington. The transaction is subject to shareholder approval by Poco and Burlington shareholders and regulatory approval.

11. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES' GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

     The company's consolidated financial statements have been prepared in accordance with generally accepted accounting principles in Canada ("Canadian GAAP"). These principles, as they pertain to the company's consolidated financial statements, differ from United States' generally accepted accounting principles ("U.S. GAAP") as follows:

     (a) The Canadian GAAP ceiling test is comparable to the Securities and Exchange Commission ("SEC") method using constant prices, costs and tax legislation except that the SEC method requires the resulting amounts to be discounted at 10 per cent. In addition, the SEC method does not require the inclusion of any general and administrative or interest expense in the calculation.

     (b) In accordance with U.S. GAAP, the liability method of accounting for income taxes is used instead of the deferral method. Under the liability method, current and deferred income taxes are recognized, at currently enacted rates, to reflect the expected future tax consequences arising from the difference between transactions recorded in the financial statements and those in income tax returns. In addition, purchase price adjustments arising from business combinations are grossed up for the related income tax impact under U.S. GAAP. As disclosed in note eight, Poco followed the deferral method of tax accounting during 1996.

     (c) In accordance with Canadian GAAP foreign exchange gains and losses relating to long term monetary liabilities are deferred and amortized over the remaining term of the liability. In accordance with U.S. GAAP foreign exchange gains and losses are recognized in earnings in the period in which the gains or losses occur.

     (d) In accordance with Canadian GAAP, income per share is calculated on a "basic" and on a "fully diluted" basis. Fully diluted income per share incorporates the potential dilutive effect of the stock options outstanding under the stock option plan. In accordance with U.S. GAAP diluted earnings per share is calculated using the treasury stock method.

     (e) In 1993, C$92.0 million of the company's stated capital was reduced to eliminate the accumulated deficit at December 31, 1992. This restatement is not permitted under U.S. GAAP as the events that precipitated it did not constitute a quasi-reorganization.

     (f) In accordance with U.S. GAAP certain leases classified as operating leases for Canadian GAAP are treated as capital leases under U.S. GAAP.

     Adjustments to the Consolidated Statements of Earnings:

                                         FOR THE SIX MONTHS ENDED
                                                 JUNE 30,            FOR THE YEARS ENDED DECEMBER 31,
                                         -------------------------   ---------------------------------
                                            1999          1998          1998        1997        1996
                                         -----------   -----------   ----------   ---------   --------
                                         (UNAUDITED)   (UNAUDITED)         (RESTATED -- NOTE 8)
Net income as reported in accordance
  with Canadian GAAP...................   C$  4,382     C$ 30,766    C$  50,245   C$ 72,874   C$34,356
Increase (decrease) in earnings due to:
  Depletion, depreciation and site
     restoration (a), (b), (f).........      20,757        (2,240)       (4,480)         12      5,038
  Ceiling test write-down (a)..........          --            --      (526,944)         --         --
  Financial charges (c), (f)...........      15,156        (7,040)      (15,418)    (11,218)     1,520
  Production expense (f)...............       2,791            --         1,461          --         --
  Provision for income taxes (b).......     (16,547)        1,797       220,517       2,122      1,841
                                          ---------     ---------    ----------   ---------   --------
Net income (loss) in accordance with
  U.S. GAAP............................   C$ 26,539     C$ 23,283    C$(274,619)  C$ 63,790   C$42,755
                                          =========     =========    ==========   =========   ========
Net income (loss) per share in
  accordance with U.S. GAAP (d)
  Basic................................   C$   0.17     C$   0.18    C$   (2.02)  C$   0.50   C$  0.37
  Diluted..............................   C$   0.17     C$   0.18    C$   (2.02)  C$   0.49   C$  0.37

     The application of U.S. GAAP would have the following effects on the balance sheets as reported:

                                                       CANADIAN           INCREASE        U.S.
                                                         GAAP            (DECREASE)       GAAP
                                                  -------------------    ----------    -----------
June 30, 1999 (unaudited)
  Property, plant and equipment (a), (b), (f)...      C$2,584,307        C$(351,658)   C$2,232,649
  Other assets (c), (f).........................           27,061           (18,240)         8,821
  Current liabilities (f).......................           81,217             6,424         87,641
  Long term debt (f)............................        1,100,612            74,970      1,175,582
  Future income taxes (b).......................          346,417          (162,410)       184,007
  Common shares (e).............................        1,218,422            92,016      1,310,438
  Deficit (e)...................................           (6,212)         (380,900)      (387,112)
December 31, 1998
  Property, plant and equipment (a), (b), (f)...        2,561,639          (399,875)     2,161,764
  Other assets (c), (f).........................           46,080           (35,814)        10,266
  Current liabilities (f).......................          112,683             5,666        118,349
  Long term debt (f)............................        1,064,309            76,101      1,140,410
  Future income taxes (b).......................          367,609          (206,416)       161,193
  Common shares (e).............................        1,210,326            92,016      1,302,342
  Deficit (e)...................................          (10,594)         (403,057)      (413,651)
December 31, 1997                                  (RESTATED -- NOTE
                                                          8)
  Property, plant and equipment (a), (b)........        1,943,921               480      1,944,401
  Other assets (c)..............................           31,870           (18,901)        12,969
  Future income taxes (b).......................          340,268           (32,244)       308,024
  Common shares (e).............................          906,377            92,016        998,393
  Deficit (e)...................................          (60,839)          (78,193)      (139,032)

     The application of U.S. GAAP would result in the following increase (decrease) to the following items on the Consolidated Statements of Cash Flows:

                                              FOR THE SIX MONTHS ENDED        FOR THE YEARS ENDED
                                                      JUNE 30,                   DECEMBER 31,
                                             --------------------------    -------------------------
                                                1999           1998         1998      1997     1996
                                             -----------    -----------    -------    -----    -----
                                             (UNAUDITED)    (UNAUDITED)
Net cash provided by operating
  activities...............................     1,856             --         6,473       --       --
Net cash provided by financing
  activities...............................    (1,131)            --        76,101       --       --
Net cash used in investing activities......      (725)            --       (82,574)      --       --

[BURLINGTON RESOURCES LOGO]                                          [POCO LOGO]
------------------------------

                           BURLINGTON RESOURCES INC.

                                      AND

                              POCO PETROLEUMS LTD.


                                October 13, 1999


                        The Proxy Solicitation Agent Is:

                             D.F. King & Co., Inc.
                                77 Water Street
                            New York, New York 10005
                                 (800) 769-5414

October 13, 1999



Dear Fellow Shareholders:



We invite you to participate in a special meeting of the shareholders of Burlington Resources Inc.



On August 15, 1999, BR agreed to acquire Poco Petroleums Ltd., one of Canada's premier independent oil and gas exploration and production companies. The purpose of the special meeting is for BR shareholders to approve the issuance of BR common stock in connection with the transaction. The BR board unanimously recommends that shareholders vote in favor of this proposal.



We believe that the acquisition of Poco is an important step towards accomplishing our fundamental objective of building long-term shareholder value. The transaction will establish a major presence for us in western Canada, a region that has emerged as one of the most promising areas for natural gas exploration and production in North America. Moreover, we believe the acquisition will further strengthen our leadership position among independent exploration and production companies worldwide and that the combined company will be able to create substantially more shareholder value than could be achieved by the companies individually.



The agreement between BR and Poco contemplates that Poco shareholders will exchange each of their Poco shares for 0.25 of an exchangeable share of Burlington Resources Canada Inc., a Canadian subsidiary of BR. Each exchangeable share will have economic and voting rights equivalent to one share of BR common stock and may be exchanged for one share of BR common stock at any time. Upon completion of the transaction, former Poco shareholders will effectively own approximately 18% of the outstanding BR common stock.



The transaction also requires approval by the shareholders of Poco. Each company has scheduled a special shareholders' meeting on November 18, 1999. We invite you to attend our meeting, details of which are included in the enclosed Notice of the Meeting. Regardless of the number of shares you own or whether you plan to attend the meeting, it is important that your shares be represented and voted.



On behalf of your Board of Directors, I thank you for your support and urge you to vote FOR approval of the stock issuance.



Sincerely,



/s/ BOBBY S. SHACKOULS

------------------------------

Bobby S. Shackouls


Chairman of the Board,


President and Chief Executive Officer

PROXY                 SOLICITED BY THE BOARD OF DIRECTORS
           BURLINGTON RESOURCES INC. SPECIAL MEETING OF STOCKHOLDERS

                               NOVEMBER 18, 1999



     The undersigned hereby appoints Bobby S. Shackouls and L. David Hanower, and each or either of them, with power of substitution, proxies for the undersigned and authorizes them to represent and vote, as designated, all of the shares of stock of BR which the undersigned may be entitled to vote at the Special Meeting of Stockholders to be held in the Ambassador Room, The Luxury Collection Hotel, 1919 Briar Oaks Lane, Houston, Texas on November 18, 1999 and at any adjournment or postponement of such meeting for the following purpose and, with discretionary authority to vote on any other matters properly brought before the meeting in accordance with and as described in the Notice of Special Meeting of Stockholders and Proxy Statement. If no direction is given, this proxy will be voted FOR proposal 1.

        (IMPORTANT -- TO BE SIGNED AND DATED ON REVERSE SIDE)   SEE REVERSE SIDE

   The Board of Directors recommends a vote
   FOR proposal 1.


1. Issuance of up to 41,300,000 shares of BR common stock, par value $.01 per share, in connection with the acquisition of Poco Petroleums Ltd.

            [ ] FOR                        [ ] AGAINST                      [ ] WITHHELD


                              Mark here for address change and note at left  [ ]
                                                 Mark here for comments      [ ]

Please sign exactly as your name                                                    Date
appears. If acting as attorney,                         Signature
executor, trustee or in other
representative capacity, sign name and
title.
                                                                                    Date
                                                        Signature

VOTE BY TELEPHONE

It's fast, convenient, and immediate!
Call Toll-Free on a Touch-Tone Phone

1-877-PRX-VOTE or 1-877-779-8683

     Follow these four easy steps:
          1. Read the accompanying Proxy Statement and Proxy Card.

          2. Call the toll-free number -- 1-877-PRX-VOTE (1-877-779-8683).

          3. Enter your 14-digit Control Number located on your Proxy Card above your name.
          4. Follow the recorded instructions.


            YOUR VOTE IS IMPORTANT! -- CALL 1-877-PRX-VOTE ANYTIME.


      IF OUTSIDE THE CONTINENTAL U.S., CALL COLLECT ON A TOUCH-TONE PHONE,
                                 201-536-8073.

VOTE BY INTERNET

It's fast, convenient, and your vote is immediately confirmed and posted.
     Follow these four easy steps:
          1. Read the accompanying Proxy Statement and Proxy Card.

          2. Go to the website -- http://www.eproxyvote.com/br

          3. Enter your 14-digit Control Number located on your Proxy Card above your name.
          4. Follow the instructions provided.

                            YOUR VOTE IS IMPORTANT!

                  GO TO HTTP://WWW.EPROXYVOTE.COM/BR ANYTIME.


                DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING
                            BY TELEPHONE OR INTERNET